                                                Filed Pursuant to Rule 424B5
                                                Registration File No. 333-120522

PROSPECTUS SUPPLEMENT                    (TO PROSPECTUS DATED SEPTEMBER 2, 2005)

                          $1,990,959,000 (APPROXIMATE)

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR9
                                    as Issuer

         SERIES 2005-PWR9 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
        CLASSES A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D AND E

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers
                               -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist primarily of a pool of 199 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately $2,152,388,723.

     The trust fund will issue 27 classes of commercial mortgage pass-through certificates, 12 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from September 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-33 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated September 2,
2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 28, 2005. We expect to receive from this offering approximately
$2,001,523,612 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2005, before deducting expenses payable by us.

                               -------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

          The date of this prospectus supplement is September 14, 2005.

--------------------------------------------------------------------------------
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         SERIES 2005-PWR9 COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES
                       GEOPHOTO OVERVIEW OF MORTGAGE POOL

--------------------------------------------------------------------------------
                                  [MAP OMITTED]

WASHINGTON                                      VIRGINIA
4 properties                                    8 properties
$17,323,638                                     $170,408,583
0.8% of total                                   7.9% of total

IDAHO                                           NORTH CAROLINA
1 property                                      1 property
$1,245,222                                      $6,043,751
0.1% of total                                   0.3% of total

WYOMING                                         SOUTH CAROLINA
1 property                                      2 properties
$2,500,000                                      $5,290,885
0.1% of total                                   0.2% of total

MINNESOTA                                       KENTUCKY
3 properties                                    1 property
$38,642,750                                     $4,300,000
1.8% of total                                   0.2% of total

WISCONSIN                                       GEORGIA
4 properties                                    5 properties
$40,955,000                                     $21,613,140
1.9% of total                                   1.0% of total

ILLINOIS                                        FLORIDA
4 properties                                    15 properties
$19,782,154                                     $220,778,323
0.9% of total                                   10.3% of total

INDIANA                                         ALABAMA
4 properties                                    1 property
$40,641,704                                     $2,678,439
1.9% of total                                   0.1% of total

MICHIGAN                                        TENNESSEE
18 properties                                   1 property
$54,628,500                                     $5,292,243
2.5% of total                                   0.2% of total

OHIO                                            MISSISSIPPI
10 properties                                   5 properties
$37,328,714                                     $28,286,107
1.7% of total                                   1.3% of total

PENNSYLVANIA                                    OKLAHOMA
22 properties                                   5 properties
$224,755,398                                    $24,000,270
10.4% of total                                  1.1% of total

NEW YORK                                        TEXAS
7 properties                                    25 properties
$130,940,189                                    $90,162,640
6.1% of total                                   4.2% of total

MASSACHUSETTS                                   NEW MEXICO
6 properties                                    1 property
$94,318,799                                     $5,244,969
4.4% of total                                   0.2% of total

CONNECTICUT                                     COLORADO
1 property                                      3 properties
$8,540,514                                      $13,250,000
0.4% of total                                   0.6% of total

RHODE ISLAND                                    ARIZONA
2 properties                                    6 properties
$42,939,478                                     $133,962,911
2.0% of total                                   6.2% of total

NEW JERSEY                                      UTAH
22 properties                                   3 properties
$238,010,847                                    $40,863,701
11.1% of total                                  1.9% of total

DISTRICT OF COLUMBIA                            SOUTHERN CALIFORNIA
1 property                                      21 properties
$20,500,000                                     $192,183,724
1.0% of total                                   8.9% of total

DELAWARE                                        NORTHERN CALIFORNIA
1 property                                      7 properties
$10,000,000                                     $59,977,003
0.5% of total                                   2.8% of total

MARYLAND                                        NEVADA
2 properties                                    4 properties
$10,600,000                                     $46,447,187
0.5% of total                                   2.2% of total

                                                HAWAII
                                                1 property
                                                $47,951,942
                                                2.2% of total

[           ] less than 1.00% of Cut-Off Date Balance

[           ] 1.00% - 5.00% of Cut-Off Date Balance

[           ] 5.01% - 10.00% of Cut-Off Date Balance

[           ] greater than 10.00% of Cut-Off Date Balance

[PHOTO OMITTED]                          [PHOTO OMITTED]
TRILOGY APARTMENTS                       DRA - AHWATUKEE FOTTHILL TOWNE CENTER
Wyncote, PA                              Phoenix AZ

[PHOTO OMITTED]                         [PHOTO OMITTED]
BOSTON DESIGN CENTER                     MARRIOTT TYSONS CORNER
Boston, MA                               Vienna, VA

                                         [PHOTO OMITTED]
                                         LAHAINA CANNERY MALL
                                         Lahaina, HI

[PHOTO OMITTED]                          [PHOTO OMITTED]
STERLING GLEN OF RYE BROOK               MARKETPLACE AT SEMINOLE
Rye Brook, NY                            Sanford, FL

[PHOTO OMITTED]                          [PHOTO OMITTED]
THE DOME                                 RIVERSIDE ON THE JAMES
Los Angeles, CA                          RICHMOND, VA

[PHOTO OMITTED]
EAST GATE SQUARE (PHASE I)
Mt. Laurel, NJ

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----

                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus

Servicing of the Mortgage Loans Under the Series 2005-PWR9

Appendix B:   Certain Characteristics of the Mortgage Loans and
                 Mortgaged Properties...................................     B-1

Appendix C:   Certain Characteristics of the Multifamily and

Appendix F:   Global Clearance, Settlement and Tax Documentation
                 Procedures.............................................     F-1

                                   ----------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

     If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-157 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 109 in the accompanying prospectus.

     In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

     The series 2005-PWR9 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                       S-4

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                                   ----------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom Financial
Services Compensation Scheme.

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                      S-5

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2005-PWR9 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR9 Commercial Mortgage
Pass-Through Certificates. The series 2005-PWR9 certificates will consist of 27 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2005-PWR9 certificates that bear interest.

         SERIES 2005-PWR9 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                      APPROX. %                         APPROX. %
                       INITIAL         APPROX.         OF INITIAL                  APPROX. INITIAL   WEIGHTED
                        TOTAL       INITIAL TOTAL       MORTGAGE    PASS-THROUGH        PASS-         AVERAGE    PRINCIPAL /
          RATINGS       CREDIT    PRINCIPAL BALANCE       POOL          RATE           THROUGH         LIFE       NOTIONAL
CLASS   MOODY'S/S&P    SUPPORT    OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION         RATE         (YEARS)      WINDOW
-----   -----------   ---------   ------------------   ----------   ------------   ---------------   --------   ------------

Offered Certificates
A-1       Aaa/AAA      20.000%      $  108,250,000        5.029%        Fixed           4.498%          2.99    10/05 - 6/10
A-2       Aaa/AAA      20.000%      $  358,810,000       16.670%        Fixed           4.735%          4.85     6/10 - 9/10
A-3       Aaa/AAA      20.000%      $   45,825,000        2.129%        Fixed           4.868%          7.91     3/12 - 3/15
A-AB      Aaa/AAA      20.000%      $  100,000,000        4.646%        Fixed           4.804%          7.06     9/10 - 4/15
A-4A      Aaa/AAA      30.000%      $  768,026,000       35.682%        Fixed           4.871%          9.75     4/15 - 8/15
A-4B      Aaa/AAA      20.000%      $  109,718,000        5.097%        Fixed           4.943%          9.87     8/15 - 8/15
A-1A      Aaa/AAA      20.000%      $  231,281,000       10.745%        Fixed           4.840%          8.69    10/05 - 9/15
A-J       Aaa/AAA      12.250%      $  166,811,000        7.750%       WAC Cap          4.985%          9.95     9/15 - 9/15
B         Aa1/AA+      11.625%      $   13,452,000        0.625%       WAC Cap          5.035%          9.95     9/15 - 9/15
C          Aa2/AA      10.000%      $   34,976,000        1.625%       WAC Cap          5.055%          9.95     9/15 - 9/15
D         Aa3/AA-       8.875%      $   24,215,000        1.125%       WAC Cap          5.074%          9.95     9/15 - 9/15
E           A2/A        7.500%      $   29,595,000        1.375%       WAC Cap          5.143%          9.95     9/15 - 9/15

Certificates Not Offered
X-1       Aaa/AAA        N/A        $2,152,388,722         N/A       Variable IO        0.046%          8.58    10/05 - 8/25
X-2       Aaa/AAA        N/A        $2,096,020,000         N/A       Variable IO        0.406%          5.81     9/06 - 9/13
F          A3/A-        6.500%      $   21,524,000        1.000%       WAC Cap          5.232%          9.95     9/15 - 9/15
G        Baa1/BBB+      5.250%      $   26,905,000        1.250%         WAC            5.298%          9.95     9/15 - 9/15
H         Baa2/BBB      4.250%      $   21,524,000        1.000%         WAC            5.298%         10.80    9/15 - 11/18
J        Baa3/BBB-      3.125%      $   24,214,000        1.125%         WAC            5.298%         14.51    11/18 - 6/20
K         Ba1/BB+       2.875%      $    5,381,000        0.250%       WAC Cap          4.658%         14.70     6/20 - 6/20
L          Ba2/BB       2.500%      $    8,072,000        0.375%       WAC Cap          4.658%         14.70     6/20 - 6/20
M         Ba3/BB-       2.000%      $   10,761,000        0.500%       WAC Cap          4.658%         14.70     6/20 - 6/20
N          B1/NR        1.625%      $    8,072,000        0.375%       WAC Cap          4.658%         14.79     6/20 - 7/20
P          B2/NR        1.250%      $    8,071,000        0.375%       WAC Cap          4.658%         14.79     7/20 - 7/20
Q          B3/NR        1.000%      $    5,381,000        0.250%       WAC Cap          4.658%         14.79     7/20 - 7/20
S          NR/NR        0.000%      $   21,524,722        1.000%       WAC Cap          4.658%         15.70     7/20 - 8/25

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

In reviewing the foregoing table, prospective investors should note that--

o    The class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D, E, F, G, H,
     J, K, L, M, N, P, Q and S certificates are the only series 2005-PWR9 certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

o    The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

o    The class A-4A certificates are senior in right of distribution to the class A-4B certificates. References in this prospectus supplement to the class A-4 certificates mean the class A-4A certificates and the class A-4B certificates collectively as if they were a single class.

o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB,
     A-4A, A-4B, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S
     certificates outstanding from time to time.

o    The actual total principal balance or notional amount, as applicable, of any class of series 2005- PWR9 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o    The ratings shown in the table are those of Moody's Investors Service, Inc.
     and Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., respectively. The rated final distribution date for the certificates is the distribution date in September 2042.

o    The percentages indicated under the column "Approx. % Initial Total Credit
     Support" (a) with respect to each of the class A-1, A-2, A-3, A-AB, A-4B and A-1A certificates, represent the initial approximate credit support for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, collectively, that is initially provided by all other classes of principal balance certificates that have a lower distribution priority, collectively, (b)
     with respect to the class A-4A certificates, represents the initial approximate credit support for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, collectively, that is initially provided by all other classes of principal balance certificates that have a lower distribution priority collectively and the additional credit support that is initially also provided by the class A-4B certificates and (c) with respect to each other class of principal balance certificates, represents the initial approximate credit support that is initially provided by all other classes of principal balance certificates that have a lower distribution priority.

o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 169 pooled mortgage loans, representing 89.3% of the initial mortgage pool balance. Loan group 2 will consist of 30 pooled mortgage loans, representing 10.7% of the initial mortgage pool balance.
     Loan group 2 will consist of 53.8% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

o    So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the class A-1,
     A-2, A-3, A-AB, A-4, A-1A and X certificates, interest distributions on the class A-1, A-2, A-3, A-AB and A-4 certificates will be made from amounts available relating to mortgage loans in loan group 1, interest distributions on the class A-1A certificates will be based upon amounts available relating to the pooled mortgage loans in loan group 2 and interest distributions on the class X certificates will be based upon amounts available relating to all the pooled mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the class A-1,
     A-2, A-3, A-AB, A-4, A-1A and X certificates as described above, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group; provided, however, that interest distributed to the class A-4 certificates will be applied, first, to the class A-4A certificates up to the interest entitlement for that class and, then, to the class A-4B certificates up to the interest entitlement for that class.

o    Generally, the class A-1, A-2, A-3, A-AB and A-4 certificates will be entitled to receive distributions of principal collected or advanced only in respect of the pooled mortgage loans in loan group 1 until the certificate principal balance of the class A-1A certificates has been reduced to zero, and the class A-1A certificates will be entitled to receive distributions of principal collected or advanced only in respect of the pooled mortgage loans in loan group 2 until the total certificate principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates has been reduced to zero. However, after any distribution date on which the certificate principal balances of the class A-J through class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pooled mortgage loans in the aggregate will be distributed to the class A-1, A-2, A-3, A-AB, A-4 and
     A-1A certificates, pro rata in accordance with their principal balances;
     provided, however, that distributions of principal to the class A-4 certificates will be applied, first, to the class A-4A certificates until their principal balance is reduced to zero and, then, to the class A-4B certificates until their principal balance is reduced to zero.

o    The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4A A-4B and
     A-1A certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class A-J, B, C, D, E, F, K, L, M, N, P, Q and S certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rates for the class G, H and J certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time
     (described in the table above as "WAC"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (as it relates to the class X certificates in the aggregate but subject to allocation between the class X-1 and X-2 certificates, described in the table above as
     "Variable IO"). In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
     Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount
     (as applicable) of that class of certificates.

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                                      S-8

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     o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class
          X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See
          "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o    The series 2005-PWR9 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.........................   Bear Stearns Commercial Mortgage Securities
                                     Inc. Our principal executive offices are
                                     located at 383 Madison Avenue, New York,
                                     New York 10179, and our telephone number is
                                     (212) 272-2000.

MASTER SERVICERS..................   Prudential Asset Resources, Inc. with
                                     respect to those pooled mortgage loans sold
                                     by Prudential Mortgage Capital Funding, LLC
                                     to us for deposit into the trust fund (and
                                     any related non-pooled mortgage loans that
                                     are secured by the same mortgaged property
                                     as a pooled mortgage loan).

                                     Wells Fargo Bank, National Association with
                                     respect to those pooled mortgage loans sold
                                     by it, Bear Stearns Commercial Mortgage,
                                     Inc., Principal Commercial Funding, LLC and
                                     Nationwide Life Insurance Company to us for
                                     deposit into the trust fund (and any
                                     related non-pooled mortgage loans that are
                                     secured by the same mortgaged property as a
                                     pooled mortgage loan). Wells Fargo Bank,
                                     National Association also will act as
                                     certificate administrator, tax
                                     administrator and certificate registrar
                                     under the series 2005-PWR9 pooling and
                                     servicing agreement.

                                     Wells Fargo Bank, National Association will
                                     also act as servicer report administrator
                                     and in that capacity will be responsible
                                     for the assembly and combination of various
                                     reports prepared by the special servicer
                                     and the other master servicer.

                                     When we refer in this prospectus supplement
                                     to a master servicer in relation to one or
                                     more of the mortgage loans, we mean the
                                     applicable master servicer for those
                                     mortgage loans as identified above.

SPECIAL SERVICER..................   GMAC Commercial Mortgage Corporation, a
                                     California corporation, with respect to all
                                     of the pooled mortgage loans (and any
                                     related non-pooled mortgage loans that are
                                     secured by the same mortgaged property as a
                                     pooled mortgage loan).

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                                       S-9

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PRIMARY SERVICERS.................   Principal Global Investors, LLC with
                                     respect to all of the pooled mortgage loans
                                     sold by Principal Commercial Funding, LLC
                                     to us for deposit into the trust fund.

                                     Nationwide Life Insurance Company with
                                     respect to all of the pooled mortgage loans
                                     sold by it to us for deposit into the trust
                                     fund.

CERTIFICATE ADMINISTRATOR, TAX
   ADMINISTRATOR AND CERTIFICATE
   REGISTRAR......................   Wells Fargo Bank, National Association,
                                     which will also act as one of the master
                                     servicers.

TRUSTEE...........................   LaSalle Bank National Association, a
                                     national banking association.

FISCAL AGENT......................   ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.............   Bear Stearns Commercial Mortgage, Inc., as
                                     to 50 pooled mortgage loans, representing
                                     34.8% of the initial mortgage pool balance
                                     (which pooled mortgage loans consist of 45
                                     pooled mortgage loans in loan group 1,
                                     representing 36.4% of the initial loan
                                     group 1 balance, and 5 pooled mortgage
                                     loans in loan group 2, representing 21.5%
                                     of the initial loan group 2 balance).

                                     Prudential Mortgage Capital Funding, LLC,
                                     as to 48 pooled mortgage loans,
                                     representing 24.0% of the initial mortgage
                                     pool balance (which pooled mortgage loans
                                     consist of 39 pooled mortgage loans in loan
                                     group 1, representing 22.7% of the initial
                                     loan group 1 balance, and 9 pooled mortgage
                                     loans in loan group 2, representing 35.4%
                                     of the initial loan group 2 balance).

                                     Wells Fargo Bank, National Association, as
                                     to 43 pooled mortgage loans, representing
                                     20.0% of the initial mortgage pool balance
                                     (which pooled mortgage loans consist of 37
                                     pooled mortgage loans in loan group 1,
                                     representing 20.0% of the initial loan
                                     group 1 balance, and 6 pooled mortgage
                                     loans in loan group 2, representing 20.0%
                                     of the initial loan group 2 balance).

                                     Principal Commercial Funding, LLC, as to 46
                                     pooled mortgage loans, representing 15.7%
                                     of the initial mortgage pool balance (which
                                     pooled mortgage loans consist of 37 pooled
                                     mortgage loans in loan group 1,
                                     representing 15.7% of the initial loan
                                     group 1 balance, and 9 pooled mortgage
                                     loans in loan group 2, representing 15.4%
                                     of the initial loan group 2 balance).

                                     Nationwide Life Insurance Company, as to 12
                                     pooled mortgage loans, representing 5.5% of
                                     the initial mortgage pool balance (which
                                     pooled mortgage loans consist of 11 pooled
                                     mortgage loans in loan group 1,
                                     representing 5.2% of the initial loan group
                                     1 balance, and 1 pooled mortgage loan in
                                     loan group 2, representing 7.6% of the
                                     initial loan group 2 balance).

UNDERWRITERS......................   Bear, Stearns & Co. Inc. and Morgan Stanley
                                     & Co. Incorporated are the underwriters of
                                     this offering. Bear, Stearns & Co. Inc. and
                                     Morgan

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                                      S-10

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                                     Stanley & Co. Incorporated will act as
                                     co-lead and co-bookrunning managers.

SERIES 2005-PWR9 CONTROLLING CLASS
   REPRESENTATIVE.................   At any time of determination, the holder of
                                     the majority interest in the most
                                     subordinate class of principal balance
                                     certificates that has a total principal
                                     balance at least equal to 25% of its total
                                     initial principal balance (or, if no class
                                     satisfies that condition, the holder of the
                                     majority interest in the most subordinate
                                     class of principal balance certificates
                                     then outstanding) will be entitled to
                                     appoint a representative that generally
                                     will be entitled to--

                                     o    replace the special servicer, and

                                     o    direct the special servicer with
                                          respect to various special servicing
                                          matters as to the pooled mortgage
                                          loans.

                                     Notwithstanding the foregoing, the series
                                     2005-PWR9 controlling class representative
                                     will generally not have the right to direct
                                     any servicing actions relating to each of
                                     the Marketplace at Seminole, East Gate
                                     Square (Phase I), Stuart Centre, South
                                     Kendall Square, Poinciana Place and
                                     Maybrook Plaza Apartments loan groups,
                                     unless a PCF Change of Control Event exists
                                     with respect to that loan group. See
                                     "Servicing of the Mortgage Loans Under the
                                     Series 2005-PWR9 Pooling and Servicing
                                     Agreement--The Series 2005-PWR9 Controlling
                                     Class Representative".

                                     It is expected that Hyperion Capital
                                     Management, Inc. or an affiliate thereof
                                     will be the initial representative of the
                                     series 2005-PWR9 controlling class.

OTHER NOTEHOLDERS.................   The mortgaged properties identified on
                                     Appendix B to this prospectus supplement as
                                     Marketplace at Seminole, East Gate Square
                                     (Phase I), Stuart Centre, South Kendall
                                     Square, Poinciana Place, 370 Reed Road,
                                     Courtyard by Marriott and Maybrook Plaza
                                     Apartments each secures both a pooled
                                     mortgage loan and one or more non-pooled
                                     mortgage loans that in each case is
                                     subordinate to that pooled mortgage loan.
                                     Each of these loan groups will be
                                     principally serviced and administered under
                                     the series 2005-PWR9 pooling and servicing
                                     agreement. In connection with each of these
                                     loan groups, the holders of the related
                                     non-pooled mortgage loans (or
                                     representatives on their behalf) will have
                                     one or more of the following: various
                                     approval and/or consultation rights with
                                     respect to material servicing decisions,
                                     rights to appoint or replace the party that
                                     performs special servicing duties, rights
                                     to cure defaults and/or options to purchase
                                     one or more of the mortgage loans in that
                                     loan group if they become defaulted. See
                                     "Description of the Mortgage Pool--Certain
                                     Characteristics of the Mortgage
                                     Pool--Subordinate and Other
                                     Financing--Split Loan Structures",
                                     "Servicing of the Mortgage Loans Under the
                                     Series 2005-PWR9 Pooling and Servicing
                                     Agreement--PCF Non-Pooled Subordinate
                                     Noteholders" in this prospectus supplement
                                     for more information with respect to these
                                     rights.

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                                      S-11

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                                 The table below shows the mortgaged properties
                                 that have split loan structures:

                                              % OF      % OF                       ORIGINAL
                             % OF INITIAL   INITIAL   INITIAL    CUT-OFF DATE     PRINCIPAL
                               MORTGAGE       LOAN      LOAN      BALANCE OF      BALANCE OF
                                 POOL       GROUP 1   GROUP 2       POOLED        NON-POOLED
    MORTGAGED PROPERTY         BALANCE      BALANCE   BALANCE   MORTGAGE LOAN   MORTGAGE LOAN
--------------------------   ------------   -------   -------   -------------   -------------

Marketplace at Seminole          2.0%         2.3%      0.0%     $44,000,000      $4,000,000
East Gate Square (Phase I)       1.9%         2.1%      0.0%     $40,750,000      $1,250,000
Stuart Centre                    0.9%         1.0%      0.0%     $19,000,000      $  500,000
South Kendall Square             0.6%         0.7%      0.0%     $12,864,653      $  500,000
Poinciana Place                  0.5%         0.6%      0.0%     $10,690,521      $  500,000
370 Reed Road                    0.2%         0.2%      0.0%     $ 4,640,668      $  290,000
Courtyard by Marriott            0.2%         0.2%      0.0%     $ 4,537,615      $  300,000
Maybrook Plaza Apartments        0.2%         0.0%      1.9%     $ 4,500,000      $  500,000

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 September 2005 (or, in the case of any mortgage
                                 loan that has its first due date after
                                 September 2005, the later of the date of
                                 origination of that pooled mortgage loan and
                                 the date that would have been its due date in
                                 September 2005 under the terms of that mortgage
                                 loan if a monthly payment were scheduled to be
                                 due in that month). All payments and
                                 collections received on the pooled mortgage
                                 loans after their respective cut-off dates,
                                 excluding any payments or collections that
                                 represent amounts due on or before that date,
                                 will belong to the trust fund.

ISSUE DATE....................   The date of initial issuance for the series
                                 2005-PWR9 certificates will be on or about
                                 September 28, 2005.

DETERMINATION DATE............   The monthly cut-off for information regarding
                                 the pooled mortgage loans that must be reported
                                 to the holders of the series 2005-PWR9
                                 certificates on any distribution date will be
                                 the close of business on the determination date
                                 in the same calendar month as that distribution
                                 date. In any given calendar month, the
                                 determination date will be the fifth business
                                 day prior to the related distribution date.

DISTRIBUTION DATE.............   Distributions on the series 2005-PWR9
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in October 2005.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2005-PWR9 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

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                                      S-12

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COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2005-PWR9 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin as of the
                                      respective cut-off dates for the mortgage
                                      loans, and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date.

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1        June 2010
                                  A-2     September 2010
                                  A-3       March 2015
                                  A-AB      April 2015
                                  A-4A      August 2015
                                  A-4B      August 2015
                                  A-1A    September 2015
                                  A-J     September 2015
                                   B      September 2015
                                   C      September 2015
                                   D      September 2015
                                   E      September 2015

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in September 2042.

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                                      S-13

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 27 classes of the
                                 series 2005-PWR9 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,152,388,722. Only the
                                 class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A,
                                 A-J, B, C, D and E certificates are being
                                 offered by this prospectus supplement. The
                                 remaining classes of the series 2005-PWR9
                                 certificates (other than the class R and V
                                 certificates) will be offered separately in a
                                 private offering. References in this prospectus
                                 supplement to the class A-4 certificates mean
                                 the class A-4A certificates and the class A-4B
                                 certificates collectively as if they were a
                                 single class.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4A,
                                 A-4B, A-1A and A-J certificates, and $100,000,
                                 in the case of the class B, C, D and E
                                 certificates. Investments in excess of the
                                 minimum denominations may be made in multiples
                                 of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL BALANCES
   AND CERTIFICATE NOTIONAL
   AMOUNTS....................   The class A-1, A-2, A-3, A-AB, A-4A, A-4B,
                                 A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
                                 P, Q and S certificates will be the series
                                 2005-PWR9 certificates with principal balances
                                 and are sometimes referred to as the series
                                 2005-PWR9 principal balance certificates. The
                                 table appearing under the caption "--Overview
                                 of the Series 2005-PWR9 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2005-PWR9
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2005-PWR9 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q
                                 and S certificates outstanding from time to
                                 time. The table appearing under the caption
                                 "--Overview of the Series 2005-PWR9

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                                      S-14

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                                 Certificates" above identifies the approximate
                                 total notional amount of the class X-1 and X-2
                                 certificates at initial issuance, subject to a
                                 variance which depends on, among other things,
                                 the actual size of the initial mortgage pool
                                 balance. The actual size of the initial
                                 mortgage pool balance is subject to a variance
                                 of plus or minus 5%. The total notional amount
                                 of the class X certificates will be reduced on
                                 each distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any class
                                 of series 2005-PWR9 principal balance
                                 certificates on that distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4A, A-4B,
                                 A-1A, X-1, X-2, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P, Q and S certificates will be the
                                 series 2005-PWR9 certificates that bear
                                 interest and are sometimes referred to as the
                                 series 2005-PWR9 interest-bearing certificates.
                                 The table appearing under the caption
                                 "--Overview of the Series 2005-PWR9
                                 Certificates" above provides the indicated
                                 information regarding the pass-through rate at
                                 which each of those classes of the series
                                 2005-PWR9 certificates will accrue interest.

                                 The pass-through rates for each class of
                                 certificates is set forth in the table
                                 appearing under the caption "--Overview of the
                                 Series 2005-PWR9 Certificates" above.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate".

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    loan group 1 consisting of 169 pooled
                                      mortgage loans, representing 89.3% of the
                                      initial mortgage pool balance, and

                                 o    loan group 2 consisting of 30 pooled
                                      mortgage loans, representing 10.7% of the
                                      initial mortgage pool balance. Loan group
                                      2 will consist of 53.8% of the initial
                                      mortgage pool balance of all the pooled
                                      mortgage loans secured by multifamily
                                      properties.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2005-PWR9 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; then, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal distributions

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                                      S-15

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                                 among the class A-1, A-2, A-3, A-AB, A-4 and
                                 A-1A certificates is described under
                                 "--Distributions of Principal" below. Amounts
                                 distributed on the class A-4 certificates
                                 collectively will be applied, first, to the
                                 class A-4A certificates up to their entitlement
                                 and, then, to the class A-4B certificates up to
                                 their entitlement. The class X certificates do
                                 not have principal balances and do not entitle
                                 their holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

B. DISTRIBUTIONS OF
   INTEREST...................   Each class of series 2005-PWR9 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                 o    the pass-through rate for that class and
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2005-PWR9 principal balance certificates
                                 on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-AB and A-4 certificates, on a pro rata
                                      basis in accordance with their respective
                                      interest entitlements, from available
                                      funds attributable to loan group 1, and
                                      any such distributions with respect to the
                                      class A-4 certificates will be applied,
                                      first, to the class A-4A certificates up
                                      to their interest entitlement and, then,
                                      to the class A-4B certificates up to their
                                      interest entitlement;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group 2; and

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                                      S-16

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                                 o    in the case of the class X certificates,
                                      from available funds attributable to loan
                                      group 1 and loan group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group, and such
                                 distributions of interest on the class A-4
                                 certificates will be applied, first, to the
                                 class A-4A certificates up to their interest
                                 entitlement and, then, to the class A-4B
                                 certificates up to their interest entitlement.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                 o    available funds,

                                 o    the distribution priorities described
                                      under "--General" above, and

                                 o    the reductions of principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                 o    no distributions of principal will be made
                                      to the holders of the class F, G, H, J, K,
                                      L, M, N, P, Q and S certificates until, in
                                      the case of each of those classes, the
                                      total principal balance of all classes of
                                      offered certificates with principal
                                      balances is reduced to zero;

                                 o    no distributions of principal will be made
                                      to the holders of the class A-J, B, C, D
                                      and E certificates until, in the case of
                                      each of those classes, the total principal
                                      balance of all more senior classes of
                                      series 2005-PWR9 certificates is reduced
                                      to zero;

                                 o    any distributions of principal on the
                                      class A-4 certificates will be applied,
                                      first, to the class A-4A certificates
                                      until their principal balance is reduced
                                      to zero and, then, to the class A-4B
                                      certificates until their principal balance
                                      is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1A certificates
                                      will be

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                                      S-17

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                                      made only from the portion of the total
                                      distributable principal funds attributable
                                      to loan group 2 plus, only after the total
                                      principal balance of the class A-1, A-2,
                                      A-3, A-AB and A-4 certificates has been
                                      reduced to zero (if the class A-1A
                                      certificate are still outstanding at the
                                      time of that reduction), from the
                                      remaining portion of the total
                                      distributable principal funds attributable
                                      to loan group 1;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1, A-2, A-3, A-AB
                                      and A-4 certificates collectively will be
                                      made only from the portion of the total
                                      distributable funds attributable to loan
                                      group 1 plus, only after the principal
                                      balance of the class A-1A certificates is
                                      reduced to zero (if any of the class A-1,
                                      A-2, A-3, A-AB and/or A-4 certificates are
                                      still outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 2, and in any
                                      case any distributions of principal on the
                                      class A-4 certificates will be applied,
                                      first, to the class A-4A certificates
                                      until their principal balance is reduced
                                      to zero and, then, to the class A-4B
                                      certificates until their principal balance
                                      is reduced to zero; and

                                 o    except as described in the paragraph
                                      following these bullets, no distributions
                                      of principal will be made with respect to
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-AB certificates is reduced to
                                      zero; no distributions of principal will
                                      be made with respect to the class A-1, A-2
                                      or A-3 certificates on any distribution
                                      date until the total principal balance of
                                      the class A-AB certificates is reduced to
                                      the scheduled principal balance for that
                                      distribution date set forth on Schedule I
                                      to this prospectus supplement; no
                                      additional distributions of principal will
                                      be made with respect to the class A-AB
                                      certificates until the total principal
                                      balance of the class A-1, A-2 and A-3
                                      certificates is reduced to zero; no
                                      distributions of principal will be made
                                      with respect to the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero; and no distributions of principal
                                      will be made with respect to the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero, all as described in this
                                      prospectus supplement under "Description
                                      of the Offered Certificates --
                                      Distributions -- Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-J, B, C, D, E, F, G, H,
                                 J, K, L, M, N, P, Q and S certificates could be
                                 reduced to zero at a time when two or more of
                                 the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A
                                 certificates remain outstanding. Under those
                                 circumstances, any distributions of principal
                                 on the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates will be made on a pro rata basis
                                 (in accordance with their respective total
                                 principal balances immediately prior to that
                                 distribution date) from remaining available
                                 funds (after interest distributions on the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates) attributable to the

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                                      S-18

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                                 entire mortgage pool without regard to loan
                                 group, provided that all distributions of
                                 principal on the class A-4 certificates will be
                                 applied, first, to the class A-4A certificates
                                 until their principal balance is reduced to
                                 zero and, then, to the class A-4B certificates
                                 until their principal balance is reduced to
                                 zero.

                                 The total distributions of principal to be made
                                 on the series 2005-PWR9 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in cases involving
                                      balloon loans that remain unpaid after
                                      their stated maturity dates and mortgage
                                      loans as to which the related mortgaged
                                      properties have been acquired on behalf of
                                      (or partially on behalf of) the trust
                                      fund, deemed due, on the pooled mortgage
                                      loans during the same calendar month in
                                      which the subject distribution date
                                      occurs, which payments are either received
                                      as of the end of the related collection
                                      period or advanced by the applicable
                                      master servicer, the trustee or the fiscal
                                      agent, as applicable, and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      pooled mortgage loans that are received
                                      during the related collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

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                                      S-19

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D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT
   PREMIUMS...................   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B,
                                 C, D, E, F, G, H and/or J certificates, then
                                 entitled to receive distributions of principal.
                                 See "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2005-PWR9
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2005-PWR9 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2005-PWR9 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class S, then
                                 class Q and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction, provided that any such reduction of
                                 the principal balance of the class A-4
                                 certificates will be applied, first, to the
                                 class A-4B certificates until their principal
                                 balance is reduced to zero and, then, to the
                                 class A-4A certificates until their principal
                                 balance is reduced to zero.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make, and
                                 the fiscal agent must make any of those
                                 advances that the trustee is required, but
                                 fails, to make. Any party that makes a debt
                                 service advance will be entitled to be
                                 reimbursed for that advance, together with
                                 interest at the prime lending rate described
                                 more fully in this prospectus supplement.
                                 However, interest will commence

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                                      S-20

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                                 accruing on any monthly debt service advance
                                 made in respect of a scheduled monthly debt
                                 service payment only on the date on which any
                                 applicable grace period for that payment
                                 expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers, the trustee or the fiscal
                                 agent will be required to make any debt service
                                 advance that it or the special servicer
                                 determines, in its reasonable good faith
                                 judgment, will not be recoverable (together
                                 with interest on the advance) from proceeds of
                                 the related mortgage loan. Absent bad faith,
                                 the determination by any authorized person that
                                 a debt service advance constitutes a
                                 nonrecoverable advance as described above will
                                 be conclusive and binding.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2005-PWR9 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class S, then
                                 class Q and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2005-PWR9 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2005-PWR9 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                    THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2005-PWR9 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2005-PWR9 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

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                                      S-21

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GENERAL CONSIDERATIONS........   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                 o    All numerical information provided with
                                      respect to the pooled mortgage loans is
                                      provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the pooled
                                      mortgage loans, references to the initial
                                      loan group 1 balance mean the aggregate
                                      cut-off date principal balance of the
                                      pooled mortgage loans in loan group 1 and
                                      references to the initial loan group 2
                                      balance mean the aggregate cut-off date
                                      principal balance of the pooled mortgage
                                      loans in loan group 2. All weighted
                                      average information provided with respect
                                      to the pooled mortgage loans or any
                                      sub-group of pooled mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      pooled mortgage loans to the trust fund.
                                      We show the cut-off date principal balance
                                      for each of the pooled mortgage loans on
                                      Appendix B to this prospectus supplement.

                                 o    In presenting the cut-off date principal
                                      balances of the mortgage loans, we have
                                      assumed that all scheduled payments of
                                      principal and/or interest due on the
                                      mortgage loans on or before the cut-off
                                      date are timely made.

                                 o    Some of the pooled mortgage loans are
                                      evidenced by multiple promissory notes.

                                 o    Some of the pooled mortgage loans are
                                      cross-collateralized and cross-defaulted
                                      with one or more other pooled mortgage
                                      loans. In general, when a pooled mortgage
                                      loan is cross-collateralized and
                                      cross-defaulted with another pooled
                                      mortgage loan, we present the information
                                      regarding those pooled mortgage loans as
                                      if each of them was secured only by the
                                      related mortgaged property identified on
                                      Appendix B to this prospectus supplement,
                                      except that loan-to-value ratio and debt
                                      service coverage ratio information is
                                      presented for a cross-collateralized group
                                      on an aggregate basis in the manner
                                      described in this prospectus supplement.
                                      None of the mortgage loans in the trust
                                      fund will be cross-collateralized with any
                                      mortgage loan that is not in the trust
                                      fund (except as described in this
                                      prospectus supplement with respect to the
                                      pooled mortgage loans secured by the
                                      mortgaged properties respectively
                                      identified on Appendix B as Marketplace at
                                      Seminole, East Gate Square (Phase I),
                                      Stuart Centre, South Kendall Square,
                                      Poinciana Place, 370 Reed Road, Courtyard
                                      by Marriott and Maybrook Plaza
                                      Apartments).

                                 o    In some cases, an individual pooled
                                      mortgage loan is secured by multiple
                                      mortgaged properties (other than through
                                      cross-collateralization and
                                      cross-default). For purposes of providing
                                      property-specific information, an
                                      allocated loan amount has been

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                                      S-22

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                                      assigned to each of the related mortgaged
                                      properties based upon one or more of the
                                      following--

                                           1.   relative appraised values,

                                           2.   relative underwritten net cash
                                                flow,

                                           3.   prior allocations reflected in
                                                the related mortgage loan
                                                documents, or

                                           4.   relative acquisition costs.

                                 o    When information with respect to the
                                      mortgaged properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based in each case upon--

                                           1.   if the related pooled mortgage
                                                loan is either secured by only
                                                one mortgaged property or
                                                cross-collateralized with one or
                                                more other pooled mortgage
                                                loans, the cut-off date
                                                principal balance of the related
                                                pooled mortgage loan, or

                                           2.   if the related pooled mortgage
                                                loan is secured by multiple
                                                mortgaged properties (other than
                                                through cross-collateralization
                                                and cross-default with one or
                                                more other pooled mortgage
                                                loans), an allocated portion of
                                                the cut-off date principal
                                                balance of the related mortgage
                                                loan as described above.

                                 o    If a pooled mortgage loan is secured by
                                      multiple parcels of real property, those
                                      parcels may be presented as a single
                                      parcel of real property if the operation
                                      or management of those parcels so
                                      warrants.

                                 o    With respect to all other pooled mortgage
                                      loans that are secured by mortgaged
                                      properties that also secure a non-pooled
                                      mortgage loan that is subordinate to the
                                      related pooled mortgage loan, we present
                                      loan-to-value ratios, debt service
                                      coverage ratios and loan per net rentable
                                      square foot or unit, as applicable, in
                                      this prospectus supplement in a manner
                                      that reflects only the applicable pooled
                                      mortgage loan and without regard to the
                                      related non-pooled subordinate loan.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the certificates are
                                      not necessarily representative of the
                                      general characteristics of either loan
                                      group 1 or loan group 2. The yield on any
                                      class of offered certificates will depend
                                      on, among other things, the composition of
                                      each of loan group 1 and loan group 2. The
                                      general characteristics of each such loan
                                      group should also be analyzed when making
                                      an investment decision.

                                 o    Whenever we refer to a particular
                                      mortgaged property or portfolio by name,
                                      we mean the property or portfolio
                                      identified by that name on Appendix B to
                                      this prospectus supplement.

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                                      S-23

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                                 o    Statistical information regarding the
                                      pooled mortgage loans may change prior to
                                      the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date.

PAYMENT TERMS.................   Each of the pooled mortgage loans currently
                                 accrues interest at the annual rate specified
                                 with respect to that mortgage loan on Appendix
                                 B to this prospectus supplement. The mortgage
                                 interest rate for each pooled mortgage loan is,
                                 in the absence of default, fixed for the
                                 remaining term of the loan, except as otherwise
                                 described below with respect to pooled mortgage
                                 loans that have anticipated repayment dates and
                                 further except that the two pooled mortgage
                                 loans secured by the mortgaged properties
                                 identified on Appendix B to this prospectus
                                 supplement as Gloucester Town Center and New
                                 Forest Crossing Shopping Center, together
                                 representing 1.1% of the initial mortgage pool
                                 balance (and 1.2% of the initial loan group 1
                                 balance), each provides for a one-time increase
                                 in the mortgage interest rate two years into
                                 its term (and is interest-only for its entire
                                 term).

                                 All of the pooled mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 to be due monthly.

                                 One hundred ninety-four (194) of the pooled
                                 mortgage loans, representing 99.1% of the
                                 initial mortgage pool balance (which pooled
                                 mortgage loans consist of 164 pooled mortgage
                                 loans in loan group 1, representing 98.9% of
                                 the initial loan group 1 balance, and 30 pooled
                                 mortgage loans in loan group 2, representing
                                 100.0% of the initial loan group 2 balance),
                                 are balloon mortgage loans that provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its original
                                      term to stated maturity (or anticipated
                                      repayment date) or, alternatively, for no
                                      amortization prior to maturity (or the
                                      anticipated repayment date); and

                                 o    a substantial payment of principal on its
                                      maturity date (unless the mortgage loan
                                      has an anticipated repayment date)
                                      generally equal to 5% or more of the
                                      original mortgage loan amount.

                                 Forty-two (42) of the balloon mortgage loans
                                 referred to in the preceding paragraph,
                                 representing 33.3% of the initial mortgage pool
                                 balance (which pooled mortgage loans consist of
                                 35 pooled mortgage loans in loan group 1,
                                 representing 34.4% of the initial loan group 1
                                 balance, and 7 pooled mortgage loans in loan
                                 group 2, representing 24.8% of the initial loan
                                 group 2 balance), provide for initial
                                 interest-only periods that expire 6 to 60
                                 months following their respective origination
                                 dates; and twelve (12) of the balloon mortgage
                                 loans referred to in the preceding paragraph,
                                 representing 10.9% of the initial mortgage pool
                                 balance (which pooled mortgage loans consist of
                                 11 pooled mortgage loans in loan group 1,
                                 representing 11.1% of the initial loan group 1
                                 balance, and 1 pooled mortgage loan in loan
                                 group 2, representing 8.9% of the initial loan
                                 group 2 balance), provide for no amortization
                                 and for payments of interest only for their
                                 entire term to maturity.

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                                      S-24

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                                 Thirty (30) of the pooled mortgage loans
                                 referred to in the second preceding paragraph,
                                 representing 16.3% of the initial mortgage pool
                                 balance (which pooled mortgage loans consist of
                                 25 pooled mortgage loans in loan group 1,
                                 representing 15.6% of the initial loan group 1
                                 balance, and 5 pooled mortgage loans in loan
                                 group 2, representing 21.5% of the initial loan
                                 group 2 balance), are "ARD" or
                                 "hyperamortizing" loans that provide material
                                 incentives to, but do not require, the related
                                 borrower to pay the mortgage loan in full by a
                                 specified date prior to the stated maturity
                                 date. We consider that specified date to be the
                                 anticipated repayment date for the mortgage
                                 loan. Because of these incentives, we consider
                                 the ARD loans also to be balloon loans. Fifteen
                                 (15) of the ARD loans, representing 8.5% of the
                                 initial mortgage pool balance (which pooled
                                 mortgage loans consist of 10 pooled mortgage
                                 loans in loan group 1, representing 6.9% of the
                                 initial loan group 1 balance, and 5 pooled
                                 mortgage loans in loan group 2, representing
                                 21.5% of the initial loan group 2 balance),
                                 provide for an initial interest-only period
                                 that expires 23 to 60 months following their
                                 origination date. Three (3) of the ARD loans,
                                 representing 3.1% of the initial mortgage pool
                                 balance (and 3.5% of the initial loan group 1
                                 balance), requires payments of interest only
                                 for its entire term to ARD. The ARD loans
                                 include three (3) of the ten largest pooled
                                 mortgage loans, namely the pooled mortgage
                                 loans secured by the mortgaged properties
                                 identified on Appendix B to this prospectus
                                 supplement as Boston Design Center, Riverside
                                 on the James and The Dome. All of the pooled
                                 mortgage loans described in this paragraph are
                                 included in the pooled mortgage loans described
                                 in the two preceding paragraphs.

                                 Five (5) of the pooled mortgage loans,
                                 representing 0.9% of the initial mortgage pool
                                 balance (representing 1.1% of the initial loan
                                 group 1 balance), are fully-amortizing mortgage
                                 loans that are scheduled to have less than 5%
                                 of their original principal balances due at
                                 their stated maturities.

                                 Some of the pooled mortgage loans may, in each
                                 case, provide for a recast of the amortization
                                 schedule and an adjustment of the monthly debt
                                 service payments on the mortgage loan upon
                                 application of specified amounts of
                                 condemnation proceeds or insurance proceeds to
                                 pay the related unpaid principal balance or
                                 upon application of specified holdback amounts
                                 if certain performance criteria are not
                                 specified. See the "Footnotes to Appendix B" to
                                 this prospectus supplement for more information
                                 regarding these holdback amounts. Some of the
                                 pooled mortgage loans that are secured by
                                 multiple mortgaged properties or parcels and
                                 that permit partial prepayments of the
                                 individual or aggregate indebtedness in
                                 connection with releases of individual
                                 properties or parcels also provide for a recast
                                 of the amortization and an adjustment of the
                                 monthly debt service payments on the mortgage
                                 loan(s) upon any such prepayment and release.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust fund will be, or will have
                                 been, 30 days or more delinquent in respect of
                                 any monthly debt service payment as of the
                                 cut-off date or at any time during the 12-month
                                 period preceding the cut-off date.

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                                      S-25

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PREPAYMENT/DEFEASANCE
PROVISIONS....................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                 o    One hundred forty-two (142) pooled
                                      mortgage loans, representing 69.6% of the
                                      initial mortgage pool balance (which
                                      pooled mortgage loans consist of 115
                                      pooled mortgage loans in loan group 1,
                                      representing 67.2% of the initial loan
                                      group 1 balance, and 27 pooled mortgage
                                      loans in loan group 2, representing 89.4%
                                      of the initial loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage loan documents
                                      (which may be the maturity date), which
                                      period is referred to in this prospectus
                                      supplement as a lock-out period, but
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of issuance of the
                                      series 2005-PWR9 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Thirty-four (34) pooled mortgage loans,
                                      representing 18.5% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 32 pooled mortgage loans in
                                      loan group 1, representing 19.8% of the
                                      initial loan group 1 balance, and two
                                      pooled mortgage loans in loan group 2,
                                      representing 7.2% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for prepayment premiums or yield
                                      maintenance charges calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1% to 3% of the
                                      amount prepaid.

                                 o    Eleven (11) pooled mortgage loans,
                                      representing 6.4% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 10 pooled mortgage loans in
                                      loan group 1, representing 6.7% of the
                                      initial loan group 1 balance, and one (1)
                                      pooled mortgage loan in loan group 2,
                                      representing 3.4% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid, and
                                      also permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      series 2005-PWR9 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Six (6) pooled mortgage loans,
                                      representing 1.1% of the initial mortgage
                                      pool balance (and 1.2% of the initial loan
                                      group 1 balance), permit prepayment at any
                                      time with payment of a prepayment premium
                                      or yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid, and also permit the related
                                      borrower, after an initial period of at
                                      least two years following the date of the
                                      issuance of the series 2005-PWR9
                                      certificates, to defease the

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                                      S-26

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                                      pooled mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    One (1) pooled mortgage loan, representing
                                      2.6% of the initial mortgage pool balance
                                      (and 2.9% of the initial loan group 1
                                      balance), prohibits voluntary principal
                                      prepayments for a portion of the loan
                                      during a lock-out period, but permits the
                                      related borrower, after an initial period
                                      of 25 months following the date of
                                      issuance of the series 2005-PWR9
                                      certificates, to defease that portion of
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage;
                                      and with respect to the other portion of
                                      the loan, following a lock-out period up
                                      to and including the September 2006
                                      payment date, permits prepayment at any
                                      time with a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid.

                                 o    Five (5) of the pooled mortgage loans,
                                      representing 1.9% of the initial mortgage
                                      pool balance (and 2.2% of the initial loan
                                      group 1 balance), permit prepayment in
                                      whole (but not in part) at any time with
                                      the payment of a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Cross-Collateralized Mortgage Loans and
                                 Multi-Property Mortgage Loans (and Related
                                 Collateral Substitution, Partial Release or
                                 Partial Defeasance Provisions); Mortgage Loans
                                 with Affiliated Borrowers", "--Voluntary
                                 Prepayment and Defeasance Provisions" and
                                 "--Other Releases" in this prospectus
                                 supplement.

ADDITIONAL STATISTICAL
   INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group 1 and loan group
                                 2 will have the following general
                                 characteristics as of the cut-off date:

                                                             MORTGAGE
                                                               POOL         LOAN GROUP 1    LOAN GROUP 2
                                                          --------------   --------------   ------------

Initial aggregate cut-off date principal balance
   (+/-5%).............................................   $2,152,388,723   $1,921,107,310   $231,281,412
Number of pooled mortgage loans........................              199              169             30
Number of mortgaged properties.........................              228              189             39
Largest cut-off date principal balance.................     $137,500,000     $137,500,000    $20,500,000
Smallest cut-off date principal balance................         $523,855         $523,855     $1,500,000
Average cut-off date principal balance.................      $10,816,024      $11,367,499     $7,709,380

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                                      S-27

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Highest mortgage interest rate.........................          7.0000%          7.0000%        5.9000%
Lowest mortgage interest rate..........................          4.7200%          4.7200%        4.7600%
Weighted average mortgage interest rate................          5.3365%          5.3351%        5.3481%
Longest original term to maturity or anticipated
   repayment date......................................         240 mos.         240 mos.       180 mos.
Shortest original term to maturity or anticipated
   repayment date......................................          60 mos.          60 mos.        60 mos.
Weighted average original term to maturity or
   anticipated repayment date..........................         113 mos.         111 mos.       125 mos.
Longest remaining term to maturity or anticipated
   repayment date......................................         239 mos.         239 mos.       178 mos.
Shortest remaining term to maturity or anticipated
   repayment date......................................          52 mos.          57 mos.        52 mos.
Weighted average remaining term to maturity or
   anticipated repayment date..........................         111 mos.         109 mos.       123 mos.
Highest debt service coverage ratio, based on
   underwritten net cash flow*.........................            3.71x            3.71x          2.07x
Lowest debt service coverage ratio, based on
   underwritten net cash flow*.........................            1.10x            1.10x          1.19x
Weighted average debt service coverage ratio, based on
   underwritten net cash flow*.........................            1.61x            1.63x          1.45x
Highest debt service coverage ratio (after IO period),
   based on underwritten net cash flow*................            3.71x            3.71x          2.07x
Lowest debt service coverage ratio (after IO period),
   based on underwritten net cash flow*................            1.10x            1.10x          1.11x
Weighted average debt service coverage ratio (after IO
   period), based on underwritten net cash flow*.......            1.46x            1.48x          1.32x
Highest cut-off date loan-to-appraised value ratio*....            80.0%            80.0%          80.0%
Lowest cut-off date loan-to-appraised value ratio*.....            29.4%            29.4%          42.5%
Weighted average cut-off date loan-to-appraised value
    ratio*.............................................            70.7%            70.5%          72.1%

*In the case of the pooled mortgage loans that are secured by mortgaged properties that also secure a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.71x, 1.10x and 1.61x, respectively, of loan group 1 would be 3.71x, 1.10x and 1.62x, respectively, and of loan group 2 would be 1.91x, 1.19x and 1.44x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average cut-off date

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                                      S-28

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loan-to-appraised value ratio would be 85.0%, 29.4% and 70.9%, respectively, of loan group 1 would be 85.0%, 29.4% and 70.8%, respectively, and of loan group 2 would be 80.0%, 47.2% and 72.2%, respectively. For purposes of the calculation of the loan-to-appraised value ratio for the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Storage Bin Portfolio, which pooled mortgage loan represents 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), there was subtracted from the cut-off date balance of that pooled mortgage loan an amount equal to $5,000,000, which is the amount of the letter of credit that was delivered and must be maintained by the borrower unless and until certain leasing criteria are satisfied.

B. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                                                   % OF       % OF      % OF
                                                                  INITIAL   INITIAL   INITIAL
                                                     NUMBER OF   MORTGAGE     LOAN      LOAN
                                                     MORTGAGED     POOL     GROUP 1   GROUP 2
                                   STATE/REGION     PROPERTIES    BALANCE   BALANCE   BALANCE
                                 ----------------   ----------   --------   -------   -------

                                 California......       28         11.7%     11.7%     12.0%
                                    Southern CA..       21          8.9%      8.7%     10.4%
                                    Northern CA..        7          2.8%      2.9%      1.6%
                                 New Jersey......       22         11.1%     10.0%     20.1%
                                 Pennsylvania....       22         10.4%     10.9%      6.4%
                                 Florida.........       15         10.3%     10.4%      8.8%
                                 Virginia........        8          7.9%      8.5%      3.0%
                                 Arizona.........        6          6.2%      7.0%      0.0%
                                 New York........        7          6.1%      6.6%      1.6%

                                 The remaining mortgaged properties are located
                                 throughout twenty-eight (28) other states and
                                 the District of Columbia. No more than 4.4% of
                                 the initial mortgage pool balance is secured by
                                 mortgaged properties located in any of those
                                 other jurisdictions. Northern California
                                 includes areas with zip codes above 93600 and
                                 Southern California includes areas with zip
                                 codes of 93600 and below.

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                                      S-29

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C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                         NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                         MORTGAGED     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                    PROPERTY TYPES      PROPERTIES   POOL BALANCE      BALANCE        BALANCE
                                 --------------------   ----------   ------------   ------------   ------------

                                 Retail..............       92           42.8%          47.9%           0.0%
                                 Multifamily.........       42           20.0%          10.3%         100.0%
                                 Office..............       31           15.8%          17.7%           0.0%
                                 Hospitality.........       14            8.6%           9.7%           0.0%
                                 Industrial..........       21            4.2%           4.7%           0.0%
                                 Other...............       14            4.0%           4.5%           0.0%
                                 Manufactured Housing
                                    Community........        3            2.1%           2.3%           0.0%
                                 Self-Storage........       10            1.8%           2.1%           0.0%
                                 Mixed Use...........        1            0.7%           0.8%           0.0%

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

                                                        NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL
                                                        MORTGAGED     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                                 ENCUMBERED INTEREST   PROPERTIES   POOL BALANCE      BALANCE        BALANCE
                                 -------------------   ----------   ------------   ------------   ------------

                                 Fee(1).............       223          95.4%          94.9%         100.0%
                                 Leasehold..........         3           3.8%           4.2%           0.0%
                                 Fee in part and
                                    leasehold in
                                    part............         2           0.8%           0.9%           0.0%

                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests,
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage or (iii) the borrower's interest
                                      consists of a fee interest in a
                                      condominium unit consisting of certain
                                      improvements, an undivided interest in
                                      common elements and an undivided interest
                                      in limited common elements that include a
                                      ground leasehold interest in the land
                                      underlying certain of those improvements.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code.

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                                      S-30

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                                 Those REMICs will exclude collections of
                                 additional interest accrued and deferred as to
                                 payment with respect to each mortgage loan with
                                 an anticipated repayment date that remains
                                 outstanding past that date, which collections
                                 will constitute a grantor trust for federal
                                 income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the offered certificates
                                 will be treated as having been issued at a
                                 premium. When determining the rate of accrual
                                 of original issue discount and market discount,
                                 if any, and the amortization of premium, for
                                 federal income tax purposes, the prepayment
                                 assumption will be that, subsequent to the date
                                 of any determination--

                                 o    the pooled mortgage loans with anticipated
                                      repayment dates will, in each case, be
                                      paid in full on that date,

                                 o    no pooled mortgage loan will otherwise be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of the maturity
                                      of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

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                                      S-31

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                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2005-PWR9
                                 Certificates" above are those of Moody's
                                 Investors Service, Inc. and Standard & Poor's,
                                 a division of The McGraw-Hill Companies, Inc.,
                                 respectively. It is a condition to their
                                 issuance that the respective classes of offered
                                 certificates receive credit ratings no lower
                                 than those shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

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                                      S-32

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-J, B, C, D AND E CERTIFICATES TO THE CLASS A-1,
A-2, A-3, A-AB, A-4A, A-4B AND A-1A CERTIFICATES AND THE SUBORDINATION OF THE
CLASS A-4B CERTIFICATES TO THE CLASS A-4A CERTIFICATES WILL AFFECT THE TIMING OF
PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF
CERTIFICATES.

     If you purchase class A-J, B, C, D or E certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4A,
A-4B and A-1A certificates. As a result, purchasers of class A-J, B, C, D or E certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates. If you purchase class A-4B certificates, then your offered certificates will provide credit support to the class A-4A certificates. As result, purchasers of class A-4B certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of the class A-4A certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2005-PWR9 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-PWR9 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

     The pass-through rate on certain classes of offered certificates is limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield)
on your offered certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

                                      S-33

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2005-PWR9 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

     The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate

                                      S-34

slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.
The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR9 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR9 pooling and servicing agreement. Decisions relating to the

                                      S-35

administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2005-PWR9 pooling and servicing agreement, (b) any rights of the series
2005-PWR9 controlling class representative and (c) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Marketplace at
Seminole, East Gate Square (Phase I), Stuart Centre, South Kendall Square,
Poinciana Place, 370 Reed Road, Courtyard by Marriott and Maybrook Plaza
Apartments under the related intercreditor agreements. See "Servicing of the
Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--The
Series 2005-PWR9 Controlling Class Representative" and "--PCF Non-Pooled
Subordinate Noteholders" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2005-PWR9 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A
CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE
SERIES 2005-PWR9 CERTIFICATES.

     A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2005-PWR9 certificates. The purchase of series 2005-PWR9 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2005-PWR9 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2005-PWR9 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-PWR9 certificates. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2005-PWR9 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the pooling and servicing agreement and/or various intercreditor agreements governing the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the special servicer with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that special servicer and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan and (c) except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan. For a discussion of those arrangements, see "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool--Subordinate and Other Financing--Split
Loan Structures" and "Servicing of the Mortgage Loans Under the Series 2005-PWR9
Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders and/or noteholders and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition,

                                      S-36

development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.
Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR9 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-PWR9 certificates will be required to direct, consent to or approve certain actions, including amending the series
2005-PWR9 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-PWR9 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

                                      S-37

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 42.8%, 20.0%, 15.8%, 8.6%,
4.2%, 4.0%, 2.1%, 1.8 and 0.7% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, multifamily properties, office properties, hospitality properties, industrial properties, other properties
(including design center and land properties), manufactured housing community properties, self-storage properties and mixed use properties, respectively. Loan group 1 consists of 169 pooled mortgage loans, representing 89.3% of the initial mortgage pool balance. Loan group 2 consists of 30 pooled mortgage loans, representing 10.7% of the initial mortgage pool balance. Loan group 2 will consist of 53.8% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy and effectiveness of the property's operations, management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                      S-38

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in prices for key commodities or products;

     o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

     o    rent control laws or other laws impacting operating costs;

     o    the number and diversity of tenants;

     o    the availability of trained labor necessary for tenant operations;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-39

     Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     (1) the physical attributes of the health club (e.g., its age, appearance and layout);

     (2) the reputation, safety, convenience and attractiveness of the property to users;

     (3) the quality and philosophy of management;

     (4) management's ability to control membership growth and attrition;

     (5) competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     (6) adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, either primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-40

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B as Trilogy Apartments, which represents 6.4% of the initial mortgage pool balance (and 7.2% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 29.9% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at

                                      S-41

100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

                                      S-42

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-one (51) of the mortgaged properties, representing security for 7.7% of the initial mortgage pool balance (and 8.7% of the initial loan group 1 balance), are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.
For example, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Linens n'
Things, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the sole tenant of the property has the option to terminate at any time during the term of the lease. As another example, the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Townview Square, representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial group 1 balance), Kmart, which leases approximately 51% of the net rentable area, has the right to go dark at any time. Other tenants, including anchor tenants, may have rights to terminate their leases that are triggered by the occurrence of certain events, such as a specified other tenant closing or a certain percentage or number of other tenant spaces being unoccupied.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                      S-43

     In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.
Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Sixty-two (62) of the mortgaged properties, representing security for 45.7% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix A, Appendix B, Appendix C and Appendix D to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New Jersey, Pennsylvania,
Florida, Virginia and Arizona represent security for 11.7%, 11.1%, 10.4%, 10.3%,
7.9% and 6.2%, respectively, of the initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more

                                      S-44

susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricane Katrina and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Louisiana, Mississippi, Alabama and
Florida) and certain other parts of the southeastern United States. See "--Other
Risks--Hurricane Katrina" below. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other
Risks --Hurricane Katrina" below, "Servicing of the Mortgage Loans Under the
Series 2005-PWR9 Pooling and Servicing Agreement--Maintenance of Insurance" in
this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Hazard Insurance Policies" in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past. Certain principals have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the
Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or

                                      S-45

strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Riverfront Plaza, representing 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), the mortgaged property, currently used for retail purposes, was previously used for various industrial purposes that, after testing,

                                      S-46

were determined to require remediation. As part of a state-approved remedial action plan, property restrictions have been recorded that limit the site to non-residential uses and impose restrictions on disturbing identified areas.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Marriott Tysons Corner, representing 2.3% of the initial mortgage pool balance (and 2.6% of the initial loan group 1 balance), the mortgaged property securing the pooled mortgage loan has ground water impact identified from a leaking underground storage tank related to a gas station located on an adjacent property. The adjacent property owner, Shell Oil, is the responsible party and is remediating the condition under the supervision of Virginia Department of Environmental Quality.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Harbor Shops, representing 1.9% of the initial mortgage pool balance (and 2.1% of the initial loan group 1 balance), the mortgaged property securing the pooled mortgage loan has groundwater and soil contamination due to historic use as an oil storage facility. The mortgaged property has been approved for the Florida Department of Environmental
Protection's ("FLDEP") "early detection initiative" as a property that will be remediated by the state. The current property owner, however, has agreed to voluntarily remediate the property. A subsurface monitoring program has been implemented that will measure concentrations of contaminates. Once the measure of these contaminates is at or below the natural attenuation default criteria as set forth by FLDEP for two consecutive semi-annual monitoring periods no further remediation will be required.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as East Gate Square (Phase I), representing 1.9%
of the initial mortgage pool balance (and 2.1% of the initial loan group 1 balance), the Phase I environmental site assessment indicated that a former tenant leased a portion of the mortgaged property to operate a dry cleaning establishment. Based upon the available evidence, the Phase I site assessment could not conclude whether or not the prior dry cleaning operation resulted in any contamination of the mortgaged property's subsurface soil or groundwater. In addition to an environmental indemnity creating joint and several recourse liability to the pooled mortgage loan's borrower and sponsors (Berwind Property
Group, LTD and Berwind Property Group, Inc.) for, among other things, any loss arising from any past, present or future environmental activity or condition at the mortgaged property, promptly upon the occurrence of an event of default, the borrower is required to deliver to the lender a $1,000,000 letter of credit. The letter of credit is required to remain in effect until such time as either the lender receives a phase II environmental report evidencing that no environmental contamination exists at the portion of the mortgaged property leased by such former tenant, or such event of default is acknowledged by lender in writing as being cured, or the loan is satisfied in full. In the event that the borrower does not deliver such letter of credit, the loan will become full recourse, on a joint and several basis, to the borrower and the sponsors.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Cranston Parkade, representing 1.7% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance), the mortgaged property securing the pooled mortgage loan has soil contamination from lead and arsenic due to the property's historic use as a brewery and an incinerator. The impacted soil is capped and protected by a land use restriction that prevents the disturbance of the contaminated soil.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Colonial Apartments, representing 0.5% of the initial mortgage pool balance (and 4.8% of the initial loan group 2 balance), two underground storage tanks ("USTs") were removed from the property securing the pooled mortgage loan; however, closure documentation was absent. A file review was to be performed, if necessary. The Phase I assessment estimated the costs of any required remediation or other actions to be between $50,000 and
$100,000.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as 300 Stillwater Avenue, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the Phase I report recommended a Phase II assessment, which was performed. The Phase II assessment revealed the release of various substances, including halogenated volatile organic compounds, total petroleum hydrocarbons, pesticides and lead. Additional remedial activities under the Connecticut
Transfer Act to evaluate the extent of impact to groundwater beneath the property site from off-site sources was recommended. An environmental escrow has been established in the amount of $212,500.

                                      S-47

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Pennsburg Square Shopping Center, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the Phase I assessment identified tetrachloroethylene
("PCE") in soil at a concentration level matching the most stringent statewide health standards. Based on such results, the groundwater is currently being investigated to determine the extent, if any, of groundwater impact at the property.

     Fifteen (15) mortgaged properties, securing 1.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 13 pooled mortgage loans in loan group 1, representing 1.4% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 2.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the
Mortgage Pool--Assessments of Property Value and Condition--Environmental
Insurance" in this prospectus supplement.

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from

                                      S-48

potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR9 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, 99.1% of the pooled mortgage loans are balloon mortgage loans, including 16.3% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2005-PWR9 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as the Marketplace at Seminole, East Gate Square
(Phase I), Stuart Centre, South Kendall Square, Poinciana Place, 370 Reed Road,
Courtyard by Marriott and Maybrook Plaza Apartments, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan. In addition, the borrowers or their affiliates under the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Harbor Shops and under some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the
Mortgage Pool - Certain Characteristics of the Mortgage Pool -Subordinate and
Other Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

                                      S-49

     Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

                                      S-50

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

                                      S-51

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2005-PWR9 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any

                                      S-52

such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

                                      S-53

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas and coastal areas of certain other states, which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. Likewise, in the case of the pooled mortgage loan secured by Lahaina Cannery Mall, which loan represents 2.2%
of the initial mortgage pool balance (and 2.5% of the initial loan group 1 balance), the mortgaged property is located in Hawaii within the inland limits of a tsunami hazard area. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002, Congress enacted the Terrorism Risk Insurance Act of 2002 ("TRIA"), which establishes a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks.

                                      S-54

Pursuant to the provisions of TRIA, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed
$5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates (unless extended by Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended, nor that alternative terrorism legislation will be enacted.

     TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by TRIA from coverage under their policies. Moreover, TRIA still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR9 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would

                                      S-55

result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.
The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in
Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated
accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR9 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-56

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

     With respect to the pooled mortgage loan originated as of August 3, 2005 and secured by the mortgaged property identified on Appendix B to this prospectus supplement as East Gate Square (Phase I), representing 1.9% of the initial mortgage pool balance (and 2.1% of the initial loan group 1 balance),
East Gate Center Limited Partnership (the "East Gate Borrower") has advised us that in April of 2005, it, its general partner, and several other plaintiffs filed a complaint in the Superior Court of New Jersey, Chancery Division:
Burlington County, against Vesterra-Phase I, Inc. ("Vesterra"), and several other defendants, requesting declaratory judgment, injunctive relief and damages, in connection with, among other things, Vesterra's rights, if any, as a limited partner of the East Gate Borrower. In its complaint, the East Gate
Borrower alleged that in February 2005, its general partner exercised an option under the East Gate Borrower's limited partnership agreement to buy out all of
Vesterra's interests in the East Gate Borrower. The complaint further alleged that the option was self executing, that Vesterra's interests automatically transferred to the East Gate Borrower's general partner upon exercise of such option, and that the purchase price for such transfer was to be determined and paid to Vesterra after such transfer became effective, pursuant to certain provisions of the East Gate Borrower's limited partnership agreement. The complaint further details subsequent negotiations and disputes between the East
Gate Borrower's general partner and Vesterra concerning the amount of the purchase price to be paid for Vesterra's interests in the East Gate Borrower. In its pleadings, Vesterra has claimed, among other things, that it currently retains a 39% limited partnership interest in the East Gate Borrower and has requested, as part of a counterclaim, that the East Gate Borrower be dissolved and its assets sold to determine the appropriate purchase price to be paid to
Vesterra for its interests in the East Gate Borrower. Pursuant to the loan documents executed by the East Gate Borrower and its guarantors (Berwind
Property Group, Ltd and Berwind Property Group, Inc.), those entities have agreed to be personally liable on a joint and several basis for any loss or damage to lender in connection with or arising out of the litigation described above, including special servicing fees, outside counsel fees and lender expenses. We can not assure you that the litigation described above would not have a material adverse effect on your certificates.

     With respect to the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Advanced
Accessory Systems, representing 0.3% of the initial mortgage pool balance (and
0.4% of the initial loan group 1 balance), Corporate Property Associates 15
Incorporated, the sponsor of the related borrowers (the "AAS Sponsor"), has advised us that, in March 2004, Carey Financial Corporation ("Carey Financial"),
the broker-dealer that managed the public offerings of the AAS Sponsor's common stock and a wholly-owned subsidiary of the AAS Sponsor's advisor W.P. Carey &
Co. LLC ("W.P. Carey"), received a letter from the SEC alleging various federal securities law violations by the AAS Sponsor and Carey Financial in connection with the Sponsor's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. The AAS Sponsor reported in its September 2004 Form 10-Q that it, Carey Financial and W. P. Carey have each received subpoenas from the staff of the SEC's Division of Enforcement (the "SEC Enforcement Staff")
requesting information relating to, among other things, the events addressed in the March 2004 letter. The AAS Sponsor further reported in its March 2005 Form
10-Q that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with the Sponsor and other REITs managed by W.P. Carey (together with W.P. Carey, the "AAS
Sponsor Group"). It cannot be determined at this time what action, if any, the
SEC will pursue against any member of the AAS Sponsor Group, the remedies the
SEC may seek against the AAS Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the AAS Sponsor Group if an action is brought by the SEC. Although no action is currently pending against any member of the AAS Sponsor Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

     In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Lumberton
Apartments, Colonial Apartments, Mapleton Square, Post & Coach and Village Green
and representing in the aggregate 2.3% of the initial mortgage pool balance (and
21.5% of the initial loan group 2 balance), according to published reports,
Charles Kushner, the former sole chairman of the Kushner Companies and a principal who currently holds a 9.9% ownership interest in the limited partner of the limited partner of each of the related borrowers, pled

                                      S-57

guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the Federal Election Committee. Mr. Kushner is reported to have resigned from his post as the chairman of the Kushner Companies but is the managing member of the general partner of the limited partner of each of the borrowers. Seryl Kushner, Charles Kushner's wife, is the owner of the general partner of each borrower. Additionally, upon the satisfaction of certain conditions, Seryl Kushner's ownership interest in each borrower can be transferred to Charles Kushner. According to published reports, Mr. Kushner was sentenced to, and is currently serving, a 2 year jail term. We cannot assure you that these circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of five (5) mortgaged properties, with an aggregate allocated loan amount representing 4.6% of the initial mortgage pool balance (and 5.1% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease.
These mortgaged properties consist of the mortgaged properties identified on
Appendix B to this prospectus supplement as Boston Design Center, Storage Bin
Portfolio - Route 452 Self Storage, Westshore Corporate Center, Tustin Corporate
Center and Evanston Medical Office Building.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

                                      S-58

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium or cooperative interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, or that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR9 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The fourteen (14) pooled mortgage loans secured by Arrowhead Apartments,
Bayview Club Apartments, Tamal Market Place Shopping Center, 300 Stillwater
Avenue, Fullerton Townhouse Apartments, Resurgens - Kennesaw Medical Office
Building, 350 Prince George's Boulevard, Primos Shopping Center, Briarlane
Apartments, Chiquita Warehouse, 2845 Wingate Street, Tustin Corporate Center,
Willowood Apartments and Exxtra Space Storage - Oak Harbor, which represent
0.8%, 0.7%, 0.6%, 0.4%, 0.4%, 0.3%, 0.2%, 0.2%, 0.2% 0.2%, 0.2%, 0.2%, 0.1% and
0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate,
2.6% of the initial loan group 1 balance and 19.6% of the initial loan group 2 balance), have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

                                      S-59

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

HURRICANE KATRINA

     In late August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of
Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known.
Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath.

ADDITIONAL RISKS

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                                      S-60

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

     We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-PWR9 certificates will be issued on the Issue Date pursuant to the series 2005-PWR9 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR9 pooling and servicing agreement are described in this "Description of the Offered Certificates"
section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR9 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series 2005-PWR9
Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the
Pooling and Servicing Agreements".

     The series 2005-PWR9 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
          Agreement--REO Account", the certificate administrator's distribution account described under "--Distribution Account"

                                      S-61

          below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-PWR9 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D and E classes, which are the classes of series 2005-PWR9 certificates that are offered by this prospectus supplement, and

     o    the X-1, X-2, F, G, H, J, K, L, M, N, P, Q, S, R and V classes, which are the classes of series 2005-PWR9 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     References to the "class A-4 certificates" mean the class A-4A and class
A-4B certificates collectively as if they were a single class of certificates.

     The class X certificates described in this prospectus supplement are the aggregation of the class X-1 and X-2 certificates issued under the series
2005-PWR9 pooling and servicing agreement.

     It is expected that Hyperion Capital Management, Inc. or an affiliate thereof will acquire several non-offered classes of the series 2005-PWR9 certificates, including the class S certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q and S certificates are the only series 2005-PWR9 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding from time to time. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the
Series 2005-PWR9 Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of

                                      S-62

that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class.
The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR9 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and S&P standards for securitizations similar to the one involving the offered certificates.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c)  amounts payable with respect to other trust fund expenses,
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

                                      S-63

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2005-PWR9 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator, the Trustee and the Fiscal Agent" and "--Reports to
          Certificateholders; Available Information" below;

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
          Administrator, the Tax Administrator, the Trustee and the Fiscal
          Agent" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR9 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2005-PWR9 Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2005-PWR9 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2005-PWR9 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and S&P standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on

                                      S-64

an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated
Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

     o    Loan group 1, which will consist of 169 pooled mortgage loans, with an aggregate cut-off date principal balance of $1,921,107,310, representing 89.3% of the initial mortgage pool balance; and

     o    Loan group 2, which will consist of 30 pooled mortgage loans, with an aggregate cut-off date principal balance of $231,281,412, representing
          10.7% of the initial mortgage pool balance. Loan group 2 will consist of 53.8% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily properties.

     On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR9 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur.
The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2005-PWR9 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2005-PWR9 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR9 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the

                                      S-65

certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2005-PWR9 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2005-PWR9 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2005-PWR9 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class.

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2005-PWR9 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2005-PWR9 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2005-PWR9 principal balance certificates.

                                      S-66

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR9 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR9 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4A, A-4B and
A-1A certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

     The pass-through rates for the class A-J, B, C, D, E, F, K, L, M, N, P, Q and S certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rate applicable to the class G, H and J certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through
Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

     o    the weighted average of the pass-through rates for the class A-1, A-2,
          A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
          P, Q and S certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2005-PWR9 certificates outstanding immediately prior to the distribution date for that interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR9 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB, A-4A and A-4B certificates collectively, on the other, in the following amounts:

     o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates has been reduced to zero, the portion of the
               Principal Distribution Amount for that distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates), and

          2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

                                      S-67

     o    to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A certificates), and

          2.   the total principal balance of the class A-1, A-2, A-3, A-AB and
               A-4 certificates immediately prior to that distribution date;

     In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date;

     o    fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

                                      S-68

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1,
               A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-4 certificates
               immediately prior to that distribution date.

     In addition, the portion of the Principal Distribution Amount for any distribution date that is allocable to the class A-4 certificates as described in the final bullet above will be further allocated, first, to the holders of the class A-4A certificates until their principal balance is reduced to zero and, then, to the holders of the class A-4B certificates until their principal balance is reduced to zero.

     Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any
event, as of the final distribution date for the series 2005-PWR9 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3, A-AB,
A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class, provided that the portion of the Principal Distribution Amount so allocated to the class A-4 certificates will be further allocated, first, to the holders of the class A-4A certificates until their principal balance is reduced to zero and, then, to the holders of the class A-4B certificates until their principal balance is reduced to zero. While one or more of the class A-1,
A-2, A-3, A-AB, A-4 and/or A-1A certificates are outstanding, no portion of the
Principal Distribution Amount for any distribution date will be allocated to any other class of series 2005-PWR9 certificates. While the class A-4A certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to the class A-4B certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (that is, first, to class A-J, then to class B and so on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2005-PWR9 principal balance certificates, if any, with an earlier alphabetical designation is reduced to zero.

     To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--

                                      S-69

Advances of Delinquent Monthly Debt Service Payments" below, "Servicing of the
Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" and
"Glossary--Principal Distribution Amount".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-PWR9 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR9 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions.

     On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

     o    from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

     o    from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2,
          A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date (and any such distributions with respect to the class A-4 certificates will be applied, first, to the class A-4A certificates up to their interest entitlement and, then, to the class
          A-4B certificates up to their interest entitlement) and

     o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group, and provided that such distributions of interest on the class A-4 certificates will be applied, first, to the class
A-4A certificates up to their interest entitlement and, then, to the class A-4B certificates up to their interest entitlement.

     On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

     o    first, to make distributions of principal to the holders of the class
          A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal Distributions" above
          (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

                                      S-70

     o    second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates for any Realized Losses and Additional Trust
          Fund Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses " below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes, except that the class A-4A and A-4B certificates will be treated as if they were a single class and any reimbursement to such class shall be paid, first, to the holders of the class A-4A certificates until they are fully reimbursed for Realized Losses and
          Additional Trust Fund Expenses previously allocated to them, and, then, to the holders of the class A-4B certificates until they are fully reimbursed for Realized Losses and Additional Trust Fund
          Expenses previously allocated to them;

     o    third, sequentially to the holders of the class A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under
          "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any
          Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of
          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses " below) and for which reimbursement has not previously been made; and

     o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-J, B, C, D, E, F, G, H
or J certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          1.

     If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

                                      S-71

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the class A-1A certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          2.

     The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

     The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Hyperion Capital Management, Inc. or an affiliate thereof will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2005-PWR9 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-PWR9 certificates, and

                                      S-72

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR9 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR9 certificates. If this occurs following the distributions made to the series 2005-PWR9 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2005-PWR9 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR9 certificates equals the total Stated Principal
Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          S
        2nd                          Q
        3rd                          P
        4th                          N
        5th                          M
        6th                          L
        7th                          K
        8th                          J
        9th                          H
       10th                          G
       11th                          F
       12th                          E
       13th                          D
       14th                          C
       15th                          B
       16th                         A-J
       17th            A-1, A-2, A-3, A-AB, A-4 and
                            A-1A  certificates,
                          pro rata based on total
                      outstanding principal balances

                                      S-73

     Any such reduction in the total principal balance of the class A-4 certificates will be applied, first, to the class A-4B certificates until their principal balance is reduced to zero and, then, to the class A-4A certificates until their principal balance is reduced to zero.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR9 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR9 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR9 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR9 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2005-PWR9 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and
Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a
Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

     Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR9 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR9 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2005-PWR9 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2005-PWR9 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

                                      S-74

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR9 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR9 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
          (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
          "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series 2005-PWR9
          Pooling and Servicing Agreement--Servicing and Other Compensation and
          Payment of Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below,

          2.   any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR9 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

                                      S-75

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR9 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR9 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

                                      S-76

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Moody's and S&P will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2005-PWR9 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2005-PWR9 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR9
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

     The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

                                      S-77

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR9 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any Non-Pooled
Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR9 certificate, the parties to the series
2005-PWR9 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

                                      S-78

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of Appraisal Reduction
          Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

                                      S-79

     22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

     27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR9 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR9 certificates via the certificate administrator's internet website. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2005-PWR9 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR9 pooling and servicing agreement.

     Other Information. The series 2005-PWR9 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR9 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR9 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2005-PWR9 pooling and servicing agreement and any amendments thereof; the monthly reports of the

                                      S-80

certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

     o    in the case of a registered holder or beneficial owner of a series
          2005-PWR9 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series
          2005-PWR9 certificate and will keep confidential any of the information that has not been filed with the SEC; and

     o    in the case of a prospective purchaser of a series 2005-PWR9 certificate or any interest in a series 2005-PWR9 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2005-PWR9 certificate or an interest in a series 2005-PWR9 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes); and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR9 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4A,
A-4B, A-1A and A-J certificates, and $100,000, in the case of the class B, C, D and E certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

                                      S-81

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any

                                      S-82

securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in
Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix F to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

     Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR9 certificates and of transfers and exchanges of any and all series 2005-PWR9 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR9 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR9 pooling and servicing agreement.

     The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR9 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Bear Stearns Commercial
Mortgage Securities Trust 2005-PWR9. LaSalle is an affiliate of ABN AMRO Bank
N.V., the initial fiscal agent. As of June 30, 2005, LaSalle had assets of approximately $69.7 billion.

     The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR9 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR9. As of June 30, 2005, ABN
AMRO had assets of approximately $1.06 trillion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "Aa3" by Moody's and "AA-" by S&P.

                                      S-83

     The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00122% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

     The holders of series 2005-PWR9 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

     ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR9 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR9 pooling and servicing agreement, the mortgage loans or the series 2005-PWR9 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

     None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2005-PWR9 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR9 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR9 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2005-PWR9 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR9 certificates entitled to not less than 51% of the series 2005-PWR9 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

                                      S-84

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR9 certificate can also be evidenced by written confirmation from each of
          Moody's and S&P that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board
          (or any successor thereto) as in effect from time to time;

     o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

     o    no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

     o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR9 certificates entitled to not less than 51%
          of all of the series 2005-PWR9 voting rights.

TERMINATION OF THE SERIES 2005-PWR9 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2005-PWR9 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2005-PWR9 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

     3.   the exchange by any single holder of all the series 2005-PWR9 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2005-PWR9 pooling and servicing agreement will be given to each series 2005-PWR9 certificateholder. The final distribution to the registered holder of each series 2005-PWR9 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2005-PWR9 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR9 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2005-PWR9 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR9 controlling class, and

                                      S-85

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2005-PWR9 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

     o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR9 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2005-PWR9 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2005-PWR9 certificateholders, will constitute part of the Available Distribution
Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-PWR9 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2005-PWR9 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR9 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR9 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR9 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR9 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F, G, H and J
certificates is reduced to zero.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of

                                      S-86

          subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of performance holdbacks (see the "Footnotes to
Appendix B" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

     With respect to any class of offered certificates with a pass-through rate limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                                      S-87

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR9 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR9 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR9 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse

                                      S-88

any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR9 certificates on the related distribution date.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB, A-4A and A-4B certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB, A-4A and A-4B certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.

                                      S-89

Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 28, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR9 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A

                                      S-90

certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR9 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                   88%   88%   88%   88%   88%
September 2007                   74%   74%   74%   74%   74%
September 2008                   55%   55%   55%   55%   55%
September 2009                   32%   32%   32%   32%   32%
September 2010 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   3.0   3.0   3.0   3.0   3.0

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                  100%  100%  100%  100%  100%
September 2007                  100%  100%  100%  100%  100%
September 2008                  100%  100%  100%  100%  100%
September 2009                  100%  100%  100%  100%  100%
September 2010 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   4.8   4.8   4.8   4.8   4.7

                                      S-91

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                  100%  100%  100%  100%  100%
September 2007                  100%  100%  100%  100%  100%
September 2008                  100%  100%  100%  100%  100%
September 2009                  100%  100%  100%  100%  100%
September 2010                  100%  100%  100%  100%  100%
September 2011                  100%  100%  100%  100%  100%
September 2012                   74%   74%   74%   74%   74%
September 2013                   50%   50%   50%   50%   50%
September 2014                   18%   12%    5%    0%    0%
September 2015 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   7.9   7.9   7.8   7.8   7.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                  100%  100%  100%  100%  100%
September 2007                  100%  100%  100%  100%  100%
September 2008                  100%  100%  100%  100%  100%
September 2009                  100%  100%  100%  100%  100%
September 2010                  100%  100%  100%  100%  100%
September 2011                   73%   73%   73%   73%   73%
September 2012                   48%   48%   48%   48%   48%
September 2013                   29%   29%   29%   29%   29%
September 2014                   10%   10%   10%    7%    0%
September 2015 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   7.1   7.1   7.1   7.0   7.0

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                  100%  100%  100%  100%  100%
September 2007                  100%  100%  100%  100%  100%
September 2008                  100%  100%  100%  100%  100%
September 2009                  100%  100%  100%  100%  100%
September 2010                  100%  100%  100%  100%  100%
September 2011                  100%  100%  100%  100%  100%
September 2012                  100%  100%  100%  100%  100%
September 2013                  100%  100%  100%  100%  100%
September 2014                  100%  100%  100%  100%   99%
September 2015 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   9.8   9.7   9.7   9.7   9.6

                                      S-92

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                  100%  100%  100%  100%  100%
September 2007                  100%  100%  100%  100%  100%
September 2008                  100%  100%  100%  100%  100%
September 2009                  100%  100%  100%  100%  100%
September 2010                  100%  100%  100%  100%  100%
September 2011                  100%  100%  100%  100%  100%
September 2012                  100%  100%  100%  100%  100%
September 2013                  100%  100%  100%  100%  100%
September 2014                  100%  100%  100%  100%  100%
September 2015 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   9.9   9.9   9.9   9.9   9.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%  100%
September 2006                   99%   99%   99%   99%   99%
September 2007                   98%   98%   98%   98%   98%
September 2008                   97%   97%   97%   97%   97%
September 2009                   96%   96%   96%   96%   96%
September 2010                   84%   84%   84%   84%   84%
September 2011                   83%   83%   83%   83%   83%
September 2012                   79%   79%   79%   79%   79%
September 2013                   78%   78%   78%   78%   78%
September 2014                   76%   76%   76%   76%   76%
September 2015 and thereafter     0%    0%    0%    0%    0%
Weighted average life (years)   8.7   8.7   8.7   8.6   8.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%   50%   75%   100%
-----------------------------   ----   ----   ---   ---   ----
Issue Date                       100%   100%  100%  100%  100%
September 2006                   100%   100%  100%  100%  100%
September 2007                   100%   100%  100%  100%  100%
September 2008                   100%   100%  100%  100%  100%
September 2009                   100%   100%  100%  100%  100%
September 2010                   100%   100%  100%  100%  100%
September 2011                   100%   100%  100%  100%  100%
September 2012                   100%   100%  100%  100%  100%
September 2013                   100%   100%  100%  100%  100%
September 2014                   100%   100%  100%  100%  100%
September 2015 and thereafter      0%     0%    0%    0%    0%
Weighted average life (years)   10.0   10.0   9.9   9.9   9.8

                                      S-93

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
September 2006                    100%   100%   100%   100%  100%
September 2007                    100%   100%   100%   100%  100%
September 2008                    100%   100%   100%   100%  100%
September 2009                    100%   100%   100%   100%  100%
September 2010                    100%   100%   100%   100%  100%
September 2011                    100%   100%   100%   100%  100%
September 2012                    100%   100%   100%   100%  100%
September 2013                    100%   100%   100%   100%  100%
September 2014                    100%   100%   100%   100%  100%
September 2015 and thereafter       0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
September 2006                    100%   100%   100%   100%  100%
September 2007                    100%   100%   100%   100%  100%
September 2008                    100%   100%   100%   100%  100%
September 2009                    100%   100%   100%   100%  100%
September 2010                    100%   100%   100%   100%  100%
September 2011                    100%   100%   100%   100%  100%
September 2012                    100%   100%   100%   100%  100%
September 2013                    100%   100%   100%   100%  100%
September 2014                    100%   100%   100%   100%  100%
September 2015 and thereafter       0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

                                      S-94

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
September 2006                    100%   100%   100%   100%  100%
September 2007                    100%   100%   100%   100%  100%
September 2008                    100%   100%   100%   100%  100%
September 2009                    100%   100%   100%   100%  100%
September 2010                    100%   100%   100%   100%  100%
September 2011                    100%   100%   100%   100%  100%
September 2012                    100%   100%   100%   100%  100%
September 2013                    100%   100%   100%   100%  100%
September 2014                    100%   100%   100%   100%  100%
September 2015 and thereafter       0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%   100%
September 2006                    100%   100%   100%   100%   100%
September 2007                    100%   100%   100%   100%   100%
September 2008                    100%   100%   100%   100%   100%
September 2009                    100%   100%   100%   100%   100%
September 2010                    100%   100%   100%   100%   100%
September 2011                    100%   100%   100%   100%   100%
September 2012                    100%   100%   100%   100%   100%
September 2013                    100%   100%   100%   100%   100%
September 2014                    100%   100%   100%   100%   100%
September 2015 and thereafter       0%     0%     0%     0%     0%
Weighted average life (years)    10.0   10.0   10.0   10.0   10.0

                                      S-95

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 199 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,152,388,723. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 169 mortgage loans and have an initial mortgage pool balance of
$1,921,107,310. Loan group 2 will consist of 30 mortgage loans and have an initial mortgage pool balance of $231,281,412. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $523,855 to $137,500,000 and the average of those cut-off date principal balances is $10,816,024.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the Trilogy Apartments Pooled Mortgage
Loan, which has a cut-off date principal balance of $137,500,000 and represents
6.4% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 29.9% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include seven (7) mortgage loans, representing 3.4%
of the initial mortgage pool balance (which pooled mortgage loans consist of 6 pooled mortgage loans in loan group 1, representing 3.5% of the initial loan group 1 balance, and 1 mortgage loan in loan group 2, representing 3.3% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and two (2) groups totaling nine (9) cross-collateralized pooled mortgage loans, which groups represent 2.3% of the initial mortgage pool balance (and 2.5% of the initial loan group 1 balance), that in the aggregate are secured by two properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage
(generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

                                      S-96

     In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Holiday Inn - Norman, Holiday Inn - McAlester, Holiday
Inn Express - Durant, Hampton Inn - Sherman, Comfort Suites and Best Western
-Atoka, collectively representing 1.3% of the initial mortgage pool balance (and
1.5% of the initial loan group 1 balance), the related borrower may obtain the release of up to three corresponding mortgaged properties through partial defeasance of that group, subject to the fulfillment of, among other things, (i)
the pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Holiday Inn - Norman must be the first pooled mortgage loan defeased; (ii) the payment of a specified release price; (iii) the remaining properties must have a loan-to-value ratio of not more than 67.50% and a debt service coverage ratio of not less than 1.40x (based on trailing 3 months); and (iv) the lender must receive confirmation from each rating agency that such release would not result in the downgrade, withdrawal or qualification of then outstanding ratings on the series 2005-PWR9 certificates.

     In the case of the group of cross-collateralized pooled mortgage loans that are secured by mortgaged properties identified on Appendix B to this prospectus supplement as Purple Creek Plaza - Jackson Retail Portfolio, North Regency
Square - Jackson Retail Portfolio and Centre Park - Jackson Retail Portfolio,
representing 1.0% of the initial mortgage pool balance (and 1.1% of the initial loan group 1 balance), the related borrower may obtain the release of any of the related mortgaged properties through partial defeasance, subject to certain conditions, including that (i) the actual debt service coverage ratio of remaining properties is at least 1.30x on a combined basis, and no individual property has a debt service coverage ratio of less than 1.15x; (ii) the projected debt service coverage ratio (using a 10% mortgage constant) is not less than 0.90x for the preceding 12 months; (iii) the combined loan-to-value ratio of remaining properties is not greater than 80%; and (iv) each remaining property has at least 90% occupancy. In addition, the related borrower is permitted to obtain the severance of the North Regency mortgaged property or, in connection with an approved assumption, any related mortgaged property, subject to the satisfaction of criteria analogous to those above.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Storage Bin Portfolio, representing 1.3% of the initial mortgage pool balance
(and 1.4% of the initial loan group 1 balance), the related borrower may obtain the release of up to two of the related mortgaged properties through partial defeasance, subject to the satisfaction of, among other things, (i) the outstanding principal balance of the mortgage loan defeased is not less than the greater of (x) 125% of the allocated loan amount of the related mortgaged property and (y) an amount that, after giving effect to the partial defeasance, will result in a debt service coverage ratio for the remaining mortgaged properties of not less than the greater of 1.30x and the debt service coverage ratio for the all mortgaged properties immediately prior to such defeasance; and
a loan-to-value ratio for the remaining mortgaged properties of not in excess of the lesser of 75% and the loan-to-value ratio for all mortgaged properties immediately prior to such defeasance; and (ii) the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Wright Executive Center, representing 0.5% of the initial mortgage pool balance
(and 0.5% of the initial loan group 1 balance), the related borrower may obtain the release of either of the related mortgaged properties through partial defeasance, subject to the satisfaction of, among other things, (i) the proposed release must be in connection with the sale of the related mortgaged property;
(ii) the outstanding principal balance of the mortgage loan defeased is not less than the greater of (x) 125% of the allocated loan amount of the related mortgaged property and (y) an amount that, after giving effect to the partial defeasance, will result in a debt service coverage ratio for the remaining mortgaged property of not less that the greater of 1.30x and the debt service coverage ratio for both mortgaged properties immediately prior to such defeasance; and a loan-to-value ratio for the remaining mortgaged property of not in excess of the lesser of 75% and the loan-to-value ratio for both mortgaged properties immediately prior to such defeasance; (iii) if the mortgaged property to be released is 2940 Presidential Drive, Ball Aerospace must have renewed its lease on the other mortgaged property for a term that expires at least four years after the maturity date of the pooled mortgage loan, with no termination rights; and (iv) the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Center City III Portfolio, representing 0.4% of the initial mortgage pool balance (and

                                      S-97

3.3% of the initial loan group 2 balance), the related borrower may obtain the release of up to two of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, (i) the outstanding principal balance of the mortgage loan defeased is not less than 125% of the allocated loan amount of the related mortgaged property; (ii) the aggregate allocated loan amount must not exceed
$2,660,000; and (iii) the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates; provided that the borrower is permitted to partially prepay the pooled mortgage loan on the same terms and conditions, subject to a prepayment consideration of payment of 125% of the allocated loan amount of the related mortgaged property plus yield maintenance.
In connection with such release and partial prepayment, the amortization schedule of such pooled mortgage loan will be recast and consequently, the monthly debt service payments will be adjusted.

     In the case of the of the multi-property pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Advanced Accessory Systems, representing 0.3% of the initial mortgage pool balance (and 0.4%, of the initial loan group 1 balance), the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the mortgage loan, subject to the fulfillment of, among other things, the conditions that (i) the defeasance collateral provides payment of 125% of the scheduled principal and interest payments related to the allocated loan amount, (ii) the borrower has complied with all requirements of and obtained all approvals required under the related credit tenant lease and
(iii) the lender has received confirmation from each rating agency that such release would not result in the downgrade, withdrawal or qualification of then outstanding ratings on the series 2005-PWR9 certificates.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Advanced Accessory Systems, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the related borrower is permitted to substitute any one or more of the mortgaged properties securing the related pooled mortgage loan with a replacement property at any time during the loan term, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (a) the value of the replacement property as determined by an appraisal must be at least equal to the value of the mortgaged property on the origination date, (b) at the time of substitution, the debt service coverage ratio and the loan-to-value ratio with respect to the replacement property (calculated as set forth in the related mortgage loan documents) must meet the requirements specified in the related mortgage loan documents, (c) the net operating income (calculated as set forth in the related mortgage loan documents) for the replacement property must not show a downward trend over the three (3) years immediately prior to the date of substitution, (d) any replacement property must be used as office, retail, industrial/light manufacturing or warehouse/distribution, and must be of like quality to the building being substituted, be in a location having similar or greater attributes in terms of submarket strength, population and accessibility as the property being substituted and be in a submarket that is substantially the same size as that of the property being substituted, and (e) the lender must receive confirmation from the rating agencies that such substitution will not result in the downgrade, qualification or withdrawal of the ratings of any of the series 2005-PWR9 certificates.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-98

                                                         NUMBER OF
                                                       STATES WHERE
                                          NUMBER OF    THE MORTGAGED   % OF INITIAL
                                          MORTGAGED   PROPERTIES ARE     MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   PROPERTIES       LOCATED      POOL BALANCE
--------------------------------------   ----------   --------------   ------------

Group 1:
Marriott Tysons Corner                        1              1             2.3%
Rochester Kahler Grand                        1              1             1.4%
Ontario Airport Marriott                      1              1             1.2%
Marriott Park City                            1              1             0.8%
   TOTAL FOR GROUP:                           4              4             5.7%

Group 2:
Cranston Parkade                              1              1             1.7%
Tri-City Plaza                                1              1             1.0%
   TOTAL FOR GROUP:                           2              2             2.6%

Group 3:
Lumberton Apartments                          1              1             0.7%
Colonial Apartments                           1              1             0.5%
Mapleton Square                               1              1             0.5%
Post & Coach                                  1              1             0.3%
Village Green                                 1              1             0.3%
   TOTAL FOR GROUP:                           5              2             2.3%

Group 4:
Baker Waterfront Plaza                        1              1             0.7%
Old Colony Square                             1              1             0.7%
Schrewsbury Business Center                   1              1             0.3%
Lionshead Office Park                         1              1             0.2%
Walmart Plaza Pad Site                        1              1             0.1%
Cobleskill Plaza                              1              1             0.1%
   TOTAL FOR GROUP:                           6              2             2.1%

Group 5:
Stuart Centre                                 1              1             0.9%
South Kendall Square                          1              1             0.6%
Poinciana Place                               1              1             0.5%
   TOTAL FOR GROUP:                           3              1             2.0%

Group 6:
Gloucester Town Center                        1              1             0.6%
New Forest Crossing Shopping Center           1              1             0.5%
4481 Campus Drive                             1              1             0.4%
Gateway Station                               1              1             0.2%
10725 West Greenfield Avenue                  1              1             0.1%
   TOTAL FOR GROUP:                           5              4             1.7%

Group 7:
Village at Newtown                            1              1             0.9%
Roosevelt Plaza                               1              1             0.8%
   TOTAL FOR GROUP:                           2              1             1.6%

Group 8:
Monte del Lago MHC                            1              1             1.0%
The Villas of Spanish Oaks MHC                1              1             0.6%
   TOTAL FOR GROUP:                           2              2             1.6%

                                      S-99

                                                         NUMBER OF
                                                       STATES WHERE
                                          NUMBER OF    THE MORTGAGED   % OF INITIAL
                                          MORTGAGED   PROPERTIES ARE     MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   PROPERTIES       LOCATED      POOL BALANCE
--------------------------------------   ----------   --------------   ------------

Group 9:
Burlington Coat Factory                       1              1             0.3%
Borders Cost Plus                             1              1             0.3%
Rite Aid - Carlsbad                           1              1             0.1%
Rite Aid - Livingston                         1              1             0.1%
Rite Aid - Livermore                          1              1             0.1%
Rite Aid - Hanford                            1              1             0.1%
   TOTAL FOR GROUP:                           6              3             1.1%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for thirty-three (33)
mortgage loans, representing 18.6% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month, four (4) mortgage loans, representing 0.7% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third day of each month and one (1) pooled mortgage loan, representing 0.3% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the second day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or, in five (5) cases, representing 1.3%
of the initial mortgage pool balance, not more than fifteen (15) days). All of the pooled mortgage loans with scheduled due dates on the second, third, or fifth day of the month, as applicable, do not provide for a grace period in excess of 5 days. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. The initial scheduled payments of principal and interest for the pooled mortgage loans secured by the mortgaged properties identified on Appendix
B to this prospectus supplement as "Shopwell Plaza" and "Country Fair Shopping
Center" are not due until November 2005 and those loans will not accrue interest in September 2005. However, the related pooled mortgage loan seller will transfer to the trust on the Issue Date cash in an amount equal to the interest that would have accrued on such pooled mortgage loan on its cut-off date principal balance if it had accrued interest on that balance for the full month of September 2005 and such cash amount will be included in the Available
Distribution Amount for the Distribution Date in October 2005.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, the two pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as Gloucester Town Center and New
Forest Crossing Shopping Center, together representing 1.1% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), each provides for a one-time increase in the mortgage interest rate two years into its term (and is interest-only for its entire term). In addition, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics.

     One hundred ninety-four (194) of the mortgage loans, representing 99.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 164 pooled mortgage loans in loan group 1, representing 98.9% of the initial loan group 1 balance, and 30 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

                                     S-100

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Forty-two (42) of the balloon mortgage loans referred to in the preceding paragraph, representing 33.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 35 pooled mortgage loans in loan group 1, representing
34.4% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 24.8% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and twelve (12) of the balloon mortgage loans referred to in the preceding paragraph, representing 10.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 11 pooled mortgage loans in loan group 1, representing 11.1% of the initial loan group 1 balance, and 1 pooled mortgage loans in loan group 2, representing 8.9% of the initial loan group 2 balance), provide for no amortization and for payments of interest only for their entire term to maturity.

     Thirty (30) of the pooled mortgage loans referred to in the second preceding paragraph, representing 16.3% of the initial mortgage pool balance
(which pooled mortgage loans consist of 25 pooled mortgage loans in loan group
1, representing 15.6% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 21.5% of the initial loan group 2 balance), are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Fifteen
(15) of the ARD loans, representing 8.5% of the initial mortgage pool balance, provide for initial interest-only periods that expire 23 to 60 months following their respective origination dates. Three (3) of the ARD loans, representing
3.1% of the initial mortgage pool balance, requires payments of interest only for its entire term to ARD. The ARD loans include three (3) of the ten largest pooled mortgage loans, namely the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Boston
Design Center, Riverside on the James and The Dome. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to one of the following: (i) a specified percentage (1.75% or 2%) plus the initial mortgage interest rate, (ii) the sum of a specified percentage (2%,
          2.5% or 5%) and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities or (iii) the sum of 2% and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States
          Treasury securities but not to exceed the initial mortgage interest rate plus 5%. The additional interest will--

          1.   be deferred,

          2.   in some cases, be compounded,

          3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

          4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                     S-101

     Five (5) of the pooled mortgage loans, representing 0.9% of the initial mortgage pool balance (and 1.1% of the initial loan group 1 balance), are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

     On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    One hundred forty-two (142) pooled mortgage loans, representing 69.6%
          of the initial mortgage pool balance (which pooled mortgage loans consist of 115 pooled mortgage loans in loan group 1, representing
          67.2% of the initial loan group 1 balance, and 27 pooled mortgage loans in loan group 2, representing 89.4% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out
          Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2005-PWR9 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Thirty-four (34) pooled mortgage loans, representing 18.5% of the initial mortgage pool balance (which pooled mortgage loans consist of
          32 pooled mortgage loans in loan group 1, representing 19.8% of the initial loan group 1 balance, and two pooled mortgage loans in loan group 2, representing 7.2% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for a Prepayment Premium or a
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and a percentage ranging from 1% to 3% of the amount prepaid.

     o    Eleven (11) pooled mortgage loans, representing 6.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 10 pooled mortgage loans in loan group 1, representing 6.7% of the initial loan group 1 balance, and one (1) pooled mortgage loan in loan group 2, representing 3.4% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2005-PWR9 certificates, to defease the pooled mortgage loan by pledging
          Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Six (6) pooled mortgage loans, representing 1.1% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), permit prepayment at any time with payment of a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2005-PWR9 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                      S-102

     o    One (1) pooled mortgage loan, representing 2.6% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance), prohibits voluntary principal prepayments for a portion of the loan during a lock-out period, but permits the related borrower, after an initial period of 25 months following the date of issuance of the series 2005-PWR9 certificates, to defease that portion of the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage;
          and with respect to the other portion of the loan, following a lock-out period up to and including the September 2006 payment date, permits prepayment at any time with a Prepayment Premium or Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    Five (5) of the pooled mortgage loans, representing 1.9% of the initial mortgage pool balance (and 2.2% of the initial loan group 1 balance), permit prepayment in whole (but not in part) at any time with the payment of a Prepayment Premium or a Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to thirteen (13) months prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     In addition, some loans permit partial prepayments despite Lock-out Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix D.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Other Releases. As described above under "--Cross-Collateralized Mortgage
Loans and Multi-Property Mortgage Loans (and Related Collateral Substitution,
Partial Release or Partial Defeasance Provisions); Mortgage Loans with
Affiliated Borrowers" and in Appendix D, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Riverside on the James and representing 2.6% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance), that pooled mortgage loan is presented in this prospectus supplement as a single pooled mortgage loan but that pooled mortgage loan is actually evidenced by two cross-collateralized and cross-defaulted notes. The loan documents provide that so long as the related borrower owns both the retail and office condominium units that comprise the mortgaged property, the notes are required to be cross-collateralized and cross-defaulted. If the promissory note securing the retail condominium unit is assumed by a third party pursuant to a sale of that unit, the cross-collateralization and cross-default requirements will be terminated. In addition, the cross-collateralization and cross-default provisions will be

                                      S-103

terminated in the event of a voluntary prepayment by the borrower of the promissory note securing the retail condominium unit after the expiration of the applicable lock-out period.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Cranston Parkade and representing 1.7% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance), at any time after the second anniversary of the Issue
Date the related borrower may obtain the release of a parcel consisting of the
Kmart location subject to the satisfaction of certain conditions, including, among other things, that: (i) the prepayment of, or defeasance with respect to,
$13,022,600 of the outstanding principal balance of the loan (which represents
115% of the allocated Kmart parcel loan amount), (ii) the debt-service-coverage ratio after giving effect to the release is greater than or equal to 0.89x, assuming a debt service constant of 9.30%, and (iii) the loan-to-value ratio after giving effect to the release is less than or equal to 79%.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Stuart Centre and representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the loan documents provide for the release of three separate 0.25 acre portions of the parcel, provided certain conditions set forth in the loan documents are met, including, after giving effect to the release, a loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80.0%, a minimum net operating income (calculated as set forth in the related loan documents) of at least 1.28x and a payment of release consideration, together with any applicable prepayment premium as provided for in the loan documents.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marnell Corporate
Center III & VI, representing 0.7% of the initial mortgage pool balance (and
0.7% of the initial loan group 1 balance), the mortgage loan documents provide for the release of the building known as Marnell Corporate Center VI after the expiration of the lock-out period, subject to the satisfaction of certain conditions, including payment of release consideration equal to the allocated loan amount of $2,800,000 (as reduced by pro rata application of principal payments), together with any applicable prepayment premium, which will be applied as a partial prepayment of the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Kendall Square and representing 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the loan documents provide for the release of a
0.45 acre portion, a 0.21 acre portion and/or a 0.27 acre portion of the parcel, provided certain conditions set forth in the loan documents are met, including, after giving effect to the release, a loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80.0% (or no more than 75%
if the largest parcel is released), a minimum net operating income (calculated as set forth in the related loan documents) of at least 1.35x and a payment of release consideration, together with any applicable prepayment premium as provided for in the loan documents.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 6832 & 6858
Old Dominion Drive, representing 0.6% of the initial mortgage pool balance (and
0.6% of the initial loan group 1 balance), the related borrower is permitted to release one of the two parcels that makes up the mortgaged property, subject to the satisfaction of certain conditions, including, among other things: (a) the payment of 120% of the allocated loan amount, (b) the annual net operating income of the remaining parcel is at least 1.30 times the annual payments due on the mortgage loan, (c) the loan to value ratio after the release is not greater than 65% and (d) the payment of any applicable yield maintenance charges prior to the partial release.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Poinciana Place and representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the loan documents provide for the release of a 0.25 acre portion of the parcel, provided certain conditions set forth in the loan documents are met, including, after giving effect to the release, a loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80.0%, a minimum net operating income (calculated as set forth in the related loan documents) of at least 1.35x and a payment of release consideration, together with any applicable prepayment premium as provided for in the loan documents.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as New Forest Crossing
Shopping Center, representing 0.5% of the initial mortgage pool balance (and

                                      S-104

0.6% of the initial loan group 1 balance), the mortgage loan documents provide for the release of two separate parcels at any time during the term of the loan, one leased to KFC of America (the "KFC Parcel") and one leased to Pizza Hut of
America (the "Pizza Hut Parcel"), subject to the satisfaction of certain conditions, including payment of release consideration equal to, in the case of the KFC Parcel, $378,000 and, in the case of the Pizza Hut Parcel, $432,000, in each case together with any applicable make-whole premium as set forth in the loan documents.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Townview Square and representing 0.5% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the related borrower is permitted to substitute a portion of the mortgaged property consisting of a retention pond with another property of substantially like kind and quality, subject to the satisfaction of certain conditions specified in the related mortgage loan documents.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 300 Stillwater Avenue and representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the related borrower is permitted to release a portion of the mortgaged property, consisting of a portion of a parking area, subject to the satisfaction of certain conditions, including, among other things, that: (i) the debt-service-coverage ratio after giving effect to the release is greater than or equal to 1.10x, (ii) the loan-to-value ratio after giving effect to the release is less than or equal to 70%, and (iii) the effective gross income derived from the mortgaged property after giving effect to the partial release is greater than or equal to the effective gross income of the mortgaged property prior to the partial release.

     In the case of the pooled mortgage loan secured by mortgaged property identified on Appendix B to this prospectus supplement as Pearland Office Park, representing 0.1% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the related borrower may obtain the release of either of two constituent improved parcels through partial defeasance based on 125% of the allocated loan amount of the release parcel or, if applicable, payment of 125%
of the allocated loan amount and applicable yield maintenance charges, subject to the satisfaction of certain conditions, including, among other things, that:
(i) the loan-to-value of the remaining portion of the mortgaged property shall not be more than 67.44%; (ii) actual debt service coverage ratio of the remaining portion of the mortgaged property shall be at least 1.58x; and (iii)
compliance with separate subdivision, separate tax lot and separate operational requirements.

     Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash
Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's and S&P to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR9 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master

                                      S-105

servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR9 pooling and servicing agreement.

     Encumbered Interests.

     In the case of two hundred twenty-three (223) of the mortgaged properties, representing security for 95.4% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
184 pooled mortgage loans in loan group 1, representing 94.9% of the initial loan group 1 balance, and 39 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests, (ii)
the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage or (iii) the borrower's interest consists of a fee interest in a condominium unit consisting of certain improvements, an undivided interest in common elements and an undivided interest in limited common elements that include a ground leasehold interest in the land underlying certain of those improvements). In the case of three (3) of the mortgaged properties, representing security for 3.8% of the initial mortgage pool balance (representing 4.2% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the property that secures one of the ten largest pooled mortgage loans. In the case of two (2) of the mortgaged properties, representing security for 0.8% of the initial mortgage pool balance
(representing 0.9% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. See
"Summaries of the Ten Largest Mortgage Loans--Boston Design Center" on Appendix
D in this prospectus supplement. See "Risk Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a
Lease Default" in this prospectus supplement.

     Subordinate and Other Financing.

     SPLIT LOAN STRUCTURES

     PCF Mortgage Loan Groups

     The Pooled Mortgage Loan included in each PCF Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property. None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2005-PWR9 pooling and servicing agreement for the benefit of the holders thereof collectively. Each of those
Non-Pooled Subordinate Loans has the same maturity date as the related pooled mortgage loan.

     Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor
Agreement, the holder of each of the PCF Non-Pooled Subordinate Loans has the right to direct the applicable master servicer with respect to various servicing

                                      S-106

matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under
"Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and
Servicing Agreement-- PCF Non-Pooled Subordinate Noteholders." In addition, the holder of each of the PCF Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under "Servicing of the Mortgage Loans Under the Series
2005-PWR9 Pooling and Servicing Agreement--Replacement of the Special Servicer"
and (ii) whether or not a PCF Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the PCF Pooled Mortgage
Loan (in whole but not in part) if an event of default under the related
Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the Series 2005-PWR9
Pooling and Servicing Agreement--Replacement of the Special Servicer" and "--PCF
Non-Pooled Subordinate Noteholders."

     If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCF Mortgage Loan Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the related PCF Mortgage Loan Group
Intercreditor Agreement (until such amounts have been paid in full) payable on the related pooled mortgage loan prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage
Loan Group will be applied to pay accrued and unpaid interest (other than
Default Interest) and principal payable on the related pooled mortgage loan and
Non-Pooled Subordinate Loan, as further described in the applicable Mortgage
Loan Group Intercreditor Agreement.

     WFB Mortgage Loan Groups

          With respect to each of the mortgaged properties identified on
Appendix B to this prospectus supplement as 370 Reed Road and Courtyard by
Marriott, the mortgage on the related mortgaged property also secures Non-Pooled
Subordinate Loans, which had original principal balances of $290,000 and
$300,000, respectively. The related Non-Pooled Subordinate Loans have interest rates of 12.75% and 12.95% per annum, respectively, and original terms of 10 years and 5 years, respectively. In each case, the related Pooled Mortgage Loan and Non-Pooled Subordinate Loan are cross-defaulted. Each Non-Pooled Subordinate
Loan relating to a WFB Mortgage Loan Group is currently owned by CBA-Mezzanine
Capital Finance, LLC, a third party unaffiliated with the mortgage loan sellers.
None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2005-PWR9 pooling and servicing agreement for the benefit of the holders thereof collectively; provided that payments on those Non-Pooled Subordinate Loans will be made by the related borrowers directly to the related Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the WFB
Mortgage Loan Groups, in each case, the holder of the related Pooled Mortgage
Loan and the holder of the related Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the
Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the related Non-Pooled Subordinate Noteholder has the right to purchase that Pooled Mortgage Loan at a purchase price that includes outstanding principal and interest of the A note, unreimbursed protective or servicing advances(with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the related
Non-Pooled Subordinate Noteholder to purchase the Pooled Mortgage Loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the related Non-Pooled Subordinate
Noteholder. The related Non-Pooled Subordinate Noteholder will not have the right to enter into modifications of the applicable Non-Pooled Subordinate Loan without the consent of the holder of the related Pooled Mortgage Loan.

                                      S-107

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     Existing

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Harbor Shops and representing 1.9% of the initial mortgage pool balance (and 2.1% of the initial loan group 1 balance), a parent of the borrower has incurred debt from an affiliate, which is secured by 33% of the membership interest in the borrower, in the original principal amount of $3,215,233 with an interest rate of 7%. This loan pays interest only until maturity and matures on January 2006.

     With respect to the pooled mortgage secured by the mortgaged property identified on Appendix B to this prospectus supplement as Heritage Heights MHC, representing 0.5% of the initial pool balance (and 0.6% of the initial loan group 1 balance), the sole member of the entity that is the related borrower's sole member has pledged its ownership interest to secure an existing line of credit with a third party lender. No intercreditor agreement exists between the mortgage loan seller and such third party lender.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 220 Golf View Drive, which represents 0.1% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), a mezzanine loan secured by a pledge of the equity interests in the borrower was made in the original principal amount of
$684,000. The lenders have entered into an intercreditor agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Resurgens - Kennesaw
Medical Office Building, which represents 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), a mezzanine loan secured by a pledge of the equity interests in the borrower was made in the original principal amount of $1,088,000. The lenders have entered into an intercreditor agreement.

     Permitted In Future (Secured Financing)

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Cathedral
Place, representing 1.4% of the initial mortgage pool balance (and 1.5% of the initial loan group 1 balance), the loan documents permit future secured secondary financing, provided that, among other conditions, (i) the secured secondary financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 75% and (ii) the annual net operating income of the remaining parcel is at least 3.0 times the annual payments due on the mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 6832 & 6858
Old Dominion Drive, representing 0.6% of the initial mortgage pool balance (and
0.6% of the initial loan group 1 balance), the loan documents permit future secured secondary financing, provided that, among other conditions, (i) the secured secondary financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 70% and (ii) the annual net operating income of the remaining parcel is at least 1.3 times the annual payments due on the mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Container
Store, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the loan documents permit future secured secondary financing, provided that, among other conditions, (i) the secured secondary financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 60% and (ii) the annual net operating income of the remaining parcel is at least 2.0 times the annual payments due on the mortgage loan.

     Permitted In Future (Mezzanine and Similar Financing)

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as East Gate
Square (Phase I), representing 1.9% of the initial mortgage pool balance (and
2.1% of the initial loan group 1 balance), the loan documents permit future mezzanine financing or future financing from the lender under

                                      S-108

the related non-pooled mortgage loan, provided that, among other conditions, (i)
such additional financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.21x; and (ii) such financing is obtained by October 1, 2012.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Cranston Parkade, which represents
1.7% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance), permits the borrower to incur unsecured debt related to making certain alterations to existing improvements at the property for the purpose of adding new tenant space or expanding existing tenant space, provided that, among other conditions, (i) the borrower and any indemnitors must provide to the lender a joint and severable guaranty of completion and payment of construction costs with respect to the permitted expense and (ii) if the total unpaid amounts with respect to the permitted expense exceed $1,800,000, the borrower must deliver to the lender either cash, a U.S. obligation, other securities acceptable to the lender that will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating assigned to any class of securities connected with any securitization as confirmed by the rating agencies in writing, or a completion or performance bond or an irrevocable letter of credit.

     With respect to the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Holiday Inn - Norman, Holiday Inn - McAlester, Holiday
Inn Express - Durant, Hampton Inn - Sherman, Comfort Suites and Best Western
-Atoka, collectively representing 1.3% of the initial mortgage pool balance (and
1.5% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, provided that, among other conditions, (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 75%;
(ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the lender; and (iii) the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Center City
III Portfolio, representing 0.4% of the initial mortgage pool balance (and 3.3%
of the initial loan group 2 balance, the loan documents permit future mezzanine financing, provided that, among other conditions, (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 75% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.10x; (ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the lender; and (iii) the lender must receive written confirmation from each rating agency that rated the series
2005-PWR9 certificates that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Village at Seco
Canyon, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, provided that, among other conditions, (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 85% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.25x; and (ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the lender.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Edgewater
Commons, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, provided that, among other conditions, (i) the amount of the mezzanine financing and all other debt does not exceed 85% of the value of the property, (ii) the debt service coverage ratio of the pooled mortgage loan is equal or greater than 1.10x, (iii) the terms and mezzanine loan documents are approved by lender in its sole discretion and (iv) the mezzanine lender enters into a subordination and standstill satisfactory to the lender.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Suffolk
Square II and III, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, provided that, among other conditions,

                                      S-109

(i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 85% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.20x; (ii) the amount and structure of the mezzanine debt must be acceptable to the lender in its sole discretion; (iii) the mezzanine lender must enter into an acceptable intercreditor agreement with the lender; and (iv) the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Tustin
Corporate Center, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, provided that, among other conditions, (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 80% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.15x; (ii) the proposed mezzanine financing must be acceptable to the lender and the rating agencies in their sole discretion; (iii)
the mezzanine lender must enter into an acceptable intercreditor agreement with the lender; and (iv) if requested by the lender, the lender must receive written confirmation from each rating agency that rated the series 2005-PWR9 certificates that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR9 certificates.

     Additional Related Information

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2 & 4 Gannett Drive, which represents 1.4% of the initial mortgage pool balance (and 1.6% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate financing payable to an affiliate in the original principal amount of
$8,500,000, with an interest rate of 6% until October 30, 2006 and adjusted annually on October 30 thereafter to equal the U.S. Treasury yield plus 2.55%.
This loan provides for monthly payments of interest and quarterly payments of principal in the amount of $30,000 and matures on August 1, 2015. This loan has been subordinated to the related pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Storage USA -
Brentwood, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate financing payable to affiliates in the aggregate original principal amount of $696,645.33. These loans have been subordinated to the related pooled mortgage loan.

                                      S-110

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Boston Design Center, representing 3.3% of the initial mortgage pool balance (and 3.7% of the initial loan group 1 balance), the related borrower is permitted to incur unsecured subordinate debt from its members up to 3% of the principal balance of that mortgage loan, subject to certain conditions, including delivery of a subordination agreement acceptable to the lender and an update to the non-consolidation opinion delivered to the lender at origination.

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

     In addition, with respect to thirty-one (31) of the pooled mortgage loans, representing 5.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing 4.4% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 10.0% of the initial loan group 2 balance), the borrower is not a special purpose entity and may not be restricted from incurring unsecured indebtedness.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     One hundred sixty-nine (169) of the pooled mortgage loans, representing
92.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 139 pooled mortgage loans in loan group 1, representing 91.0% of the initial loan group 1 balance, and 30 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

     Cash Management Agreements/Lockboxes.

     Fifty-nine (59) of the pooled mortgage loans, representing 48.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 54 pooled mortgage loans in loan group 1, representing 51.6% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 21.5% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-111

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and
Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally

                                      S-112

require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    Fifty-one (51) of the mortgaged properties, securing 7.7% of the initial mortgage pool balance (and 8.7% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

     o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the mortgaged properties are seven (7) medical office properties, identified on Appendix B to this prospectus supplement, securing 1.7% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance). A portion of other mortgaged properties may be utilized as a medical office. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory

                                      S-113

agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of five (5) mortgaged properties, representing security for 0.8% of the initial mortgage pool balance (which mortgaged properties consist of 4 mortgaged properties in loan group 1, representing 0.5%
of the initial loan group 1 balance, and 1 mortgaged property in loan group 2, representing 3.1% of the initial loan group 2 balance), for which the related appraisals are no more than 14 months old as of the cut-off date. See "Risk
Factors--Appraisals May Inaccurately Reflect the Value of the Mortgaged
Properties" in this prospectus supplement.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 0.3% of the initial mortgage pool balance (which mortgaged properties consist of 2 mortgaged properties in loan group 1, representing 0.2% of the initial loan group 1 balance, and 1 mortgaged property in loan group 2, representing 1.0% of the initial loan group 2 balance), for which the related environmental assessments are not more than 18 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as

                                      S-114

to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Fifteen (15) mortgaged properties, securing 1.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 13 pooled mortgage loans in loan group 1, representing 1.4% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 2.8% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2005-PWR9 certificates, will have been paid in full.

     In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies.

                                      S-115

If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

     The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

     There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies, except in the case of the policy related to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sterling Glen of Rye Brook, representing 2.2% of the initial mortgage pool balance (and 2.4% of the initial loan group 1 balance), for which the deductible is $250,000.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR9 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios".
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service
          Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The debt service coverage ratio information presented in

                                      S-116

          this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan, but does not reflect the debt service payable on any related Non-Pooled Subordinate Loan.

          In connection with the calculation of DSCR, in determining
          Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net
          Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt
          Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Cut-off Date
          Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining
          Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan, but does not reflect the indebtedness under any related Non-Pooled Subordinate Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

                                     S-117

     (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan, but does not reflect the indebtedness under any related Non-Pooled Subordinate Loan.

     (4)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

     (5)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (6)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

     A Current Report on Form 8-K will be filed, together with the series
2005-PWR9 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Principal Commercial Funding, LLC, Wells Fargo Bank, National Association
and Nationwide Life Insurance Company on the Issue Date. See the table titled
"Mortgage Loan Sellers" on Appendix A to this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383
Madison Avenue, New York, New York 10179.

     Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark,

                                     S-118

New Jersey. The principal offices of PMCC are located at 4 Gateway Center, 8th
Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC
(or a wholly-owned subsidiary of PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series
2005-PWR9 pooling and servicing agreement.

     Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and
Servicing Agreement--The Initial Master Servicers, the Initial Special Servicer
and the Initial Primary Servicers--Wells Fargo Bank, National Association" in
this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund. WFB is also one of the master servicers and the certificate administrator under the series
2005-PWR9 pooling and servicing agreement.

     Principal Commercial Funding, LLC. PCF is a wholly owned subsidiary of
Principal Global Investors, LLC which is a wholly owned subsidiary of Principal
Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa
50392.

     Nationwide Life Insurance Company. Nationwide Life Insurance Company
("Nationwide Life") is a leading provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $116 billion (unaudited) as of June 30, 2005. Nationwide
Financial's real estate investment department originated approximately $2.5 billion in commercial mortgage loans in 2004, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past four years and currently manages over $11.5 billion of mortgage loans for Nationwide Life, its affiliates and third party participants. Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that
Nationwide Life is selling to us for deposit into the trust fund and Nationwide
Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-"
and "A+" from Moody's, S&P and A.M. Best, respectively.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR9 pooling and servicing agreement.

                                     S-119

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2005-PWR9 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR9 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR9 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2005-PWR9 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

     The series 2005-PWR9 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Subordinate and Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws

                                     S-120

          affecting the enforcement of creditors' rights generally and (2)
          general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that
          unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Subordinate and Other Financing" above.

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2005-PWR9 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2005-PWR9 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR9 certificates or on the value of those certificates,

                                     S-121

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR9 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects;

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a
          qualification, downgrade or withdrawal of any rating assigned by
          Moody's and S&P to the series 2005-PWR9 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

          2.   is acceptable to the series 2005-PWR9 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR9 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

                                     S-122

SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR9 POOLING AND SERVICING
                                    AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund will be governed by the series 2005-PWR9 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the
Series 2005-PWR9 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2005-PWR9 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and Servicing Agreements", for
additional important information regarding provisions of the series 2005-PWR9 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

     The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR9
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property.

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO
Properties as to which it is the applicable master servicer.

     None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR9 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     In the case of the pooled mortgage loans sold by Principal Commercial
Funding, LLC and Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal
Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.
Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the

                                     S-123

certificateholders for the performance of its obligations and duties under the series 2005-PWR9 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR9 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series
2005-PWR9 pooling and servicing agreement.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR9 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2005-PWR9 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICERS

     General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding, LLC and Nationwide Life Insurance
Company to us for deposit into the trust fund as well as the related companion loans. GMAC Commercial Mortgage Corporation will act as special servicer with respect to all of the pooled mortgage loans. Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by PCF to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

     Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of June 30, 2005, PAR
was responsible for overseeing the servicing of approximately 6,124 commercial and multifamily loans, with an approximate total principal balance of $43.9 billion.

     Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of June 30, 2005, WFB was responsible for servicing approximately
7,431 commercial and multifamily mortgage loans, totaling approximately $57.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

     GMAC Commercial Mortgage Corporation. GMACCM, a California corporation, as of June 30, 2005, was responsible for performing certain special servicing functions with respect to commercial and multi-family loans totaling approximately $101.4 billion in aggregate outstanding principal balance. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham,
Pennsylvania 19044. General Motors Acceptance Corporation has entered into a definitive agreement to sell a 60 percent equity interest in the parent of the
Special Servicer, to a consortium of investors comprising Five Mile Capital
Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners.
Members of the current GMAC Commercial Holding Corp. (GMACCH) management team will also invest in GMACCH shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to

                                     S-124

close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the Special Servicer or as to the impact of any such changes.

     Principal Global Investors, LLC. Principal Global Investors, LLC, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. It is the parent company of PCF.

     Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

     The information set forth in this prospectus supplement concerning each of
PAR, WFB, GMACCM, PCF and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan, including--

          1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

     Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

                                     S-125

     Prepayment Interest Shortfalls. The series 2005-PWR9 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment
Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR9 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR9 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the second, third or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2005-PWR9 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount

                                     S-126

for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the second, third or fifth day of a month, as applicable, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution
Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the special servicer, if any, and

          2.   each mortgage loan serviced by the special servicer, if any, as to which the corresponding mortgaged property has become an REO
               Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer. Except as otherwise described in the next sentence, the workout fee will

                                     S-127

be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD
Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of collections on any related REO
Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled
Subordinate Loan will be payable solely out of collections on that Non-Pooled
Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR9 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional
Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2005-PWR9 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

     Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR9 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2005-PWR9 pooling and servicing agreement:

                                     S-128

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2005-PWR9 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted
Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

     No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR9 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR9 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR9 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Notwithstanding any provision of the series 2005-PWR9 pooling and servicing agreement described in this prospectus supplement to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or
REO Property, and the applicable master servicer must make the servicing advance, provided that--

     o    the special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance,
          and

     o    the special servicer may not make requests for servicing advances more frequently than once per calendar month.

                                     S-129

     If a master servicer is required under the series 2005-PWR9 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

     o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement.
The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR9 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR9 certificates on that distribution date.

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled

                                     S-130

mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-PWR9 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2005-PWR9 certificateholders and the related
Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

     The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled
Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances,
Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

THE SERIES 2005-PWR9 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2005-PWR9 certificateholders will be the holders of the most subordinate class of series 2005-PWR9 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR9 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR9 certificateholders will be the holders of the most subordinate class of series
2005-PWR9 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR9 controlling class, the class A-1, A-2, A-3, A-AB, A-4A, A-4B and A-1A certificates will represent a single class.

     Appointment of Controlling Class Representative. The holders of series
2005-PWR9 certificates representing more than 50% of the total principal balance of the series 2005-PWR9 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR9 controlling class representative. The series 2005-PWR9 controlling class representative may resign at any time. Hyperion Capital Management, Inc.
or an affiliate thereof is expected to be the initial series 2005-PWR9 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the special servicer must, in general, deliver

                                     S-131

to the series 2005-PWR9 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
          Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR9 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the special servicer deems relevant in light of the Servicing Standard.

     The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR9 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2005-PWR9 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

     The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR9 controlling class representative may reject the report if--

     o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR9 certificateholders or (if a Trust-Serviced Mortgage
          Loan Group is involved) the related Trust-Serviced Non-Pooled
          Noteholder, and

     o    it has made a reasonable effort to contact the series 2005-PWR9 controlling class representative.

     The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

     In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2005-PWR9 controlling class representative and the series 2005-PWR9 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

                                     S-132

     o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD
          Additional Interest, has an unpaid principal balance of $2,500,000 or more;

     o    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series 2005-PWR9 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series
          2005-PWR9 controlling class representative);

     o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR9 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR9 controlling class representative);

     o    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
          $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR9 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR9 controlling class representative);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object
          by) the series 2005-PWR9 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR9 controlling class representative);

     o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another
          Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR9 controlling class representative will not

                                     S-133

          constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR9 controlling class representative);
          or

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR9 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR9 controlling class representative).

     However, the special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR9 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-PWR9 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

     Furthermore, the series 2005-PWR9 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties or as to which provision is otherwise made in the series 2005-PWR9 pooling and servicing agreement.

     The series 2005-PWR9 controlling class representative will not have the rights otherwise described above with respect to any PCF Mortgage Loan Group unless a related PCF Change of Control Event exists with respect to such
Mortgage Loan Group. See "--PCF Non-Pooled Subordinate Noteholders" below.

     Notwithstanding the provisions described above, the series 2005-PWR9 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series
          2005-PWR9 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2005-PWR9 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2005-PWR9 pooling and servicing agreement.

     Also notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series
2005-PWR9 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the pooled mortgage loan in any Trust-Serviced Mortgage Loan Group that constitutes a PCF Mortgage Loan
Group, or to even prepare any asset status report with respect to that
Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2005-PWR9 controlling class representative with respect to any servicing action involving that Trust-Serviced Mortgage Loan
Group, unless a PCF Change of Control Event has occurred and is continuing.
Instead, the special servicer will be required to obtain the approval of or accept direction from the related Non-Pooled Subordinate Noteholder as described under "--PCF Non-Pooled Subordinate Noteholders" below, unless a PCF Change of
Control Event has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report for the series 2005-PWR9 controlling class representative containing information similar to that found in an asset status report for the series 2005-PWR9 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

                                     S-134

     In the case of any Trust-Serviced Mortgage Loan Group that constitutes a
WFB Mortgage Loan Group, the series 2005-PWR9 controlling class representative will generally have the rights otherwise described above, except that the related Non-Pooled Subordinate Noteholder's approval is required for material amendments proposed to be executed prior to the expiration of that Non-Pooled
Subordinate Noteholder's defaulted loan purchase option (which option expires approximately 30 days after notice of certain material payment delinquencies and defaults).

     When reviewing the rest of this "Servicing Under the Series 2005-PWR9
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR9 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2005-PWR9 controlling class representative are to be borne by the holders of the series 2005-PWR9 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR9 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2005-PWR9 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2005-PWR9 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR9 certificates, does not have any duty to the holders of any class of series 2005-PWR9 certificates other than the controlling class of series 2005-PWR9 certificates and may take actions that favor the interests of the holders of the controlling class of series 2005-PWR9 certificates over those of other classes of series 2005-PWR9 certificates. It will have no liability to any other series 2005-PWR9 certificateholders for having acted as described above and those other series 2005-PWR9 certificateholders may not take any action against it for having acted as described above.

PCF NON-POOLED SUBORDINATE NOTEHOLDERS

     With respect to each PCF Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the special servicer will be permitted to take (or, in the case of the special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCF Mortgage Loan Group documents has occurred) any of the following actions (but only if the special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related
Non-Pooled Subordinate Noteholder of such proposed action in writing, and that
Non-Pooled Subordinate Noteholder has not objected in writing within 5 business days (if the applicable PCF Mortgage Loan Group is not specially serviced) or 10 business days (if the applicable PCF Mortgage Loan Group is specially serviced)
following that Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled Subordinate Noteholder reasonably requests with respect to the proposed action:

     o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan Group;

     o    any modification, extension, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

     o    any proposed sale of the related mortgaged property after it becomes
          REO Property;

     o    any acceptance of a discounted payoff of any portion of the applicable
          Mortgage Loan Group;

                                     S-135

     o    any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
          environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

     o    any release of material collateral for the applicable Mortgage Loan
          Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

     o    any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

     o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group) from liability under such Mortgage Loan Group;

     o    any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate
Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer's taking) any such action without waiting for the related
Non-Pooled Subordinate Noteholder's response.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCF Mortgage Loan
Group may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

     o    would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group Intercreditor
          Agreement or the series 2005-PWR9 pooling and servicing agreement, including that party's obligation to act in accordance with the
          Servicing Standard; or

     o    result in an adverse tax consequence for the trust fund.

     Furthermore, the applicable master servicer or the special servicer will not be obligated to seek approval from the applicable Non-Pooled Subordinate
Noteholder for a PCF Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCF Mortgage Loan
Group if:

     o    the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled
          Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable Non-Pooled
          Subordinate Loan; and

                                     S-136

     o    for 90 days following the first such notice, the applicable related
          Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any
PCF Mortgage Loan Group will not have the rights otherwise described above for so long as a PCF Change of Control Event exists with respect to that PCF
Mortgage Loan Group.

     In addition, each related Non-Pooled Subordinate Noteholder for a PCF
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary events of default under the applicable Mortgage Loan Group, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The related Non-Pooled Subordinate Noteholder may exercise such right to cure within
10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate
Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage
Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; but such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

     The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group will also have the option to purchase the related Pooled Mortgage Loan if an event of default under that PCF Mortgage Loan Group occurs and that PCF
Mortgage Loan Group becomes specially serviced. If and for so long as each PCF
Mortgage Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii)
immediately prior to the related Non-Pooled Subordinate Noteholder losing its control rights under the applicable Mortgage Loan Group Intercreditor Agreement
(provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, such related Non-Pooled
Subordinate Noteholder may, at its option, purchase or designate another person to purchase the related pooled mortgage loan at the purchase price set forth in, and in accordance with the requirements of, the applicable Mortgage Loan Group
Intercreditor Agreement, which price is generally equal to a par purchase price.
No workout fee, liquidation fee or similar fee payable to the applicable master servicer or special servicer for a PCF Mortgage Loan Group will be payable by the related Non-Pooled Subordinate Noteholder if (i) the series 2005-PWR9 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2005-PWR9 pooling and servicing agreement in connection with such purchase by such related Non-Pooled Subordinate Noteholder, the related Pooled
Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCF Mortgage Loan Group to the special servicer and the receipt by such related Non-Pooled Subordinate Noteholder of written notice from the special servicer that such transfer has taken place. Furthermore, the related
Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO
Property related to a PCF Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool -Subordinate and Other
Financing" in this prospectus supplement.

     The initial Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

     The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group may have relationships and interests that conflict with those of the series 2005-PWR9 certificateholders. It has no obligations to the series
2005-PWR9

                                     S-137

certificateholders and may act solely in its own interests. No series 2005-PWR9 certificateholder may take any action against a Non-Pooled Subordinate
Noteholder for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans Under the
Series 2005-PWR9 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the related Non-Pooled
Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

TRUST-SERVICED NON-POOLED NOTEHOLDERS OF THE WFB MORTGAGE LOAN GROUPS

     The holders of the subordinate B notes related to the A/B Mortgage Loans will have limited consent rights described under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Subordinate and Other
Financing -WFB Mortgage Loan Groups" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2005-PWR9 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2005-PWR9 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR9 certificates.

     Notwithstanding any contrary provision of the series 2005-PWR9 pooling and servicing agreement, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCF Mortgage Loan Groups may each replace the special servicer with another party designated by it, in which case that designated party will be the special servicer for that PCF Mortgage
Loan Group. That appointment right only applies at anytime when both (a) a PCF
Change of Control Event has not occurred and (b) either (i) the special servicer does not meet the eligibility requirements under the series 2005-PWR9 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of Default, or (ii) the initial holder of a majority of the controlling class of series 2005-PWR9 certificates or an affiliate thereof ceases to be the holder of a majority of the class of certificates that then constitutes the controlling class of series 2005-PWR9 certificates. If a party is separately appointed as the special servicer for one of those loan groups, all references to the special servicer in this prospectus supplement, insofar as those references apply to that loan group or one or more loans therein, are intended instead to mean that separately-appointed special servicer (unless the context indicates otherwise).

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan, the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings)
for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

                                     S-138

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an
          REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2005-PWR9 pooling and servicing agreement described above under
"--The Series 2005-PWR9 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to (i)
direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified
Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing
Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties, as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and
(b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by Moody's and "A" by S&P, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to

                                     S-139

be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan, the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's and/or S&P, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from
Moody's and/or S&P, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR9 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2005-PWR9 pooling and servicing agreement described above under "--The Series 2005-PWR9
Controlling Class Representative--Rights and Powers of Controlling Class
Representative".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR9 certificates. In addition, the series 2005-PWR9 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

                                     S-140

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR9 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2005-PWR9 certificateholders and, in the case of a Trust-Serviced Loan Group, the related
          Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan Group, any payments on and proceeds of that Trust-Serviced Mortgage Loan
               Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage

                                     S-141

               Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor
               Agreement; and

          2.   in the case of any Mortgage Loan group that also includes a
               Non-Pooled Subordinate Loan, to the extent consistent with the
               Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any
                    portion thereof that represents the rate at which Post-ARD
                    Additional Interest is calculated) of the related Non-Pooled
                    Subordinate Loan.

     o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   two years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or either of the
               respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the
               Internal Revenue Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on either of the respective grantor trusts related to the class R and class V certificates under the Internal Revenue Code,
               or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

     o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first--

                                     S-142

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of
               Moody's and S&P that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2005-PWR9 certificates.

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2005-PWR9 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2005-PWR9 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR9 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

                                     S-143

     o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2005-PWR9 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of any PCF Mortgage Loan Group, the determination of whether the trust or the related Non-Pooled Subordinate
Noteholder, as applicable, exercises certain control rights with respect to the related Trust-Serviced Mortgage Loan Group. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2005-PWR9 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2005-PWR9 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2005-PWR9 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's and S&P standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts

                                     S-144

remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement.
Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under
"--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

     The series 2005-PWR9 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled
Mortgage Loan, then the special servicer must notify the series 2005-PWR9 controlling class representative, the holder(s) of the series 2005-PWR9 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period) and report to those parties the Fair Value of the subject Specially
Designated Defaulted Pooled Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR9 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2005-PWR9 controlling class representative as described above; or (b) if no such Fair
Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2005-PWR9 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2005-PWR9 controlling class will again become entitled to exercise the
Purchase Option. In addition, the Purchase Option with respect to any Specially
Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR9 pooling and servicing agreement.

     The series 2005-PWR9 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to a Pooled Mortgage Loan is subject to the prior right of the related Non-Pooled Subordinate Noteholder to

                                     S-145

exercise its option to purchase the related Pooled Mortgage Loan following a default as described under "--PCF Non-Pooled Subordinate Noteholders" above and
"Description of the Mortgage Pool --Subordinate and Other Financing".

     Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The special servicer will be responsible for liquidating defaulted pooled mortgage loans and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR9 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2005-PWR9 pooling and servicing agreement.

     The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR9 certificateholders entitled to not less than 25% of the series 2005-PWR9 voting rights, or, in the case of the special servicer, at the direction of the series 2005-PWR9 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the

                                     S-146

defaulting party under the series 2005-PWR9 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2005-PWR9 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under
"--Replacement of the Special Servicer" above, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR9 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR9 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR9 controlling class representative (solely in the case of an
Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Finding, LLC or Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Commercial Finding, LLC or Nationwide Life,
as applicable, in its capacity as primary servicer and Principal Commercial
Finding, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's and S&P have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR9 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR9 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second and last two bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR9 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR9 pooling and servicing agreement.

     If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2005-PWR9 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                                      S-147

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR9 pooling and servicing agreement and subject to any other assumptions set forth in the opinion, (i) each of REMIC
I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue
Code and (ii) the portion of the trust that holds the Post-ARD Additional
Interest and collections thereof (the "Class V Grantor Trust") will be treated as a grantor trust under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-PWR9 certificateholders,

     o    the respective master servicers' collection accounts,

     o    the REO accounts maintained by the special servicer, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A, A-J, B, C, D, E, X-1,
          X-2, F, G, H, J, K, L, M, N, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     We anticipate that the offered certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Premium" in the accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides

                                      S-148

for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2005-PWR9 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

                                      S-149

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Internal Revenue Code defines the term "plan assets".
However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL

                                      S-150

regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR9 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch, Inc.;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

                                      S-151

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR9 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2005-PWR9 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent

                                      S-152

such assets relate to contracts issued to employee benefit plans on or before
December 31, 1998, if the insurer satisfies various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2005-PWR9 pooling and servicing agreement, or (2)
the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class
Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                      S-153

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

           UNDERWRITER                CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB
---------------------------------   ------------   ------------   -----------   ------------

Bear, Stearns & Co. Inc.            $ 54,125,000   $179,405,000   $22,912,500   $ 50,000,000
Morgan Stanley & Co. Incorporated   $ 54,125,000   $179,405,000   $22,912,500   $ 50,000,000
TOTAL                               $108,250,000   $358,810,000   $45,825,000   $100,000,000

           UNDERWRITER               CLASS A-4A     CLASS A-4B     CLASS A-1A      CLASS A-J
---------------------------------   ------------   ------------   ------------   ------------

Bear, Stearns & Co. Inc.            $384,013,000   $ 54,859,000   $115,640,500   $ 83,405,500
Morgan Stanley & Co. Incorporated   $384,013,000   $ 54,859,000   $115,640,500   $ 83,405,500
TOTAL                               $768,026,000   $109,718,000   $231,281,000   $166,811,000

           UNDERWRITER                CLASS B       CLASS C       CLASS D       CLASS E
---------------------------------   -----------   -----------   -----------   -----------

Bear, Stearns & Co. Inc.            $ 6,726,000   $17,488,000   $12,107,500   $14,797,500
Morgan Stanley & Co. Incorporated   $ 6,726,000   $17,488,000   $12,107,500   $14,797,500
TOTAL                               $13,452,000   $34,976,000   $24,215,000   $29,595,000

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

     The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,001,523,612 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2005, before deducting expenses payable by us.

     The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of
DTC against payment therefor on or about September 28, 2005.

     The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such

                                      S-154

classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear,
Stearns & Co. Inc., one of the underwriters, and of Bear Stearns Commercial
Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   MOODY'S   S&P
-----   -------   ---
 A-1      Aaa     AAA
 A-2      Aaa     AAA
 A-3      Aaa     AAA
 A-AB     Aaa     AAA
 A-4A     Aaa     AAA
 A-4B     Aaa     AAA
 A-1A     Aaa     AAA
 A-J      Aaa     AAA
  B       Aa1     AA+
  C       Aa2      AA
  D       Aa3     AA-
  E        A2      A

     The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in September 2042, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

                                      S-155

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-156

                                    GLOSSARY

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "370 Reed Road Loan Group" means, collectively, the 370 Reed Road Pooled
Mortgage Loan and the 370 Reed Road Non-Pooled Subordinate Loan.

     "370 Reed Road Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the 370 Reed Road Loan Group.

     "370 Reed Road Non-Pooled Subordinate Loan" means the loan in the original principal amount of $290,000 that is secured by the same mortgage instruments encumbering the 370 Reed Road Mortgaged Property as the 370 Reed Road Pooled
Mortgage Loan and is subordinate in right of payment to the 370 Reed Road Pooled
Mortgage Loan.

     "370 Reed Road Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the 370 Reed Road Non-Pooled Subordinate Loan.

     "370 Reed Road Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $4,650,000 that is secured by the mortgage instruments encumbering the 370 Reed Road Mortgaged Property.

     "ABN AMRO" means ABN AMRO Bank N.V.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR9 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate.

     "Appraisal Reduction Amount" means for any pooled mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2005-PWR9 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

                                      S-157

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and
                    Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of
                    determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer, the
                    trustee or the fiscal agent with respect to that mortgage
                    loan, together with interest on those advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                    Property, over the amount of any obligations secured by
                    liens on the property that are prior to the lien of that
                    mortgage loan;

               (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer with
                    respect to the subject mortgage loan that--

                    o    are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                    o    are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                    o    may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

               (c)  the amount of any letter of credit that constitutes
                    additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                    loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan,

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

                                      S-158

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

     For purposes of the definition of PCF Change of Control Event, any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan up to the full principal balance thereof). For all other purposes, an Appraisal Reduction
Amount will be calculated only with respect to the related Pooled Mortgage Loan.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan, any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released; or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event;
          and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

                                      S-159

     "ARD" means anticipated repayment date.

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

          (b)  with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;
               and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2005-PWR9
               certificateholders in accordance with any of clauses 2 through 6 below;

     2.   to pay or reimburse one or more parties to the series 2005-PWR9 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR9 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO
          Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2005-PWR9 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR9 certificates as described in this prospectus supplement);

                                      S-160

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR9
               certificates, including if such distribution date occurs during
               January, other than a leap year, or February of any year
               subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360
               Basis, which are to be deposited into the certificate
               administrator's interest reserve account; plus

     2.   if such distribution date occurs during March of any year subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2005-PWR9 certificates on each distribution date.

     In connection with each of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
"Shopwell Plaza" and "Country Fair Shopping Center", which mortgage loans do not accrue interest for a complete month in September 2005, the Available
Distribution Amount for the Distribution Date in October 2005 will also include cash amount equal to the interest that would have accrued on such pooled mortgage loan on its cut-off date principal balance if it had accrued interest on that balance for the full month of September 2005.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

     o    the total principal balance of the class A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, P, Q and S certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule I to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule I to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule I to this prospectus supplement.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

                                      S-161

     "Courtyard by Marriott Loan Group" means, collectively, the Courtyard by
Marriott Pooled Mortgage Loan and the Courtyard by Marriott Non-Pooled
Subordinate Loan.

     "Courtyard by Marriott Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Courtyard by Marriott Loan Group.

     "Courtyard by Marriott Non-Pooled Subordinate Loan" means the loan in the original principal amount of $300,000 that is secured by the same mortgage instruments encumbering the Courtyard by Marriott Mortgaged Property as the
Courtyard by Marriott Pooled Mortgage Loan and is subordinate in right of payment to the Courtyard by Marriott Pooled Mortgage Loan.

     "Courtyard by Marriott Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Courtyard by Marriott Non-Pooled
Subordinate Loan.

     "Courtyard by Marriott Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $4,550,000 that is secured by the mortgage instruments encumbering the Courtyard by Marriott Mortgaged Property.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan as of the cut-off date, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the total principal balance of the subject pooled mortgage loan and the principal balance of the mortgage loan(s) with which it is cross-collateralized, as of the cut-off date, to

          2.   the total Appraised Value of the mortgaged properties that secure the group of cross-collateralized pooled mortgage loans; and

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total principal balance of the applicable pooled mortgage loan (but without regard to the principal balance of any related
               Non-Pooled Subordinate Loan), as of the cut-off date, to

          2.   the Appraised Value of the related mortgaged properties that secure the mortgage loans described in the bullet above.

     Notwithstanding any contrary description above, for purposes of the calculation of the Cut-off Date LTV Ratio for the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Storage Bin Portfolio, which pooled mortgage loan represents 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), there was subtracted from the cut-off date balance of that pooled mortgage loan an amount equal to $5,000,000, which is the amount of the letter of credit that was delivered and must be maintained by the borrower unless and until certain leasing criteria are satisfied.

                                      S-162

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the Underwritten Net Cash Flow for all of the mortgaged property or properties that secure the mortgage loan, to

          2.   twelve times the amount of the monthly debt service payment for the subject mortgage loan (as set forth on Appendix B to this prospectus supplement) due on its due date in September 2005 (or, in the case of any mortgage loan that has its first due date after September 2005, the month in which its first due date occurs), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date and whether or not the mortgage loan provides for increases in its mortgage interest rate at any time following that month;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the Underwritten Net Cash Flow for the mortgaged properties that secure the group of cross-collateralized pooled mortgage loans, to

          2.   twelve times the sum of the monthly debt service payments for the subject mortgage loan (as set forth on Appendix B to this
               prospectus supplement) and the pooled mortgage loans with which it is cross-collateralized due on their due date in September
               2005 (or, in the case of any mortgage loan that has its first due date after September 2005, the month in which its first due date occurs), whether or not the mortgage loans have an interest-only period that has not expired as of the cut-off date.

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total Underwritten Net Cash Flow for the related mortgaged properties that secure the mortgage loan, to

          2.   twelve times the sum of the monthly debt service payments for the pooled mortgage loan (as set forth on Appendix B to this
               prospectus supplement) (but without regard to the debt service payable under any related Non-Pooled Subordinate Loan) on its or their due date due date in September 2005 (or, in the case of any mortgage loan that has its first due date after September 2005, the month in which its first due date occurs), whether or not the mortgage loan(s) have an interest-only period that has not expired as of the cut-off date.

     "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO Period)"
means, with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as the DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period.

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

                                      S-163

     "East Gate Square (Phase I) Loan Group" means, collectively, the East Gate
Square (Phase I) Pooled Mortgage Loan and the East Gate Square (Phase I)
Non-Pooled Subordinate Loan.

     "East Gate Square (Phase I) Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the East Gate Square (Phase I) Loan Group.

     "East Gate Square (Phase I) Non-Pooled Subordinate Loan" means the loan in the original principal amount of $1,250,000 that is secured by the same mortgage instruments encumbering the East Gate Square (Phase I) Mortgaged Property as the
East Gate Square (Phase I) Pooled Mortgage Loan and is subordinate in right of payment to the East Gate Square (Phase I) Pooled Mortgage Loan.

     "East Gate Square (Phase I) Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the East Gate Square (Phase I)
Non-Pooled Subordinate Loan.

     "East Gate Square (Phase I) Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $40,750,000 that is secured by the mortgage instruments encumbering the East Gate Square (Phase I) Mortgaged
Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR9 pooling and servicing agreement:

     o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2005-PWR9 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR9 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series
          2005-PWR9 pooling and servicing agreement or by series 2005-PWR9 certificateholders entitled to not less than 25% of the series
          2005-PWR9 voting rights or, if affected by the failure, by a
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that

                                      S-164

          master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2005-PWR9 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-PWR9 certificateholders, a
          Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR9 pooling and servicing agreement, by series
          2005-PWR9 certificateholders entitled to not less than 25% of the series 2005-PWR9 voting rights or, if affected by the breach, by a
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2005-PWR9 pooling and servicing agreement to a Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

     o    a master servicer or the special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status"
          placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or
          (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

     o    a master servicer or a special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2005-PWR9 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal.

     When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an
Event of Default in both or all such capacities.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc. or Morgan Stanley & Co. Incorporated, and

                                      S-165

     o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "GMACCM" means GMAC Commercial Mortgage Corporation and its successors in interest.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2005-PWR9 certificates.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

     "LTV Ratio at Maturity" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the total principal balance of the subject pooled mortgage loan and the pooled mortgage loan(s) with which it is
               cross-collateralized on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loans and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged properties that secure the cross-collateralized group of pooled mortgage loans; and

                                      S-166

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total principal balance of the applicable pooled mortgage loan (but without regard to the principal balance of any related
               Non-Pooled Subordinate Loan) on its or their the scheduled maturity date, according to the payment schedule for the mortgage loans and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the related mortgaged properties.

     Notwithstanding any contrary description above, for purposes of the calculation of the LTV Ratio at Maturity for the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Storage Bin Portfolio, which pooled mortgage loan represents 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), there was subtracted from the scheduled principal balance of that pooled mortgage loan at maturity an amount equal to $5,000,000, which is the amount of the letter of credit that was delivered and must be maintained by the borrower unless and until certain leasing criteria are satisfied.

     "Marketplace at Seminole Place Loan Group" means, collectively, the
Marketplace at Seminole Place Pooled Mortgage Loan and the Marketplace at
Seminole Non-Pooled Subordinate Loan.

     "Marketplace at Seminole Place Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Marketplace at Seminole Place Loan Group.

     "Marketplace at Seminole Place Non-Pooled Subordinate Loan" means the loan in the original principal amount of $4,000,000 that is secured by the same mortgage instruments encumbering the Marketplace at Seminole Place Mortgaged
Property as the Marketplace at Seminole Place Pooled Mortgage Loan and is
subordinate in right of payment to the Marketplace at Seminole Place Pooled
Mortgage Loan.

     "Marketplace at Seminole Place Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Marketplace at Seminole Place
Non-Pooled Subordinate Loan.

     "Marketplace at Seminole Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $44,000,000 that is secured by the mortgage instruments encumbering the Marketplace at Seminole Place Mortgaged
Property.

     "Maybrook Plaza Apartments Loan Group" means, collectively, the Maybrook
Plaza Apartments Pooled Mortgage Loan and the Maybrook Plaza Apartments
Non-Pooled Subordinate Loan.

     "Maybrook Plaza Apartments Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Maybrook Plaza Apartments Loan Group.

     "Maybrook Plaza Apartments Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Maybrook Plaza Apartments Mortgaged Property as the
Maybrook Plaza Apartments Pooled Mortgage Loan and is subordinate in right of payment to the Maybrook Plaza Apartments Pooled Mortgage Loan.

     "Maybrook Plaza Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Maybrook Plaza Apartments
Non-Pooled Subordinate Loan.

     "Maybrook Plaza Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $4,500,000 that is secured by the mortgage instruments encumbering the Maybrook Plaza Apartments Mortgaged
Property.

     "Moody's" means Moody's Investors Service, Inc.

                                      S-167

     "Mortgage Loan Group" means one or more of the Marketplace at Seminole Loan
Group, the East Gate Square (Phase I) Loan Group, the Stuart Centre Loan Group
the South Kendall Square Loan Group, the Poinciana Place Loan Group, the 370
Reed Road Loan Group, the Courtyard by Marriott Loan Group and the Maybrook
Plaza Apartments Loan Group, as applicable.

     "Mortgage Loan Group Intercreditor Agreement" means one or more of the
Marketplace at Seminole Intercreditor Agreement, the East Gate Square (Phase I)
Intercreditor Agreement, the Stuart Centre Intercreditor Agreement, the South
Kendall Square Intercreditor Agreement, the Poinciana Place Intercreditor
Agreement, the 370 Reed Road Intercreditor Agreement, the Courtyard by Marriott
Intercreditor Agreement and the Maybrook Plaza Apartments Intercreditor
Agreement, as applicable.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the
               Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

                                      S-168

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Mortgage Loan" means any of the Marketplace at Seminole
Non-Pooled Subordinate Loan, the East Gate Square (Phase I) Non-Pooled
Subordinate Loan, the Stuart Centre Non-Pooled Subordinate Loan, the South
Kendall Square Non-Pooled Subordinate Loan, the Poinciana Place Non-Pooled
Subordinate Loan, the 370 Reed Road Non-Pooled Subordinate Loan, the Courtyard
by Marriott Non-Pooled Subordinate Loan and the Maybrook Plaza Apartments
Non-Pooled Subordinate Loan, as applicable.

     "Non-Pooled Subordinate Loan" means the Marketplace at Seminole Non-Pooled
Subordinate Loan, the East Gate Square (Phase I) Non-Pooled Subordinate Loan,
the Stuart Centre Non-Pooled Subordinate Loan, the South Kendall Square
Non-Pooled Subordinate Loan, the Poinciana Place Non-Pooled Subordinate Loan,
the 370 Reed Road Non-Pooled Subordinate Loan, the Courtyard by Marriott
Non-Pooled Subordinate Loan and the Maybrook Plaza Apartments Non-Pooled
Subordinate Loan, as applicable. All of the Non-Pooled Mortgage Loans are
Non-Pooled Subordinate Loans.

     "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Marketplace at Seminole Non-Pooled Subordinate Loan, the East
Gate Square (Phase I) Non-Pooled Subordinate Loan, the Stuart Centre Non-Pooled
Subordinate Loan, the South Kendall Square Non-Pooled Subordinate Loan, the
Poinciana Place Non-Pooled Subordinate Loan, the 370 Reed Road Non-Pooled
Subordinate Loan, the Courtyard by Marriott Non-Pooled Subordinate Loan and the
Maybrook Plaza Apartments Non-Pooled Subordinate Loan, as applicable.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Change of Control Event" means, with respect to any PCF Mortgage Loan
Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in
effect as of such date of determination and allocable to the related PCF
Non-Pooled Subordinate Loan and (z) any realized losses allocated to the related
Non-Pooled Subordinate Loan is less than (b) 25% of the difference between (x)
the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

     "PCF Mortgage Loan Group" means one or more of the Marketplace at Seminole
Loan Group, the East Gate Square (Phase I) Loan Group, the Stuart Centre Loan
Group, the South Kendall Square Loan Group, the Poinciana Place Loan Group and
the Maybrook Plaza Apartments Loan Group, as applicable.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

                                      S-169

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR9 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Poinciana Place Loan Group" means, collectively, the Poinciana Place
Pooled Mortgage Loan and the Poinciana Place Non-Pooled Subordinate Loan.

     "Poinciana Place Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Poinciana Place Loan Group.

     "Poinciana Place Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Poinciana Place Mortgaged Property as the Poinciana
Place Pooled Mortgage Loan and is subordinate in right of payment to the
Poinciana Place Pooled Mortgage Loan.

                                      S-170

     "Poinciana Place Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Poinciana Place Non-Pooled Subordinate Loan.

     "Poinciana Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $10,700,000 that is secured by the mortgage instruments encumbering the Poinciana Place Mortgaged Property.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR9 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR9 pooling and servicing agreement and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of any pooled mortgage loan on which scheduled payments are due on the second, third or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

                                      S-171

     4. all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

     In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

     o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

          1.   first, as a reduction of the portion of the Principal
               Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan (until such
               portion, net of all subtractions pursuant to clauses (I)(A), (B)
               and (C) arising from pooled mortgage loans in that loan group, is equal to zero), and

          2.   then, as a reduction of the portion of the Principal Distribution
               Amount that is otherwise attributable to the other loan group
               (until such portion, net of all such subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all subtractions as described in this clause
               2, is equal to zero); and

     o    any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

          1.   first, if the attributable portion of the Principal Distribution
               Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in the same loan group as that
               particular pooled mortgage loan, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that does not

                                     S-172

               include that pooled mortgage loan, until the cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable portion of Principal Distribution
               Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

          2.   then, as an increase in the portion of the Principal Distribution
               Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan.

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the Offered
Certificates--Reductions of

                                     S-173

Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO
Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR9 trust fund.

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A" by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicer,

     o    the primary servicers,

     o    any sub-servicers,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

                                     S-174

     "Servicing Standard" means (a) in the case of the initial special servicer, for as long as it is the special servicer under the pooling and servicing agreement, the Servicing Standard-GMACCM and (b) in the case of each master servicer and each other special servicer, the Servicing Standard-General.

     "Servicing Standard-General" means, with respect to each master servicer and any special servicer other that the initial special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the series 2005-PWR9 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2005-PWR9 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2005-PWR9 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

     o    in accordance with any and all applicable laws, the terms of the series 2005-PWR9 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2005-PWR9 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicer, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no
                    satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2005-PWR9 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2005-PWR9 certificateholders and the related
                    Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                    whole, on a present value basis; and

               without regard to--

               1.   any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,
                    any of the mortgage loan sellers or any other party to the series 2005-PWR9 pooling and servicing agreement,

               2.   the ownership of any series 2005-PWR9 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

                                     S-175

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2005-PWR9
                    pooling and servicing agreement,

               4.   the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered,
                    respectively, under the series 2005-PWR9 pooling and
                    servicing agreement,

               5.   the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to
                    receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the series 2005-PWR9
                    pooling and servicing agreement or with respect to any
                    particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of
                    any other debt owed by, or secured by ownership interests
                    in, any of the borrowers or any affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                    repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

     "Servicing Standard-GMACCM" means, with respect to the initial special servicer for as long as it is the special servicer under the pooling and servicing agreement:

     o    to service and administer the mortgage loans and any REO properties that it is obligated to service and administer pursuant to the pooling and servicing agreement, on behalf of the Trustee and in the best interests of and for the benefit of the series 2005-PWR9
          certificateholders (as determined by the special servicer, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans

     o    to the extent consistent with the foregoing, further as follows:

          o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible hereunder;

          o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no
               satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders
               (or, in the case of a Loan Group, to the certificateholders and the related Non-Trust Mortgage Loan Noteholders) to be performed at the related Net Mortgage Rate (or, in the case of a Loan
               Group, at the weighted average of the Net Mortgage Rates for such
               Loan Group)); and

          o    without regard to (A) any relationship that the special servicer or any affiliate thereof may have with the related borrower, (B)
               the ownership of any certificate by the special servicer or by any affiliate thereof, (C) the special servicer's obligation to direct the master servicer to make servicing advances, and (D)
               the right of the special servicer or any affiliate thereof to receive reimbursement of costs, or

                                     S-176

               the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan and a Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR9 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

                                     S-177

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

     "South Kendall Square Loan Group" means, collectively, the South Kendall
Square Pooled Mortgage Loan and the South Kendall Square Non-Pooled Subordinate
Loan.

     "South Kendall Square Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the South Kendall Square Loan Group.

     "South Kendall Square Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the South Kendall Square Mortgaged Property as the South
Kendall Square Pooled Mortgage Loan and is subordinate in right of payment to the South Kendall Square Pooled Mortgage Loan.

     "South Kendall Square Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the South Kendall Square Non-Pooled
Subordinate Loan.

     "South Kendall Square Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $12,900,000 that is secured by the mortgage instruments encumbering the South Kendall Square Mortgaged Property.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

                                     S-178

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR9 certificates and the mortgage loans in the trust fund:

     o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR9 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2005-PWR9 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR9 pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees, the master servicing fees
          (including any applicable primary or sub-servicing fees);

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series
          2005-PWR9 certificates remains in effect during the entire term of that mortgage loan;

     o    with respect to each of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as "Shopwell Plaza" and "Country Fair Shopping Center", for
          which the initial scheduled payments of principal and interest are not due until November 2005, a payment is due and paid in October 2005 in an amount equal to one month's interest on its cut-off date principal balance and the length of the loan term is thus one month greater (but the maturity is no later) than otherwise stated in this prospectus supplement;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the two immediately preceding bullets;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time;

     o    with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
          "Riverside on the James", the lockout period that otherwise expires in
          2006 for a portion of the debt instead expires simultaneously with the lockout period for the other portion of the debt;

                                     S-179

     o    with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
          "Shopwell Plaza", the open period is one payment, resulting in a prepayment allowable in October 2015;

     o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge,
          including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding four bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group
          that includes any Non-Pooled Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2005-PWR9 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in October 2005; and

     o    the offered certificates are settled with investors on September 28,
          2005.

     "Stuart Centre Loan Group" means, collectively, the Stuart Centre Pooled
Mortgage Loan and the Stuart Centre Non-Pooled Subordinate Loan.

     "Stuart Centre Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Stuart Centre Loan Group.

     "Stuart Centre Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Stuart Centre Mortgaged Property as the Stuart Centre Pooled
Mortgage Loan and is subordinate in right of payment to the Stuart Centre Pooled
Mortgage Loan.

     "Stuart Centre Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Stuart Centre Non-Pooled Subordinate Loan.

     "Stuart Centre Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $19,000,000 that is secured by the mortgage instruments encumbering the Stuart Centre Mortgaged Property.

                                     S-180

     "Trust-Serviced Mortgage Loan Group" means the Marketplace at Seminole Loan
Group, the East Gate Square (Phase I) Loan Group, the Stuart Centre Loan Group,
the South Kendall Square Loan Group, the Poinciana Place Loan Group and the
Maybrook Plaza Apartments Loan Group, as applicable. All of the Mortgage Loan
Groups are Trust-Serviced Mortgage Loan Groups.

     "Trust-Serviced Non-Pooled Mortgage Loan" means the Marketplace at Seminole
Non-Pooled Subordinate Loan, the East Gate Square (Phase I) Non-Pooled
Subordinate Loan, the Stuart Centre Non-Pooled Subordinate Loan, the South
Kendall Square Non-Pooled Subordinate Loan, the Poinciana Place Non-Pooled
Subordinate Loan and the Maybrook Plaza Apartments Non-Pooled Subordinate Loan,
as applicable. All of the Non-Pooled Mortgage Loans are Trust-Serviced
Non-Pooled Mortgage Loans.

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34 and PTE 2002-41 and as may be subsequently amended after the closing date.

     "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WFB" means Wells Fargo Bank, National Association.

     "WFB Mortgage Loan Group" means one or more of the 370 Reed Road Loan Group and the Courtyard by Marriott Loan Group, as applicable.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-181

                                   SCHEDULE I

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                         CLASS A-AB                                CLASS A-AB                            CLASS A-AB
                           PLANNED                                   PLANNED                               PLANNED
                          PRINCIPAL          DISTRIBUTION           PRINCIPAL       DISTRIBUTION          PRINCIPAL
DISTRIBUTION DATE        BALANCE ($)         DATE                  BALANCE ($)      DATE                 BALANCE ($)
-----------------      --------------        -----------------   --------------     --------------      -------------

Closing Date           100,000,000.00        March 2009          100,000,000.00     September 2012      48,200,000.00
October 2005           100,000,000.00        April 2009          100,000,000.00     October 2012        46,600,000.00
November 2005          100,000,000.00        May 2009            100,000,000.00     November 2012       45,000,000.00
December 2005          100,000,000.00        June 2009           100,000,000.00     December 2012       43,400,000.00
January 2006           100,000,000.00        July 2009           100,000,000.00     January 2013        41,800,000.00
February 2006          100,000,000.00        August 2009         100,000,000.00     February 2013       40,200,000.00
March 2006             100,000,000.00        September 2009      100,000,000.00     March 2013          38,600,000.00
April 2006             100,000,000.00        October 2009        100,000,000.00     April 2013          37,000,000.00
May 2006               100,000,000.00        November 2009       100,000,000.00     May 2013            35,400,000.00
June 2006              100,000,000.00        December 2009       100,000,000.00     June 2013           33,800,000.00
July 2006              100,000,000.00        January 2010        100,000,000.00     July 2013           32,200,000.00
August 2006            100,000,000.00        February 2010       100,000,000.00     August 2013         30,600,000.00
September 2006         100,000,000.00        March 2010          100,000,000.00     September 2013      29,000,000.00
October 2006           100,000,000.00        April 2010          100,000,000.00     October 2013        27,400,000.00
November 2006          100,000,000.00        May 2010            100,000,000.00     November 2013       25,800,000.00
December 2006          100,000,000.00        June 2010           100,000,000.00     December 2013       24,200,000.00
January 2007           100,000,000.00        July 2010           100,000,000.00     January 2014        22,600,000.00
February 2007          100,000,000.00        August 2010         100,000,000.00     February 2014       21,000,000.00
March 2007             100,000,000.00        September 2010      99,968,576.38      March 2014          19,400,000.00
April 2007             100,000,000.00        October 2010        97,690,000.00      April 2014          17,800,000.00
May 2007               100,000,000.00        November 2010       95,599,000.00      May 2014            16,200,000.00
June 2007              100,000,000.00        December 2010       93,301,000.00      June 2014           14,600,000.00
July 2007              100,000,000.00        January 2011        91,190,000.00      July 2014           13,000,000.00
August 2007            100,000,000.00        February 2011       89,070,000.00      August 2014         11,400,000.00
September 2007         100,000,000.00        March 2011          86,349,000.00      September 2014       9,800,000.00
October 2007           100,000,000.00        April 2011          84,206,000.00      October 2014         8,200,000.00
November 2007          100,000,000.00        May 2011            81,857,000.00      November 2014        6,600,000.00
December 2007          100,000,000.00        June 2011           79,693,000.00      December 2014        5,000,000.00
January 2008           100,000,000.00        July 2011           77,324,000.00      January 2015         3,400,000.00
February 2008          100,000,000.00        August 2011         75,140,000.00      February 2015        1,800,000.00
March 2008             100,000,000.00        September 2011      72,945,000.00      March 2015              32,000.00
April 2008             100,000,000.00        October 2011        70,545,000.00      April 2015                   0.00
May 2008               100,000,000.00        November 2011       68,329,000.00
June 2008              100,000,000.00        December 2011       65,909,000.00
July 2008              100,000,000.00        January 2012        63,672,000.00
August 2008            100,000,000.00        February 2012       61,424,000.00
September 2008         100,000,000.00        March 2012          59,000,000.00
October 2008           100,000,000.00        April 2012          57,000,000.00
November 2008          100,000,000.00        May 2012            55,000,000.00
December 2008          100,000,000.00        June 2012           53,000,000.00
January 2009           100,000,000.00        July 2012           51,400,000.00
February 2009          100,000,000.00        August 2012         49,800,000.00

                                      I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                  NUMBER OF              AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                   MORTGAGE           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
LOAN SELLER                                         LOANS              BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                50               749,242,485              34.8       5.3370             114
Prudential Mortgage Capital Funding                   48               517,583,259              24.0       5.3139             115
Wells Fargo Bank, N.A.                                43               430,696,382              20.0       5.3029              96
Principal Commercial Funding, LLC.                    46               336,903,793              15.7       5.4121             111
Nationwide Life Insurance Co.                         12               117,962,804               5.5       5.3385             123
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              199            $2,152,388,723             100.0%      5.3365%            111
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------

                                                                          WEIGHTED          WEIGHTED     WEIGHTED
                                                  WEIGHTED                 AVERAGE           AVERAGE      AVERAGE
                                                   AVERAGE                    DSCR      CUT-OFF DATE      BALLOON
LOAN SELLER                                       DSCR (X)            AFTER IO (X)           LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                1.64                    1.42              72.1         61.9
Prudential Mortgage Capital Funding                   1.58                    1.43              72.1         60.8
Wells Fargo Bank, N.A.                                1.53                    1.43              71.5         64.2
Principal Commercial Funding, LLC.                    1.65                    1.56              65.6         57.1
Nationwide Life Insurance Co.                         1.87                    1.78              66.9         58.0
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               1.61X                   1.46X             70.7%        61.1%
==================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                  NUMBER OF              AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                   MORTGAGE           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
CUT-OFF DATE BALANCE ($)                            LOANS              BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

523,855 - 2,000,000                                   20                27,224,324               1.3       5.6185             127
2,000,001 - 3,000,000                                 25                62,101,125               2.9       5.5097             114
3,000,001 - 5,000,000                                 46               191,745,463               8.9       5.3714             119
5,000,001 - 7,000,000                                 25               149,595,844               7.0       5.3271             122
7,000,001 - 9,000,000                                 19               151,364,508               7.0       5.4176             120
9,000,001 - 11,000,000                                13               132,779,515               6.2       5.3270             118
11,000,001 - 13,000,000                                8                96,679,908               4.5       5.1537             119
13,000,001 - 15,000,000                                7               100,795,821               4.7       5.5877             109
15,000,001 - 17,000,000                                7               112,932,694               5.2       5.3233             135
17,000,001 - 19,000,000                                3                55,000,000               2.6       5.4879             139
19,000,001 - 21,000,000                                3                61,359,921               2.9       5.2391              99
21,000,001 - 31,000,000                               11               290,913,213              13.5       5.1907             118
31,000,001 - 41,000,000                                3               116,528,478               5.4       5.3784             118
41,000,001 - 61,000,000                                6               284,947,910              13.2       5.3615             107
61,000,001 - 137,500,000                               3               318,420,000              14.8       5.2959              72
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              199            $2,152,388,723             100.0%      5.3365%            111
====================================================================================================================================

Minimum: $523,855
Maximum: $137,500,000
Average: $10,816,024

------------------------------------------------------------------------------------------------------------------

                                                                          WEIGHTED          WEIGHTED     WEIGHTED
                                                  WEIGHTED                 AVERAGE           AVERAGE      AVERAGE
                                                   AVERAGE                    DSCR      CUT-OFF DATE      BALLOON
CUT-OFF DATE BALANCE ($)                          DSCR (X)            AFTER IO (X)           LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------

523,855 - 2,000,000                                   1.68                    1.66              62.0         46.7
2,000,001 - 3,000,000                                 1.60                    1.51              66.3         52.6
3,000,001 - 5,000,000                                 1.62                    1.57              67.7         53.8
5,000,001 - 7,000,000                                 1.55                    1.46              69.5         56.9
7,000,001 - 9,000,000                                 1.54                    1.42              70.5         56.8
9,000,001 - 11,000,000                                1.65                    1.52              68.3         59.1
11,000,001 - 13,000,000                               1.77                    1.66              69.9         62.4
13,000,001 - 15,000,000                               1.58                    1.41              70.3         62.2
15,000,001 - 17,000,000                               1.73                    1.54              69.5         57.8
17,000,001 - 19,000,000                               1.53                    1.36              75.5         61.3
19,000,001 - 21,000,000                               1.36                    1.36              69.0         63.4
21,000,001 - 31,000,000                               1.69                    1.43              72.2         62.7
31,000,001 - 41,000,000                               1.34                    1.24              75.4         64.1
41,000,001 - 61,000,000                               1.69                    1.53              68.0         59.3
61,000,001 - 137,500,000                              1.61                    1.40              75.5         72.3
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               1.61X                   1.46X             70.7%        61.1%
==================================================================================================================

                                      A-1

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                 NUMBER OF            CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
STATE                                       MORTGAGED PROPERTIES        BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

California                                           28                252,160,727              11.7       5.2908             118
     Southern California                             21                192,183,724               8.9       5.2855             118
     Northern California                              7                59,977,003                2.8       5.3078             119
New Jersey                                           22                238,010,847              11.1       5.3990             124
Pennsylvania                                         22                224,755,398              10.4       5.4026              89
Florida                                              15                220,778,323              10.3       5.4136             113
Virginia                                              8                170,408,583               7.9       5.3045              94
Arizona                                               6                133,962,911               6.2       5.2959              70
New York                                              7                130,940,189               6.1       5.2081             125
Massachusetts                                         6                 94,318,799               4.4       5.0821             120
Texas                                                25                 90,162,640               4.2       5.3506             110
Michigan                                             18                 54,628,500               2.5       5.5126             120
Hawaii                                                1                 47,951,942               2.2       5.2500             119
Nevada                                                4                 46,447,187               2.2       5.1226             120
Rhode Island                                          2                 42,939,478               2.0       5.5694             116
Wisconsin                                             4                 40,955,000               1.9       5.0870             109
Utah                                                  3                 40,863,701               1.9       5.2907             117
Indiana                                               4                 40,641,704               1.9       5.3715             119
Minnesota                                             3                 38,642,750               1.8       5.3529             116
Ohio                                                 10                 37,328,714               1.7       5.5087             139
Mississippi                                           5                 28,286,107               1.3       5.3048             118
Oklahoma                                              5                 24,000,270               1.1       5.6811             119
Georgia                                               5                 21,613,140               1.0       5.4299             119
District of Columbia                                  1                 20,500,000               1.0       5.0300             119
Illinois                                              4                 19,782,154               0.9       5.1991             119
Washington                                            4                 17,323,638               0.8       5.5657             119
Colorado                                              3                 13,250,000               0.6       5.2775              99
Maryland                                              2                 10,600,000               0.5       5.2138             120
Delaware                                              1                 10,000,000               0.5       5.5750             178
Connecticut                                           1                  8,540,514               0.4       5.8910             115
North Carolina                                        1                  6,043,751               0.3       5.1200             119
Tennessee                                             1                  5,292,243               0.2       5.2800             119
South Carolina                                        2                  5,290,885               0.2       5.3426             118
New Mexico                                            1                  5,244,969               0.2       5.4300             119
Kentucky                                              1                  4,300,000               0.2       5.0400             120
Alabama                                               1                  2,678,439               0.1       5.9200             124
Wyoming                                               1                  2,500,000               0.1       7.0000             120
Idaho                                                 1                  1,245,222               0.1       5.6400             116
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             228             $2,152,388,723             100.0%      5.3365%            111
====================================================================================================================================

----------------------------------------------------------------------------------------------------------

                                                                 WEIGHTED           WEIGHTED     WEIGHTED
                                               WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                AVERAGE              DSCR       CUT-OFF DATE      BALLOON
STATE                                           DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------

California                                         1.64              1.47               67.8         57.7
     Southern California                           1.68              1.51               67.7         57.0
     Northern California                           1.52              1.37               68.3         59.9
New Jersey                                         1.54              1.38               73.7         62.9
Pennsylvania                                       1.53              1.34               73.9         67.0
Florida                                            1.44              1.33               69.1         59.4
Virginia                                           1.93              1.76               67.2         60.9
Arizona                                            1.51              1.48               72.5         70.3
New York                                           1.71              1.50               71.1         61.0
Massachusetts                                      1.93              1.62               73.4         63.1
Texas                                              1.61              1.54               68.2         56.7
Michigan                                           1.67              1.49               70.6         54.3
Hawaii                                             1.41              1.41               68.5         57.0
Nevada                                             1.61              1.32               74.6         64.8
Rhode Island                                       1.24              1.24               77.9         65.6
Wisconsin                                          1.85              1.85               64.3         62.3
Utah                                               1.85              1.58               70.5         57.8
Indiana                                            1.48              1.25               72.4         64.5
Minnesota                                          1.97              1.55               63.8         52.6
Ohio                                               1.53              1.38               75.1         50.2
Mississippi                                        1.59              1.36               77.6         67.4
Oklahoma                                           1.43              1.43               66.0         44.3
Georgia                                            1.46              1.35               73.9         62.6
District of Columbia                               1.56              1.56               75.9         75.9
Illinois                                           1.90              1.90               66.2         60.3
Washington                                         1.42              1.42               64.8         54.2
Colorado                                           1.63              1.44               65.7         57.2
Maryland                                           1.37              1.37               64.9         53.8
Delaware                                           1.58              1.30               80.0         67.1
Connecticut                                        1.74              1.74               55.1         42.9
North Carolina                                     1.21              1.21               75.5         62.5
Tennessee                                          1.69              1.69               66.2         50.2
South Carolina                                     1.57              1.57               67.2         56.1
New Mexico                                         1.45              1.45               77.1         64.5
Kentucky                                           1.54              1.54               65.3         41.0
Alabama                                            1.13              1.13               58.2          1.1
Wyoming                                            1.18              1.18               76.0         57.9
Idaho                                              2.09              2.09               42.4         35.8
----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            1.61X             1.46X              70.7%        61.1%
==========================================================================================================

                                      A-2

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                  NUMBER OF           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
PROPERTY TYPE                                MORTGAGED PROPERTIES       BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                                92               920,365,806              42.8       5.3439             114
Multifamily                                           42               429,956,042              20.0       5.3791             102
Office                                                31               340,203,056              15.8       5.2580             108
Hospitality                                           14               186,037,764               8.6       5.4556             111
Industrial                                            21                90,014,325               4.2       5.3988             119
Other                                                 14                86,359,053               4.0       5.1556             120
Manufactured Housing Community                         3                44,850,000               2.1       4.9673             120
Self Storage                                          10                39,602,677               1.8       5.4192             123
Mixed Use                                              1                15,000,000               0.7       5.5100             117
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              228            $2,152,388,723             100.0%      5.3365%            111
====================================================================================================================================

-------------------------------------------------------------------------------------------------------------

                                                                    WEIGHTED           WEIGHTED     WEIGHTED
                                                  WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                   AVERAGE              DSCR       CUT-OFF DATE      BALLOON
PROPERTY TYPE                                      DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------------------------

Retail                                                1.54              1.45               70.7         60.5
Multifamily                                           1.53              1.33               73.0         65.7
Office                                                1.64              1.56               69.9         62.9
Hospitality                                           2.01              1.63               67.5         53.9
Industrial                                            1.74              1.70               64.6         50.0
Other                                                 1.88              1.53               73.8         63.7
Manufactured Housing Community                        1.59              1.25               75.7         69.9
Self Storage                                          1.26              1.26               71.0         54.9
Mixed Use                                             1.92              1.57               65.8         59.0
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               1.61X             1.46X              70.7%        61.1%
=============================================================================================================

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                   NUMBER OF          CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
MORTGAGE RATE (%)                                MORTGAGE LOANS         BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

4.7200% - 5.0000%                                      15              134,840,660               6.3       4.8863             107
5.0001% - 5.2500%                                      53              740,455,747              34.4       5.1404             113
5.2501% - 5.5000%                                      65              810,595,306              37.7       5.3745              99
5.5001% - 5.7500%                                      44              319,483,686              14.8       5.6100             134
5.7501% - 6.0000%                                      16              127,733,489               5.9       5.8752             112
6.0001% - 6.2500%                                       4               12,504,865               0.6       6.1217             133
6.2501% - 7.0000%                                       2                6,774,970               0.3       6.6593             194
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               199           $2,152,388,723             100.0%      5.3365%            111
==================================================================================================================================

Minimum: 4.7200%
Maximum: 7.0000%
Weighted Average: 5.3365%

------------------------------------------------------------------------------------------------------------------

                                                                          WEIGHTED          WEIGHTED     WEIGHTED
                                                     WEIGHTED              AVERAGE           AVERAGE      AVERAGE
                                                      AVERAGE                 DSCR      CUT-OFF DATE      BALLOON
MORTGAGE RATE (%)                                     DSCR (X)         AFTER IO (X)           LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------

4.7200% - 5.0000%                                        1.92                 1.76              67.0         60.9
5.0001% - 5.2500%                                        1.67                 1.52              70.8         62.2
5.2501% - 5.5000%                                        1.61                 1.41              71.5         63.4
5.5001% - 5.7500%                                        1.45                 1.36              72.9         57.3
5.7501% - 6.0000%                                        1.47                 1.44              64.3         53.7
6.0001% - 6.2500%                                        1.36                 1.34              59.9         39.4
6.2501% - 7.0000%                                        1.21                 1.21              68.5         22.8
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  1.61X                1.46X             70.7%        61.1%
==================================================================================================================

REMAINING TERMS TO STATED MATURITY OR ARD

----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                   NUMBER OF          CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)         MORTGAGE LOANS         BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

52 - 60                                                14              400,185,111              18.6       5.3274              59
61 - 84                                                 3               13,861,418               0.6       5.2032              80
85 - 120                                              167            1,612,899,176              74.9       5.3248             118
121 - 239                                              15              125,443,018               5.8       5.5294             185
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               199           $2,152,388,723             100.0%      5.3365%            111
==================================================================================================================================

Minimum: 52 mos.
Maximum: 239 mos.
Weighted Average: 111 mos.

----------------------------------------------------------------------------------------------------------------

                                                                       WEIGHTED           WEIGHTED     WEIGHTED
                                                     WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                      AVERAGE              DSCR       CUT-OFF DATE      BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)              DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------------

52 - 60                                                  1.61              1.50               71.1         69.8
61 - 84                                                  1.80              1.50               70.5         64.3
85 - 120                                                 1.62              1.46               70.5         60.1
121 - 239                                                1.52              1.41               71.7         46.6
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  1.61X             1.46X              70.7%        61.1%
================================================================================================================

                                      A-3

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                 NUMBER OF            CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
DEBT SERVICE COVERAGE RATIO (X)                MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                          10                 88,283,018               4.1       5.4461             111
1.21 - 1.30                                          24                202,674,247               9.4       5.4356             125
1.31 - 1.40                                          37                299,842,170              13.9       5.4892             124
1.41 - 1.50                                          25                297,295,064              13.8       5.3680             102
1.51 - 1.60                                          27                418,121,204              19.4       5.3636              99
1.61 - 1.70                                          19                195,721,573               9.1       5.2669             125
1.71 - 1.80                                          13                173,295,124               8.1       5.3016              91
1.81 - 1.90                                          10                 61,285,483               2.8       5.1666             108
1.91 - 2.00                                           8                154,113,152               7.2       5.1908             119
2.01 - 2.10                                           6                 75,063,894               3.5       5.3018             117
2.11 - 2.20                                           4                 66,139,396               3.1       5.0872             108
2.21 - 2.30                                           4                 28,156,960               1.3       5.1498              98
2.31 - 2.50                                           5                 56,877,262               2.6       5.1069             114
2.51 - 3.71                                           7                 35,520,175               1.7       5.1556             118
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             199             $2,152,388,723            100.0%      5.3365%             111
===================================================================================================================================

Minimum: 1.10x
Maximum: 3.71x
Weighted Average: 1.61x

--------------------------------------------------------------------------------------------------------------

                                                                     WEIGHTED           WEIGHTED     WEIGHTED
                                                   WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                    AVERAGE              DSCR       CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO (X)                    DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                            1.16              1.16               68.0         51.6
1.21 - 1.30                                            1.25              1.25               73.9         59.2
1.31 - 1.40                                            1.35              1.33               70.5         57.1
1.41 - 1.50                                            1.46              1.45               71.6         62.7
1.51 - 1.60                                            1.55              1.33               73.6         67.0
1.61 - 1.70                                            1.66              1.39               75.0         64.1
1.71 - 1.80                                            1.75              1.56               70.9         65.4
1.81 - 1.90                                            1.87              1.74               64.4         61.4
1.91 - 2.00                                            1.92              1.55               73.0         63.7
2.01 - 2.10                                            2.07              1.65               66.5         54.8
2.11 - 2.20                                            2.13              1.89               59.1         50.9
2.21 - 2.30                                            2.25              2.25               51.6         51.0
2.31 - 2.50                                            2.39              2.11               64.1         58.2
2.51 - 3.71                                            2.80              2.44               51.1         43.1
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                1.61X             1.46X              70.7%        61.1%
==============================================================================================================

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                    NUMBER OF         CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)   MORTGAGE LOANS        BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                             13             112,515,018               5.2       5.4739             126
1.21 - 1.30                                             40             564,494,247              26.2       5.3899             107
1.31 - 1.40                                             51             447,419,165              20.8       5.4044             120
1.41 - 1.50                                             32             343,042,564              15.9       5.3249             102
1.51 - 1.60                                             22             335,141,204              15.6       5.2327             117
1.61 - 1.70                                              8              50,284,578               2.3       5.3856             126
1.71 - 1.80                                              5             108,935,624               5.1       5.4170              80
1.81 - 1.90                                              5              41,110,483               1.9       5.1657             113
1.91 - 2.00                                              3              24,668,152               1.1       5.3795             117
2.01 - 2.10                                              3              11,733,894               0.5       5.2311             119
2.11 - 2.20                                              4              39,729,396               1.8       4.9294             103
2.21 - 2.30                                              4              28,156,960               1.3       5.1498              98
2.31 - 2.50                                              4              30,117,262               1.4       4.9012             112
2.51 - 3.71                                              5              15,040,175               0.7       4.8823             119
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                199          $2,152,388,723             100.0%      5.3365%            111
===================================================================================================================================

Minimum: 1.10x
Maximum: 3.71x
Weighted Average: 1.46x

------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                             WEIGHTED     WEIGHTED
                                                        AVERAGE          WEIGHTED            AVERAGE      AVERAGE
                                                           DSCR           AVERAGE       CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)    AFTER IO (X)          DSCR (X)            LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                                1.16              1.21               70.6         55.0
1.21 - 1.30                                                1.26              1.45               74.8         65.6
1.31 - 1.40                                                1.35              1.47               72.4         60.6
1.41 - 1.50                                                1.46              1.53               71.5         63.1
1.51 - 1.60                                                1.54              1.84               70.4         60.4
1.61 - 1.70                                                1.64              1.76               68.2         51.9
1.71 - 1.80                                                1.75              1.90               67.7         62.4
1.81 - 1.90                                                1.88              1.88               61.8         60.2
1.91 - 2.00                                                1.95              2.39               61.6         50.8
2.01 - 2.10                                                2.05              2.05               49.6         39.5
2.11 - 2.20                                                2.15              2.19               55.2         49.8
2.21 - 2.30                                                2.25              2.25               51.6         51.0
2.31 - 2.50                                                2.41              2.41               59.1         59.1
2.51 - 3.71                                                3.05              3.05               39.2         33.6
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    1.46X             1.61X              70.7%        61.1%
==================================================================================================================

                                      A-4

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                 NUMBER OF            CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS           BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

29.4% - 40.0%                                         4                 10,540,175               0.5       4.9055             119
40.1% - 45.0%                                         5                 11,387,113               0.5       5.1024             124
45.1% - 50.0%                                         3                 24,750,000               1.1       5.1367             119
50.1% - 55.0%                                         8                 53,063,374               2.5       5.3670             118
55.1% - 60.0%                                        18                152,899,731               7.1       5.4618             102
60.1% - 65.0%                                        16                140,961,760               6.5       5.3196             121
65.1% - 70.0%                                        41                468,338,458              21.8       5.3693             113
70.1% - 75.0%                                        46                542,706,182              25.2       5.2929             105
75.1% - 80.0%                                        58                747,741,932              34.7       5.3391             112
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             199             $2,152,388,723             100.0%      5.3365%            111
===================================================================================================================================

Minimum: 29.4%
Maximum: 80.0%
Weighted Average: 70.7%

--------------------------------------------------------------------------------------------------------------

                                                                     WEIGHTED           WEIGHTED     WEIGHTED
                                                   WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                    AVERAGE              DSCR       CUT-OFF DATE      BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)                DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------------------------

29.4% - 40.0%                                          3.26              3.26               34.5         30.4
40.1% - 45.0%                                          2.16              2.16               41.8         33.0
45.1% - 50.0%                                          2.37              2.29               47.9         45.7
50.1% - 55.0%                                          1.64              1.64               53.0         41.2
55.1% - 60.0%                                          1.75              1.73               58.5         51.3
60.1% - 65.0%                                          1.93              1.72               63.7         54.1
65.1% - 70.0%                                          1.63              1.50               68.0         56.4
70.1% - 75.0%                                          1.51              1.40               73.2         64.6
75.1% - 80.0%                                          1.53              1.31               77.4         67.6
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                1.61X             1.46X              70.7%        61.1%
==============================================================================================================

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE         AGGREGATE      AVERAGE         AVERAGE
                                                NUMBER OF             CUT-OFF DATE      CUT-OFF DATE     MORTGAGE       REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)               MORTGAGE LOANS            BALANCE ($)       BALANCE (%)     RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

1.1% - 25.0%                                         8                  29,137,394               1.4       5.7941             205
25.1% - 30.0%                                        4                  11,985,105               0.6       4.8930             119
30.1% - 35.0%                                        1                   2,051,381               0.1       5.6900             118
35.1% - 40.0%                                        3                  17,202,618               0.8       5.0834             162
40.1% - 45.0%                                       16                  70,443,723               3.3       5.6106             118
45.1% - 50.0%                                       16                 110,031,494               5.1       5.3753             118
50.1% - 55.0%                                       13                 155,254,701               7.2       5.4699             118
55.1% - 60.0%                                       48                 493,602,419              22.9       5.3187             114
60.1% - 65.0%                                       42                 388,087,607              18.0       5.3156             116
65.1% - 70.0%                                       38                 532,052,281              24.7       5.3026             117
70.1% - 76.9%                                       10                 342,540,000              15.9       5.2960              73
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            199              $2,152,388,723             100.0%      5.3365%            111
===================================================================================================================================

Minimum: 1.1%
Maximum: 76.9%
Weighted Average: 61.1%

---------------------------------------------------------------------------------------------------------------

                                                                      WEIGHTED           WEIGHTED     WEIGHTED
                                                    WEIGHTED           AVERAGE            AVERAGE      AVERAGE
                                                     AVERAGE              DSCR       CUT-OFF DATE      BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                     DSCR (X)      AFTER IO (X)            LTV (%)      LTV (%)
---------------------------------------------------------------------------------------------------------------

1.1% - 25.0%                                            1.49              1.49               61.7          7.7
25.1% - 30.0%                                           2.66              2.66               37.6         28.4
30.1% - 35.0%                                           1.37              1.37               53.3         34.9
35.1% - 40.0%                                           2.30              2.30               48.8         36.7
40.1% - 45.0%                                           1.70              1.67               58.3         42.7
45.1% - 50.0%                                           1.55              1.55               59.3         48.4
50.1% - 55.0%                                           1.71              1.51               62.8         52.0
55.1% - 60.0%                                           1.64              1.52               68.3         57.6
60.1% - 65.0%                                           1.55              1.44               72.9         62.8
65.1% - 70.0%                                           1.62              1.38               76.2         67.3
70.1% - 76.9%                                           1.55              1.36               76.0         73.7
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 1.61X             1.46X              70.7%        61.1%
===============================================================================================================

                                     A-5

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          45           699,413,490       36.4        5.3200        110
Prudential Mortgage Capital Funding             39           435,684,510       22.7        5.3368        114
Wells Fargo Bank, N.A.                          37           384,344,321       20.0        5.3064         98
Principal Commercial Funding, LLC.              37           301,202,185       15.7        5.4209        111
Nationwide Life Insurance Co.                   11           100,462,804        5.2        5.2842        124
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        169        $1,921,107,310      100.0%       5.3351%       109
================================================================================================================

------------------------------------------------------------------------------------------
                                                      WEIGHTED       WEIGHTED     WEIGHTED
                                         WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                          AVERAGE       DSCR       CUT-OFF DATE   BALLOON
LOAN SELLER                              DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.     1.64         1.43           71.6         61.5
Prudential Mortgage Capital Funding        1.61         1.45           72.0         60.1
Wells Fargo Bank, N.A.                     1.56         1.45           72.4         65.1
Principal Commercial Funding, LLC.         1.66         1.57           65.5         57.4
Nationwide Life Insurance Co.              1.91         1.85           64.7         56.3
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    1.63X        1.48X          70.5%        61.0%
==========================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------
                                                              PERCENT BY    WEIGHTED     WEIGHTED
                                               AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------

523,855 - 2,000,000               17            21,879,754        1.1        5.6546        129
2,000,001 - 3,000,000             21            51,561,898        2.7        5.5197        114
3,000,001 - 5,000,000             40           168,824,623        8.8        5.3825        120
5,000,001 - 7,000,000             22           130,712,093        6.8        5.3313        120
7,000,001 - 9,000,000             14           112,912,293        5.9        5.4751        121
9,000,001 - 11,000,000            11           113,038,743        5.9        5.2919        113
11,000,001 - 13,000,000            7            85,559,908        4.5        5.0989        111
13,000,001 - 15,000,000            6            86,795,821        4.5        5.6212        108
15,000,001 - 17,000,000            5            81,052,656        4.2        5.3217        130
17,000,001 - 19,000,000            2            37,500,000        2.0        5.4123        149
19,000,001 - 21,000,000            1            20,459,921        1.1        5.3580        118
21,000,001 - 31,000,000           11           290,913,213       15.1        5.1907        118
31,000,001 - 41,000,000            3           116,528,478        6.1        5.3784        118
41,000,001 - 61,000,000            6           284,947,910       14.8        5.3615        107
61,000,001 - 137,500,000           3           318,420,000       16.6        5.2959         72
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          169        $1,921,107,310      100.0%       5.3351%       109
==================================================================================================

----------------------------------------------------------------------------
                                        WEIGHTED       WEIGHTED     WEIGHTED
                           WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                            AVERAGE       DSCR       CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)   DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
----------------------------------------------------------------------------

523,855 - 2,000,000          1.75         1.74           58.3         42.6
2,000,001 - 3,000,000        1.61         1.52           65.0         51.7
3,000,001 - 5,000,000        1.63         1.59           67.5         53.2
5,000,001 - 7,000,000        1.56         1.49           68.6         55.9
7,000,001 - 9,000,000        1.60         1.48           69.3         54.7
9,000,001 - 11,000,000       1.68         1.55           67.4         58.7
11,000,001 - 13,000,000      1.82         1.72           68.5         61.8
13,000,001 - 15,000,000      1.59         1.43           71.0         62.9
15,000,001 - 17,000,000      1.85         1.64           68.1         56.6
17,000,001 - 19,000,000      1.49         1.35           73.6         58.4
19,000,001 - 21,000,000      1.31         1.31           77.2         64.5
21,000,001 - 31,000,000      1.69         1.43           72.2         62.7
31,000,001 - 41,000,000      1.34         1.24           75.4         64.1
41,000,001 - 61,000,000      1.69         1.53           68.0         59.3
61,000,001 - 137,500,000     1.61         1.40           75.5         72.3
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      1.63X        1.48X          70.5%        61.0%
============================================================================

Minimum: $523,855
Maximum: $137,500,000
Average: $11,367,499

                                      A-6

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

---------------------------------------------------------------------------------------------
                                                         PERCENT BY    WEIGHTED     WEIGHTED
                           NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                           MORTGAGED    CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                     PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------

California                     25         224,325,180       11.7        5.3040        118
   Southern California         19         168,037,691        8.7        5.3122        118
   Northern California          6          56,287,489        2.9        5.2795        119
Pennsylvania                   11         209,938,173       10.9        5.4273         89
Florida                        14         200,378,323       10.4        5.4221        119
New Jersey                     16         191,470,638       10.0        5.3716        113
Virginia                        7         163,408,583        8.5        5.3081         93
Arizona                         6         133,962,911        7.0        5.2959         70
New York                        6         127,150,189        6.6        5.1935        125
Massachusetts                   6          94,318,799        4.9        5.0821        120
Texas                          24          86,991,314        4.5        5.3481        110
Hawaii                          1          47,951,942        2.5        5.2500        119
Nevada                          4          46,447,187        2.4        5.1226        120
Rhode Island                    2          42,939,478        2.2        5.5694        116
Wisconsin                       4          40,955,000        2.1        5.0870        109
Utah                            3          40,863,701        2.1        5.2907        117
Minnesota                       3          38,642,750        2.0        5.3529        116
Michigan                       16          32,658,500        1.7        5.4954        128
Ohio                            6          26,896,808        1.4        5.5934        148
Indiana                         3          26,641,704        1.4        5.3670        119
Mississippi                     4          25,590,000        1.3        5.2989        118
Oklahoma                        4          22,053,879        1.1        5.6900        119
Illinois                        4          19,782,154        1.0        5.1991        119
Colorado                        3          13,250,000        0.7        5.2775         99
Georgia                         3          11,214,960        0.6        5.4299        119
Maryland                        2          10,600,000        0.6        5.2138        120
Connecticut                     1           8,540,514        0.4        5.8910        115
Washington                      3           7,582,866        0.4        5.6759        118
Tennessee                       1           5,292,243        0.3        5.2800        119
South Carolina                  2           5,290,885        0.3        5.3426        118
New Mexico                      1           5,244,969        0.3        5.4300        119
Kentucky                        1           4,300,000        0.2        5.0400        120
Alabama                         1           2,678,439        0.1        5.9200        124
Wyoming                         1           2,500,000        0.1        7.0000        120
Idaho                           1           1,245,222        0.1        5.6400        116
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       189      $1,921,107,310      100.0%       5.3351%       109
-============================================================================================

---------------------------------------------------------------------------
                                       WEIGHTED       WEIGHTED     WEIGHTED
                          WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                           AVERAGE       DSCR       CUT-OFF DATE   BALLOON
STATE                     DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------

California                  1.69         1.50           68.1         58.2
   Southern California      1.74         1.55           67.9         57.6
   Northern California      1.54         1.38           68.5         60.2
Pennsylvania                1.55         1.34           73.8         67.1
Florida                     1.47         1.34           70.6         60.4
New Jersey                  1.53         1.39           73.4         63.0
Virginia                    1.94         1.78           67.0         60.9
Arizona                     1.51         1.48           72.5         70.3
New York                    1.72         1.51           70.9         60.9
Massachusetts               1.93         1.62           73.4         63.1
Texas                       1.63         1.55           68.0         56.7
Hawaii                      1.41         1.41           68.5         57.0
Nevada                      1.61         1.32           74.6         64.8
Rhode Island                1.24         1.24           77.9         65.6
Wisconsin                   1.85         1.85           64.3         62.3
Utah                        1.85         1.58           70.5         57.8
Minnesota                   1.97         1.55           63.8         52.6
Michigan                    1.66         1.57           64.6         44.4
Ohio                        1.51         1.37           74.2         45.0
Indiana                     1.46         1.25           75.9         68.2
Mississippi                 1.62         1.36           77.5         68.2
Oklahoma                    1.44         1.44           65.1         42.5
Illinois                    1.90         1.90           66.2         60.3
Colorado                    1.63         1.44           65.7         57.2
Georgia                     1.45         1.45           71.0         58.5
Maryland                    1.37         1.37           64.9         53.8
Connecticut                 1.74         1.74           55.1         42.9
Washington                  1.48         1.48           63.5         52.9
Tennessee                   1.69         1.69           66.2         50.2
South Carolina              1.57         1.57           67.2         56.1
New Mexico                  1.45         1.45           77.1         64.5
Kentucky                    1.54         1.54           65.3         41.0
Alabama                     1.13         1.13           58.2          1.1
Wyoming                     1.18         1.18           76.0         57.9
Idaho                       2.09         2.09           42.4         35.8
---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     1.63X        1.48X          70.5%        61.0%
===========================================================================

                                      A-7

                                   APPENDIX A
                                     GROUP I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY
                                                              AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                               CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                  NUMBER OF     AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                  MORTGAGED   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE                    PROPERTIES    BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                               92         920,365,806     47.9      5.3439      114       1.54      1.45      70.7      60.5
Office                               31         340,203,056     17.7      5.2580      108       1.64      1.56      69.9      62.9
Multifamily                           3         198,674,630     10.3      5.4152       77       1.62      1.33      74.2      69.9
Hospitality                          14         186,037,764      9.7      5.4556      111       2.01      1.63      67.5      53.9
Industrial                           21          90,014,325      4.7      5.3988      119       1.74      1.70      64.6      50.0
Other                                14          86,359,053      4.5      5.1556      120       1.88      1.53      73.8      63.7
Manufactured Housing Community        3          44,850,000      2.3      4.9673      120       1.59      1.25      75.7      69.9
Self Storage                         10          39,602,677      2.1      5.4192      123       1.26      1.26      71.0      54.9
Mixed Use                             1          15,000,000      0.8      5.5100      117       1.92      1.57      65.8      59.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             189      $1,921,107,310    100.0%     5.3351%     109       1.63X     1.48X     70.5%     61.0%
====================================================================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                  MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
MORTGAGE RATE (%)                  LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.7200% - 5.0000%                    13        122,756,885      6.4      4.8845      106       1.96      1.79      67.3      61.9
5.0001% - 5.2500%                    45        667,762,513     34.8      5.1450      113       1.69      1.54      70.7      61.9
5.2501% - 5.5000%                    55        743,057,016     38.7      5.3736       99       1.63      1.42      72.0      64.0
5.5001% - 5.7500%                    35        242,728,785     12.6      5.6112      127       1.43      1.38      71.0      54.4
5.7501% - 6.0000%                    15        125,522,275      6.5      5.8748      112       1.47      1.44      64.4      53.9
6.0001% - 6.2500%                     4         12,504,865      0.7      6.1217      133       1.36      1.34      59.9      39.4
6.2501% - 7.0000%                     2          6,774,970      0.4      6.6593      194       1.21      1.21      68.5      22.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             169     $1,921,107,310    100.0%     5.3351%     109       1.63X     1.48X     70.5%     61.0%
===================================================================================================================================

Minimum: 4.7200%
Maximum: 7.0000%
Weighted Average: 5.3351%

REMAINING TERMS TO STATED MATURITY OR ARD

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED          MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
MATURITY (MOS.)                    LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                              12        372,551,661     19.4      5.3312       59       1.64      1.52      72.0      71.0
61 - 84                               2          9,391,418      0.5      5.2524       79       1.78      1.51      66.2      59.9
85 - 120                            145      1,463,550,209     76.2      5.3281      118       1.64      1.47      70.4      59.9
121 - 239                            10         75,614,023      3.9      5.4993      190       1.51      1.51      66.3      33.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             169     $1,921,107,310    100.0%     5.3351%     109       1.63X     1.48X     70.5%     61.0%
===================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 109 mos.

                                       A-8

                                   APPENDIX A
                                     GROUP I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                  MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
DEBT SERVICE COVERAGE RATIO (X)    LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                           6         44,120,461      2.3      5.5848      131       1.13      1.13      74.6      49.8
1.21 - 1.30                          21        185,875,396      9.7      5.4643      125       1.25      1.25      73.8      59.0
1.31 - 1.40                          29        251,504,281     13.1      5.5071      123       1.35      1.35      69.9      56.2
1.41 - 1.50                          21        277,041,159     14.4      5.3615       99       1.46      1.46      71.1      62.5
1.51 - 1.60                          23        370,321,204     19.3      5.3775       95       1.55      1.33      73.6      66.8
1.61 - 1.70                          16        160,413,364      8.4      5.1864      121       1.66      1.39      74.3      63.7
1.71 - 1.80                          12        166,295,124      8.7      5.3050       90       1.75      1.57      70.8      65.5
1.81 - 1.90                           9         56,815,483      3.0      5.1718      110       1.87      1.77      63.2      60.5
1.91 - 2.00                           7        151,463,152      7.9      5.1873      119       1.92      1.55      73.1      63.8
2.01 - 2.10                           5         70,563,894      3.7      5.3364      117       2.07      1.62      68.0      56.4
2.11 - 2.20                           4         66,139,396      3.4      5.0872      108       2.13      1.89      59.1      50.9
2.21 - 2.30                           4         28,156,960      1.5      5.1498       98       2.25      2.25      51.6      51.0
2.31 - 2.50                           5         56,877,262      3.0      5.1069      114       2.39      2.11      64.1      58.2
2.51 - 3.71                           7         35,520,175      1.8      5.1556      118       2.80      2.44      51.1      43.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             169     $1,921,107,310    100.0%     5.3351%     109       1.63X     1.48X     70.5%     61.0%
===================================================================================================================================

Minimum: 1.10x
Maximum: 3.71x
Weighted Average: 1.63x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY
                                                             AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                                                              CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO       MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
AFTER IO PERIOD (X)                LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                           6         44,120,461      2.3      5.5848      131       1.13      1.13      74.6      49.8
1.21 - 1.30                          33        511,895,396     26.6      5.3963      105       1.26      1.45      74.8      65.9
1.31 - 1.40                          42        375,944,281     19.6      5.3980      119       1.35      1.46      72.0      60.1
1.41 - 1.50                          29        334,090,659     17.4      5.3280      102       1.46      1.52      71.3      63.0
1.51 - 1.60                          20        311,991,204     16.2      5.2447      117       1.54      1.86      70.1      59.4
1.61 - 1.70                           7         48,073,364      2.5      5.3620      127       1.65      1.76      68.8      52.3
1.71 - 1.80                           5        108,935,624      5.7      5.4170       80       1.75      1.90      67.7      62.4
1.81 - 1.90                           5         41,110,483      2.1      5.1657      113       1.88      1.88      61.8      60.2
1.91 - 2.00                           3         24,668,152      1.3      5.3795      117       1.95      2.39      61.6      50.8
2.01 - 2.10                           2          7,233,894      0.4      5.5241      118       2.04      2.04      54.1      45.4
2.11 - 2.20                           4         39,729,396      2.1      4.9294      103       2.15      2.19      55.2      49.8
2.21 - 2.30                           4         28,156,960      1.5      5.1498       98       2.25      2.25      51.6      51.0
2.31 - 2.50                           4         30,117,262      1.6      4.9012      112       2.41      2.41      59.1      59.1
2.51 - 3.71                           5         15,040,175      0.8      4.8823      119       3.05      3.05      39.2      33.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             169     $1,921,107,310    100.0%     5.3351%     109       1.48X     1.63X     70.5%     61.0%
===================================================================================================================================

Minimum: 1.10x
Maximum: 3.71x
Weighted Average: 1.48x

                                       A-9

                                   APPENDIX A
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                    PERCENT BY                                                  WEIGHTED
                                                     AGGREGATE   WEIGHTED    WEIGHTED               WEIGHTED     AVERAGE  WEIGHTED
                         NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     AVERAGE     CUT-OFF  AVERAGE
CUT-OFF DATE              MORTGAGE   CUT-OFF DATE      DATE      MORTGAGE   REMAINING    AVERAGE      DSCR        DATE    BALLOON
LOAN-TO-VALUE RATIO (%)    LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

29.4% - 40.0%                 4         10,540,175       0.5      4.9055       119        3.26        3.26        34.5      30.4
40.1% - 45.0%                 4          6,887,113       0.4      5.3262       127        2.22        2.22        41.3      35.1
45.1% - 50.0%                 3         24,750,000       1.3      5.1367       119        2.37        2.29        47.9      45.7
50.1% - 55.0%                 7         32,663,374       1.7      5.3901       153        1.91        1.91        52.5      35.9
55.1% - 60.0%                17        150,688,517       7.8      5.4553       102        1.75        1.73        58.5      51.4
60.1% - 65.0%                16        140,961,760       7.3      5.3196       121        1.93        1.72        63.7      54.1
65.1% - 70.0%                36        416,762,139      21.7      5.3786       112        1.67        1.53        68.2      56.6
70.1% - 75.0%                42        522,651,406      27.2      5.2951       106        1.51        1.40        73.2      64.7
75.1% - 80.0%                40        615,202,828      32.0      5.3261       107        1.54        1.31        77.2      67.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     169     $1,921,107,310     100.0%     5.3351%      109        1.63X       1.48X       70.5%     61.0%
==================================================================================================================================

Minimum: 29.4%
Maximum: 80.0%
Weighted Average: 70.5%

BALLOON LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                    PERCENT BY                                                  WEIGHTED
                                                     AGGREGATE   WEIGHTED    WEIGHTED               WEIGHTED     AVERAGE  WEIGHTED
                         NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     AVERAGE     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE     MORTGAGE   CUT-OFF DATE      DATE      MORTGAGE   REMAINING   AVERAGE       DSCR        DATE    BALLOON
RATIO (%)                  LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)   LTV (%)  LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.1% - 25.0%                  8         29,137,394       1.5      5.7941       205        1.49        1.49        61.7       7.7
25.1% - 30.0%                 3          7,485,105       0.4      4.9730       118        3.01        3.01        34.7      27.4
30.1% - 35.0%                 1          2,051,381       0.1      5.6900       118        1.37        1.37        53.3      34.9
35.1% - 40.0%                 3         17,202,618       0.9      5.0834       162        2.30        2.30        48.8      36.7
40.1% - 45.0%                15         68,232,509       3.6      5.6013       118        1.70        1.67        58.4      42.7
45.1% - 50.0%                14         81,768,504       4.3      5.4111       132        1.66        1.65        60.2      48.0
50.1% - 55.0%                12        138,971,658       7.2      5.5144       118        1.77        1.55        62.3      51.6
55.1% - 60.0%                43        461,500,807      24.0      5.3092       114        1.65        1.54        68.4      57.7
60.1% - 65.0%                35        357,185,678      18.6      5.3256       116        1.56        1.45        72.7      62.8
65.1% - 70.0%                28        443,301,656      23.1      5.2549       111        1.64        1.40        75.7      67.3
70.1% - 76.9%                 7        314,270,000      16.4      5.3175        69        1.55        1.35        75.9      73.6
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     169     $1,921,107,310     100.0%     5.3351%      109        1.63X       1.48X       70.5%     61.0%
==================================================================================================================================

Minimum: 1.1%
Maximum: 76.9%
Weighted Average: 61.0%

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENT BY                                                  WEIGHTED
                                                   AGGREGATE   WEIGHTED    WEIGHTED               WEIGHTED     CUT-OFF  WEIGHTED
                         NUMBER OF   AGGREGATE      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE   AVERAGE
                          MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE   REMAINING    AVERAGE      DSCR        DATE    BALLOON
LOAN SELLER                LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)  LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage
   Capital Funding            9       81,898,748      35.4      5.1921        119        1.39       1.30        72.7      64.6
Bear Stearns Commercial
   Mortgage, Inc.             5       49,828,995      21.5      5.5750        177        1.52       1.25        80.0      67.1
Wells Fargo Bank, N.A.        6       46,352,061      20.0      5.2738         79        1.30       1.27        63.7      56.1
Principal Commercial
   Funding, LLC.              9       35,701,608      15.4      5.3377        117        1.59       1.49        66.8      54.4
Nationwide Life
   Insurance Co.              1       17,500,000       7.6      5.6500        117        1.64       1.36        79.5      67.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%       123        1.45X      1.32X       72.1%     62.1%
================================================================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENT BY                                                  WEIGHTED
                                                   AGGREGATE   WEIGHTED    WEIGHTED               WEIGHTED     CUT-OFF  WEIGHTED
                         NUMBER OF   AGGREGATE      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE  AVERAGE
CUT-OFF DATE              MORTGAGE  CUT-OFF DATE     DATE      MORTGAGE   REMAINING    AVERAGE      DSCR        DATE    BALLOON
BALANCE ($)                LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  AFTER IO (X)   LTV (%)  LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1,500,000 - 2,000,000         3        5,344,570       2.3      5.4706       119        1.37        1.37        77.4      63.2
2,000,001 - 3,000,000         4       10,539,226       4.6      5.4610       116        1.56        1.47        72.4      57.2
3,000,001 - 5,000,000         6       22,920,840       9.9      5.2898       111        1.55        1.43        68.9      58.0
5,000,001 - 7,000,000         3       18,883,751       8.2      5.2978       135        1.45        1.25        75.7      64.1
7,000,001 - 9,000,000         5       38,452,215      16.6      5.2489       117        1.35        1.25        74.3      63.0
9,000,001 - 11,000,000        2       19,740,772       8.5      5.5281       149        1.48        1.34        73.0      61.2
11,000,001 - 13,000,000       1       11,120,000       4.8      5.5750       177        1.40        1.15        80.0      67.1
13,000,001 - 15,000,000       1       14,000,000       6.1      5.3800       119        1.52        1.24        65.9      57.6
15,000,001 - 17,000,000       2       31,880,038      13.8      5.3273       147        1.43        1.29        73.1      60.9
17,000,001 - 19,000,000       1       17,500,000       7.6      5.6500       117        1.64        1.36        79.5      67.7
19,000,001 - 20,500,000       2       40,900,000      17.7      5.1796        90        1.38        1.38        64.8      62.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%      123        1.45X       1.32X       72.1%     62.1%
================================================================================================================================

Minimum: $1,500,000
Maximum: $20,500,000
Average: $7,709,380

                                       A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

---------------------------------------------------------------------------------------------------------------------------
                                                    PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                          NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                          MORTGAGED  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
STATE                    PROPERTIES   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

New Jersey                    6        46,540,209      20.1      5.5116      168       1.57      1.34      75.2      62.4
California                    3        27,835,547      12.0      5.1846      118       1.23      1.23      66.0      53.5
   Southern California        2        24,146,033      10.4      5.0998      118       1.23      1.23      66.1      53.2
   Northern California        1         3,689,514       1.6      5.7400      117       1.20      1.20      65.5      55.4
Michigan                      2        21,970,000       9.5      5.5381      110       1.68      1.38      79.5      68.9
District of Columbia          1        20,500,000       8.9      5.0300      119       1.56      1.56      75.9      75.9
Florida                       1        20,400,000       8.8      5.3300       60       1.20      1.20      53.7      49.8
Pennsylvania                 11        14,817,225       6.4      5.0535       86       1.26      1.26      75.1      65.9
Indiana                       1        14,000,000       6.1      5.3800      119       1.52      1.24      65.9      57.6
Ohio                          4        10,431,906       4.5      5.2904      118       1.59      1.40      77.3      63.8
Georgia                       2        10,398,179       4.5      5.4300      120       1.47      1.24      77.1      66.9
Delaware                      1        10,000,000       4.3      5.5750      178       1.58      1.30      80.0      67.1
Washington                    1         9,740,772       4.2      5.4800      119       1.38      1.38      65.8      55.1
Virginia                      1         7,000,000       3.0      5.2200      114       1.75      1.40      72.2      62.9
North Carolina                1         6,043,751       2.6      5.1200      119       1.21      1.21      75.5      62.5
New York                      1         3,790,000       1.6      5.7000      120       1.19      1.19      77.3      65.1
Texas                         1         3,171,326       1.4      5.4200      114       1.25      1.25      73.8      56.7
Mississippi                   1         2,696,107       1.2      5.3600      119       1.31      1.31      79.3      60.3
Oklahoma                      1         1,946,391       0.8      5.5800      118       1.33      1.33      76.3      64.2
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39      $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
===========================================================================================================================

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                    PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                    AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                          NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                          MORTGAGED  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
PROPERTY TYPE            PROPERTIES   BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

Multifamily                  39       231,281,412     100.0      5.3481      123       1.45      1.32      72.1      62.1
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39      $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
===========================================================================================================================

MORTGAGE RATES

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                         NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                         MORTGAGED  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
MORTGAGE RATE (%)          LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

4.7600% - 5.0000%            2        12,083,775       5.2      4.9043      119       1.53      1.53      63.8      50.7
5.0001% - 5.2500%            8        72,693,234      31.4      5.0986      109       1.43      1.36      72.5      64.9
5.2501% - 5.5000%           10        67,538,290      29.2      5.3845      101       1.38      1.28      65.9      56.7
5.5001% - 5.7500%            9        76,754,900      33.2      5.6063      156       1.51      1.27      79.0      66.5
5.7501% - 5.9000%            1         2,211,214       1.0      5.9000      108       1.62      1.62      55.3      43.5
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     30      $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
==========================================================================================================================

Minimum: 4.7600%
Maximum: 5.9000%
Weighted Average: 5.3481%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                         NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO         MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
STATED MATURITY (MOS.)     LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

52 - 60                       2       27,633,450      11.9      5.2750       58       1.23      1.23      59.0      54.8
61 - 84                       1        4,470,000       1.9      5.1000       82       1.84      1.46      79.5      73.5
85 - 120                     22      149,348,967      64.6      5.2933      118       1.46      1.35      71.6      61.4
121 - 178                     5       49,828,995      21.5      5.5750      177       1.52      1.25      80.0      67.1
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
==========================================================================================================================

Minimum: 52 mos.
Maximum: 178 mos.
Weighted Average: 123 mos.

DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                         NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE     MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
RATIO (X)                  LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

1.19 - 1.20                   4       44,162,557      19.1      5.3075       92       1.20      1.20      61.4      53.5
1.21 - 1.30                   3       16,798,851       7.3      5.1179      118       1.22      1.22      75.6      61.7
1.31 - 1.40                   8       48,337,889      20.9      5.3963      129       1.35      1.27      73.6      61.5
1.41 - 1.50                   4       20,253,906       8.8      5.4577      140       1.46      1.25      78.2      65.5
1.51 - 1.60                   4       47,800,000      20.7      5.2562      131       1.55      1.39      74.1      68.4
1.61 - 1.70                   3       35,308,209      15.3      5.6325      143       1.66      1.39      78.2      65.9
1.71 - 1.80                   1        7,000,000       3.0      5.2200      114       1.75      1.40      72.2      62.9
1.81 - 1.90                   1        4,470,000       1.9      5.1000       82       1.84      1.46      79.5      73.5
1.91 - 2.00                   1        2,650,000       1.1      5.3900      118       1.91      1.55      71.6      61.3
2.01 - 2.07                   1        4,500,000       1.9      4.7600      120       2.07      2.07      42.5      29.9
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
==========================================================================================================================

Minimum: 1.19x
Maximum: 2.07x
Weighted Average: 1.45x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED  WEIGHTED            WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE    AVERAGE             AVERAGE  WEIGHTED
DEBT SERVICE COVERAGE    NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING    DSCR    WEIGHTED   CUT-OFF   AVERAGE
RATIO AFTER IO            MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE     TERM      AFTER    AVERAGE    DATE     BALLOON
PERIOD (X)                 LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)    IO (X)   DSCR (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                   7       68,394,557      29.6      5.4023      122       1.18      1.27      68.0      58.3
1.21 - 1.30                   7       52,598,851      22.7      5.3283      130       1.24      1.43      74.3      63.1
1.31 - 1.40                   9       71,474,884      30.9      5.4377      124       1.36      1.53      74.8      63.1
1.41 - 1.50                   3        8,951,906       3.9      5.2102      100       1.45      1.64      79.1      66.7
1.51 - 1.60                   2       23,150,000      10.0      5.0712      119       1.56      1.60      75.4      74.2
1.61 - 1.70                   1        2,211,214       1.0      5.9000      108       1.62      1.62      55.3      43.5
2.01 - 2.07                   1        4,500,000       1.9      4.7600      120       2.07      2.07      42.5      29.9
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%     123       1.32X     1.45X     72.1%     62.1%
==========================================================================================================================

Minimum: 1.11x
Maximum: 2.07x
Weighted Average: 1.32x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                         NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-     MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
VALUE RATIO (%)            LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

42.5% - 45.0%                 1        4,500,000       1.9      4.7600      120       2.07      2.07      42.5      29.9
50.1% - 55.0%                 1       20,400,000       8.8      5.3300       60       1.20      1.20      53.7      49.8
55.1% - 60.0%                 1        2,211,214       1.0      5.9000      108       1.62      1.62      55.3      43.5
65.1% - 70.0%                 5       51,576,319      22.3      5.2934      119       1.33      1.26      66.0      54.9
70.1% - 75.0%                 4       20,054,776       8.7      5.2380       92       1.53      1.36      73.0      63.9
75.1% - 80.0%                18      132,539,103      57.3      5.3996      139       1.50      1.32      78.4      67.9
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
==========================================================================================================================

Minimum: 42.5%
Maximum: 80.0%
Weighted Average: 72.1%

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                   PERCENT BY             WEIGHTED            WEIGHTED  WEIGHTED
                                                   AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                         NUMBER OF    AGGREGATE     CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE     MORTGAGE  CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE    AFTER     DATE     BALLOON
RATIO (%)                  LOANS     BALANCE ($)  BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)   IO (X)    LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------

29.9% - 35.0%                 1        4,500,000       1.9      4.7600      120       2.07      2.07      42.5      29.9
40.1% - 45.0%                 1        2,211,214       1.0      5.9000      108       1.62      1.62      55.3      43.5
45.1% - 50.0%                 2       28,262,990      12.2      5.2716       76       1.23      1.23      56.9      49.7
50.1% - 55.0%                 1       16,283,043       7.0      5.0900      119       1.19      1.19      66.5      55.0
55.1% - 60.0%                 5       32,101,612      13.9      5.4557      118       1.41      1.29      67.1      56.5
60.1% - 65.0%                 7       30,901,929      13.4      5.2002      117       1.43      1.32      75.4      62.4
65.1% - 70.0%                10       88,750,625      38.4      5.5411      146       1.51      1.28      78.9      67.3
70.1% - 75.0%                 2        7,770,000       3.4      5.1297       97       1.71      1.36      79.7      72.5
75.1% - 75.9%                 1       20,500,000       8.9      5.0300      119       1.56      1.56      75.9      75.9
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      30     $231,281,412     100.0%     5.3481%     123       1.45X     1.32X     72.1%     62.1%
==========================================================================================================================

Minimum: 29.9%
Maximum: 75.9%
Weighted Average: 62.1%

                                      A-14

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR9
APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

                                                                                                               % OF
                                                                                    % OF                    APPLICABLE
          CMSA         CMSA                                                     INITIAL POOL  LOAN GROUP    LOAN GROUP      # OF
   ID   LOAN NO.   PROPERTY NO.  PROPERTY NAME (1)                                BALANCE    (ONE OR TWO)     BALANCE    PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------

   1       1          1-001      Trilogy Apartments                                 6.4%           1           7.2%           1
   2       2          2-001      DRA - Ahwatukee Foothill Towne Center              5.1%           1           5.7%           1
   3       3          3-001      Boston Design Center                               3.3%           1           3.7%           1
   4       4          4-001      Riverside on the James                             2.6%           1           2.9%           1
   5       5          5-001      Marriott Tysons Corner                             2.3%           1           2.6%           1
------------------------------------------------------------------------------------------------------------------------------------
   6       6          6-001      Lahaina Cannery Mall                               2.2%           1           2.5%           1
   7       7          7-001      Sterling Glen of Rye Brook                         2.2%           1           2.4%           1
   8       8          8-001      Marketplace at Seminole                            2.0%           1           2.3%           1
   9       9          9-001      The Dome                                           1.9%           1           2.2%           1
   10      10         10-001     East Gate Square (Phase I)                         1.9%           1           2.1%           1
------------------------------------------------------------------------------------------------------------------------------------
   11      11         11-001     Harbor Shops                                       1.9%           1           2.1%           1
   12      12         12-001     Cranston Parkade                                   1.7%           1           1.9%           1
   13      13         13-001     2 & 4 Gannett Drive                                1.4%           1           1.6%           1
   14      14         14-001     Rochester Kahler Grand                             1.4%           1           1.6%           1
   15      15         15-001     Cathedral Place                                    1.4%           1           1.5%           1
------------------------------------------------------------------------------------------------------------------------------------
   16      16         16-001     Holiday Inn - Norman                               0.4%           1           0.5%           1
   17      17         17-001     Holiday Inn - McAlester                            0.3%           1           0.3%           1
   18      18         18-001     Holiday Inn Express - Durant                       0.2%           1           0.2%           1
   19      19         19-001     Hampton Inn - Sherman                              0.2%           1           0.2%           1
   20      20         20-001     Comfort Suites                                     0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
   21      21         21-001     Best Western - Atoka                               0.1%           1           0.1%           1
   22      22                    Storage Bin Portfolio                              1.3%           1           1.4%           5
  22-a                22-001     Washington Township Self Storage                   0.4%           1           0.4%           1
  22-b                22-002     Route 452 Self Storage                             0.3%           1           0.3%           1
  22-c                22-003     Mullica Hill Self Storage                          0.2%           1           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  22-d                22-004     Smithville Self Storage                            0.2%           1           0.3%           1
  22-e                22-005     Akron Self Storage                                 0.2%           1           0.2%           1
   23      23         23-001     Riverfront Plaza                                   1.3%           1           1.4%           1
   24      24         24-001     Ontario Airport Marriott                           1.2%           1           1.4%           1
   25      25         25-001     93 Worth/335 Broadway                              1.2%           1           1.4%           1
------------------------------------------------------------------------------------------------------------------------------------
   26      26         26-001     Rowland Heights Shopping Center                    1.2%           1           1.3%           1
   27      27         27-001     Crossroads Shopping Center                         1.1%           1           1.3%           1
   28      28         28-001     Monte del Lago MHC                                 1.0%           1           1.1%           1
   29      29         29-001     257 Tower                                          1.0%           1           1.1%           1
   30      30         30-001     Purple Creek Plaza - Jackson Retail Portfolio      0.4%           1           0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
   31      31         31-001     North Regency Square - Jackson Retail Portfolio    0.4%           1           0.4%           1
   32      32         32-001     Centre Park - Jackson Retail Portfolio             0.2%           1           0.2%           1
   33      33         33-001     Rittenhouse Apartments                             1.0%           2           8.9%           1
   34      34         34-001     Tri-City Plaza                                     1.0%           1           1.1%           1
   35      35         35-001     Colony Club Apartments                             0.9%           2           8.8%           1
------------------------------------------------------------------------------------------------------------------------------------
   36      36         36-001     Stuart Centre                                      0.9%           1           1.0%           1
   37      37         37-001     Village at Newtown                                 0.9%           1           1.0%           1
   38      38         38-001     Peninsular Place Apartments                        0.8%           2           7.6%           1
   39      39         39-001     Marriott Park City                                 0.8%           1           0.9%           1
   40      40         40-001     Arrowhead Apartments                               0.8%           2           7.0%           1
------------------------------------------------------------------------------------------------------------------------------------
   41      41         41-001     Roosevelt Plaza                                    0.8%           1           0.8%           1
   42      42         42-001     Lakeside II                                        0.8%           1           0.8%           1
   43      43         43-001     Baker Waterfront Plaza                             0.7%           1           0.8%           1
   44      44         44-001     Shoppes on the Green                               0.7%           1           0.8%           1
   45      45         45-001     Lumberton Apartments                               0.7%           2           6.7%           1
------------------------------------------------------------------------------------------------------------------------------------
   46      46         46-001     Westshore Corporate Center                         0.7%           1           0.8%           1
   47      47         47-001     Marina View Building                               0.7%           1           0.8%           1
   48      48         48-001     Old Colony Square                                  0.7%           1           0.8%           1
   49      49         49-001     Sterling Oaks Apartments                           0.7%           1           0.7%           1
   50      50         50-001     Bayview Club Apartments                            0.7%           2           6.1%           1
------------------------------------------------------------------------------------------------------------------------------------
   51      51         51-001     Marnell Corporate Center III & VI                  0.7%           1           0.7%           1
   52      52         52-001     Comfort Inn Tysons Corner                          0.6%           1           0.7%           1
   53      53         53-001     200 Glen Cove Road                                 0.6%           1           0.7%           1
   54      54         54-001     South Kendall Square                               0.6%           1           0.7%           1
   55      55         55-001     The Villas of Spanish Oaks MHC                     0.6%           1           0.7%           1
------------------------------------------------------------------------------------------------------------------------------------
   56      56         56-001     6832 & 6858 Old Dominion Drive                     0.6%           1           0.6%           1
   57      57         57-001     Gloucester Town Center                             0.6%           1           0.6%           1
   58      58         58-001     Tamal Market Place Shopping Center                 0.6%           1           0.6%           1
   59      59         59-001     Summerhill Marketplace                             0.5%           1           0.6%           1
   60      60         60-001     Colonial Apartments                                0.5%           2           4.8%           1
------------------------------------------------------------------------------------------------------------------------------------
   61      61         61-001     AAR Corporation Building                           0.5%           1           0.6%           1
   62      62         62-001     Heritage Heights MHC                               0.5%           1           0.6%           1
   63      63         63-001     New Forest Crossing Shopping Center                0.5%           1           0.6%           1
   64      64         64-001     Poinciana Place                                    0.5%           1           0.6%           1
   65      65         65-001     Townview Square                                    0.5%           1           0.6%           1
------------------------------------------------------------------------------------------------------------------------------------
   66      66         66-001     Camelback Center Shops                             0.5%           1           0.6%           1
   67      67                    Wright Executive Center                            0.5%           1           0.5%           2
  67-a                67-001     2875 Presidential Drive                            0.2%           1           0.3%           1
  67-b                67-002     2940 Presidential Drive                            0.2%           1           0.3%           1
   68      68         68-001     Mapleton Square                                    0.5%           2           4.3%           1
------------------------------------------------------------------------------------------------------------------------------------
   69      69                    Embassy Theater/Retail/Silverado                   0.5%           1           0.5%           3
  69-a                69-001     Embassy Theater                                    0.3%           1           0.3%           1
  69-b                69-002     Embassy Oaks Retail Center                         0.1%           1           0.1%           1
  69-c                69-003     Silverado Station Phase III                        0.1%           1           0.1%           1
   70      70         70-001     La Vie Apartments                                  0.5%           2           4.2%           1
------------------------------------------------------------------------------------------------------------------------------------
   71      71         71-001     5330 Stop 11 Road MOB                              0.4%           1           0.5%           1
   72      72         72-001     Village at Seco Canyon                             0.4%           1           0.5%           1
   73      73         73-001     Hampton Inn & Suites - Leesburg                    0.4%           1           0.5%           1
   74      74         74-001     Linens 'n Things                                   0.4%           1           0.5%           1
   75      75                    7-Eleven Land Loan                                 0.4%           1           0.5%          11
------------------------------------------------------------------------------------------------------------------------------------
  75-a                75-001     33800 23 Mile Road                                 0.0%           1           0.1%           1
  75-b                75-002     3100 West Highland                                 0.0%           1           0.1%           1
  75-c                75-003     49060 Dequindre                                    0.0%           1           0.0%           1
  75-d                75-004     35931 26 Mile Road                                 0.0%           1           0.0%           1
  75-e                75-005     15159 22 Mile Road                                 0.0%           1           0.0%           1
------------------------------------------------------------------------------------------------------------------------------------
  75-f                75-006     29351 Northline Road                               0.0%           1           0.0%           1
  75-g                75-007     27010 Dequindre                                    0.0%           1           0.0%           1
  75-h                75-008     16570 24 Mile Road                                 0.0%           1           0.0%           1
  75-i                75-009     25005 Groesbeck                                    0.0%           1           0.0%           1
  75-j                75-010     35872 Utica                                        0.0%           1           0.0%           1
------------------------------------------------------------------------------------------------------------------------------------
  75-k                75-011     39390 Ecorse                                       0.0%           1           0.0%           1
   76      76         76-001     300 Stillwater Avenue                              0.4%           1           0.4%           1
   77      77         77-001     Lakeside Townhomes                                 0.4%           2           3.7%           1
   78      78         78-001     4481 Campus Drive                                  0.4%           1           0.4%           1
   79      79         79-001     Clarkston Oaks Shopping Center                     0.4%           1           0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
   80      80         80-001     Shopwell Plaza                                     0.4%           1           0.4%           1
   81      81         81-001     Fullerton Townhouse Apartments                     0.4%           2           3.4%           1
   82      82         82-001     Hampton Inn - VA Beach                             0.4%           1           0.4%           1
   83      83                    Center City III Portfolio                          0.4%           2           3.3%          10
  83-a                83-001     2310 - 2312 Delancey Street (Parcel C)             0.1%           2           0.6%           1
------------------------------------------------------------------------------------------------------------------------------------
  83-b                83-002     2025 - 2027 Walnut Street (Parcel J)               0.1%           2           0.6%           1
  83-c                83-003     2051 Walnut Street (Parcel E)                      0.1%           2           0.5%           1
  83-d                83-004     1010 - 1012 Clinton Street (Parcel H)              0.0%           2           0.3%           1
  83-e                83-005     2209 Walnut Street (Parcel D)                      0.0%           2           0.3%           1
  83-f                83-006     703 Walnut Street (Parcel A)                       0.0%           2           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  83-g                83-007     1734 Spruce Street (Parcel I)                      0.0%           2           0.3%           1
  83-h                83-008     420 South 15th Street (Parcel G)                   0.0%           2           0.2%           1
  83-i                83-009     1535 Pine Street (Parcel B)                        0.0%           2           0.2%           1
  83-j                83-010     330 South 17th Street (Parcel F)                   0.0%           2           0.1%           1
   84      84         84-001     Burlington Coat Factory                            0.3%           1           0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
   85      85         85-001     Pennsburg Square Shopping Center                   0.3%           1           0.4%           1
   86      86         86-001     Post & Coach                                       0.3%           2           3.1%           1
   87      87                    Advanced Accessory Systems                         0.3%           1           0.4%           3
  87-a                87-001     Advanced Accessory Systems - Port Huron, MI II     0.1%           1           0.1%           1
  87-b                87-002     Advanced Accessory Systems - Port Huron, MI I      0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  87-c                87-003     Advanced Accessory Systems - Shelby Township, MI   0.1%           1           0.1%           1
   88      88         88-001     Liberties Lofts Apartments                         0.3%           2           3.1%           1
   89      89         89-001     Village at South County Commons                    0.3%           1           0.4%           1
   90      90         90-001     Pohlig Box Factory                                 0.3%           2           3.0%           1
   91      91         91-001     70 Grand Avenue                                    0.3%           1           0.4%           1
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   92      92         92-001     Boca Industrial                                    0.3%           1           0.3%           1
   93      93         93-001     Parkridge Medical Building                         0.3%           1           0.3%           1
   94      94         94-001     Somerset Village                                   0.3%           1           0.3%           1
   95      95         95-001     22801 Ventura                                      0.3%           1           0.3%           1
   96      96         96-001     Courtyard Office Building                          0.3%           1           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
   97      97         97-001     Borders Cost Plus                                  0.3%           1           0.3%           1
   98      98         98-001     Northstone Apartments                              0.3%           2           2.6%           1
   99      99         99-001     Edgewater Commons                                  0.3%           1           0.3%           1
  100     100        100-001     Honesdale Mall                                     0.3%           1           0.3%           1
  101     101        101-001     Shrewsbury Business Center                         0.3%           1           0.3%           1
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  102     102        102-001     Gateway Plaza                                      0.3%           1           0.3%           1
  103     103        103-001     Village Green                                      0.3%           2           2.5%           1
  104     104        104-001     Reifschneider Portfolio                            0.3%           1           0.3%           1
  105     105        105-001     Storage USA-Brentwood                              0.3%           1           0.3%           1
  106     106        106-001     Commerce Office Park                               0.3%           1           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  107     107        107-001     South Brook Town Center                            0.3%           1           0.3%           1
  108     108        108-001     Resurgens - Kennesaw Medical Office Building       0.3%           1           0.3%           1
  109     109        109-001     Arizona Pavilions Shopping Center                  0.3%           1           0.3%           1
  110     110        110-001     Northgate Hills Shopping Center                    0.2%           1           0.3%           1
  111     111        111-001     Arboretum Crossing                                 0.2%           1           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  112     112        112-001     Rivergate Square                                   0.2%           1           0.3%           1
  113     113        113-001     Paseo del Norte Warehouse                          0.2%           1           0.3%           1
  114     114        114-001     Boca Park Retail Building                          0.2%           1           0.3%           1
  115     115        115-001     Container Store                                    0.2%           1           0.3%           1
  116     116        116-001     350 Prince George's Boulevard                      0.2%           1           0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  117     117        117-001     Lionshead Office Park                              0.2%           1           0.3%           1
  118     118        118-001     3921 Wilshire Boulevard                            0.2%           1           0.3%           1
  119     119        119-001     Primos Shopping Center                             0.2%           1           0.3%           1
  120     120        120-001     Mill Creek South                                   0.2%           1           0.2%           1
  121     121        121-001     Country Fair Shopping Center                       0.2%           1           0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
  122     122        122-001     Cascade Crossing II                                0.2%           1           0.2%           1
  123     123        123-001     370 Reed Road                                      0.2%           1           0.2%           1
  124     124        124-001     Giant Eagle - Boardman                             0.2%           1           0.2%           1
  125     125        125-001     Spring Gate Shopping Center                        0.2%           1           0.2%           1
  126     126        126-001     Courtyard by Marriott                              0.2%           1           0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
  127     127        127-001     Maybrook Plaza Apartments                          0.2%           2           1.9%           1
  128     128        128-001     1600 Lower Road                                    0.2%           1           0.2%           1
  129     129        129-001     3109-3133 Olympic Boulevard                        0.2%           1           0.2%           1
  130     130        130-001     Teakwood  Center                                   0.2%           1           0.2%           1
  131     131        131-001     Briarlane Apartments                               0.2%           2           1.9%           1
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  132     132        132-001     Bedrosian Tucson                                   0.2%           1           0.2%           1
  133     133        133-001     Chapel Place D                                     0.2%           1           0.2%           1
  134     134        134-001     Suffolk Square II & III                            0.2%           1           0.2%           1
  135     135        135-001     Kingsland Medical Office                           0.2%           1           0.2%           1
  136     136        136-001     Giant Eagle/VF Outlet                              0.2%           1           0.2%           1
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  137     137        137-001     Chiquita Warehouse                                 0.2%           1           0.2%           1
  138     138        138-001     2845 Wingate Street                                0.2%           1           0.2%           1
  139     139        139-001     Millenium Commercial Center                        0.2%           1           0.2%           1
  140     140        140-001     Diamond Bar Medical Center                         0.2%           1           0.2%           1
  141     141        141-001     11085 Sun Center Drive                             0.2%           1           0.2%           1
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  142     142        142-001     Harbor City Plaza                                  0.2%           1           0.2%           1
  143     143        143-001     Ocean Plaza                                        0.2%           1           0.2%           1
  144     144        144-001     Tustin Corporate Center                            0.2%           1           0.2%           1
  145     145        145-001     Bell Tower II Apartments                           0.2%           2           1.6%           1
  146     146        146-001     Gateway Station                                    0.2%           1           0.2%           1
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  147     147        147-001     CVS - Lakewood Ranch                               0.2%           1           0.2%           1
  148     148        148-001     Parkwest Apartments                                0.2%           2           1.6%           1
  149     149        149-001     CVS - Mounds View Mountain                         0.2%           1           0.2%           1
  150     150        150-001     Regency Santa Maria Ground Lease                   0.2%           1           0.2%           1
  151     151        151-001     Hunter's Pointe Apartments                         0.2%           2           1.4%           1
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  152     152        152-001     Legacy Plaza - Plano                               0.2%           1           0.2%           1
  153     153        153-001     551 South Depot Drive                              0.1%           1           0.2%           1
  154     154        154-001     Morgan Oaks Apartments                             0.1%           2           1.4%           1
  155     155        155-001     Chagrin Corporate Center                           0.1%           1           0.2%           1
  156     156        156-001     220 Golf View Drive                                0.1%           1           0.2%           1
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  157     157        157-001     Rite Aid - Carlsbad                                0.1%           1           0.2%           1
  158     158        158-001     BJ's - Camp Hill                                   0.1%           1           0.2%           1
  159     159        159-001     Steeplechase Apartments (Phase III)                0.1%           2           1.3%           1
  160     160        160-001     Graves Morrissey Office Building                   0.1%           1           0.2%           1
  161     161        161-001     Pearland Office Park                               0.1%           1           0.2%           1
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  162     162        162-001     Red Apple Apartments                               0.1%           2           1.2%           1
  163     163        163-001     Legacy Industrial Campus Building                  0.1%           1           0.1%           1
  164     164        164-001     Willowood Apartments                               0.1%           2           1.1%           1
  165     165        165-001     10725 West Greenfield Avenue                       0.1%           1           0.1%           1
  166     166        166-001     Evanston Medical Office Building                   0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  167     167        167-001     Rite Aid - Livingston                              0.1%           1           0.1%           1
  168     168        168-001     California Design Center                           0.1%           1           0.1%           1
  169     169                    Auto Zone Portfolio - Houston                      0.1%           1           0.1%           2
 169-a               169-001     Auto Zone FM 529                                   0.1%           1           0.1%           1
 169-b               169-002     Auto Zone FM 1314                                  0.1%           1           0.1%           1
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  170     170        170-001     Terry Hinge & Hardware Industrial                  0.1%           1           0.1%           1
  171     171        171-001     Rite Aid - Livermore                               0.1%           1           0.1%           1
  172     172        172-001     Royal Park                                         0.1%           1           0.1%           1
  173     173        173-001     Five Oaks South Shopping Center                    0.1%           1           0.1%           1
  174     174        174-001     Rite Aid - Hanford                                 0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  175     175        175-001     Olive Avenue Mini Storage                          0.1%           1           0.1%           1
  176     176        176-001     Westminster Arms                                   0.1%           2           1.0%           1
  177     177        177-001     Vista Plaza                                        0.1%           1           0.1%           1
  178     178        178-001     Goldwell Center                                    0.1%           1           0.1%           1
  179     179        179-001     2948 North Federal Highway                         0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  180     180        180-001     Walmart Plaza Pad Sites                            0.1%           1           0.1%           1
  181     181        181-001     Cobleskill Plaza                                   0.1%           1           0.1%           1
  182     182        182-001     Moore Manor Apartments                             0.1%           2           0.8%           1
  183     183        183-001     Bradford Ridge II Apartments                       0.1%           2           0.8%           1
  184     184        184-001     Tumwater Center                                    0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  185     185        185-001     Plaza Mini Storage                                 0.1%           1           0.1%           1
  186     186        186-001     Steeplechase Apartments (Phase IV)                 0.1%           2           0.6%           1
  187     187        187-001     San Marcos Plaza                                   0.1%           1           0.1%           1
  188     188        188-001     Fountain Shops at Manchester                       0.1%           1           0.1%           1
  189     189        189-001     Planet Self Storage - Waltham                      0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  190     190        190-001     Allen Towne Center                                 0.1%           1           0.1%           1
  191     191        191-001     Pioneer Business Center- Phase 1                   0.1%           1           0.1%           1
  192     192        192-001     AutoZone - FM1960                                  0.1%           1           0.1%           1
  193     193        193-001     4101 Turtle Creek Drive                            0.1%           1           0.1%           1
  194     194        194-001     Exxtra Space Storage - Oak Harbor                  0.1%           1           0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  195     195        195-001     Corona Commons Business Center, Building 15        0.0%           1           0.1%           1
  196     196        196-001     Old Miller's Plaza                                 0.0%           1           0.1%           1
  197     197        197-001     651 South 21st Street                              0.0%           1           0.1%           1
  198     198        198-001     3560 Atlanta Industrial Drive                      0.0%           1           0.0%           1
  199     199        199-001     3120 West 63rd Street                              0.0%           1           0.0%           1
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          MORTGAGE                              CUT-OFF                   BALANCE      GENERAL
            LOAN         ORIGINAL                  DATE                        AT      PROPERTY
   ID    SELLER (2)    BALANCE ($)       BALANCE (3)($)        MATURITY OR ARD($)     TYPE
--------------------------------------------------------------------------------------------------------------------------

   1        BSCMI     137,500,000           137,500,000               134,037,073      Multifamily
   2         WFB      108,920,000           108,920,000               108,920,000      Retail
   3        PMCF       72,000,000            72,000,000                62,448,015      Other
   4        PMCF       55,250,000            55,250,000                55,250,000      Office
   5        BSCMI      49,330,000            49,330,000                40,403,842      Hospitality
--------------------------------------------------------------------------------------------------------------------------
   6         WFB       48,000,000            47,951,942                39,865,128      Retail
   7        PMCF       47,000,000            47,000,000                41,068,299      Multifamily
   8         PCF       44,000,000            44,000,000                37,280,810      Retail
   9        BSCMI      41,500,000            41,415,968                34,434,380      Retail
   10        PCF       40,750,000            40,750,000                35,699,189      Retail
--------------------------------------------------------------------------------------------------------------------------
   11       BSCMI      40,000,000            39,917,264                33,095,881      Retail
   12       BSCMI      36,000,000            35,861,214                30,235,369      Retail
   13       BSCMI      31,000,000            30,968,314                25,676,253      Office
   14       BSCMI      30,410,000            30,410,000                24,907,375      Hospitality
   15       NLIC       29,500,000            29,500,000                29,500,000      Office
--------------------------------------------------------------------------------------------------------------------------
   16       PMCF        9,000,000             8,981,218                 5,863,733      Hospitality
   17       PMCF        6,200,000             6,187,061                 4,039,460      Hospitality
   18       PMCF        4,600,000             4,590,400                 2,997,019      Hospitality
   19       PMCF        3,400,000             3,392,905                 2,215,188      Hospitality
   20       PMCF        2,500,000             2,494,783                 1,628,815      Hospitality
--------------------------------------------------------------------------------------------------------------------------
   21       PMCF        2,300,000             2,295,200                 1,498,509      Hospitality
   22       PMCF       27,750,000            27,696,432                23,168,094      Self Storage
  22-a      PMCF        8,600,000             8,583,399                 7,180,021      Self Storage
  22-b      PMCF        5,650,000             5,639,093                 4,717,107      Self Storage
  22-c      PMCF        4,850,000             4,840,638                 4,049,198      Self Storage
--------------------------------------------------------------------------------------------------------------------------
  22-d      PMCF        4,825,000             4,815,686                 4,028,326      Self Storage
  22-e      PMCF        3,825,000             3,817,616                 3,193,439      Self Storage
   23        WFB       27,000,000            27,000,000                23,970,868      Retail
   24       BSCMI      26,760,000            26,760,000                21,917,834      Hospitality
   25       BSCMI      26,250,000            26,250,000                24,274,914      Office
--------------------------------------------------------------------------------------------------------------------------
   26       BSCMI      25,250,000            25,250,000                22,093,930      Retail
   27       PMCF       24,500,000            24,500,000                21,281,417      Retail
   28        WFB       21,400,000            21,400,000                19,753,623      Manufactured Housing Community
   29       PMCF       21,200,000            21,178,466                17,573,743      Office
   30        WFB        8,170,000             8,170,000                 7,300,905      Retail
--------------------------------------------------------------------------------------------------------------------------
   31        WFB        8,020,000             8,020,000                 7,157,979      Retail
   32        WFB        4,550,000             4,550,000                 4,060,106      Retail
   33       PMCF       20,500,000            20,500,000                20,500,000      Multifamily
   34       BSCMI      20,500,000            20,459,921                17,087,489      Retail
   35        WFB       20,400,000            20,400,000                18,932,071      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   36        PCF       19,000,000            19,000,000                16,485,962      Retail
   37       BSCMI      18,500,000            18,500,000                13,078,121      Retail
   38       NLIC       17,500,000            17,500,000                14,894,399      Multifamily
   39       BSCMI      16,480,000            16,480,000                13,497,979      Hospitality
   40       PMCF       16,300,000            16,283,043                13,468,898      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   41       BSCMI      16,300,000            16,269,233                11,641,115      Retail
   42        PCF       16,250,000            16,250,000                16,250,000      Office
   43       PMCF       16,100,000            16,053,423                13,537,803      Office
   44       BSCMI      16,000,000            16,000,000                13,521,975      Retail
   45       BSCMI      15,596,995            15,596,995                13,087,551      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   46        PCF       15,000,000            15,000,000                14,013,101      Office
   47       NLIC       15,000,000            15,000,000                13,442,744      Mixed Use
   48       PMCF       15,000,000            14,956,407                12,605,229      Retail
   49       NLIC       14,200,000            14,174,630                11,968,184      Multifamily
   50       PMCF       14,000,000            14,000,000                12,229,984      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   51       PMCF       14,000,000            14,000,000                12,437,455      Office
   52        WFB       13,720,000            13,664,784                12,427,436      Hospitality
   53       BSCMI      13,000,000            12,957,396                 9,086,280      Retail
   54        PCF       12,900,000            12,864,653                11,056,199      Retail
   55        WFB       12,600,000            12,600,000                11,630,638      Manufactured Housing Community
--------------------------------------------------------------------------------------------------------------------------
   56       NLIC       12,000,000            12,000,000                12,000,000      Office
   57        PCF       11,975,000            11,975,000                11,975,000      Retail
   58        WFB       12,000,000            11,962,859                 9,997,771      Retail
   59       BSCMI      11,200,000            11,200,000                10,913,591      Retail
   60       BSCMI      11,120,000            11,120,000                 9,330,873      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   61        PCF       11,000,000            11,000,000                11,000,000      Industrial
   62        WFB       10,850,000            10,850,000                10,021,742      Manufactured Housing Community
   63        PCF       10,797,000            10,797,000                10,797,000      Retail
   64        PCF       10,700,000            10,690,521                 9,212,311      Retail
   65       BSCMI      10,670,000            10,670,000                 9,297,713      Retail
--------------------------------------------------------------------------------------------------------------------------
   66        PCF       10,650,000            10,650,000                 9,294,703      Retail
   67       PMCF       10,350,000            10,350,000                 8,918,724      Office
  67-a      PMCF        5,215,000             5,215,000                 4,493,830      Office
  67-b      PMCF        5,135,000             5,135,000                 4,424,894      Office
   68       BSCMI      10,000,000            10,000,000                 8,392,994      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   69       PMCF       10,000,000             9,948,540                 7,195,620      Retail
  69-a      PMCF        6,290,116             6,257,746                 4,526,128      Retail
  69-b      PMCF        2,118,100             2,107,200                 1,524,105      Retail
  69-c      PMCF        1,591,784             1,583,593                 1,145,388      Retail
   70        PCF        9,750,000             9,740,772                 8,155,795      Multifamily
--------------------------------------------------------------------------------------------------------------------------
   71        PCF        9,600,000             9,591,704                 8,118,070      Office
   72        PCF        9,300,000             9,290,979                 7,755,355      Retail
   73        WFB        9,200,000             9,200,000                 7,027,254      Hospitality
   74       BSCMI       9,000,000             9,000,000                 7,530,964      Retail
   75        WFB        9,000,000             8,964,747                 7,023,597      Other
--------------------------------------------------------------------------------------------------------------------------
  75-a       WFB          984,000               980,146                   767,912      Other
  75-b       WFB          984,000               980,146                   767,914      Other
  75-c       WFB          864,000               860,616                   674,265      Other
  75-d       WFB          853,000               849,659                   665,681      Other
  75-e       WFB          847,000               843,682                   660,998      Other
--------------------------------------------------------------------------------------------------------------------------
  75-f       WFB          830,000               826,749                   647,731      Other
  75-g       WFB          813,000               809,815                   634,464      Other
  75-h       WFB          739,000               736,105                   576,715      Other
  75-i       WFB          722,000               719,172                   563,449      Other
  75-j       WFB          682,000               679,329                   532,233      Other
--------------------------------------------------------------------------------------------------------------------------
  75-k       WFB          682,000               679,329                   532,233      Other
   76       BSCMI       8,600,000             8,540,514                 6,656,142      Industrial
   77       PMCF        8,500,000             8,500,000                 7,446,456      Multifamily
   78        PCF        8,260,000             8,260,000                 8,260,000      Industrial
   79        WFB        8,200,000             8,200,000                 7,102,842      Retail
--------------------------------------------------------------------------------------------------------------------------
   80       BSCMI       8,000,000             8,000,000                 6,677,928      Retail
   81        WFB        7,900,000             7,862,990                 5,952,764      Multifamily
   82        WFB        7,725,000             7,713,798                 5,864,275      Hospitality
   83       PMCF        7,600,000             7,583,775                 6,261,146      Multifamily
  83-a      PMCF        1,454,181             1,451,076                 1,198,003      Multifamily
--------------------------------------------------------------------------------------------------------------------------
  83-b      PMCF        1,324,068             1,321,241                 1,090,814      Multifamily
  83-c      PMCF        1,216,918             1,214,320                 1,002,540      Multifamily
  83-d      PMCF          704,129               702,626                   580,087      Multifamily
  83-e      PMCF          650,554               649,165                   535,949      Multifamily
  83-f      PMCF          612,286               610,979                   504,423      Multifamily
--------------------------------------------------------------------------------------------------------------------------
  83-g      PMCF          589,325               588,067                   485,507      Multifamily
  83-h      PMCF          390,332               389,499                   321,570      Multifamily
  83-i      PMCF          359,718               358,950                   296,348      Multifamily
  83-j      PMCF          298,489               297,852                   245,906      Multifamily
   84       BSCMI       7,450,000             7,450,000                 6,845,459      Retail
--------------------------------------------------------------------------------------------------------------------------
   85       BSCMI       7,300,000             7,300,000                 6,363,261      Retail
   86       BSCMI       7,272,000             7,272,000                 6,101,987      Multifamily
   87       PMCF        7,400,000             7,233,753                   201,461      Industrial
  87-a      PMCF        2,600,000             2,541,589                    70,782      Industrial
  87-b      PMCF        2,500,000             2,443,835                    68,059      Industrial
--------------------------------------------------------------------------------------------------------------------------
  87-c      PMCF        2,300,000             2,248,329                    62,615      Industrial
   88        WFB        7,300,000             7,233,450                 6,754,052      Multifamily
   89       BSCMI       7,100,000             7,078,263                 5,924,372      Retail
   90        PCF        7,000,000             7,000,000                 6,104,926      Multifamily
   91       PMCF        7,000,000             7,000,000                 6,265,557      Office
--------------------------------------------------------------------------------------------------------------------------
   92        WFB        6,700,000             6,700,000                 5,696,750      Industrial
   93        WFB        6,500,000             6,500,000                 5,902,247      Office
   94       BSCMI       6,500,000             6,472,834                 2,501,728      Retail
   95       BSCMI       6,400,000             6,400,000                 5,284,411      Office
   96        WFB        6,350,000             6,350,000                 5,268,385      Office
--------------------------------------------------------------------------------------------------------------------------
   97       BSCMI       6,200,000             6,200,000                 5,751,065      Retail
   98       PMCF        6,050,000             6,043,751                 5,003,991      Multifamily
   99       BSCMI       6,000,000             6,000,000                 4,515,853      Retail
  100        WFB        6,000,000             5,988,672                 5,023,267      Retail
  101       PMCF        6,000,000             5,982,879                 5,054,272      Industrial
--------------------------------------------------------------------------------------------------------------------------
  102       BSCMI       6,000,000             5,981,664                 5,007,753      Retail
  103       BSCMI       5,840,000             5,840,000                 4,900,386      Multifamily
  104       PMCF        5,750,000             5,750,000                 4,799,008      Industrial
  105       PMCF        5,700,000             5,700,000                 4,735,066      Self Storage
  106        WFB        5,700,000             5,694,645                 4,772,397      Office
--------------------------------------------------------------------------------------------------------------------------
  107       BSCMI       5,635,000             5,628,927                 4,633,781      Retail
  108        PCF        5,600,000             5,594,634                 4,677,136      Office
  109        PCF        5,400,000             5,394,489                 4,473,491      Retail
  110       PMCF        5,360,000             5,354,788                 4,468,364      Retail
  111       BSCMI       5,300,000             5,294,288                 4,358,302      Retail
--------------------------------------------------------------------------------------------------------------------------
  112       PMCF        5,300,000             5,292,243                 4,016,304      Retail
  113       NLIC        5,250,000             5,244,969                 4,384,814      Industrial
  114        WFB        5,000,000             5,000,000                 4,149,643      Retail
  115       NLIC        5,000,000             4,994,408                 4,090,084      Retail
  116        PCF        4,900,000             4,900,000                 4,057,649      Industrial
--------------------------------------------------------------------------------------------------------------------------
  117       PMCF        4,900,000             4,886,145                 4,132,608      Office
  118       BSCMI       4,875,000             4,875,000                 4,031,679      Office
  119        PCF        4,850,000             4,850,000                 4,016,244      Retail
  120       NLIC        4,800,000             4,800,000                 4,036,847      Retail
  121       BSCMI       4,725,000             4,725,000                 3,581,260      Retail
--------------------------------------------------------------------------------------------------------------------------
  122       NLIC        4,725,000             4,720,326                 3,930,395      Retail
  123        WFB        4,650,000             4,640,668                 3,862,827      Office
  124       NLIC        4,600,000             4,590,320                   127,294      Retail
  125       PMCF        4,600,000             4,586,448                 3,858,563      Retail
  126        WFB        4,550,000             4,537,615                 4,102,622      Hospitality
--------------------------------------------------------------------------------------------------------------------------
  127        PCF        4,500,000             4,500,000                 3,167,682      Multifamily
  128       BSCMI       4,500,000             4,500,000                 3,686,634      Industrial
  129        PCF        4,500,000             4,496,081                 3,801,959      Retail
  130        PCF        4,480,000             4,480,000                 4,145,851      Retail
  131        WFB        4,470,000             4,470,000                 4,136,144      Multifamily
--------------------------------------------------------------------------------------------------------------------------
  132       PMCF        4,350,000             4,331,159                 2,807,476      Retail
  133        PCF        4,300,000             4,300,000                 2,696,697      Office
  134       PMCF        4,300,000             4,274,970                   149,183      Retail
  135       PMCF        4,200,000             4,200,000                 3,659,263      Office
  136       NLIC        4,200,000             4,188,152                 3,543,294      Retail
--------------------------------------------------------------------------------------------------------------------------
  137       PMCF        4,150,000             4,150,000                 3,472,185      Industrial
  138        PCF        4,130,000             4,130,000                 4,130,000      Industrial
  139        PCF        4,125,000             4,108,299                 3,441,837      Retail
  140       BSCMI       4,100,000             4,091,463                 3,389,288      Office
  141        PCF        4,000,000             4,000,000                 3,311,313      Office
--------------------------------------------------------------------------------------------------------------------------
  142       PMCF        4,000,000             4,000,000                 3,718,292      Retail
  143        WFB        4,000,000             3,992,164                 3,333,311      Retail
  144       PMCF        3,800,000             3,796,084                 3,144,005      Office
  145       PMCF        3,790,000             3,790,000                 3,191,266      Multifamily
  146        PCF        3,717,262             3,717,262                 3,717,262      Retail
--------------------------------------------------------------------------------------------------------------------------
  147       BSCMI       3,700,000             3,689,574                 3,121,939      Retail
  148        WFB        3,700,000             3,689,514                 3,119,608      Multifamily
  149       BSCMI       3,650,000             3,646,301                 3,026,626      Retail
  150       PMCF        3,400,000             3,400,000                 3,400,000      Other
  151       PMCF        3,300,000             3,300,000                 2,937,225      Multifamily
--------------------------------------------------------------------------------------------------------------------------
  152        WFB        3,250,000             3,250,000                 3,025,923      Retail
  153       PMCF        3,216,000             3,205,235                 2,435,652      Industrial
  154        PCF        3,200,000             3,171,326                 2,438,367      Multifamily
  155        WFB        3,150,000             3,143,904                 2,629,075      Office
  156        PCF        3,100,000             3,094,739                 2,684,544      Retail
--------------------------------------------------------------------------------------------------------------------------
  157       BSCMI       3,000,000             3,000,000                 2,751,391      Retail
  158       BSCMI       3,000,000             3,000,000                 3,000,000      Retail
  159        PCF        3,000,000             2,981,906                 2,274,803      Multifamily
  160       PMCF        2,950,000             2,947,187                 2,465,371      Office
  161        WFB        2,900,000             2,891,418                 2,601,477      Office
--------------------------------------------------------------------------------------------------------------------------
  162        WFB        2,700,000             2,696,107                 2,051,810      Multifamily
  163        PCF        2,800,000             2,678,439                    50,631      Industrial
  164        PCF        2,650,000             2,650,000                 2,267,005      Multifamily
  165        PCF        2,600,000             2,600,000                 2,600,000      Retail
  166       PMCF        2,500,000             2,500,000                 1,905,355      Office
--------------------------------------------------------------------------------------------------------------------------
  167       BSCMI       2,475,000             2,475,000                 2,269,898      Retail
  168        PCF        2,469,500             2,469,500                 2,122,974      Retail
  169        WFB        2,326,070             2,324,111                 1,972,805      Retail
 169-a       WFB        1,178,805             1,177,812                   999,778      Retail
 169-b       WFB        1,147,265             1,146,299                   973,027      Retail
--------------------------------------------------------------------------------------------------------------------------
  170        WFB        2,300,000             2,293,314                 1,746,438      Industrial
  171       BSCMI       2,275,000             2,275,000                 2,086,472      Retail
  172        PCF        2,250,000             2,250,000                 1,725,157      Industrial
  173       PMCF        2,250,000             2,250,000                 1,722,191      Retail
  174       BSCMI       2,250,000             2,250,000                 2,063,544      Retail
--------------------------------------------------------------------------------------------------------------------------
  175        WFB        2,230,000             2,223,174                 1,860,810      Self Storage
  176        PCF        2,250,000             2,211,214                 1,741,568      Multifamily
  177       BSCMI       2,200,000             2,197,763                 1,823,459      Retail
  178       BSCMI       2,100,000             2,095,627                 1,735,977      Retail
  179        PCF        2,060,000             2,051,381                 1,342,561      Retail
--------------------------------------------------------------------------------------------------------------------------
  180       PMCF        2,000,000             1,994,306                 1,685,263      Other
  181       PMCF        1,980,000             1,974,479                 1,672,901      Retail
  182        PCF        1,950,000             1,946,391                 1,636,566      Multifamily
  183       PMCF        1,900,000             1,898,179                 1,586,886      Multifamily
  184        WFB        1,700,000             1,685,682                 1,423,102      Retail
--------------------------------------------------------------------------------------------------------------------------
  185        WFB        1,600,000             1,590,119                    49,342      Self Storage
  186        PCF        1,500,000             1,500,000                 1,140,572      Multifamily
  187        WFB        1,500,000             1,498,556                 1,252,028      Retail
  188        PCF        1,300,000             1,298,720                 1,082,056      Retail
  189        WFB        1,300,000             1,295,767                 1,075,258      Self Storage
--------------------------------------------------------------------------------------------------------------------------
  190       NLIC        1,250,000             1,250,000                 1,042,292      Retail
  191        WFB        1,250,000             1,245,222                 1,051,019      Industrial
  192        WFB        1,235,000             1,233,974                 1,048,970      Retail
  193        PCF        1,200,000             1,194,930                   779,950      Retail
  194        WFB        1,100,000             1,097,185                   854,685      Self Storage
--------------------------------------------------------------------------------------------------------------------------
  195        PCF        1,050,000             1,050,000                   849,307      Industrial
  196       BSCMI       1,050,000             1,046,960                   609,277      Retail
  197        PCF        1,000,000             1,000,000                   837,953      Retail
  198        PCF          900,000               900,000                   621,568      Industrial
  199        PCF          525,000               523,855                   337,803      Retail
--------------------------------------------------------------------------------------------------------------------------

         DETAILED                                                   INTEREST       ORIGINAL       STATED REMAINING      ORIGINAL
         PROPERTY                         INTEREST  ADMINISTRATIVE   ACCRUAL   TERM TO MATURITY   TERM TO MATURITY    AMORTIZATION
   ID    TYPE                             RATE (4)     FEE RATE       BASIS     OR ARD (MOS.)      OR ARD (MOS.)    TERM (MOS.) (4)
------------------------------------------------------------------------------------------------------------------------------------

   1     High Rise                        5.4410%      0.03172%     Actual/360        60                 58               360
   2     Anchored                         5.2950%      0.03172%     Actual/360        60                 59                0
   3     Design Center                    5.0200%      0.02172%     Actual/360       120                120               360
   4     Urban                            5.2500%      0.02172%     Actual/360        60                 60                0
   5     Full Service                     5.3385%      0.03172%     Actual/360       120                116               300
------------------------------------------------------------------------------------------------------------------------------------
   6     Anchored                         5.2500%      0.03172%     Actual/360       120                119               360
   7     Garden                           5.2480%      0.02172%     Actual/360       119                119               360
   8     Anchored                         5.9100%      0.03172%     Actual/360       120                120               360
   9     Anchored                         5.2130%      0.03172%     Actual/360       120                118               360
   10    Anchored                         5.4300%      0.03172%     Actual/360       120                120               360
------------------------------------------------------------------------------------------------------------------------------------
   11    Anchored                         5.1240%      0.03172%     Actual/360       120                118               360
   12    Anchored                         5.6030%      0.03172%     Actual/360       120                116               360
   13    Suburban                         5.1640%      0.03172%     Actual/360       120                119               360
   14    Full Service                     5.3385%      0.03172%     Actual/360       120                116               300
   15    Urban                            5.0600%      0.07672%     Actual/360       120                119                0
------------------------------------------------------------------------------------------------------------------------------------
   16    Full Service                     5.6900%      0.07172%     Actual/360       120                119               240
   17    Limited Service                  5.6900%      0.07172%     Actual/360       120                119               240
   18    Limited Service                  5.6900%      0.07172%     Actual/360       120                119               240
   19    Limited Service                  5.6900%      0.07172%     Actual/360       120                119               240
   20    Limited Service                  5.6900%      0.07172%     Actual/360       120                119               240
------------------------------------------------------------------------------------------------------------------------------------
   21    Limited Service                  5.6900%      0.07172%     Actual/360       120                119               240
   22    Self Storage                     5.4100%      0.02172%     Actual/360       120                118               360
  22-a   Self Storage
  22-b   Self Storage
  22-c   Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  22-d   Self Storage
  22-e   Self Storage
   23    Anchored                         5.0500%      0.03172%     Actual/360       120                116               360
   24    Full Service                     5.3385%      0.03172%     Actual/360       120                116               300
   25    Urban                            5.0700%      0.03172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
   26    Anchored                         5.3800%      0.03172%     Actual/360       120                120               360
   27    Anchored                         5.0800%      0.07172%     Actual/360       120                120               360
   28    Manufactured Housing Community   4.9600%      0.03172%     Actual/360       120                120               360
   29    Urban                            5.1900%      0.02172%     Actual/360       120                119               360
   30    Shadow Anchored                  5.3700%      0.03172%     Actual/360       120                117               360
------------------------------------------------------------------------------------------------------------------------------------
   31    Shadow Anchored                  5.3100%      0.03172%     Actual/360       120                117               360
   32    Shadow Anchored                  5.3000%      0.03172%     Actual/360       120                117               360
   33    High Rise                        5.0300%      0.02172%     Actual/360       120                119                0
   34    Anchored                         5.3580%      0.03172%     Actual/360       120                118               360
   35    Garden                           5.3300%      0.03172%     Actual/360        60                 60               360
------------------------------------------------------------------------------------------------------------------------------------
   36    Anchored                         5.5100%      0.03172%      30/360          120                119               383
   37    Retail/Office                    5.3120%      0.03172%     Actual/360       180                180               360
   38    Student Housing                  5.6500%      0.09672%     Actual/360       120                117               360
   39    Full Service                     5.3385%      0.03172%     Actual/360       120                116               300
   40    Garden                           5.0900%      0.02172%     Actual/360       120                119               360
------------------------------------------------------------------------------------------------------------------------------------
   41    Anchored                         5.5010%      0.08172%     Actual/360       180                178               360
   42    Suburban                         5.1500%      0.03172%      30/360          120                119                0
   43    Urban                            5.6500%      0.06172%     Actual/360       120                117               360
   44    Anchored                         4.9670%      0.03172%     Actual/360       120                120               360
   45    Garden                           5.5750%      0.03172%     Actual/360       180                177               360
------------------------------------------------------------------------------------------------------------------------------------
   46    Suburban                         5.7900%      0.03172%     Actual/360       120                116               360
   47    Retail/Office                    5.5100%      0.07672%     Actual/360       120                117               360
   48    Anchored                         5.6300%      0.07672%     Actual/360       120                117               360
   49    Garden                           5.7200%      0.10672%     Actual/360       120                118               360
   50    Garden                           5.3800%      0.07172%     Actual/360       120                119               360
------------------------------------------------------------------------------------------------------------------------------------
   51    Suburban                         5.0900%      0.07172%     Actual/360       120                119               360
   52    Limited Service                  5.9900%      0.03172%     Actual/360        60                 57               300
   53    Anchored                         5.0900%      0.04172%     Actual/360       180                177               360
   54    Anchored                         5.4300%      0.03172%      30/360          120                117               396
   55    Manufactured Housing Community   4.9600%      0.03172%     Actual/360       120                120               360
------------------------------------------------------------------------------------------------------------------------------------
   56    Suburban                         4.7200%      0.10672%     Actual/360       120                120                0
   57    Anchored                         4.7500%      0.03172%      30/360           60                 58                0
   58    Shadow Anchored                  5.3500%      0.03172%     Actual/360       120                117               360
   59    Anchored                         5.3960%      0.03172%     Actual/360        60                 59               360
   60    Mid Rise                         5.5750%      0.03172%     Actual/360       180                177               360
------------------------------------------------------------------------------------------------------------------------------------
   61    Warehouse                        5.0100%      0.03172%     Actual/360       120                119                0
   62    Manufactured Housing Community   4.9900%      0.03172%     Actual/360       120                118               360
   63    Anchored                         4.7500%      0.03172%      30/360           60                 59                0
   64    Anchored                         5.4000%      0.03172%      30/360          120                119               402
   65    Anchored                         5.1980%      0.03172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
   66    Shadow Anchored                  5.2700%      0.03172%     Actual/360       120                119               360
   67    Suburban                         5.2400%      0.07172%     Actual/360       120                119               360
  67-a   Suburban
  67-b   Suburban
   68    Garden                           5.5750%      0.03172%     Actual/360       180                178               360
------------------------------------------------------------------------------------------------------------------------------------
   69    Various                          5.7700%      0.07172%     Actual/360       120                117               270
  69-a   Theater
  69-b   Anchored
  69-c   Shadow Anchored
   70    Mid Rise                         5.4800%      0.03172%     Actual/360       120                119               360
------------------------------------------------------------------------------------------------------------------------------------
   71    Medical                          5.8400%      0.03172%     Actual/360       120                119               360
   72    Anchored                         5.3800%      0.03172%     Actual/360       120                119               360
   73    Limited Service                  5.5100%      0.03172%     Actual/360       120                120               300
   74    Free Standing                    5.4940%      0.03172%     Actual/360       120                120               360
   75    Land                             6.1400%      0.10172%     Actual/360       120                117               300
------------------------------------------------------------------------------------------------------------------------------------
  75-a   Land
  75-b   Land
  75-c   Land
  75-d   Land
  75-e   Land
------------------------------------------------------------------------------------------------------------------------------------
  75-f   Land
  75-g   Land
  75-h   Land
  75-i   Land
  75-j   Land
------------------------------------------------------------------------------------------------------------------------------------
  75-k   Land
   76    Light Industrial                 5.8910%      0.03172%     Actual/360       120                115               300
   77    Garden                           5.4300%      0.02172%     Actual/360       120                120               360
   78    Flex                             5.1300%      0.03172%      30/360           60                 59                0
   79    Anchored                         5.0400%      0.03172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
   80    Anchored                         5.4080%      0.03172%     Actual/360       120                120               360
   81    Garden                           5.1200%      0.03172%     Actual/360       120                117               300
   82    Limited Service                  5.3300%      0.03172%     Actual/360       120                119               300
   83    Garden                           4.9900%      0.02172%     Actual/360       120                118               360
  83-a   Garden
------------------------------------------------------------------------------------------------------------------------------------
  83-b   Garden
  83-c   Garden
  83-d   Garden
  83-e   Garden
  83-f   Garden
------------------------------------------------------------------------------------------------------------------------------------
  83-g   Garden
  83-h   Garden
  83-i   Garden
  83-j   Garden
   84    Anchored                         5.4650%      0.03172%     Actual/360       120                120               336
------------------------------------------------------------------------------------------------------------------------------------
   85    Anchored                         5.2200%      0.03172%     Actual/360       120                119               360
   86    Garden                           5.5750%      0.03172%     Actual/360       180                177               360
   87    Warehouse                        5.6300%      0.02172%     Actual/360       240                230               240
  87-a   Warehouse
  87-b   Warehouse
------------------------------------------------------------------------------------------------------------------------------------
  87-c   Warehouse
   88    Mid Rise                         5.1200%      0.03172%     Actual/360        60                 52               360
   89    Unanchored                       5.3990%      0.03172%     Actual/360       120                117               360
   90    Mid Rise                         5.2200%      0.03172%     Actual/360       120                114               360
   91    Suburban                         5.4400%      0.02172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
   92    Flex                             5.2450%      0.03172%     Actual/360       120                117               360
   93    Medical                          5.1200%      0.03172%     Actual/360        84                 78               360
   94    Unanchored                       5.6980%      0.03172%     Actual/360       180                178               240
   95    Urban                            5.0690%      0.03172%     Actual/360       120                120               360
   96    Suburban                         5.2200%      0.03172%     Actual/360       120                120               360
------------------------------------------------------------------------------------------------------------------------------------
   97    Anchored                         5.2950%      0.03172%     Actual/360       120                120               360
   98    Garden                           5.1200%      0.02172%     Actual/360       120                119               360
   99    Anchored                         5.0910%      0.07172%     Actual/360       120                120               300
  100    Anchored                         5.5000%      0.03172%     Actual/360       120                118               360
  101    Flex                             5.7100%      0.08672%     Actual/360       120                117               360
------------------------------------------------------------------------------------------------------------------------------------
  102    Anchored                         5.4070%      0.03172%     Actual/360       120                117               360
  103    Garden                           5.5750%      0.03172%     Actual/360       180                177               360
  104    Flex                             5.4100%      0.07172%     Actual/360       120                120               360
  105    Self Storage                     5.2600%      0.02172%     Actual/360       120                120               360
  106    Suburban                         5.5100%      0.03172%     Actual/360       120                119               360
------------------------------------------------------------------------------------------------------------------------------------
  107    Shadow Anchored                  4.9400%      0.03172%     Actual/360       120                119               360
  108    Medical                          5.4300%      0.03172%     Actual/360       120                119               360
  109    Shadow Anchored                  5.1700%      0.03172%     Actual/360       120                119               360
  110    Shadow Anchored                  5.3700%      0.02172%     Actual/360       120                119               360
  111    Free Standing                    4.9400%      0.03172%     Actual/360       120                119               360
------------------------------------------------------------------------------------------------------------------------------------
  112    Shadow Anchored                  5.2800%      0.07172%     Actual/360       120                119               300
  113    Warehouse                        5.4300%      0.10672%     Actual/360       120                119               360
  114    Shadow Anchored                  5.2300%      0.03172%     Actual/360       120                120               360
  115    Anchored                         4.7800%      0.07672%     Actual/360       120                119               360
  116    Warehouse                        5.1600%      0.03172%     Actual/360       120                120               360
------------------------------------------------------------------------------------------------------------------------------------
  117    Suburban                         5.7500%      0.10672%     Actual/360       120                117               360
  118    Urban                            5.1190%      0.03172%     Actual/360       120                120               360
  119    Unanchored                       5.1600%      0.03172%     Actual/360       120                120               360
  120    Unanchored                       5.6600%      0.10672%     Actual/360       120                120               360
  121    Anchored                         5.2820%      0.03172%     Actual/360       120                120               300
------------------------------------------------------------------------------------------------------------------------------------
  122    Shadow Anchored                  5.3000%      0.10672%     Actual/360       120                119               360
  123    Suburban                         5.2500%      0.03172%     Actual/360       120                118               360
  124    Anchored                         5.6300%      0.10672%     Actual/360       240                239               240
  125    Shadow Anchored                  5.5700%      0.07172%     Actual/360       120                117               360
  126    Limited Service                  5.6800%      0.03172%     Actual/360        60                 58               300
------------------------------------------------------------------------------------------------------------------------------------
  127    Garden                           4.7600%      0.03172%     Actual/360       120                120               276
  128    Flex                             4.8280%      0.07172%     Actual/360       120                120               360
  129    Unanchored                       5.8100%      0.03172%     Actual/360       120                119               360
  130    Shadow Anchored                  5.1300%      0.03172%     Actual/360       120                119               360
  131    Garden                           5.1000%      0.03172%     Actual/360        84                 82               360
------------------------------------------------------------------------------------------------------------------------------------
  132    Stand Alone                      5.4400%      0.07172%     Actual/360       120                118               240
  133    Medical                          5.0400%      0.03172%      30/360          120                120               240
  134    Unanchored                       6.4600%      0.09172%     Actual/360       240                237               240
  135    Medical                          5.2000%      0.02172%     Actual/360       120                119               360
  136    Anchored                         5.7600%      0.10672%     Actual/360       120                117               360
------------------------------------------------------------------------------------------------------------------------------------
  137    Warehouse                        5.4900%      0.02172%     Actual/360       120                120               360
  138    Light Industrial                 5.0300%      0.03172%     Actual/360        60                 59                0
  139    Shadow Anchored                  5.3900%      0.03172%     Actual/360       120                116               360
  140    Medical                          5.0960%      0.03172%     Actual/360       120                118               360
  141    Suburban                         5.1500%      0.03172%     Actual/360       120                120               360
------------------------------------------------------------------------------------------------------------------------------------
  142    Unanchored                       5.4300%      0.02172%     Actual/360       120                118               360
  143    Anchored                         5.3500%      0.03172%     Actual/360       120                118               360
  144    Suburban                         5.1300%      0.07172%     Actual/360       120                119               360
  145    Garden                           5.7000%      0.07172%     Actual/360       120                120               360
  146    Shadow Anchored                  4.9820%      0.03172%      30/360           60                 58                0
------------------------------------------------------------------------------------------------------------------------------------
  147    Free Standing                    5.7650%      0.08172%     Actual/360       120                117               360
  148    Garden                           5.7400%      0.03172%     Actual/360       120                117               360
  149    Free Standing                    5.2000%      0.08172%     Actual/360       120                119               360
  150    Land                             5.1000%      0.02172%     Actual/360       120                119                0
  151    Garden                           5.1700%      0.07172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
  152    Unanchored                       5.5600%      0.03172%     Actual/360       120                120               360
  153    Warehouse                        5.7100%      0.07172%     Actual/360       107                105               270
  154    Garden                           5.4200%      0.03172%     Actual/360       120                114               300
  155    Suburban                         5.4000%      0.03172%     Actual/360       120                118               360
  156    Free Standing                    5.9200%      0.03172%     Actual/360       120                118               360
------------------------------------------------------------------------------------------------------------------------------------
  157    Free Standing                    5.3360%      0.03172%     Actual/360       120                119               336
  158    Anchored                         4.8240%      0.07172%     Actual/360       120                119                0
  159    Garden                           5.2900%      0.03172%     Actual/360       120                116               300
  160    Suburban                         5.4500%      0.07172%     Actual/360       120                119               360
  161    Suburban                         5.5500%      0.03172%     Actual/360        84                 81               360
------------------------------------------------------------------------------------------------------------------------------------
  162    Garden                           5.3600%      0.03172%     Actual/360       120                119               300
  163    Warehouse                        5.9200%      0.03172%     Actual/360       132                124               132
  164    Garden                           5.3900%      0.03172%     Actual/360       120                118               360
  165    Free Standing                    5.1300%      0.03172%      30/360           60                 57                0
  166    Medical                          7.0000%      0.07172%     Actual/360       120                120               276
------------------------------------------------------------------------------------------------------------------------------------
  167    Free Standing                    5.3360%      0.03172%     Actual/360       120                119               336
  168    Free Standing                    5.5700%      0.03172%     Actual/360       120                118               360
  169    Free Standing                    5.9400%      0.10172%     Actual/360       120                119               360
 169-a   Free Standing
 169-b   Free Standing
------------------------------------------------------------------------------------------------------------------------------------
  170    Light Industrial                 5.3300%      0.07172%     Actual/360       120                118               300
  171    Free Standing                    5.3360%      0.03172%     Actual/360       120                119               336
  172    Flex                             5.6200%      0.03172%     Actual/360       120                120               300
  173    Shadow Anchored                  5.5700%      0.02172%     Actual/360       120                120               300
  174    Free Standing                    5.3360%      0.03172%     Actual/360       120                119               336
------------------------------------------------------------------------------------------------------------------------------------
  175    Self Storage                     5.4000%      0.03172%     Actual/360       120                117               360
  176    Garden                           5.9000%      0.03172%     Actual/360       120                108               300
  177    Shadow Anchored                  5.1860%      0.03172%     Actual/360       120                119               360
  178    Unanchored                       5.0960%      0.03172%     Actual/360       120                118               360
  179    Free Standing                    5.6900%      0.03172%     Actual/360       120                118               240
------------------------------------------------------------------------------------------------------------------------------------
  180    Land                             5.7200%      0.05172%     Actual/360       120                117               360
  181    Shadow Anchored                  5.8100%      0.10672%     Actual/360       120                117               360
  182    Garden                           5.5800%      0.03172%     Actual/360       120                118               360
  183    Garden                           5.4300%      0.02172%     Actual/360       120                119               360
  184    Unanchored                       5.5100%      0.07172%     Actual/360       120                112               360
------------------------------------------------------------------------------------------------------------------------------------
  185    Self Storage                     6.0200%      0.05172%     Actual/360       240                237               240
  186    Garden                           5.3800%      0.03172%     Actual/360       120                120               300
  187    Shadow Anchored                  5.4100%      0.03172%     Actual/360       120                119               360
  188    Shadow Anchored                  5.3200%      0.03172%     Actual/360       120                119               360
  189    Self Storage                     5.1200%      0.07172%     Actual/360       120                117               360
------------------------------------------------------------------------------------------------------------------------------------
  190    Unanchored                       5.3800%      0.10672%     Actual/360       120                120               360
  191    Flex                             5.6400%      0.10172%     Actual/360       120                116               360
  192    Free Standing                    5.9900%      0.12172%     Actual/360       120                119               360
  193    Free Standing                    5.6200%      0.03172%     Actual/360       120                118               240
  194    Self Storage                     6.0000%      0.10172%     Actual/360       120                118               300
------------------------------------------------------------------------------------------------------------------------------------
  195    Warehouse                        6.1300%      0.03172%     Actual/360       120                120               300
  196    Anchored                         5.3520%      0.03172%     Actual/360       180                178               300
  197    Free Standing                    5.5400%      0.03172%     Actual/360       120                120               360
  198    Warehouse                        6.1100%      0.03172%     Actual/360       120                120               252
  199    Anchored                         5.3700%      0.03172%     Actual/360       120                119               240
------------------------------------------------------------------------------------------------------------------------------------

              REMAINING          FIRST        MATURITY               ANNUAL            MONTHLY      REMAINING
            AMORTIZATION        PAYMENT         DATE                   DEBT               DEBT    INTEREST ONLY
   ID      TERM (MOS.) (4)        DATE         OR ARD     SERVICE ($)(4)(5)   SERVICE($)(4)(5)    PERIOD (MOS.)        LOCKBOX
-----------------------------------------------------------------------------------------------------------------------------------

   1             360            8/1/2005      7/1/2010            7,585,283         632,106.92         34               Yes
   2              0             9/1/2005      8/1/2010            5,847,416         487,284.63         59               Yes
   3             360           10/5/2005      9/5/2015            3,664,600         305,383.33         24               Yes
   4              0            10/5/2005      9/5/2010            2,940,911         245,075.95         60               Yes
   5             300            6/1/2005      5/1/2015            2,670,058         222,504.85         20               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   6             359            9/1/2005      8/1/2015            3,180,693         265,057.78                           No
   7             360           10/5/2005      8/5/2015            2,500,818         208,401.48         24               Yes
   8             360           10/1/2005      9/1/2015            3,135,140         261,261.68                           No
   9             358            8/1/2005      7/1/2015            2,738,573         228,214.41                          Yes
   10            360           10/1/2005      9/1/2015            2,243,457         186,954.77         24                No
-----------------------------------------------------------------------------------------------------------------------------------
   11            358            8/1/2005      7/1/2015            2,613,242         217,770.18                          Yes
   12            356            6/1/2005      5/1/2015            2,480,838         206,736.54                          Yes
   13            359            9/1/2005      8/1/2015            2,034,427         169,535.62                          Yes
   14            300            6/1/2005      5/1/2015            1,645,986         137,165.47         20               Yes
   15             0             9/1/2005      8/1/2015            1,513,432         126,119.33        119                No
-----------------------------------------------------------------------------------------------------------------------------------
   16            239            9/5/2005      8/5/2015              754,556          62,879.63                          Yes
   17            239            9/5/2005      8/5/2015              519,805          43,317.08                          Yes
   18            239            9/5/2005      8/5/2015              385,662          32,138.48                          Yes
   19            239            9/5/2005      8/5/2015              285,054          23,754.53                          Yes
   20            239            9/5/2005      8/5/2015              209,599          17,466.56                          Yes
-----------------------------------------------------------------------------------------------------------------------------------
   21            239            9/5/2005      8/5/2015              192,831          16,069.24                          Yes
   22            358            8/5/2005      7/5/2015            1,871,977         155,998.06                           No
  22-a
  22-b
  22-c
-----------------------------------------------------------------------------------------------------------------------------------
  22-d
  22-e
   23            360            6/1/2005      5/1/2015            1,382,438         115,203.13         32                No
   24            300            6/1/2005      5/1/2015            1,448,424         120,702.00         20               Yes
   25            360            8/1/2005      7/1/2015            1,349,359         112,446.61         58               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   26            360           10/1/2005      9/1/2015            1,377,317         114,776.45         24               Yes
   27            360           10/5/2005      9/5/2015            1,261,886         105,157.18         24               Yes
   28            360           10/1/2005      9/1/2015            1,076,182          89,681.85         60                No
   29            359            9/1/2005      8/1/2015            1,395,367         116,280.58                           No
   30            360            7/1/2005      6/1/2015              444,822          37,068.54         33                No
-----------------------------------------------------------------------------------------------------------------------------------
   31            360            7/1/2005      6/1/2015              431,777          35,981.40         33                No
   32            360            7/1/2005      6/1/2015              244,499          20,374.94         33                No
   33             0             9/5/2005      8/5/2015            1,045,472          87,122.63        119                No
   34            358            8/1/2005      7/1/2015            1,374,923         114,576.94                          Yes
   35            360           10/1/2005      9/1/2010            1,363,950         113,662.50                           No
-----------------------------------------------------------------------------------------------------------------------------------
   36            383            9/1/2005      8/1/2015            1,046,900          87,241.67         11                No
   37            360           10/1/2005      9/1/2020            1,234,431         102,869.27                           No
   38            360            7/1/2005      6/1/2015            1,002,483          83,540.22         3                 No
   39            300            6/1/2005      5/1/2015              892,004          74,333.67         20               Yes
   40            359            9/5/2005      8/5/2015            1,060,808          88,400.68                           No
-----------------------------------------------------------------------------------------------------------------------------------
   41            358            8/1/2005      7/1/2020            1,110,718          92,559.83                           No
   42             0             9/1/2005      8/1/2015              836,875          69,739.58        119                No
   43            357            7/1/2005      6/1/2015            1,115,220          92,934.96                           No
   44            360           10/1/2005      9/1/2015              805,758          67,146.48         12                No
   45            360            7/1/2005      6/1/2020              881,609          73,467.44         57               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   46            360            6/1/2005      5/1/2015              880,563          73,380.21         56                No
   47            360            7/1/2005      6/1/2015              837,979          69,831.60         33                No
   48            357            7/1/2005      6/1/2015            1,036,750          86,395.82                           No
   49            358            8/5/2005      7/5/2015              991,163          82,596.92                           No
   50            360            9/1/2005      8/1/2015              763,661          63,638.43         22                No
-----------------------------------------------------------------------------------------------------------------------------------
   51            360            9/1/2005      8/1/2015              722,497          60,208.10         35                No
   52            297            7/1/2005      6/1/2010            1,059,772          88,314.31                          Yes
   53            357            7/1/2005      6/1/2020              846,043          70,503.61                           No
   54            393            7/1/2005      6/1/2015              841,222          70,101.81                           No
   55            360           10/1/2005      9/1/2015              633,640          52,803.33         60                No
-----------------------------------------------------------------------------------------------------------------------------------
   56             0            10/1/2005      9/1/2015              574,267          47,855.56        120                No
   57             0             8/1/2005      7/1/2010              568,812          47,401.04         58                No
   58            357            7/1/2005      6/1/2015              804,116          67,009.64                           No
   59            360            9/1/2005      8/1/2010              612,746          51,062.15         35                No
   60            360            7/1/2005      6/1/2020              628,550          52,379.19         57               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   61             0             9/1/2005      8/1/2015              558,754          46,562.85        119                No
   62            360            8/1/2005      7/1/2015              548,935          45,744.55         58                No
   63             0             9/1/2005      8/1/2010              512,858          42,738.13         59                No
   64            401            9/1/2005      8/1/2015              691,549          57,629.06                           No
   65            360            8/1/2005      7/1/2015              562,330          46,860.81         22               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   66            360            9/1/2005      8/1/2015              569,050          47,420.85         23                No
   67            360            9/5/2005      8/5/2015              549,873          45,822.71         17                No
  67-a
  67-b
   68            360            8/1/2005      7/1/2020              565,243          47,103.59         58               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   69            267            7/5/2005      6/5/2015              794,612          66,217.70                           No
  69-a
  69-b
  69-c
   70            359            9/1/2005      8/1/2015              662,846          55,237.14                           No
-----------------------------------------------------------------------------------------------------------------------------------
   71            359            9/1/2005      8/1/2015              678,877          56,573.06                           No
   72            359            9/1/2005      8/1/2015              625,276          52,106.32                           No
   73            300           10/1/2005      9/1/2015              678,612          56,551.01                          Yes
   74            360           10/1/2005      9/1/2015              612,806          51,067.13                          Yes
   75            297            7/1/2005      6/1/2015              705,117          58,759.78                          Yes
-----------------------------------------------------------------------------------------------------------------------------------
  75-a
  75-b
  75-c
  75-d
  75-e
-----------------------------------------------------------------------------------------------------------------------------------
  75-f
  75-g
  75-h
  75-i
  75-j
-----------------------------------------------------------------------------------------------------------------------------------
  75-k
   76            295            5/1/2005      4/1/2015              658,060          54,838.32                          Yes
   77            360           10/5/2005      9/5/2015              467,960          38,996.70         24                No
   78             0             9/1/2005      8/1/2010              423,738          35,311.50         59                No
   79            360            8/1/2005      7/1/2015              419,020          34,918.33         21               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   80            360           11/1/2005      10/1/2015             539,549          44,962.42                           No
   81            297            7/1/2005      6/1/2015              560,839          46,736.62                           No
   82            299            9/1/2005      8/1/2015              559,887          46,657.21                          Yes
   83            358            8/1/2005      7/1/2015              489,024          40,752.01                           No
  83-a
-----------------------------------------------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
-----------------------------------------------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84            336           10/1/2005      9/1/2015              412,797          34,399.77         60               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   85            360            9/1/2005      8/1/2015              386,352          32,196.04         23                No
   86            360            7/1/2005      6/1/2020              411,045          34,253.73         57               Yes
   87            230           12/1/2004      11/1/2024             617,382          51,448.52                          Yes
  87-a
  87-b
-----------------------------------------------------------------------------------------------------------------------------------
  87-c
   88            352            2/1/2005      1/1/2010              476,701          39,725.10                           No
   89            357            7/1/2005      6/1/2015              478,371          39,864.25                           No
   90            360            4/1/2005      3/1/2015              370,475          30,872.92         18                No
   91            360            8/1/2005      7/1/2015              386,089          32,174.07         34               Yes
-----------------------------------------------------------------------------------------------------------------------------------
   92            360            7/1/2005      6/1/2015              356,296          29,691.31         8                 No
   93            360            4/1/2005      3/1/2012              337,422          28,118.52         6                 No
   94            238            8/1/2005      7/1/2020              545,312          45,442.68                           No
   95            360           10/1/2005      9/1/2015              415,524          34,626.98                           No
   96            360           10/1/2005      9/1/2015              419,364          34,947.03                           No
-----------------------------------------------------------------------------------------------------------------------------------
   97            360           10/1/2005      9/1/2015              332,850          27,737.47         60               Yes
   98            359            9/5/2005      8/5/2015              395,074          32,922.85                           No
   99            300           10/1/2005      9/1/2015              424,731          35,394.25                          Yes
  100            358            8/1/2005      7/1/2015              408,808          34,067.34                          Yes
  101            357            7/1/2005      6/1/2015              418,345          34,862.06                           No
-----------------------------------------------------------------------------------------------------------------------------------
  102            357            7/1/2005      6/1/2015              404,617          33,718.07                           No
  103            360            7/1/2005      6/1/2020              330,102          27,508.50         57               Yes
  104            360           10/5/2005      9/5/2015              387,887          32,323.92                          Yes
  105            360           10/5/2005      9/5/2015              378,131          31,510.92                           No
  106            359            9/1/2005      8/1/2015              388,797          32,399.75                           No
-----------------------------------------------------------------------------------------------------------------------------------
  107            359            9/1/2005      8/1/2015              360,523          30,043.60                           No
  108            359            9/2/2005      8/2/2015              378,608          31,550.67                           No
  109            359            9/3/2005      8/3/2015              354,624          29,551.99                           No
  110            359            9/5/2005      8/5/2015              359,973          29,997.75                           No
  111            359            9/1/2005      8/1/2015              339,090          28,257.52                          Yes
-----------------------------------------------------------------------------------------------------------------------------------
  112            299            9/5/2005      8/5/2015              382,248          31,854.00                           No
  113            359            9/1/2005      8/1/2015              354,945          29,578.76                           No
  114            360           10/1/2005      9/1/2015              330,579          27,548.28                           No
  115            359            9/1/2005      8/1/2015              314,074          26,172.86                           No
  116            360           10/1/2005      9/1/2015              321,426          26,785.48                           No
-----------------------------------------------------------------------------------------------------------------------------------
  117            357            7/1/2005      6/1/2015              343,141          28,595.07                           No
  118            360           10/1/2005      9/1/2015              318,309          26,525.75                           No
  119            360           10/1/2005      9/1/2015              318,146          26,512.16                           No
  120            360           10/1/2005      9/1/2015              332,852          27,737.67                           No
  121            300           11/1/2005      10/1/2015             340,845          28,403.73                          Yes
-----------------------------------------------------------------------------------------------------------------------------------
  122            359            9/1/2005      8/1/2015              314,858          26,238.14                           No
  123            358            8/1/2005      7/1/2015              308,130          25,677.47                           No
  124            239            9/5/2005      8/5/2025              383,778          31,981.52                           No
  125            357            7/5/2005      6/5/2015              315,848          26,320.68                           No
  126            298            8/1/2005      7/1/2010              341,186          28,432.19                          Yes
-----------------------------------------------------------------------------------------------------------------------------------
  127            276           10/1/2005      9/1/2015              322,266          26,855.51                           No
  128            360           10/1/2005      9/1/2015              284,234          23,686.16                           No
  129            359            9/1/2005      8/1/2015              317,191          26,432.55                           No
  130            360            9/1/2005      8/1/2015              233,016          19,418.00         59                No
  131            360            8/1/2005      7/1/2012              231,136          19,261.35         22                No
-----------------------------------------------------------------------------------------------------------------------------------
  132            238            8/1/2005      7/1/2015              357,311          29,775.88                          Yes
  133            240           10/1/2005      9/1/2015              341,678          28,473.20                           No
  134            237            7/1/2005      6/1/2025              383,502          31,958.46                           No
  135            360            9/5/2005      8/5/2015              221,433          18,452.78         23               Yes
  136            357            7/1/2005      6/1/2015              294,441          24,536.75                           No
-----------------------------------------------------------------------------------------------------------------------------------
  137            360           10/5/2005      9/5/2015              282,447          23,537.21                          Yes
  138             0             9/1/2005      8/1/2010              210,624          17,552.02         59                No
  139            356            6/1/2005      5/1/2015              277,649          23,137.40                           No
  140            358            8/1/2005      7/1/2015              267,010          22,250.86                           No
  141            360           10/3/2005      9/3/2015              262,093          21,841.05                           No
-----------------------------------------------------------------------------------------------------------------------------------
  142            360            8/1/2005      7/1/2015              220,217          18,351.39         58                No
  143            358            8/1/2005      7/1/2015              268,039          22,336.55                           No
  144            359            9/5/2005      8/5/2015              248,426          20,702.20                           No
  145            360           10/5/2005      9/5/2015              263,966          21,997.18                           No
  146             0             8/1/2005      7/1/2010              185,194          15,432.83         58                No
-----------------------------------------------------------------------------------------------------------------------------------
  147            357            7/1/2005      6/1/2015              259,530          21,627.47                          Yes
  148            357            7/1/2005      6/1/2015              258,824          21,568.69                           No
  149            359            9/1/2005      8/1/2015              240,511          20,042.55                           No
  150             0             9/5/2005      8/5/2015              175,808          14,650.69        119                No
  151            360            8/5/2005      7/5/2015              172,980          14,414.97         34                No
-----------------------------------------------------------------------------------------------------------------------------------
  152            360           10/1/2005      9/1/2015              183,210          15,267.48         60                No
  153            268            8/1/2005      6/1/2014              254,187          21,182.23                          Yes
  154            294            4/1/2005      3/1/2015              233,979          19,498.21                           No
  155            358            8/1/2005      7/1/2015              212,259          17,688.22                           No
  156            358            8/1/2005      7/1/2015              221,123          18,426.92         12                No
-----------------------------------------------------------------------------------------------------------------------------------
  157            336            9/1/2005      8/1/2015              162,303          13,525.28         59               Yes
  158             0             9/1/2005      8/1/2015              146,730          12,227.50        119               Yes
  159            296            6/1/2005      5/1/2015              216,580          18,048.30                           No
  160            359            9/5/2005      8/5/2015              199,888          16,657.35                          Yes
  161            357            7/1/2005      6/1/2012              198,684          16,556.97                           No
-----------------------------------------------------------------------------------------------------------------------------------
  162            299            9/1/2005      8/1/2015              196,265          16,355.39                           No
  163            124            2/1/2005      1/1/2016              346,963          28,913.62                           No
  164            360            8/3/2005      7/3/2015              144,819          12,068.23         10                No
  165             0             7/1/2005      6/1/2010              133,380          11,115.00         57                No
  166            276           10/1/2005      9/1/2015              218,976          18,247.98                           No
-----------------------------------------------------------------------------------------------------------------------------------
  167            336            9/1/2005      8/1/2015              133,900          11,158.35         59               Yes
  168            360            8/1/2005      7/1/2015              139,462          11,621.80         10                No
  169            359            9/1/2005      8/1/2015              166,276          13,856.36                          Yes
 169-a
 169-b
-----------------------------------------------------------------------------------------------------------------------------------
  170            298            8/1/2005      7/1/2015              166,698          13,891.47                           No
  171            336            9/1/2005      8/1/2015              123,080          10,256.67         59               Yes
  172            300           10/1/2005      9/1/2015              167,744          13,978.67                           No
  173            300           10/5/2005      9/5/2015              166,934          13,911.18                           No
  174            336            9/1/2005      8/1/2015              121,728          10,143.96         59               Yes
-----------------------------------------------------------------------------------------------------------------------------------
  175            357            7/1/2005      6/1/2015              150,266          12,522.14                           No
  176            288           10/3/2004      9/3/2014              172,315          14,359.56                           No
  177            359            9/1/2005      8/1/2015              144,737          12,061.42                           No
  178            358            8/1/2005      7/1/2015              136,761          11,396.78                           No
  179            238            8/1/2005      7/1/2015              172,709          14,392.45                           No
-----------------------------------------------------------------------------------------------------------------------------------
  180            357            7/1/2005      6/1/2015              139,600          11,633.37                           No
  181            357            7/1/2005      6/1/2015              139,564          11,630.32                           No
  182            358            8/1/2005      7/1/2015              134,040          11,169.96                           No
  183            359            9/1/2005      8/1/2015              128,456          10,704.69                           No
  184            352            2/1/2005      1/1/2015              115,957           9,663.08                           No
-----------------------------------------------------------------------------------------------------------------------------------
  185            237            7/1/2005      6/1/2025              137,776          11,481.37                           No
  186            300           10/1/2005      9/1/2015              109,250           9,104.13                           No
  187            359            9/1/2005      8/1/2015              101,188           8,432.33                           No
  188            359            9/1/2005      8/1/2015               86,821           7,235.11                           No
  189            357            7/1/2005      6/1/2015               84,892           7,074.33                           No
-----------------------------------------------------------------------------------------------------------------------------------
  190            360           10/5/2005      9/5/2015               84,042           7,003.54                           No
  191            356            6/1/2005      5/1/2015               86,491           7,207.55                           No
  192            359            9/1/2005      8/1/2015               88,758           7,396.51                          Yes
  193            238            8/1/2005      7/1/2015              100,034           8,336.19                           No
  194            298            8/1/2005      7/1/2015               85,048           7,087.32                           No
-----------------------------------------------------------------------------------------------------------------------------------
  195            300           10/1/2005      9/1/2015               65,259           5,438.25         12                No
  196            298            8/1/2005      7/1/2020               76,265           6,355.45                           No
  197            360           10/1/2005      9/1/2015               68,436           5,703.01                           No
  198            252           10/1/2005      9/1/2015               76,172           6,347.66                           No
  199            239            9/1/2005      8/1/2015               42,876           3,572.97                           No
-----------------------------------------------------------------------------------------------------------------------------------

                               ARD        CROSSED                       DSCR
                               LOAN        WITH                    AFTER INITIAL       GRACE       PAYMENT       APPRAISED
   ID    LOCKBOX TYPE         (Y/N)     OTHER LOANS     DSCR (5)     IO PERIOD     PERIOD (DAYS)    DATE      VALUE ($) (6)
----------------------------------------------------------------------------------------------------------------------------------

   1     Hard                   No                        1.54          1.25             0           1st        182,600,000
   2     Hard                   No                        1.50          NAP              5           1st        146,400,000
   3     Hard                  Yes                        1.93          1.52             0           5th         93,000,000
   4     Hard                  Yes                        1.74          NAP              0           5th         80,500,000
   5     Springing Hard         No                        2.09          1.56             5           1st         71,600,000
----------------------------------------------------------------------------------------------------------------------------------
   6     NAP                    No                        1.41          NAP              5           1st         70,000,000
   7     Hard                   No                        1.92          1.54             0           5th         64,800,000
   8     NAP                    No                        1.39          NAP              0           1st         73,700,000
   9     Hard                  Yes                        1.51          NAP              5           1st         60,000,000
   10    NAP                    No                        1.53          1.25             0           1st         53,000,000
----------------------------------------------------------------------------------------------------------------------------------
   11    Hard                   No                        1.27          NAP              0           1st         56,100,000
   12    Hard                   No                        1.21          NAP              5           1st         45,750,000
   13    Hard                   No                        1.31          NAP              0           1st         42,300,000
   14    Hard                   No                        2.11          1.58             5           1st         48,500,000
   15    NAP                    No                        1.88          NAP              5           1st         45,800,000
----------------------------------------------------------------------------------------------------------------------------------
   16    Hard                   No       Crossed A        1.44          NAP              0           5th         13,800,000
   17    Hard                   No       Crossed A        1.44          NAP              0           5th          9,200,000
   18    Hard                   No       Crossed A        1.44          NAP              0           5th          6,900,000
   19    Hard                   No       Crossed A        1.44          NAP              0           5th          5,100,000
   20    Hard                   No       Crossed A        1.44          NAP              0           5th          4,100,000
----------------------------------------------------------------------------------------------------------------------------------
   21    Hard                   No       Crossed A        1.44          NAP              0           5th          3,800,000
   22    NAP                    No                        1.10          NAP              0           5th         30,100,000
  22-a                                                                                                            9,400,000
  22-b                                                                                                            6,300,000
  22-c                                                                                                            5,200,000
----------------------------------------------------------------------------------------------------------------------------------
  22-d                                                                                                            5,300,000
  22-e                                                                                                            3,900,000
   23    NAP                    No                        1.69          1.34             5           1st         34,000,000
   24    Hard                   No                        2.38          1.78             5           1st         38,400,000
   25    Hard                   No                        1.80          1.42             5           1st         35,000,000
----------------------------------------------------------------------------------------------------------------------------------
   26    Springing Hard         No                        1.60          1.30             5           1st         34,200,000
   27    Springing Hard        Yes                        1.65          1.30             0           5th         32,000,000
   28    NAP                    No                        1.62          1.27             5           1st         30,000,000
   29    NAP                    No                        1.34          NAP              5           1st         28,250,000
   30    NAP                    No       Crossed B        1.66          1.34            15           1st         10,500,000
----------------------------------------------------------------------------------------------------------------------------------
   31    NAP                    No       Crossed B        1.66          1.34            15           1st         10,600,000
   32    NAP                    No       Crossed B        1.66          1.34            15           1st          5,850,000
   33    NAP                    No                        1.56          NAP              0           5th         27,000,000
   34    Hard                   No                        1.31          NAP              5           1st         26,500,000
   35    NAP                    No                        1.20          NAP              5           1st         38,000,000
----------------------------------------------------------------------------------------------------------------------------------
   36    NAP                    No                        1.52          1.26             0           1st         24,500,000
   37    NAP                    No                        1.45          NAP              5           1st         26,600,000
   38    NAP                    No                        1.64          1.36             0           1st         22,000,000
   39    Hard                   No                        2.62          1.96             5           1st         26,150,000
   40    NAP                    No                        1.19          NAP              0           5th         24,500,000
----------------------------------------------------------------------------------------------------------------------------------
   41    NAP                    No                        1.28          NAP              5           1st         20,500,000
   42    NAP                    No                        2.26          NAP              0           1st         34,200,000
   43    NAP                    No                        1.31          NAP              5           1st         22,700,000
   44    NAP                    No                        1.74          1.37             5           1st         20,000,000
   45    Hard                  Yes                        1.68          1.39             5           1st         19,500,000
----------------------------------------------------------------------------------------------------------------------------------
   46    NAP                    No                        1.56          1.30             0           1st         20,700,000
   47    NAP                    No                        1.92          1.57             0           1st         22,800,000
   48    NAP                    No                        1.23          NAP              5           1st         20,000,000
   49    NAP                    No                        1.45          NAP              0           5th         20,660,000
   50    NAP                    No                        1.52          1.24             5           1st         21,250,000
----------------------------------------------------------------------------------------------------------------------------------
   51    NAP                    No                        1.67          1.33             5           1st         18,690,000
   52    Springing Hard         No                        1.74          NAP              5           1st         19,600,000
   53    NAP                    No                        2.15          NAP              5           1st         25,000,000
   54    NAP                    No                        1.39          NAP              0           1st         16,800,000
   55    NAP                    No                        1.59          1.24             5           1st         15,800,000
----------------------------------------------------------------------------------------------------------------------------------
   56    NAP                    No                        2.45          NAP              0           1st         18,500,000
   57    NAP                    No                        2.17          NAP              0           1st         20,500,000
   58    NAP                    No                        1.26          NAP              5           1st         17,000,000
   59    NAP                    No                        1.71          1.39             5           1st         14,200,000
   60    Hard                  Yes                        1.40          1.15             5           1st         13,900,000
----------------------------------------------------------------------------------------------------------------------------------
   61    NAP                    No                        2.36          NAP              0           1st         18,725,000
   62    NAP                    No                        1.55          1.22             5           1st         13,600,000
   63    NAP                    No                        2.13          NAP              0           1st         18,400,000
   64    NAP                    No                        1.49          NAP              0           1st         16,655,000
   65    Hard                   No                        1.60          1.28             0           1st         13,800,000
----------------------------------------------------------------------------------------------------------------------------------
   66    NAP                    No                        1.71          1.37             0           1st         18,200,000
   67    NAP                    No                        1.77          1.42             0           5th         13,300,000
  67-a                                                                                                            6,700,000
  67-b                                                                                                            6,600,000
   68    Hard                  Yes                        1.58          1.30             5           1st         12,500,000
----------------------------------------------------------------------------------------------------------------------------------
   69    NAP                    No                        1.25          NAP              0           5th         15,580,000
  69-a                                                                                                            9,800,000
  69-b                                                                                                            3,300,000
  69-c                                                                                                            2,480,000
   70    NAP                    No                        1.38          NAP              0           1st         14,800,000
----------------------------------------------------------------------------------------------------------------------------------
   71    NAP                    No                        1.24          NAP              0           1st         13,750,000
   72    NAP                    No                        1.57          NAP              0           1st         15,500,000
   73    Springing Hard         No                        1.68          NAP              5           1st         12,500,000
   74    Springing Hard        Yes                        1.31          NAP              0           1st         11,800,000
   75    Hard                   No                        1.35          NAP              5           1st         15,900,000
----------------------------------------------------------------------------------------------------------------------------------
  75-a                                                                                                            1,730,000
  75-b                                                                                                            1,730,000
  75-c                                                                                                            1,520,000
  75-d                                                                                                            1,500,000
  75-e                                                                                                            1,490,000
----------------------------------------------------------------------------------------------------------------------------------
  75-f                                                                                                            1,460,000
  75-g                                                                                                            1,430,000
  75-h                                                                                                            1,300,000
  75-i                                                                                                            1,270,000
  75-j                                                                                                            1,270,000
----------------------------------------------------------------------------------------------------------------------------------
  75-k                                                                                                            1,200,000
   76    Hard                  Yes                        1.74          NAP              5           1st         15,500,000
   77    NAP                    No                        1.50          1.22             0           5th         11,100,000
   78    NAP                   Yes                        2.22          NAP              0           1st         14,000,000
   79    Soft, Springing Hard  Yes                        1.68          1.33             5           1st         10,500,000
----------------------------------------------------------------------------------------------------------------------------------
   80    NAP                    No                        1.33          NAP              5           1st         11,200,000
   81    NAP                    No                        1.31          NAP              5           1st         12,040,000
   82    Springing Hard        Yes                        1.61          NAP              5           1st         10,300,000
   83    NAP                    No                        1.21          NAP              5           1st          9,930,000
  83-a                                                                                                            1,900,000
----------------------------------------------------------------------------------------------------------------------------------
  83-b                                                                                                            1,730,000
  83-c                                                                                                            1,590,000
  83-d                                                                                                              920,000
  83-e                                                                                                              850,000
  83-f                                                                                                              800,000
----------------------------------------------------------------------------------------------------------------------------------
  83-g                                                                                                              770,000
  83-h                                                                                                              510,000
  83-i                                                                                                              470,000
  83-j                                                                                                              390,000
   84    Hard                  Yes                        1.60          1.27             5           1st         10,700,000
----------------------------------------------------------------------------------------------------------------------------------
   85    NAP                    No                        2.03          1.62             5           1st         10,200,000
   86    Hard                  Yes                        1.43          1.18             5           1st          9,100,000
   87    Springing Hard         No                        1.36          NAP              5           1st         11,000,000
  87-a                                                                                                            3,900,000
  87-b                                                                                                            3,600,000
----------------------------------------------------------------------------------------------------------------------------------
  87-c                                                                                                            3,500,000
   88    NAP                    No                        1.31          NAP              5           1st          9,800,000
   89    NAP                    No                        1.42          NAP              5           1st          9,425,000
   90    NAP                    No                        1.75          1.40             0           1st          9,700,000
   91    Springing Hard         No                        1.91          1.56             5           1st         10,300,000
----------------------------------------------------------------------------------------------------------------------------------
   92    NAP                    No                        2.03          1.63             5           1st          9,200,000
   93    NAP                    No                        1.86          1.48             5           1st          9,900,000
   94    NAP                    No                        1.66          NAP              5           1st         12,300,000
   95    NAP                    No                        1.37          NAP              5           1st          8,750,000
   96    NAP                    No                        1.35          NAP              5           1st          9,300,000
----------------------------------------------------------------------------------------------------------------------------------
   97    Hard                  Yes                        1.64          1.32             5           1st          7,910,000
   98    NAP                    No                        1.21          NAP              0           5th          8,000,000
   99    Hard                   No                        1.30          NAP              5           1st          8,550,000
  100    Springing Hard         No                        2.03          NAP              5           1st         10,600,000
  101    NAP                    No                        1.48          NAP              5           1st          8,200,000
----------------------------------------------------------------------------------------------------------------------------------
  102    NAP                    No                        1.36          NAP              5           1st          8,700,000
  103    Hard                  Yes                        1.34          1.11             5           1st          7,300,000
  104    Springing Hard        Yes                        1.38          NAP              0           5th          8,500,000
  105    NAP                    No                        1.44          NAP              0           5th          9,700,000
  106    NAP                    No                        1.56          NAP              5           1st          8,300,000
----------------------------------------------------------------------------------------------------------------------------------
  107    NAP                    No                        1.56          NAP              5           1st          8,200,000
  108    NAP                   Yes                        1.23          NAP              0           2nd          7,150,000
  109    NAP                    No                        1.63          NAP              0           3rd          8,300,000
  110    NAP                    No                        1.25          NAP              0           5th          6,700,000
  111    Hard                   No                        1.51          NAP              5           1st          7,600,000
----------------------------------------------------------------------------------------------------------------------------------
  112    NAP                    No                        1.69          NAP              0           5th          8,000,000
  113    NAP                    No                        1.45          NAP              5           1st          6,800,000
  114    NAP                    No                        1.43          NAP              5           1st          7,600,000
  115    NAP                    No                        3.38          NAP              0           1st         14,900,000
  116    NAP                    No                        1.29          NAP              0           1st          6,800,000
----------------------------------------------------------------------------------------------------------------------------------
  117    NAP                    No                        1.31          NAP              5           1st          6,900,000
  118    NAP                    No                        1.42          NAP              5           1st          6,500,000
  119    NAP                    No                        1.45          NAP             15           1st          6,100,000
  120    NAP                    No                        1.34          NAP              0           1st          7,000,000
  121    Hard                   No                        1.37          NAP              5           1st          6,450,000
----------------------------------------------------------------------------------------------------------------------------------
  122    NAP                    No                        1.75          NAP              0           1st          7,400,000
  123    NAP                    No                        1.44          NAP              5           1st          5,800,000
  124    NAP                    No                        1.20          NAP              0           5th          6,000,000
  125    NAP                    No                        1.53          NAP              0           5th          7,300,000
  126    Springing Hard         No                        1.59          NAP              5           1st          6,300,000
----------------------------------------------------------------------------------------------------------------------------------
  127    NAP                    No                        2.07          NAP              0           1st         10,600,000
  128    NAP                    No                        2.55          NAP              5           1st          9,000,000
  129    NAP                    No                        1.90          NAP              0           1st          8,350,000
  130    NAP                    No                        1.85          1.47             0           1st          6,250,000
  131    NAP                    No                        1.84          1.46             5           1st          5,625,000
----------------------------------------------------------------------------------------------------------------------------------
  132    Springing Hard        Yes                        1.18          NAP              5           1st          5,800,000
  133    NAP                    No                        1.54          NAP              0           1st          6,580,000
  134    NAP                    No                        1.22          NAP              5           1st          6,665,000
  135    Springing Hard        Yes                        1.73          1.38             0           5th          5,265,000
  136    NAP                    No                        1.92          NAP              0           1st          6,500,000
----------------------------------------------------------------------------------------------------------------------------------
  137    Hard                  Yes                        1.30          NAP              0           5th          5,400,000
  138    NAP                   Yes                        1.88          NAP              0           1st          7,200,000
  139    NAP                    No                        1.37          NAP              0           1st          5,500,000
  140    NAP                    No                        1.29          NAP              5           1st          5,500,000
  141    NAP                    No                        1.94          NAP              0           3rd          7,600,000
----------------------------------------------------------------------------------------------------------------------------------
  142    NAP                    No                        2.59          2.11             5           1st          8,500,000
  143    NAP                    No                        1.49          NAP              5           1st          5,615,000
  144    NAP                    No                        1.31          NAP              0           5th          4,965,000
  145    NAP                    No                        1.19          NAP              0           5th          4,900,000
  146    NAP                    No                        2.33          NAP              0           1st          6,400,000
----------------------------------------------------------------------------------------------------------------------------------
  147    Springing Hard        Yes                        1.32          NAP              5           1st          5,000,000
  148    NAP                    No                        1.20          NAP              5           1st          5,630,000
  149    NAP                   Yes                        1.34          NAP              5           1st          4,890,000
  150    NAP                    No                        2.50          NAP              0           5th          8,240,000
  151    NAP                    No                        1.53          1.22             0           5th          4,125,000
----------------------------------------------------------------------------------------------------------------------------------
  152    NAP                    No                        1.64          1.35             5           1st          4,500,000
  153    Springing Hard        Yes                        1.27          NAP              5           1st          4,020,000
  154    NAP                    No                        1.25          NAP              0           1st          4,300,000
  155    NAP                    No                        1.35          NAP              5           1st          4,125,000
  156    NAP                    No                        1.32          NAP              0           1st          4,200,000
----------------------------------------------------------------------------------------------------------------------------------
  157    Hard                  Yes                        1.75          1.37             5           1st          4,400,000
  158    Hard                   No                        3.02          NAP              5           1st          7,750,000
  159    NAP                    No                        1.43          NAP              0           1st          3,740,000
  160    Springing Hard        Yes                        1.26          NAP              0           5th          4,085,000
  161    NAP                    No                        1.59          NAP              5           1st          4,300,000
----------------------------------------------------------------------------------------------------------------------------------
  162    NAP                    No                        1.31          NAP             15           1st          3,400,000
  163    NAP                    No                        1.13          NAP              0           1st          4,600,000
  164    NAP                    No                        1.91          1.55             0           3rd          3,700,000
  165    NAP                    No                        2.26          NAP              0           1st          4,450,000
  166    NAP                    No                        1.18          NAP              5           1st          3,290,000
----------------------------------------------------------------------------------------------------------------------------------
  167    Hard                  Yes                        1.83          1.43             5           1st          3,800,000
  168    NAP                    No                        1.80          1.48             0           1st          3,785,000
  169    Hard                   No                        1.20          NAP              5           1st          2,950,000
 169-a                                                                                                            1,495,000
 169-b                                                                                                            1,455,000
----------------------------------------------------------------------------------------------------------------------------------
  170    NAP                    No                        1.32          NAP              5           1st          3,750,000
  171    Hard                  Yes                        1.91          1.50             5           1st          3,600,000
  172    NAP                    No                        1.35          NAP              0           1st          3,200,000
  173    NAP                    No                        1.32          NAP              0           5th          3,100,000
  174    Hard                  Yes                        1.90          1.49             5           1st          3,600,000
----------------------------------------------------------------------------------------------------------------------------------
  175    NAP                    No                        1.54          NAP              5           1st          3,090,000
  176    NAP                    No                        1.62          NAP              5           3rd          4,000,000
  177    NAP                    No                        1.28          NAP              5           1st          3,125,000
  178    NAP                    No                        1.60          NAP              5           1st          3,150,000
  179    NAP                    No                        1.37          NAP              0           1st          3,850,000
----------------------------------------------------------------------------------------------------------------------------------
  180    NAP                    No                        1.25          NAP              5           1st          2,600,000
  181    NAP                    No                        1.36          NAP              5           1st          3,000,000
  182    NAP                    No                        1.33          NAP              0           1st          2,550,000
  183    NAP                    No                        1.34          NAP              5           1st          2,400,000
  184    NAP                    No                        1.82          NAP              5           1st          3,220,000
----------------------------------------------------------------------------------------------------------------------------------
  185    NAP                    No                        1.36          NAP              5           1st          2,100,000
  186    NAP                    No                        1.45          NAP              0           1st          1,960,000
  187    NAP                    No                        1.45          NAP              5           1st          2,020,000
  188    NAP                    No                        1.82          NAP              0           1st          2,350,000
  189    NAP                    No                        2.93          NAP              5           1st          3,820,000
----------------------------------------------------------------------------------------------------------------------------------
  190    NAP                    No                        3.71          NAP              0           5th          4,250,000
  191    NAP                    No                        2.09          NAP              5           1st          2,935,000
  192    Hard                   No                        1.22          NAP              5           1st          1,564,000
  193    NAP                    No                        1.55          NAP              0           1st          2,950,000
  194    NAP                    No                        1.56          NAP              5           1st          1,880,000
----------------------------------------------------------------------------------------------------------------------------------
  195    NAP                    No                        1.61          1.27             0           1st          1,700,000
  196    NAP                    No                        2.21          NAP              5           1st          2,550,000
  197    NAP                    No                        1.58          NAP              0           1st          1,840,000
  198    NAP                    No                        1.22          NAP              0           1st          1,400,000
  199    NAP                    No                        1.22          NAP              0           1st            740,000
----------------------------------------------------------------------------------------------------------------------------------

                                           CUT-OFF           LTV
                    APPRAISAL              DATE LTV        RATIO AT
   ID             AS-OF DATE (6)          RATIO (6)  MATURITY OR ARD (6)  ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

   1                 5/5/2005               75.3%           73.4%         8440 Limekiln Pike
   2                5/17/2005               74.4%           74.4%         4601-5051 East Ray Road
   3                 5/1/2005               77.4%           67.1%         1 Design Center Place
   4                 7/1/2005               68.6%           68.6%         1001 Haxall Pointe
   5                3/18/2005               68.9%           56.4%         8028 Leesburg Pike
---------------------------------------------------------------------------------------------------------------------------------
   6                6/15/2005               68.5%           57.0%         1221 Honoapiilani Highway & 1251 - 1307 Front Street
   7                 8/1/2005               72.5%           63.4%         1200 King Street
   8                 9/1/2005               59.7%           50.6%         1301 WP Ball Boulevard
   9                4/27/2005               69.0%           57.4%         6360 West Sunset Boulevard
   10               4/11/2005               76.9%           67.4%         1000-1690 Nixon Drive
---------------------------------------------------------------------------------------------------------------------------------
   11               5/11/2005               71.2%           59.0%         1800 SE Cordova Road
   12               1/14/2005               78.4%           66.1%         300 Garfield Avenue
   13               6/15/2005               73.2%           60.7%         2 & 4 Gannett Drive
   14               3/16/2005               62.7%           51.4%         20 Second Avenue Southwest
   15               5/26/2005               64.4%           64.4%         555 East Wells Street
---------------------------------------------------------------------------------------------------------------------------------
   16                6/1/2005               65.1%           42.5%         1000 North Interstate Drive
   17                6/1/2005               65.1%           42.5%         650 George Nigh Expressway
   18                6/1/2005               65.1%           42.5%         2112 West Main Street
   19                6/1/2005               65.1%           42.5%         2904 Michelle Drive
   20                6/1/2005               65.1%           42.5%         2900 U.S. Highway 75 North
---------------------------------------------------------------------------------------------------------------------------------
   21                6/1/2005               65.1%           42.5%         2101 South Mississippi Avenue
   22                Various                75.4%           60.4%         Various
  22-a              5/17/2005                                             469 Hurffville-Cross Keys Road
  22-b              5/20/2005                                             2520 Market Street
  22-c              5/17/2005                                             295 Bridgeton Pike
---------------------------------------------------------------------------------------------------------------------------------
  22-d              5/17/2005                                             36 S. New York Road
  22-e              5/20/2005                                             4353 Oregon Pike
   23               3/24/2005               79.4%           70.5%         500 South River Street
   24               3/23/2005               69.7%           57.1%         2200 East Holt Boulevard
   25                5/1/2005               75.0%           69.4%         93 Worth Street /335 Broadway
---------------------------------------------------------------------------------------------------------------------------------
   26               7/16/2005               73.8%           64.6%         18301 - 18399 E. Colima Road & 1600-1606 Fullerton Road
   27               7/15/2005               76.6%           66.5%         4995 South Fort Apache Rd
   28               6/29/2005               71.3%           65.8%         13100 Monte del Lago
   29                6/2/2005               75.0%           62.2%         257 East 200 South
   30               3/22/2005               77.0%           68.7%         1189 East County Line Road
---------------------------------------------------------------------------------------------------------------------------------
   31               3/22/2005               77.0%           68.7%         900 East County Line Road
   32               3/22/2005               77.0%           68.7%         1060 County Line Road
   33                6/1/2005               75.9%           75.9%         6101 16th Street, NW
   34               4/18/2005               77.2%           64.5%         2360 Lakewood Road (Route 9)
   35               6/10/2005               53.7%           49.8%         7200 South Military Trail
---------------------------------------------------------------------------------------------------------------------------------
   36               2/24/2005               77.6%           67.3%         2285 South Federal Highway
   37               5/16/2005               69.5%           49.2%         2100-2700 South Eagle Road
   38                9/1/2005               79.5%           67.7%         1000 North Huron River Drive
   39               3/21/2005               63.0%           51.6%         1895 Sidewinder Drive
   40               5/26/2005               66.5%           55.0%         12241-12381 Arrowhead Street
---------------------------------------------------------------------------------------------------------------------------------
   41               4/30/2005               79.4%           56.8%         6501 - 6595 Roosevelt Blvd
   42               10/1/2005               47.5%           47.5%         3975 Virginia Mallory Drive
   43               4/12/2005               70.7%           59.6%         2 Hudson Place
   44               2/28/2005               80.0%           67.6%         N/W/C Weston Road & Blatt Blvd.
   45               4/28/2005               80.0%           67.1%         1401 Windmill Way
---------------------------------------------------------------------------------------------------------------------------------
   46               3/16/2005               72.5%           67.7%         600 North Westshore Boulevard
   47               5/10/2005               65.8%           59.0%         4810-4832 Lincoln Blvd & 13274 Fiji Way
   48                4/3/2005               74.8%           63.0%         420 Grand Street
   49               6/15/2005               68.6%           57.9%         100 Sterling Oaks Drive
   50               4/26/2005               65.9%           57.6%         7545 Bayview Club Drive
---------------------------------------------------------------------------------------------------------------------------------
   51               5/18/2005               74.9%           66.5%         6725 & 6650 Via Austi Parkway
   52               3/17/2005               69.7%           63.4%         1587 Spring Hill Road
   53               3/16/2005               51.8%           36.3%         200 Glen Cove Road
   54               2/25/2005               76.6%           65.8%         12520 SW 120 Street
   55               6/29/2005               79.7%           73.6%         3150 N.E. 36th Avenue
---------------------------------------------------------------------------------------------------------------------------------
   56                7/1/2005               64.9%           64.9%         6832 & 6858 Old Dominion Drive
   57               6/20/2005               58.4%           58.4%         515 Berlin-Cross Keys Road
   58               4/20/2005               70.4%           58.8%         47 & 51-71 Tamal Vista Blvd.
   59               5/13/2005               78.9%           76.9%         647 Highway 18
   60               4/27/2005               80.0%           67.1%         836 Cooper Landing Road
---------------------------------------------------------------------------------------------------------------------------------
   61                6/3/2005               58.7%           58.7%         1100 North Wood Dale Road
   62               5/27/2005               79.8%           73.7%         8100 U.S. Highway 31
   63               6/20/2005               58.7%           58.7%         5807-5955 East Sam Houston Parkway North
   64                6/3/2005               64.2%           55.3%         2905-2957 Vineland Road
   65                4/3/2005               77.3%           67.4%         7246-7422 Gall Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   66               6/15/2005               58.5%           51.1%         1610-1670 East Camelback Road
   67               4/15/2005               77.8%           67.1%         Various
  67-a              4/15/2005                                             2875 Presidential Drive
  67-b              4/15/2005                                             2940 Presidential Drive
   68               4/26/2005               80.0%           67.1%         177 Willis Road
---------------------------------------------------------------------------------------------------------------------------------
   69                Various                63.9%           46.2%         Various
  69-a               4/5/2005                                             13707 Embassy Row
  69-b              6/15/2005                                             226 W. Bitters Road
  69-c               5/1/2005                                             11881 Bandera Road
   70                3/9/2005               65.8%           55.1%         229 Queen Anne Avenue North
---------------------------------------------------------------------------------------------------------------------------------
   71                7/1/2005               69.8%           59.0%         5330 Stop 11 Road
   72                8/1/2005               59.9%           50.0%         27983 Seco Canyon Road
   73               6/24/2005               73.6%           56.2%         117 Fort Evans Road NE
   74               6/10/2005               76.3%           63.8%         160 Granite Avenue
   75                Various                56.4%           44.2%         Various
---------------------------------------------------------------------------------------------------------------------------------
  75-a              3/29/2005                                             33800 23 Mile Road
  75-b              3/15/2005                                             3100 West Highland
  75-c              3/28/2005                                             49060 Dequindre Road
  75-d              3/29/2005                                             35931 26 Mile Road
  75-e              3/28/2005                                             15159 22 Mile Road
---------------------------------------------------------------------------------------------------------------------------------
  75-f              3/15/2005                                             29351 Northline Road
  75-g              3/29/2005                                             27010 Dequindre Road
  75-h              3/28/2005                                             16570 24 Mile Road
  75-i              3/29/2005                                             25005 Groesbeck Highway
  75-j              3/28/2005                                             35872 Utica Road
---------------------------------------------------------------------------------------------------------------------------------
  75-k              3/15/2005                                             39390 Ecorse Road
   76               2/16/2005               55.1%           42.9%         300 Stillwater Avenue
   77               5/15/2005               76.6%           67.1%         5575 Riverdale Road
   78               3/15/2005               59.0%           59.0%         4481 Campus Drive
   79               5/12/2005               78.1%           67.6%         6625-6669 Dixie Highway
---------------------------------------------------------------------------------------------------------------------------------
   80               2/10/2005               71.4%           59.6%         4000 Boston Post Road
   81                4/1/2005               65.3%           49.4%         1200 South Highland Avenue
   82               5/19/2005               74.9%           56.9%         5793 Greenwich Road
   83               5/23/2005               76.4%           63.1%         Various
  83-a              5/23/2005                                             2310 - 2312 Delancey Street
---------------------------------------------------------------------------------------------------------------------------------
  83-b              5/23/2005                                             2025 - 2027 Walnut Street
  83-c              5/23/2005                                             2051 Walnut Street
  83-d              5/23/2005                                             1010 - 1012 Clinton Street
  83-e              5/23/2005                                             2209 Walnut Street
  83-f              5/23/2005                                             703 Walnut Street
---------------------------------------------------------------------------------------------------------------------------------
  83-g              5/23/2005                                             1734 Spruce Street
  83-h              5/23/2005                                             420 South 15th Street
  83-i              5/23/2005                                             1535 Pine Street
  83-j              5/23/2005                                             330 South 17th Street
   84               6/14/2005               69.6%           64.0%         4905-4915 South Cooper Street
---------------------------------------------------------------------------------------------------------------------------------
   85                6/1/2005               71.6%           62.4%         482 Pottstown Avenue
   86               4/26/2005               79.9%           67.1%         177 South Street
   87                8/9/2004               65.8%            1.8%         Various
  87-a               8/9/2004                                             2655 16th Street
  87-b               8/9/2004                                             1721 Dove Street
---------------------------------------------------------------------------------------------------------------------------------
  87-c               8/9/2004                                             50701 Birch Street
   88               9/14/2004               73.8%           68.9%         710 - 720 N. 5th Street
   89               11/29/2004              75.1%           62.9%         30 Village Square
   90               12/16/2004              72.2%           62.9%         2411 East Franklin Street
   91                5/4/2005               68.0%           60.8%         70 Grand Avenue
---------------------------------------------------------------------------------------------------------------------------------
   92                4/3/2005               72.8%           61.9%         1000-1050 NW 1st Avenue, 2920-2960 NW 2nd Ave.
   93                2/1/2005               65.7%           59.6%         10450 South Park Meadows Drive
   94               2/10/2005               52.6%           20.3%         900 Easton Avenue
   95               7/13/2005               73.1%           60.4%         22801 Ventura Boulevard
   96               3/23/2005               68.3%           56.6%         6480 Weathers Place
---------------------------------------------------------------------------------------------------------------------------------
   97               6/11/2005               78.4%           72.7%         4310-4320 Coldwater Road
   98                6/1/2005               75.5%           62.5%         4021 Northstone Drive
   99               5/16/2005               70.2%           52.8%         2970 S. Ridgewood Avenue
  100               4/26/2005               56.5%           47.4%         Route 6
  101               4/12/2005               73.0%           61.6%         1151, 1157, 1163 Shrewsbury Avenue
---------------------------------------------------------------------------------------------------------------------------------
  102               4/19/2005               68.8%           57.6%         1375 North Main Street
  103               4/28/2005               80.0%           67.1%         156 Willet Avenue
  104               6/17/2005               67.6%           56.5%         4980, 5010, 5030 Centennial Blvd
  105               6/20/2005               58.8%           48.8%         3320 Bladensburg Road
  106               5/26/2005               68.6%           57.5%         4455 South Padre Island Drive
---------------------------------------------------------------------------------------------------------------------------------
  107               4/28/2005               68.6%           56.5%         6425 South IH - 35
  108               6/20/2005               78.2%           65.4%         270 Chastain Road
  109               6/23/2005               65.0%           53.9%         5940-5970 West Arizona Pavilions Drive
  110               5/31/2005               79.9%           66.7%         3656 North Beltline Road
  111               4/28/2005               69.7%           57.3%         9333 Research Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  112                4/1/2005               66.2%           50.2%         1558 - 1594 Gallatin Pike
  113               5/10/2005               77.1%           64.5%         4511 & 4525 Paseo del Norte NE
  114               7/10/2005               65.8%           54.6%         8950 West Charleston Blvd.
  115               6/19/2005               33.5%           27.5%         1361 Worcester Road
  116               6/15/2005               72.1%           59.7%         350 Prince George's Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  117               4/18/2005               70.8%           59.9%         35 Beaverson Boulevard
  118               7/13/2005               75.0%           62.0%         3921 Wilshire Boulevard
  119                7/1/2005               79.5%           65.8%         2323 Lakeland Drive
  120               7/19/2005               68.6%           57.7%         17917 Bothell-Everett Highway
  121               7/21/2005               73.3%           55.5%         5600 South 108th Street
---------------------------------------------------------------------------------------------------------------------------------
  122                6/6/2005               63.8%           53.1%         3695 Cascade Road
  123               3/22/2005               80.0%           66.6%         370 Reed Road
  124               6/10/2005               76.5%            2.1%         478 Boardman-Canfield Road
  125                5/1/2005               62.8%           52.9%         5621 Duluth Street
  126                5/1/2005               72.0%           65.1%         Courtyard by Mariott
---------------------------------------------------------------------------------------------------------------------------------
  127               6/22/2005               42.5%           29.9%         48 Maywood Drive
  128               6/16/2005               50.0%           41.0%         1600 Lower Road
  129                6/2/2005               53.8%           45.5%         3109-3133 Olympic Boulevard
  130                7/1/2005               71.7%           66.3%         8111-8209 Burnet Road
  131               3/24/2005               79.5%           73.5%         450 Briar Lane NE
---------------------------------------------------------------------------------------------------------------------------------
  132               3/16/2005               74.7%           48.4%         3865 West Orange Grove Road
  133               6/29/2005               65.3%           41.0%         2765 Chapel Place
  134               1/14/2005               64.1%            2.2%         433 West Dussel Drive
  135               5/20/2005               79.8%           69.5%         21700 Kingsland Blvd.
  136                5/2/2005               64.4%           54.5%         230 Rodi Road
---------------------------------------------------------------------------------------------------------------------------------
  137               6/16/2005               76.9%           64.3%         1340 Sycamore Road
  138               6/27/2005               57.4%           57.4%         2845 Wingate Street
  139                3/2/2005               74.7%           62.6%         5212 Big Hollow Road
  140               5/26/2005               74.4%           61.6%         750 North Diamond Bar Boulevard
  141                7/8/2005               52.6%           43.6%         11085 Sun Center Drive
---------------------------------------------------------------------------------------------------------------------------------
  142               12/29/2004              47.1%           43.7%         1111-1115 Pacific Coast Highway
  143               5/24/2005               71.1%           59.4%         700 Main Street
  144               5/16/2005               76.5%           63.3%         18302 Irvine Blvd
  145               5/19/2005               77.3%           65.1%         55 Haley Lane
  146                6/2/2005               58.1%           58.1%         1501 University Drive
---------------------------------------------------------------------------------------------------------------------------------
  147               3/17/2005               73.8%           62.4%         1520 Lakewood Ranch Blvd.
  148                4/5/2005               65.5%           55.4%         1701 Dana Drive
  149               4/25/2005               74.6%           61.9%         2800 Highway 10
  150               6/21/2005               41.3%           41.3%         2413 South Broadway
  151               5/11/2005               80.0%           71.2%         860-1105 Sturbridge Drive
---------------------------------------------------------------------------------------------------------------------------------
  152                3/3/2005               72.2%           67.2%         6900 Alma Drive
  153                9/1/2005               79.7%           60.6%         551 South Depot Drive
  154                1/2/2005               73.8%           56.7%         1100 E. Adoue Street
  155               3/17/2005               76.2%           63.7%         20820 Chagrin Boulevard
  156               5/15/2005               73.7%           63.9%         220 Golf View Drive
---------------------------------------------------------------------------------------------------------------------------------
  157                5/5/2005               68.2%           62.5%         7100 Avenida Encinas C.
  158                7/5/2005               38.7%           38.7%         3805 Hartzdale Drive
  159               2/22/2005               79.7%           60.8%         1025-1125 N. Holland-Sylvania Road
  160               5/10/2005               72.1%           60.4%         8367 West Flamingo Road
  161                4/8/2005               67.2%           60.5%         8603 & 8633 Broadway Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  162                3/7/2005               79.3%           60.3%         2315 McFadden Road
  163               9/30/2004               58.2%            1.1%         10097 Brose Drive
  164               5/25/2005               71.6%           61.3%         3003-C Shiloh Springs Road
  165               3/14/2005               58.4%           58.4%         10725 West Greenfield Avenue
  166               4/12/2005               76.0%           57.9%         196 Arrowhead Drive
---------------------------------------------------------------------------------------------------------------------------------
  167                5/4/2005               65.1%           59.7%         500 Main Street
  168               4/27/2005               65.2%           56.1%         3700 East Fort Lowell Road
  169                Various                78.8%           66.9%         Various
 169-a              4/26/2005                                             17603 FM 529
 169-b              4/28/2005                                             24937 FM 1314
---------------------------------------------------------------------------------------------------------------------------------
  170                5/4/2005               61.2%           46.6%         14600-14606 Arminta Street
  171                5/4/2005               63.2%           58.0%         968 Murrieta Blvd.
  172                7/1/2005               70.3%           53.9%         2720 Royal Lane
  173               5/11/2005               72.6%           55.6%         13000 IH-35 North
  174                5/5/2005               62.5%           57.3%         707 West Lacey Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  175                4/5/2005               71.9%           60.2%         415 Olive Avenue
  176               10/1/2004               55.3%           43.5%         434-446 Westminster Avenue
  177               5/20/2005               70.3%           58.4%         3460 E. Southern Avenue
  178               5/25/2005               66.5%           55.1%         2520 West 8th Street
  179               5/16/2005               53.3%           34.9%         2948 North Federal Highway
---------------------------------------------------------------------------------------------------------------------------------
  180                4/8/2005               76.7%           64.8%         3585-3595 Route 66
  181                4/8/2005               65.8%           55.8%         123 Merchant Place
  182                5/2/2005               76.3%           64.2%         876 NW 12th Street
  183               6/13/2005               79.1%           66.1%         410 Sylvia Drive
  184               10/21/2004              52.4%           44.2%         5765 Littlerock Road SW
---------------------------------------------------------------------------------------------------------------------------------
  185                4/8/2005               75.7%            2.3%         2507 Goliad Road
  186               6/18/2005               76.5%           58.2%         1135-1215 North Holland-Sylvania Road
  187               6/18/2005               74.2%           62.0%         1023 Highway 80
  188               6/30/2005               55.3%           46.0%         1910 Cinema Drive
  189               4/19/2005               33.9%           28.1%         115 Bacon Street
---------------------------------------------------------------------------------------------------------------------------------
  190               7/23/2005               29.4%           24.5%         204-206 North Greenville Avenue
  191                3/1/2005               42.4%           35.8%         280 E. Corporate Drive
  192                5/6/2005               78.9%           67.1%         1631 FM 1960 West
  193               6/13/2005               40.5%           26.4%         4101 Turtle Creek Drive
  194               3/31/2005               58.4%           45.5%         34904 State Route 20
---------------------------------------------------------------------------------------------------------------------------------
  195                6/1/2005               61.8%           50.0%         167 Via Trevizio
  196               4/27/2005               41.1%           23.9%         89 Pleasant Street
  197               6/28/2005               54.3%           45.5%         651 South 21st Street
  198               6/22/2005               64.3%           44.4%         3560 Atlanta Industrial Drive
  199               6/13/2005               70.8%           45.6%         3120 West 63rd Street
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   NET
                                                                                                         RENTABLE AREA      UNITS
                                                                          YEAR               YEAR      SF/UNITS/ROOMS/        OF
   ID    CITY                             STATE       ZIP CODE            BUILT            RENOVATED         PADS/BEDS     MEASURE
------------------------------------------------------------------------------------------------------------------------------------

   1     Wyncote                            PA         19095              1961             2001-2004             1,086      Units
   2     Phoenix                            AZ         85044      1996, 1997, 1999, 2000                       671,300      Sq Ft
   3     Boston                             MA         02210              1918               2000              552,344       Sq Ft
   4     Richmond                           VA         23219              2005                                 263,066       Sq Ft
   5     Vienna                             VA         22182              1981               2004                  390       Rooms
------------------------------------------------------------------------------------------------------------------------------------
   6     Lahaina                            HI         96761         1940-1960, 1987                           141,020       Sq Ft
   7     Rye Brook                          NY         10573              2003                                     167       Units
   8     Sanford                            FL         32771              2005                                 308,778       Sq Ft
   9     Los Angeles                        CA         90028            1963-1964            2002              216,238       Sq Ft
   10    Mt. Laurel                         NJ         08054              1992                                 230,723       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   11    Fort Lauderdale                    FL         33316              2005                                 211,744       Sq Ft
   12    Cranston                           RI         02920              2001                                 258,666       Sq Ft
   13    Harrison                           NY         10604              1982               2003              215,284       Sq Ft
   14    Rochester                          MN         55902              1926               2004                  707       Rooms
   15    Milwaukee                          WI         53202              2003                                 217,749       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   16    Norman                             OK         73072              1984               2005                  149       Rooms
   17    McAlester                          OK         74501              1999               2005                   80       Rooms
   18    Durant                             OK         74701              1996               2004                   62       Rooms
   19    Sherman                            TX         75090              1999               2004                   69       Rooms
   20    Sherman                            TX         75090              1996               2004                   67       Rooms
------------------------------------------------------------------------------------------------------------------------------------
   21    Atoka                              OK         74525              1985               2002                   54       Rooms
   22    Various                         Various      Various            Various            Various            311,000       Sq Ft
  22-a   Sewell (Washington Township)       NJ         08080              2000                                  98,750       Sq Ft
  22-b   Aston (Upper Chichester Twp)       PA         19014              2002                                  69,150       Sq Ft
  22-c   Mullica Hill (Harrison Twp)        NJ         08062              1995               2000               52,235       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  22-d   Absecon (Galloway Township)        NJ         08205              1990                                  50,000       Sq Ft
  22-e   Ephrata (West Earl Township)       PA         17522              1990                                  40,865       Sq Ft
   23    Hackensack                         NJ         07601              1998               2001              129,250       Sq Ft
   24    Ontario                            CA         91761              1986               2003                  299       Rooms
   25    New York                           NY         10013              1924               1999              135,794       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   26    Rowland Heights                    CA         91748         1964, 1991-1993         1994               87,276       Sq Ft
   27    Las Vegas                          NV         89148              2002                                 115,723       Sq Ft
   28    Castroville                        CA         95012              1975                                     310       Pads
   29    Salt Lake City                     UT         84111              1985               2003              258,754       Sq Ft
   30    Jackson                            MS         39211              1989               2004               81,636       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   31    Ridgeland                          MS         39157              1990                                  64,844       Sq Ft
   32    Ridgeland                          MS         39157              1984                                  41,759       Sq Ft
   33    Washington                         DC         20011              1957               1990                  206       Units
   34    Dover Township                     NJ         08755              1999                                 107,914       Sq Ft
   35    Lake Worth                         FL         33463              2004                                     214       Units
------------------------------------------------------------------------------------------------------------------------------------
   36    Stuart                             FL         34994            1981-1983            2005              192,951       Sq Ft
   37    Newtown                            PA         18940              1991             1997-1998            92,065       Sq Ft
   38    Ypsilanti                          MI         48197              2005                                     479       Beds
   39    Park City                          UT         84060              1985               1999                  199       Rooms
   40    Stanton                            CA         90680              1973               2005                  168       Units
------------------------------------------------------------------------------------------------------------------------------------
   41    Philadelphia                       PA         19149              1953               1991              125,337       Sq Ft
   42    Chantilly                          VA         20151              2005                                 130,265       Sq Ft
   43    Hoboken                            NJ         07030              1987                                  92,892       Sq Ft
   44    Weston                             FL         33326              2005                                  58,412       Sq Ft
   45    Lumberton                          NJ         08048              1971                                     240       Units
------------------------------------------------------------------------------------------------------------------------------------
   46    Tampa                              FL         33609              1988                                 170,203       Sq Ft
   47    Marina Del Ray                     CA         90292            1968/1986            2003               71,936       Sq Ft
   48    Jersey City                        NJ         07302              1981                                  96,112       Sq Ft
   49    Chico                              CA         95928              2004                                     188       Units
   50    Indianapolis                       IN         46250              2004                                     236       Units
------------------------------------------------------------------------------------------------------------------------------------
   51    Las Vegas                          NV         89119              2005                                  83,292       Sq Ft
   52    Vienna                             VA         22182              1982                                     251       Rooms
   53    Carle Place                        NY         11514              1950               1990              151,450       Sq Ft
   54    Kendall                            FL         33186            2004-2005                               55,601       Sq Ft
   55    Ocala                              FL         34479              1974                                     459       Pads
------------------------------------------------------------------------------------------------------------------------------------
   56    McLean                             VA         22101           1980 & 1983           2004               65,252       Sq Ft
   57    Gloucester Township                NJ         08081              2003                                 102,660       Sq Ft
   58    Corte Madera                       CA         94925            1966-1968          1984-1986            51,477       Sq Ft
   59    East Brunswick                     NJ         08816              1996                                  78,400       Sq Ft
   60    Cherry Hill                        NJ         08002              1960                                     189       Units
------------------------------------------------------------------------------------------------------------------------------------
   61    Wood Dale                          IL         60191              1986               1996              245,650       Sq Ft
   62    Columbus                           IN         47201       1970/1990/1995-1999                             545       Pads
   63    Houston                            TX         77049            2000/2003                              125,192       Sq Ft
   64    Kissimmee                          FL         34746              1988               2004              100,532       Sq Ft
   65    Zephyrhills                        FL         33541              1990               2003              169,833       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   66    Phoenix                            AZ         85016              2003                                  32,963       Sq Ft
   67    Fairborn                           OH         45324              1987               1998              119,097       Sq Ft
  67-a   Fairborn                           OH         45324              1987               1998               59,542       Sq Ft
  67-b   Fairborn                           OH         45324              1987               1998               59,555       Sq Ft
   68    Dover                              DE         19901              1968               1976                  212       Units
------------------------------------------------------------------------------------------------------------------------------------
   69    San Antonio                        TX        Various            Various            Various             78,702       Sq Ft
  69-a   San Antonio                        TX         78216              1987               2003               50,086       Sq Ft
  69-b   San Antonio                        TX         78216              2003                                  18,000       Sq Ft
  69-c   San Antonio                        TX         78023              2004                                  10,616       Sq Ft
   70    Seattle                            WA         98109              2004                                      58       Units
------------------------------------------------------------------------------------------------------------------------------------
   71    Indianapolis                       IN         46237              2005                                  62,265       Sq Ft
   72    Santa Clarita                      CA         91321              2005                                  41,870       Sq Ft
   73    Leesburg                           VA         20176              2002                                     101       Rooms
   74    Braintree                          MA         02184              1996                                  33,012       Sq Ft
   75    Various                            MI        Various            Various                                32,315       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  75-a   Chesterfield                       MI         48047              1998                                   3,000       Sq Ft
  75-b   Howell                             MI         48843              2004                                   3,045       Sq Ft
  75-c   Shelby Township                    MI         48317              2002                                   2,970       Sq Ft
  75-d   Lenox                              MI         48048              2001                                   2,960       Sq Ft
  75-e   Shelby Township                    MI         48315              1999                                   3,430       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  75-f   Romulus                            MI         48174              2001                                   3,000       Sq Ft
  75-g   Warren                             MI         48092              2000                                   2,360       Sq Ft
  75-h   Macomb                             MI         48042              1999                                   3,470       Sq Ft
  75-i   Warren                             MI         48089              1999                                   2,080       Sq Ft
  75-j   Clinton Township                   MI         48035              2000                                   3,000       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  75-k   Romulus                            MI         48174              2003                                   3,000       Sq Ft
   76    Stamford                           CT         06762              1958             1974-1976           147,000       Sq Ft
   77    Atlanta                            GA         30349              1982               2003                  177       Units
   78    Kalamazoo                          MI         49008              2001                                 114,700       Sq Ft
   79    Independence Township              MI         48346              1989               1996               87,206       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   80    Bronx                              NY         10475              1973               1997               76,000       Sq Ft
   81    Fullerton                          CA         92832              1967                                      72       Units
   82    Virginia Beach                     VA         23462              1990               2005                  122       Rooms
   83    Philadelphia                       PA         19103             Various                                    91       Units
  83-a   Philadelphia                       PA         19103              1900                                      13       Units
------------------------------------------------------------------------------------------------------------------------------------
  83-b   Philadelphia                       PA         19103              1900                                      17       Units
  83-c   Philadelphia                       PA         19103              1900                                      13       Units
  83-d   Philadelphia                       PA         19103              1900                                       6       Units
  83-e   Philadelphia                       PA         19103              1900                                       8       Units
  83-f   Philadelphia                       PA         19103              1900                                       7       Units
------------------------------------------------------------------------------------------------------------------------------------
  83-g   Philadelphia                       PA         19103              1900                                       7       Units
  83-h   Philadelphia                       PA         19103              1920                                       6       Units
  83-i   Philadelphia                       PA         19103              1920                                       8       Units
  83-j   Philadelphia                       PA         19103              1920                                       6       Units
   84    Arlington                          TX         76017              1992                                 133,880       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   85    Pennsburg                          PA         18073              1976                                 120,243       Sq Ft
   86    Freehold                           NJ         07728              1968                                     104       Units
   87    Various                         Various      Various            Various            Various            294,883       Sq Ft
  87-a   Port Huron                         MI         48060              1968               1995              108,550       Sq Ft
  87-b   Port Huron                         MI         48060              1966               1990              108,023       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  87-c   Shelby Township                    MI         48315              1986               2000               78,310       Sq Ft
   88    Philadelphia                       PA         19123              1924               2004                   61       Units
   89    South Kingstown                    RI         02881            2003-2004                               43,224       Sq Ft
   90    Richmond                           VA         23223              1853               2003                   65       Units
   91    River Edge                         NJ         07661              1987               2004               70,000       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   92    Boca Raton                         FL         33431            1971/1981          1994-1995           110,010       Sq Ft
   93    Lone Tree                          CO         80124            2004-2005                               42,051       Sq Ft
   94    Franklin                           NJ         08873              1958               1999               61,130       Sq Ft
   95    Woodland Hills                     CA         91364              1983                                  46,994       Sq Ft
   96    San Diego                          CA         92121              1989                                  49,617       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
   97    Fort Wayne                         IN         46805              1982               2005               49,250       Sq Ft
   98    Raleigh                            NC         27604              2000               2004                  120       Units
   99    Edgewater                          FL         32141              1992                                  75,785       Sq Ft
  100    Honesdale                          PA         18431              1972             1993-1996           119,384       Sq Ft
  101    Shrewsbury                         NJ         07702              1985                                  77,912       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  102    Randolph                           MA         02368              1956               2001               24,230       Sq Ft
  103    South River                        NJ         08882            1962-1963                                   88       Units
  104    Colorado Springs                   CO         80919              1979                                  93,700       Sq Ft
  105    Brentwood                          MD         20722              1963               2003               77,268       Sq Ft
  106    Corpus Christi                     TX         78411              1979                                 122,545       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  107    Austin                             TX         78744              1994                                  54,651       Sq Ft
  108    Kennesaw                           GA         30144              2003                                  28,750       Sq Ft
  109    Marana                             AZ         85652            2004-2005                               24,241       Sq Ft
  110    Irving                             TX         75062              1980               2004               34,682       Sq Ft
  111    Austin                             TX         78759              1999                                  40,000       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  112    Madison                            TN         37115              1990               2005               83,408       Sq Ft
  113    Albuquerque                        NM         87109              1966               1978              122,400       Sq Ft
  114    Las Vegas                          NV         89117              2003                                  14,220       Sq Ft
  115    Natick                             MA         01760              1960s            1995/2005            32,205       Sq Ft
  116    Upper Marlboro                     MD         20774              2004                                  96,000       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  117    Brick                              NJ         07030              1985               2004               64,480       Sq Ft
  118    Los Angeles                        CA         90010              1959                                  78,036       Sq Ft
  119    Flowood                            MS         39232              1993               2002               37,967       Sq Ft
  120    Bothell                            WA         98012              1987               2002               35,643       Sq Ft
  121    Hales Corner                       WI         53130           1958, 1992            1994              148,212       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  122    Atlanta                            GA         30331              1996                                  30,800       Sq Ft
  123    Broomall                           PA         19008            1974/1989            2004               66,260       Sq Ft
  124    Boardman                           OH         44512              1965               2003               56,160       Sq Ft
  125    Golden Valley                      MN         55422              1971                                  43,404       Sq Ft
  126    Newark                             OH         43055              2002                                      84       Rooms
------------------------------------------------------------------------------------------------------------------------------------
  127    Maywood                            NJ         07607              1958               1998                  124       Units
  128    Linden                             NJ         07036              1962                                 213,918       Sq Ft
  129    Los Angeles                        CA         90006            1974/1981            2002               21,008       Sq Ft
  130    Austin                             TX         78757        1970, 1982, 1986      1996, 2003            45,791       Sq Ft
  131    Grand Rapids                       MI         49503            1969-1970            2004                  120       Units
------------------------------------------------------------------------------------------------------------------------------------
  132    Tucson                             AZ         85741              2005                                  55,800       Sq Ft
  133    Crestview Hills                    KY         41017              2004                                  41,256       Sq Ft
  134    Maumee                             OH         43537              2004                                  32,350       Sq Ft
  135    Katy                               TX         77450              2005                                  27,794       Sq Ft
  136    Pittsburgh                         PA         15235            1977-1979            2005              146,820       Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  137    Manteno                            IL         60950              1988                                  98,700       Sq Ft
  138    West Bend                          WI         53095              2005                                 160,000       Sq Ft
  139    Peoria                             IL         61615              2000                                  34,074       Sq Ft
  140    Diamond Bar                        CA         91765              1982                                  34,863      Sq Ft
  141    Rancho Cordova                     CA         95670              1982                                  62,452      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  142    Harbor City                        CA         90710              1984                                  36,964      Sq Ft
  143    North Myrtle Beach                 SC         29582              1988                                  66,497       Sq Ft
  144    Tustin                             CA         92780              1983               2004               43,385       Sq Ft
  145    Cheektowaga                        NY         14227              2001                                      80      Units
  146    College Station                    TX         77840              2004                                  23,348      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  147    Bradenton                          FL         34202            2004/2005                               10,908      Sq Ft
  148    Redding                            CA         96003              1989                                      84       Units
  149    Mounds View                        MN         55112              2004                                  13,013       Sq Ft
  150    Santa Maria                        CA         93454               NAP                                 438,039      Sq Ft
  151    Medina                             OH         44256              1990                                      60      Units
------------------------------------------------------------------------------------------------------------------------------------
  152    Plano                              TX         75023              2003                                  22,124      Sq Ft
  153    Ogden                              UT         84404              2002                                 106,512       Sq Ft
  154    Alvin                              TX         77511              2004                                      58       Units
  155    Shaker Heights                     OH         44112              1957            2002, 2003            35,387      Sq Ft
  156    Monaca                             PA         15061              2005                                  20,000      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  157    Carlsbad                           CA         92009              1989                                  21,683       Sq Ft
  158    Camp Hill                          PA         17011              1990               2005              114,234       Sq Ft
  159    Toledo                             OH         43615              2004                                      48      Units
  160    Las Vegas                          NV         89147              1999                                  15,690      Sq Ft
  161    Pearland                           TX         77584            2003-2004                               23,100      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  162    Jackson                            MS         39204            1987/1988                                  144      Units
  163    Vance                              AL         35490              2004                                 120,400      Sq Ft
  164    Trotwood                           OH         45426              1986                                     125      Units
  165    West Allis                         WI         53214              1999                                  13,956      Sq Ft
  166    Evanston                           WY         82930              2003                                  22,500      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  167    Livingston                         CA         95334              2002                                  16,747      Sq Ft
  168    Tucson                             AZ         85716              1990               1999               18,210      Sq Ft
  169    Various                            TX        Various             2004                                  14,200      Sq Ft
 169-a   Houston                            TX         77095            2004-2005                                7,414      Sq Ft
 169-b   Porter                             TX         77365              2004                                   6,786      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  170    Panorama                           CA         91402              1953             1987/1998            49,499      Sq Ft
  171    Livermore                          CA         94550              1988                                  30,138      Sq Ft
  172    Dallas                             TX         75229              1979                                  56,767      Sq Ft
  173    Austin                             TX         78753              2004                                   9,990      Sq Ft
  174    Hanford                            CA         92330              1998                                  16,670      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  175    Vista                              CA         92083              1974               2005               45,840      Sq Ft
  176    Elizabeth                          NJ         07208              2004                                      32      Units
  177    Mesa                               AZ         85204              2000                                  14,358      Sq Ft
  178    Los Angeles                        CA         90057              1984                                  20,801      Sq Ft
  179    Fort Lauderdale                    FL         33306              2001                                   7,062      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  180    Neptune                            NJ         07753               NAP                                 108,465      Sq Ft
  181    Cobleskill                         NY         12043              1995                                  24,506      Sq Ft
  182    Moore                              OK         73160              1973                                     103      Units
  183    Forest Park                        GA         30297              1972               2002                   52      Units
  184    Tumwater                           WA         98512            2003/2004                               12,260      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  185    San Antonio                        TX         78223              1984                                  45,059      Sq Ft
  186    Toledo                             OH         43615              2005                                      24      Units
  187    San Marcos                         TX         78666              2000                                  17,220      Sq Ft
  188    Rock Hill                          SC         29730              2003                                   9,898      Sq Ft
  189    Waltham                            MA         02451            1926/1984            2000               35,993      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  190    Allen                              TX         75002              1985               1994               41,987      Sq Ft
  191    Meridian                           ID         83642              1994                                  29,641      Sq Ft
  192    Houston                            TX         77090              2004                                   7,773      Sq Ft
  193    Coral Springs                      FL         33309              2005                                   4,000      Sq Ft
  194    Oak Harbor                         WA         98277              2001                                  29,628      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
  195    Corona                             CA         92879              2005                                  17,870      Sq Ft
  196    Marblehead                         MA         01945              1984                                  10,451      Sq Ft
  197    Colorado Springs                   CO         80904              2005                                   7,000      Sq Ft
  198    Atlanta                            GA         30331              1987                                  24,786      Sq Ft
  199    Chicago                            IL         60629              1938               2005                7,281      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

                           CUT-OFF DATE
                        BALANCE PER NET       PREPAYMENT                                    THIRD    THIRD MOST           SECOND
                      RENTABLE AREA SF/       PROVISIONS                              MOST RECENT    RECENT NOI      MOST RECENT
   ID         UNITS/ROOMS/PADS/BEDS ($)       (# OF PAYMENTS) (7)                          NOI ($)      DATE              NOI ($)
---------------------------------------------------------------------------------------------------------------------------------

   1                         126,611.42       LO(26)/Defeasance(32)/Open(2)             5,741,129    12/31/2003        6,236,005
   2                             162.25       LO(25)/GRTR1% or YM(31)/Open(4)           8,741,045    12/31/2002        8,919,948
   3                             130.35       LO(25)/Defeasance(91)/Open(4)             6,972,818    12/31/2002        7,325,485
   4                             210.02       LO(25)/Defeasance(32)/Open(3)
   5                         126,487.18       LO(28)/Defeasance(91)/Open(1)             4,691,946    12/31/2003        6,048,650
---------------------------------------------------------------------------------------------------------------------------------
   6                             340.04       LO(35)/Defeasance(82)/Open(3)                                            4,102,296
   7                         281,437.13       LO(25)/Defeasance(90)/Open(4)
   8                             142.50       LO(24)/Defeasance(92)/Open(4)
   9                             191.53       LO(26)/Flex(93)/Open(1)                   3,387,757    12/31/2003        3,565,057
   10                            176.62       LO(24)/GRTR1% or YM(95)Open(1)            3,482,223    12/31/2002        3,453,845
---------------------------------------------------------------------------------------------------------------------------------
   11                            188.52       LO(49)/Defeasance(70)/Open(1)
   12                            138.64       LO(28)/Defeasance(91)/Open(1)             2,357,137    12/31/2002        3,060,015
   13                            143.85       LO(25)/Defeasance(94)/Open(1)             2,489,386    12/31/2002        2,759,649
   14                         43,012.73       LO(28)/Defeasance(91)/Open(1)             3,278,217    12/31/2003        4,490,038
   15                            135.48       LO(25)/Defeasance(91)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
   16                         58,090.58       LO(26)/Defeasance(90)/Open(4)               795,621    12/31/2003        1,069,441
   17                         58,090.58       LO(26)/Defeasance(90)/Open(4)               772,653    12/31/2003          941,394
   18                         58,090.58       LO(26)/Defeasance(90)/Open(4)               462,263    12/31/2003          595,663
   19                         58,090.58       LO(26)/Defeasance(90)/Open(4)               374,620    12/31/2003          425,192
   20                         58,090.58       LO(26)/Defeasance(90)/Open(4)               341,850    12/31/2003          340,705
---------------------------------------------------------------------------------------------------------------------------------
   21                         58,090.58       LO(26)/Defeasance(90)/Open(4)               344,865    12/31/2003          381,954
   22                             89.06       LO(27)/Defeasance(89)/Open(4)             1,760,740    12/31/2003        2,185,681
  22-a                            86.92
  22-b                            81.55
  22-c                            92.67
---------------------------------------------------------------------------------------------------------------------------------
  22-d                            96.31
  22-e                            93.42
   23                            208.90       LO(35)/Flex(72)/Open(13)                  2,348,888    12/31/2002        2,348,897
   24                         89,498.33       LO(28)/Defeasance(91)/Open(1)             2,720,810    12/31/2003        3,328,154
   25                            193.31       LO(12)/GRTR1% or YM(107)/Open(1)          2,251,835    12/31/2002        2,364,414
---------------------------------------------------------------------------------------------------------------------------------
   26                            289.31       LO(24)/Defeasance(95)/Open(1)
   27                            211.71       LO(25)/Defeasance(91)/Open(4)             1,161,220    12/31/2003        1,965,359
   28                         69,032.26       LO(24)/Defeasance(92)/Open(4)             1,639,229    12/31/2003        1,759,112
   29                             81.85       LO(47)/GRTR1% or YM(69)/Open(4)           2,053,824    12/31/2002        1,547,253
   30                            100.08       LO(27)/Defeasance(90)/Open(3)                                              286,414
---------------------------------------------------------------------------------------------------------------------------------
   31                            123.68       LO(27)/Defeasance(90)/Open(3)               721,770    12/31/2002          721,352
   32                            108.96       LO(27)/Defeasance(90)/Open(3)               498,316    12/31/2002          437,700
   33                         99,514.56       LO(26)/Defeasance(90)/Open(4)             1,526,675    12/31/2003        1,516,552
   34                            189.59       LO(26)/Defeasance(91)/Open(3)             1,872,897    12/31/2003        1,822,603
   35                         95,327.10       LO(24)/Defeasance(34)/Open(2)                                            1,060,854
---------------------------------------------------------------------------------------------------------------------------------
   36                             98.47       LO(25)/Def/YM1%(93)/Open(2)
   37                            200.94       LO(24)/Defeasance(155)/Open(1)                                           1,439,187
   38                         36,534.45       LO(27)/Defeasance(89)/Open(4)
   39                         82,814.07       LO(28)/Defeasance(91)/Open(1)             2,000,685    12/31/2003        2,256,519
   40                         96,922.88       LO(26)/Defeasance(90)/Open(4)                                            1,118,068
---------------------------------------------------------------------------------------------------------------------------------
   41                            129.80       LO(26)/Defeasance(153)/Open(1)            1,369,629    12/31/2002        1,330,215
   42                            124.75       LO(25)/GRTR1% or YM(91)/Open(4)
   43                            172.82       LO(28)/Defeasance(87)/Open(5)             1,558,297    12/31/2003        1,616,595
   44                            273.92       LO(24)/Defeasance(95)/Open(1)
   45                         64,987.48       LO(27)/Defeasance(152)/Open(1)                                           1,480,793
---------------------------------------------------------------------------------------------------------------------------------
   46                             88.13       LO(28)/Defeasance(88)/Open(4)                                            1,635,852
   47                            208.52       LO(27)/GRTR1% or YM(89)/Open(4)           1,427,124    12/31/2003        1,037,983
   48                            155.61       LO(28)/Defeasance(87)/Open(5)             1,297,637    12/31/2003        1,400,660
   49                         75,396.97       GRTR1% or YM(116)/Open(4)
   50                         59,322.03       LO(26)/Defeasance(87)/Open(7)
---------------------------------------------------------------------------------------------------------------------------------
   51                            168.08       LO(47)/GRTR1% or YM(69)/Open(4)
   52                         54,441.37       LO(35)/Defeasance(23)/Open(2)             1,570,796    12/31/2003        2,373,058
   53                             85.56       LO(27)/Defeasance(151)/Open(2)            2,192,235    12/31/2002        1,952,697
   54                            231.37       LO(27)/Def/YM1%(90)/Open(3)
   55                         27,450.98       LO(24)/Defeasance(92)/Open(4)             1,131,190    12/31/2003        1,061,985
---------------------------------------------------------------------------------------------------------------------------------
   56                            183.90       GRTR1% or YM(116)/Open(4)
   57                            116.65       LO(14)/GRTR1% or YM(44)/Open(2)
   58                            232.39       LO(35)/Defeasance(81)/Open(4)             1,041,336    12/31/2002        1,160,119
   59                            142.86       LO(25)/GRTR3% or YM(34)/Open(1)           1,434,184    12/31/2003        1,098,993
   60                         58,835.98       LO(27)/Defeasance(152)/Open(1)              815,130    12/31/2003          708,911
---------------------------------------------------------------------------------------------------------------------------------
   61                             44.78       LO(25)/Defeasance(93)/Open(2)
   62                         19,908.26       LO(35)/Defeasance(81)/Open(4)               919,617    12/31/2003          902,033
   63                             86.24       LO(13)/GRTR1% or YM(45)/Open(2)
   64                            106.34       LO(25)/Def/YM1%(93)/Open(2)
   65                             62.83       LO(27)/Defeasance(91)/Open(2)             1,090,481    12/31/2003        1,003,160
---------------------------------------------------------------------------------------------------------------------------------
   66                            323.09       LO(25)/GRTR1% or YM(91)/Open(4)
   67                             86.90       LO(26)/Defeasance(87)/Open(7)             1,337,496    12/31/2002        1,107,146
  67-a                            87.59
  67-b                            86.22
   68                         47,169.81       LO(26)/Defeasance(153)/Open(1)              799,780    12/31/2003          750,622
---------------------------------------------------------------------------------------------------------------------------------
   69                            126.41       LO(47)/GRTR1% or YM(69)/Open(4)
  69-a                           124.94
  69-b                           117.07
  69-c                           149.17
   70                        167,944.35       LO(25)/GRTR1% or YM(91)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
   71                            154.05       GRTR1% or YM(116)/Open(4)
   72                            221.90       LO(25)/GRTR1% or YM(93)/Open(2)
   73                         91,089.11       LO(35)/Defeasance(83)/Open(2)               604,477    12/31/2003        1,095,847
   74                            272.63       LO(25)/Defeasance(93)/Open(2)               741,256    12/31/2003          744,395
   75                            277.42       LO(35)/Defeasance(81)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  75-a                           326.72
  75-b                           321.89
  75-c                           289.77
  75-d                           287.05
  75-e                           245.97
---------------------------------------------------------------------------------------------------------------------------------
  75-f                           275.58
  75-g                           343.14
  75-h                           212.13
  75-i                           345.76
  75-j                           226.44
---------------------------------------------------------------------------------------------------------------------------------
  75-k                           226.44
   76                             58.10       LO(11)/GRTR1% or YM(105)/Open(4)
   77                         48,022.60       LO(25)/Defeasance(91)/Open(4)               620,735    12/31/2003          746,128
   78                             72.01       LO(13)/GRTR1% or YM(45)/Open(2)
   79                             94.03       LO(35)/Defeasance(81)/Open(4)               795,737    12/31/2003          854,028
---------------------------------------------------------------------------------------------------------------------------------
   80                            105.26       LO(23)/Defeasance(95)/Open(2)               637,752    12/31/2002          705,466
   81                        109,208.19       LO(35)/Flex(81)/Open(4)                     714,584    12/31/2002          751,428
   82                         63,227.86       LO(47)/Defeasance(71)/Open(2)             1,025,371    12/31/2003          932,365
   83                         83,338.18       LO(27)/Defeasance(86)/Open(7)               580,079    12/31/2003          600,491
  83-a                       111,621.11
---------------------------------------------------------------------------------------------------------------------------------
  83-b                        77,720.07
  83-c                        93,409.23
  83-d                       117,104.29
  83-e                        81,145.64
  83-f                        87,282.69
---------------------------------------------------------------------------------------------------------------------------------
  83-g                        84,009.55
  83-h                        64,916.45
  83-i                        44,868.75
  83-j                        49,641.96
   84                             55.65       GRTR1% or YM(24)/Flex(95)/Open(1)
---------------------------------------------------------------------------------------------------------------------------------
   85                             60.71       LO(25)/Defeasance(94)/Open(1)               406,753    12/31/2002          280,373
   86                         69,923.08       LO(27)/Defeasance(152)/Open(1)              488,917    12/31/2003          547,304
   87                             24.53       LO(35)/Defeasance(201)/Open(4)
  87-a                            23.41
  87-b                            22.62
---------------------------------------------------------------------------------------------------------------------------------
  87-c                            28.71
   88                        118,581.15       LO(35)/Defeasance(22)/Open(3)               548,977     6/30/2005          611,399
   89                            163.76       LO(47)/Defeasance(72)/Open(1)
   90                        107,692.31       LO(30)/GRTR1% or YM(86)/Open(4)
   91                            100.00       LO(27)/Defeasance(86)/Open(7)               896,582    12/31/2002          959,364
---------------------------------------------------------------------------------------------------------------------------------
   92                             60.90       LO(27)/Defeasance(91)/Open(2)               620,860    12/31/2002          768,804
   93                            154.57       LO(35)/Flex(45)/Open(4)
   94                            105.89       LO(47)/Defeasance(132)/Open(1)              855,236    12/31/2002          829,027
   95                            136.19       LO(24)/Defeasance(95)/Open(1)                                              347,505
   96                            127.98       LO(35)/Defeasance(81)/Open(4)               787,320    12/31/2002          681,585
---------------------------------------------------------------------------------------------------------------------------------
   97                            125.89       GRTR1% or YM(24)/Flex(95)/Open(1)
   98                         50,364.59       LO(26)/Defeasance(90)/Open(4)               443,757    12/31/2003          476,308
   99                             79.17       LO(24)/Defeasance(93)/Open(3)               587,784    12/31/2002          568,092
  100                             50.16       LO(35)/Defeasance(83)/Open(2)               977,406    12/31/2002        1,067,302
  101                             76.79       LO(28)/Defeasance(87)/Open(5)               630,718    12/31/2002          659,215
---------------------------------------------------------------------------------------------------------------------------------
  102                            246.87       LO(27)/Defeasance(92)/Open(1)               526,604    12/31/2002          521,799
  103                         66,363.64       LO(27)/Defeasance(152)/Open(1)                                             507,430
  104                             61.37       LO(25)/Defeasance(91)/Open(4)               471,562    12/31/2002          480,649
  105                             73.77       LO(25)/Defeasance(91)/Open(4)                                              314,563
  106                             46.47       LO(35)/Flex(81)/Open(4)                     659,616    12/31/2003          772,306
---------------------------------------------------------------------------------------------------------------------------------
  107                            103.00       LO(47)/GRTR1% or YM(72)/Open(1)             568,858    12/31/2002          537,090
  108                            194.60       LO(25)/Defeasance(93)/Open(2)
  109                            222.54       LO(25)/Defeasance(91)/Open(4)
  110                            154.40       LO(26)/Defeasance(90)/Open(4)
  111                            132.36       LO(47)/GRTR1% or YM(72)/Open(1)             591,448    12/31/2002          555,701
---------------------------------------------------------------------------------------------------------------------------------
  112                             63.45       LO(26)/Defeasance(90)/Open(4)               705,711    12/31/2003          735,260
  113                             42.85       LO(25)/GRTR1% or YM(91)/Open(4)             564,123    12/31/2002          541,313
  114                            351.62       LO(35)/Defeasance(81)/Open(4)
  115                            155.08       LO(25)/Defeasance(91)/Open(4)
  116                             51.04       LO(24)/Defeasance(92)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  117                             75.78       LO(28)/Defeasance(87)/Open(5)               587,555    12/31/2003          594,746
  118                             62.47       LO(24)/Defeasance(95)/Open(1)               380,106    12/31/2003          340,379
  119                            127.74       LO(24)/Defeasance(94)/Open(2)               394,027    12/31/2002          413,631
  120                            134.67       LO(24)/Defeasance(92)/Open(4)               391,824    12/31/2002          501,588
  121                             31.88       LO(23)/Defeasance(96)/Open(1)               391,708    12/31/2003          506,135
---------------------------------------------------------------------------------------------------------------------------------
  122                            153.26       LO(25)/Defeasance(91)/Open(4)               476,367    12/31/2002          548,825
  123                             70.04       LO(35)/Defeasance(83)/Open(2)               354,255    12/31/2004          421,500
  124                             81.74       LO(25)/Defeasance(211)/Open(4)
  125                            105.67       LO(28)/Defeasance(88)/Open(4)               565,829    12/31/2003          534,982
  126                         54,019.22       LO(35)/Defeasance(21)/Open(4)               513,245    12/31/2003          631,164
---------------------------------------------------------------------------------------------------------------------------------
  127                         36,290.32       LO(24)/Defeasance(94)/Open(2)               624,218    12/31/2002          722,953
  128                             21.04       LO(24)/Defeasance(95)/Open(1)               793,528    12/31/2002          382,028
  129                            214.02       LO(25)/Defeasance(91)/Open(4)
  130                             97.84       LO(25)/GRTR1% or YM(91)/Open(4)             409,525    12/31/2002          494,902
  131                         37,250.00       LO(35)/Defeasance(45)/Open(4)               417,040    12/31/2004          440,764
---------------------------------------------------------------------------------------------------------------------------------
  132                             77.62       LO(27)/Defeasance(89)/Open(4)
  133                            104.23       GRTR1% or YM(116)/Open(4)
  134                            132.15       LO(47)/GRTR1% or YM(189)/Open(4)
  135                            151.11       LO(47)/GRTR1% or YM(69)/Open(4)
  136                             28.53       LO(27)/Defeasance(89)/Open(4)               411,188    12/31/2002        1,021,943
---------------------------------------------------------------------------------------------------------------------------------
  137                             42.05       LO(25)/Defeasance(91)/Open(4)
  138                             25.81       LO(25)/GRTR1% or YM(32)/Open(3)
  139                            120.57       LO(28)/GRTR1% or YM(88)/Open(4)
  140                            117.36       LO(26)/Defeasance(93)/Open(1)
  141                             64.05       LO(24)/Defeasance(94)/Open(2)               723,194    12/31/2002          744,890
---------------------------------------------------------------------------------------------------------------------------------
  142                            108.21       LO(27)/Defeasance(89)/Open(4)               457,293    12/31/2002          517,297
  143                             60.04       LO(35)/Defeasance(83)/Open(2)               471,053    12/31/2003          508,480
  144                             87.50       LO(26)/Defeasance(90)/Open(4)               338,219    12/31/2002          417,722
  145                         47,375.00       LO(25)/Defeasance(91)/Open(4)               352,605    12/31/2003          383,314
  146                            159.21       LO(14)/GRTR1% or YM(44)/Open(2)
---------------------------------------------------------------------------------------------------------------------------------
  147                            338.24       LO(27)/Defeasance(91)/Open(2)
  148                         43,922.79       LO(35)/Defeasance(81)/Open(4)               312,909    12/31/2001          312,309
  149                            280.20       LO(25)/Defeasance(94)/Open(1)
  150                              7.76       LO(46)/GRTR1% or YM(70)/Open(4)
  151                         55,000.00       LO(27)/Defeasance(89)/Open(4)               210,167    12/31/2003          274,119
---------------------------------------------------------------------------------------------------------------------------------
  152                            146.90       LO(35)/Defeasance(81)/Open(4)
  153                             30.09       LO(27)/Defeasance(76)/Open(4)
  154                         54,678.03       LO(30)/Defeasance(86)/Open(4)
  155                             88.84       LO(35)/Defeasance(82)/Open(3)                                              332,532
  156                            154.74       LO(26)/Defeasance(90)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  157                            138.36       GRTR1% or YM(25)/Flex(94)/Open(1)
  158                             26.26       LO(25)/Defeasance(94)/Open(1)               120,268    12/31/2002          510,280
  159                         62,123.04       LO(28)/Defeasance(88)/Open(4)
  160                            187.84       LO(26)/Defeasance(90)/Open(4)                                              229,450
  161                            125.17       LO(35)/Flex(45)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  162                         18,722.96       LO(35)/Defeasance(81)/Open(4)               293,335    12/31/2002          315,027
  163                             22.25       LO(32)/Defeasance(96)/Open(4)
  164                         21,200.00       LO(26)/Defeasance(90)/Open(4)               366,420    12/31/2002          341,005
  165                            186.30       LO(15)/GRTR1% or YM(43)/Open(2)
  166                            111.11       LO(25)/Defeasance(91)/Open(4)               295,193    12/31/2003          269,494
---------------------------------------------------------------------------------------------------------------------------------
  167                            147.79       GRTR1% or YM(25)/Flex(94)/Open(1)
  168                            135.61       LO(26)/GRTR1% or YM(90)/Open(4)
  169                            163.67       LO(35)/Defeasance(81)/Open(4)
 169-a                           158.86
 169-b                           168.92
---------------------------------------------------------------------------------------------------------------------------------
  170                             46.33       LO(35)/Flex(81)/Open(4)
  171                             75.49       GRTR1% or YM(25)/Flex(94)/Open(1)
  172                             39.64       LO(24)/GRTR1% or YM(92)/Open(4)             210,154    12/31/2002          165,243
  173                            225.23       LO(47)/GRTR1% or YM(69)/Open(4)
  174                            134.97       GRTR1% or YM(25)/Flex(94)/Open(1)
---------------------------------------------------------------------------------------------------------------------------------
  175                             48.50       LO(35)/Defeasance(81)/Open(4)               211,438    12/31/2003          213,730
  176                         69,100.44       LO(36)/Defeasance(80)/Open(4)
  177                            153.07       LO(25)/Defeasance(94)/Open(1)                                              148,318
  178                            100.75       LO(26)/Defeasance(93)/Open(1)
  179                            290.48       LO(26)/Defeasance(90)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  180                             18.39       LO(28)/Defeasance(87)/Open(5)
  181                             80.57       LO(28)/Defeasance(87)/Open(5)               206,261    12/31/2003          218,933
  182                         18,897.00       LO(26)/Defeasance(90)/Open(4)               124,199    12/31/2002          201,621
  183                         36,503.45       LO(26)/Defeasance(90)/Open(4)                 8,494    12/31/2003          109,622
  184                            137.49       LO(35)/Defeasance(81)/Open(4)
---------------------------------------------------------------------------------------------------------------------------------
  185                             35.29       LO(35)/Defeasance(201)/Open(4)              173,828    12/31/2002          192,049
  186                         62,500.00       LO(24)/Defeasance(92)/Open(4)
  187                             87.02       LO(35)/GRTR1% or YM(81)/Open(4)             186,530    12/31/2003          180,287
  188                            131.21       LO(25)/GRTR1% or YM(91)/Open(4)
  189                             36.00       LO(35)/Defeasance(80)/Open(5)               245,698    12/31/2003          270,132
---------------------------------------------------------------------------------------------------------------------------------
  190                             29.77       GRTR1% or YM(116)/Open(4)                   374,909    12/31/2002          400,213
  191                             42.01       LO(35)/Flex(82)/Open(3)                     241,486    12/31/2002          222,093
  192                            158.75       LO(35)/Defeasance(81)/Open(4)
  193                            298.73       LO(26)/Defeasance(90)/Open(4)
  194                             37.03       LO(35)/Defeasance(81)/Open(4)               113,118    12/31/2002          151,997
---------------------------------------------------------------------------------------------------------------------------------
  195                             58.76       LO(24)/Defeasance(92)/Open(4)
  196                            100.18       LO(26)/Defeasance(153)/Open(1)              167,142    12/31/2002          173,126
  197                            142.86       LO(24)/Defeasance(94)/Open(2)
  198                             36.31       LO(24)/GRTR1% or YM(92)/Open(4)
  199                             71.95       LO(25)/Defeasance(92)/Open(3)
---------------------------------------------------------------------------------------------------------------------------------

          SECOND MOST                MOST RECENT
          RECENT NOI    MOST RECENT      NOI      UNDERWRITTEN   UNDERWRITTEN     UNDERWRITTEN        UNDERWRITTEN    UNDERWRITTEN
   ID        DATE            NOI ($)    DATE            NOI ($)        EGI ($)     EXPENSES ($)   NET CASH FLOW ($)    RESERVES ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1      12/31/2004     11,577,779   7/31/2005     11,925,150     20,480,050        8,554,899          11,677,867         247,284
   2      12/31/2003      9,075,846  12/31/2004      9,138,880     12,699,969        3,561,089           8,769,748         101,295
   3      12/31/2003      6,950,336  12/31/2004      7,640,880     14,532,703        6,891,823           7,081,745         108,434
   4                                                 5,474,528      7,432,474        1,957,946           5,131,037          65,767
   5      12/31/2004      6,649,132   5/31/2005      6,571,251     24,537,000       17,965,749           5,589,771         981,480
-----------------------------------------------------------------------------------------------------------------------------------
   6      12/31/2004      4,253,129   5/31/2005      4,606,303      7,237,839        2,631,536           4,477,049          28,204
   7                                                 4,860,142     10,530,187        5,670,045           4,801,692          58,450
   8                                                 4,564,989      6,221,546        1,656,557           4,364,647          46,328
   9      12/31/2004      2,710,747   3/31/2005      4,395,568      6,065,525        1,669,957           4,139,028          32,436
   10     12/31/2003      3,720,323  12/31/2004      3,529,404      4,931,434        1,402,030           3,433,521          39,223
-----------------------------------------------------------------------------------------------------------------------------------
   11                                                3,402,799      4,805,397        1,402,599           3,329,621          21,174
   12     12/31/2003      3,288,814  12/31/2004      3,091,193      4,409,616        1,318,423           3,006,235          38,800
   13     12/31/2003      2,937,217  12/31/2004      2,903,709      4,777,461        1,873,752           2,674,330          43,047
   14     12/31/2004      4,536,492   6/30/2005      4,609,449     19,542,847       14,933,398           3,478,749         781,714
   15                                                3,096,961      5,029,633        1,932,672           2,848,044          32,492
-----------------------------------------------------------------------------------------------------------------------------------
   16     12/31/2004      1,147,310   5/31/2005      1,160,408      3,273,783        2,113,375             996,719         163,689
   17     12/31/2004        992,813   5/31/2005        910,482      1,708,300          797,818             842,150          68,332
   18     12/31/2004        617,148   5/31/2005        597,540      1,265,719          668,179             546,911          50,629
   19     12/31/2004        465,534   4/30/2005        460,143      1,253,213          793,070             397,482          62,661
   20     12/31/2004        349,792   4/30/2005        341,347      1,011,199          669,852             285,731          55,616
-----------------------------------------------------------------------------------------------------------------------------------
   21     12/31/2004        351,041   5/31/2005        342,651        757,963          415,312             300,205          42,446
   22     12/31/2004      2,265,389   5/31/2005      2,108,922      3,151,015        1,042,093           2,062,271          46,651
  22-a
  22-b
  22-c
-----------------------------------------------------------------------------------------------------------------------------------
  22-d
  22-e
   23     12/31/2003      2,281,192  12/31/2004      2,407,866      3,493,543        1,085,677           2,340,868          12,925
   24     12/31/2004      3,610,099   6/30/2005      4,041,562     14,697,860       10,656,298           3,453,648         587,914
   25     12/31/2003      2,594,506  12/31/2004      2,547,667      4,423,660        1,875,993           2,427,688          26,585
-----------------------------------------------------------------------------------------------------------------------------------
   26                     2,024,393   4/30/2005      2,317,739      2,976,371          658,633           2,205,780          13,091
   27     12/31/2004      2,207,853   5/31/2005      2,175,080      2,662,569          487,489           2,077,898          17,358
   28     12/31/2004      1,865,347   5/31/2005      1,759,882      2,843,883        1,084,000           1,744,382          15,500
   29     12/31/2003      1,534,403  12/31/2004      2,254,711      3,679,997        1,425,286           1,863,310          77,514
   30     12/31/2003        172,031  12/31/2004        808,554        990,085          181,531             761,951          12,245
-----------------------------------------------------------------------------------------------------------------------------------
   31     12/31/2003        709,778  12/31/2004        750,715        963,285          212,570             686,283          13,617
   32     12/31/2003        413,246  12/31/2004        451,033        587,651          136,618             415,209           6,264
   33     12/31/2004      1,650,785   5/31/2005      1,706,720      2,936,692        1,229,972           1,633,178          73,542
   34     12/31/2004      1,717,684   4/30/2005      1,858,716      2,472,576          613,860           1,804,722          14,575
   35      6/30/2005      1,879,884   6/30/2005      1,673,061      3,026,699        1,353,638           1,630,261          42,800
-----------------------------------------------------------------------------------------------------------------------------------
   36                                                1,729,542      2,587,098          857,556           1,590,040          28,942
   37     12/31/2003      1,409,549  12/31/2004      1,833,998      2,430,074          596,076           1,786,260          13,810
   38                                                1,700,178      2,726,700        1,026,522           1,644,978          55,200
   39     12/31/2004      2,489,098   6/30/2005      2,704,165      9,113,904        6,409,739           2,339,609         364,556
   40     12/31/2004      1,266,101   5/31/2005      1,310,500      2,075,092          764,592           1,264,636          45,864
-----------------------------------------------------------------------------------------------------------------------------------
   41     12/31/2003      1,527,101  12/31/2004      1,474,048      2,009,329          535,281           1,423,780          18,801
   42                                                2,087,829      3,088,844        1,001,015           1,891,041          26,053
   43     12/31/2004      1,764,833   3/31/2005      1,667,236      3,377,961        1,710,725           1,455,497          23,205
   44                                                1,432,430      2,016,110          583,680           1,401,961           6,714
   45     12/31/2003      1,538,747  12/31/2004      1,544,407      2,532,688          988,282           1,484,407          60,000
-----------------------------------------------------------------------------------------------------------------------------------
   46     12/31/2003        740,413  12/31/2004      1,577,264      3,431,817        1,854,553           1,373,022          34,040
   47     12/31/2004      1,630,060   5/31/2005      1,641,699      2,374,707          733,008           1,609,047          14,387
   48     12/31/2004      1,392,729   3/31/2005      1,339,387      2,290,253          950,866           1,272,301          20,022
   49                                                1,485,385      2,241,325          755,940           1,438,385          47,000
   50                                                1,211,232      2,157,814          946,582           1,164,032          47,200
-----------------------------------------------------------------------------------------------------------------------------------
   51                                                1,303,891      1,930,852          626,961           1,209,569          16,658
   52     12/31/2004      2,769,403   6/30/2005      2,053,187      5,146,813        3,093,626           1,847,314         205,873
   53     12/31/2003      1,885,601  12/31/2004      1,937,674      3,907,044        1,969,370           1,819,216          22,718
   54                                                1,210,290      1,537,621          327,331           1,171,381           8,340
   55     12/31/2004      1,069,524   5/31/2005      1,028,927      1,714,858          685,931           1,005,059          23,868
-----------------------------------------------------------------------------------------------------------------------------------
   56                     1,534,264  12/31/2004      1,565,061      2,248,668          683,607           1,408,996          12,783
   57                                                1,284,862      2,178,491          893,629           1,234,560          15,399
   58     12/31/2003      1,075,337  12/31/2004      1,049,938      1,413,883          363,945           1,012,329          12,402
   59     12/31/2004      1,762,496   5/10/2005      1,084,103      1,653,066          568,963           1,046,779          16,464
   60     12/31/2004        829,879   6/30/2005        925,849      2,128,248        1,202,399             878,599          47,250
-----------------------------------------------------------------------------------------------------------------------------------
   61                                                1,432,209      1,842,104          409,895           1,316,754          24,565
   62     12/31/2004      1,184,346   5/31/2005        880,411      1,201,340          320,928             853,161          27,250
   63                                                1,142,750      1,771,043          628,293           1,092,639          18,814
   64                                                1,099,474      1,461,013          361,539           1,033,124          41,218
   65     12/31/2004      1,007,200   5/31/2005        969,439      1,434,891          465,451             900,612          25,475
-----------------------------------------------------------------------------------------------------------------------------------
   66                                                  991,145      1,202,820          211,675             970,421           4,944
   67     12/31/2003      1,347,271  12/31/2004      1,169,092      1,929,875          760,783             971,815          35,729
  67-a
  67-b
   68     12/31/2004        954,767   6/30/2005        945,591      1,553,934          608,343             892,591          53,000
-----------------------------------------------------------------------------------------------------------------------------------
   69                                                1,067,230      1,541,640          474,410             995,756          14,294
  69-a
  69-b
  69-c
   70                                                  924,273      1,220,462          296,188             912,673          11,600
-----------------------------------------------------------------------------------------------------------------------------------
   71                                                  926,734      1,356,749          430,015             841,742          12,453
   72                                                1,013,722      1,369,538          355,816             982,100           3,768
   73     12/31/2004      1,294,760   5/31/2005      1,265,893      3,117,210        1,851,317           1,141,204         124,688
   74     12/31/2004        744,396   5/31/2005        801,340        826,124           24,784             801,340
   75                                                  954,348        954,348                              954,348
-----------------------------------------------------------------------------------------------------------------------------------
  75-a                                                 103,500        103,500                              103,500
  75-b                                                  99,600         99,600                               99,600
  75-c                                                  94,608         94,608                               94,608
  75-d                                                  90,000         90,000                               90,000
  75-e                                                  93,240         93,240                               93,240
-----------------------------------------------------------------------------------------------------------------------------------
  75-f                                                  86,400         86,400                               86,400
  75-g                                                  85,800         85,800                               85,800
  75-h                                                  78,000         78,000                               78,000
  75-i                                                  79,200         79,200                               79,200
  75-j                                                  66,000         66,000                               66,000
-----------------------------------------------------------------------------------------------------------------------------------
  75-k                                                  78,000         78,000                               78,000
   76                                                1,281,661      1,620,431          338,770           1,143,347          29,400
   77     12/31/2004        779,212   6/30/2005        753,160      1,364,119          610,959             699,940          53,220
   78                                                  980,769      1,281,286          300,517             941,187          11,470
   79     12/31/2004        805,248   3/31/2005        758,309      1,109,740          351,431             704,889          20,057
-----------------------------------------------------------------------------------------------------------------------------------
   80     12/31/2003        758,286  12/31/2004        773,741      1,210,055          436,313             719,703          28,120
   81     12/31/2003        775,670  12/31/2004        760,664      1,164,958          404,294             734,188          26,477
   82     12/31/2004        995,079   5/31/2005      1,015,010      2,794,274        1,779,264             903,239         111,771
   83     12/31/2004        629,510   4/30/2005        616,172        949,515          333,343             590,807          25,365
  83-a
-----------------------------------------------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
-----------------------------------------------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84                                                  717,051        746,928           29,877             658,482          20,082
-----------------------------------------------------------------------------------------------------------------------------------
   85     12/31/2003        404,477  12/31/2004        888,171      1,124,301          236,130             782,877          18,036
   86     12/31/2004        613,589   6/30/2005        614,002      1,147,763          533,762             588,002          26,000
   87                                                  951,227      1,446,215          494,988             837,954          85,977
  87-a
  87-b
-----------------------------------------------------------------------------------------------------------------------------------
  87-c
   88      6/30/2005        659,429   6/30/2005        640,112        981,927          341,815             624,862          15,250
   89                       514,248   5/31/2005        722,474      1,114,743          392,270             680,240           7,215
   90                                                  660,657        841,225          180,568             647,657          13,000
   91     12/31/2003      1,048,499  12/31/2004        839,472      1,520,804          681,332             737,547          21,000
-----------------------------------------------------------------------------------------------------------------------------------
   92     12/31/2003        757,279  12/31/2004        776,437      1,024,268          247,831             722,022          16,502
   93                                                  655,546      1,009,047          353,501             626,480           8,410
   94     12/31/2003        895,440  12/31/2004        974,217      1,349,343          375,127             903,567          12,837
   95     12/31/2003        577,632   5/31/2005        628,604        975,160          346,556             567,552          11,749
   96     12/31/2003        736,615  12/31/2004        674,864        947,891          273,027             567,886          20,839
-----------------------------------------------------------------------------------------------------------------------------------
   97                       245,427  12/31/2004        552,703        569,796           17,094             545,315           7,388
   98     12/31/2004        516,290   5/31/2005        504,372        924,348          419,976             478,452          25,920
   99     12/31/2003        619,454  12/31/2004        586,565        868,829          282,264             553,676          13,641
  100     12/31/2003      1,113,817  12/31/2004        938,741      1,439,548          500,808             828,712          40,591
  101     12/31/2003        782,166  12/31/2004        648,882      1,074,659          425,777             619,998          15,582
-----------------------------------------------------------------------------------------------------------------------------------
  102     12/31/2003        594,194  12/31/2004        561,903        714,149          152,246             548,261           3,635
  103     12/31/2003        431,085  12/31/2004        465,804        844,645          378,842             443,804          22,000
  104     12/31/2003        483,176  12/31/2004        598,804        732,546          133,742             536,147          18,740
  105     12/31/2004        447,864   6/30/2005        556,387        925,163          368,776             544,797          11,590
  106     12/31/2004        789,656   4/30/2005        757,172      1,142,230          385,058             608,148          31,359
-----------------------------------------------------------------------------------------------------------------------------------
  107     12/31/2003        533,831  12/31/2004        602,137        921,222          319,085             563,003          14,209
  108                                                  498,445        678,253          179,808             465,383           4,312
  109                                                  598,985        751,135          152,150             579,464           3,636
  110                       411,492  12/31/2004        481,644        695,424          213,780             449,777           5,202
  111     12/31/2003        552,832  12/31/2004        551,785        747,939          196,154             513,271           6,000
-----------------------------------------------------------------------------------------------------------------------------------
  112     12/31/2004        692,443   3/31/2005        712,459        930,142          217,683             646,984          20,018
  113     12/31/2003        595,316  12/31/2004        564,849        699,750          134,901             515,529          18,360
  114                                                  490,602        562,888           72,286             472,829           2,133
  115                                                1,102,751      1,285,114          182,363           1,060,656           4,831
  116                                                  446,898        574,237          127,339             413,778           9,600
-----------------------------------------------------------------------------------------------------------------------------------
  117     12/31/2004        531,575   3/31/2005        508,148        877,551          369,403             449,618          19,350
  118     12/31/2004        470,484   5/31/2005        516,542      1,018,959          502,417             452,008               9
  119     12/31/2003        511,244  12/31/2004        491,802        610,801          118,999             460,538           6,835
  120     12/31/2003        454,655  12/31/2004        481,808        733,942          252,134             444,993           8,911
  121     12/31/2004        542,567   6/30/2005        544,471        837,938          293,468             466,759          22,232
-----------------------------------------------------------------------------------------------------------------------------------
  122     12/31/2003        598,734  12/31/2004        573,183        711,816          138,633             549,967           4,928
  123      6/30/2005        387,322   6/30/2005        525,484        916,516          390,932             442,233          13,252
  124                                                  459,703        464,346            4,643             459,703
  125     12/31/2004        543,576   3/31/2005        539,772        928,748          388,976             484,058          13,019
  126     12/31/2004        619,385   3/31/2005        621,069      1,931,108        1,310,039             543,825          77,244
-----------------------------------------------------------------------------------------------------------------------------------
  127     12/31/2003        654,460  12/31/2004        699,559      1,398,349          698,790             668,559          31,000
  128     12/31/2003        199,094  12/31/2004        792,599      1,207,961          415,361             724,154          42,784
  129                       635,022  12/31/2004        625,576        766,397          140,821             603,519           5,672
  130     12/31/2003        501,171  12/31/2004        477,305        705,813          228,508             430,142          15,568
  131      2/28/2005        495,450   2/28/2005        455,065      1,002,013          546,948             425,058          30,007
-----------------------------------------------------------------------------------------------------------------------------------
  132                                                  447,066        667,229          220,163             419,922           8,370
  133                                                  563,395        762,593          199,198             526,590           8,244
  134                                                  497,473        698,326          200,853             468,676           6,486
  135                                                  407,351        640,167          232,816             383,112           5,559
  136     12/31/2003        261,452  12/31/2004        584,842        907,384          322,542             565,069          19,773
-----------------------------------------------------------------------------------------------------------------------------------
  137                                                  387,303        483,765           96,462             367,900           8,883
  138                                                  445,237        711,157          265,920             396,797          16,440
  139                       425,639  12/31/2004        404,600        515,471          110,871             379,292           5,111
  140                       355,092   3/31/2005        393,812        693,779          299,967             344,846           9,064
  141     12/31/2003        788,282  12/31/2004        598,238        913,506          315,268             508,775          23,107
-----------------------------------------------------------------------------------------------------------------------------------
  142     12/31/2003        622,118  12/31/2004        613,967        817,441          203,474             570,748           7,393
  143     12/31/2004        491,176   3/31/2005        444,300        577,047          132,746             400,611          20,614
  144     12/31/2003        504,148  12/31/2004        379,844        942,257          562,413             324,929          12,948
  145     12/31/2004        363,314   5/31/2005        333,464        630,610          297,146             313,944          19,520
  146                                                  442,604        665,592          222,988             432,126           3,514
-----------------------------------------------------------------------------------------------------------------------------------
  147                                                  343,152        353,765           10,613             343,152
  148     12/31/2002        347,559   4/30/2005        350,955        595,756          244,801             310,383          40,572
  149                                                  323,113        333,106            9,993             323,113
  150                                                  440,255        449,240            8,985             440,255
  151     12/31/2004        282,398   5/31/2005        280,187        473,337          193,150             265,187          15,000
-----------------------------------------------------------------------------------------------------------------------------------
  152                       129,877  12/31/2004        325,812        468,382          142,570             300,667           3,319
  153                                                  350,613        453,644          103,031             323,549          15,977
  154                                                  303,260        507,578          204,318             291,660          11,600
  155     12/31/2003        337,547  12/31/2004        315,389        525,750          210,361             287,411           7,077
  156                                                  303,538        380,760           77,222             291,476           3,000
-----------------------------------------------------------------------------------------------------------------------------------
  157                                                  291,240        300,248            9,007             283,529           3,189
  158     12/31/2003        510,966  12/31/2004        513,875        529,768           15,893             443,279          17,135
  159                                                  319,526        464,298          144,772             309,926           9,600
  160     12/31/2003        249,897  12/31/2004        269,479        362,133           92,654             252,224           3,126
  161                                                  342,490        483,894          141,404             316,684           3,465
-----------------------------------------------------------------------------------------------------------------------------------
  162     12/31/2003        282,712  12/31/2004        306,093        776,893          470,799             257,853          48,240
  163                                                  428,865        510,708           81,843             392,745          12,040
  164     12/31/2003        289,535  12/31/2004        321,306        636,924          315,618             276,431          44,875
  165                                                  302,953        420,523          117,570             300,860           2,093
  166     12/31/2004        317,582   2/28/2005        280,263        431,194          150,931             259,043           4,502
-----------------------------------------------------------------------------------------------------------------------------------
  167                                                  250,602        258,353            7,751             244,483           2,434
  168                                                  263,781        322,388           58,607             251,369           6,373
  169                                                  201,707        249,478           47,771             199,577           2,130
 169-a                                                 103,501        131,598           28,097             102,389           1,112
 169-b                                                  98,206        117,879           19,674              97,188           1,018
-----------------------------------------------------------------------------------------------------------------------------------
  170                                                  248,807        329,085           80,278             219,824          13,365
  171                                                  243,829        251,370            7,541             234,471           4,413
  172     12/31/2003        230,908  12/31/2004        257,331        357,327           99,996             226,045           8,515
  173                                                  231,579        302,099           70,520             220,610           1,499
  174                                                  237,056        244,388            7,332             230,962           2,486
-----------------------------------------------------------------------------------------------------------------------------------
  175     12/31/2004        231,003   3/31/2005        238,733        383,420          144,687             231,857           6,876
  176                                                  284,877        481,260          196,383             278,477           6,400
  177     12/31/2003        171,901  12/31/2004        205,780        277,077           71,297             185,922           2,154
  178                       184,534  12/31/2004        239,830        351,200          111,370             218,870           5,824
  179                                                  244,324        317,086           72,762             237,230           1,059
-----------------------------------------------------------------------------------------------------------------------------------
  180                                                  175,028        181,365            6,337             174,117             911
  181     12/31/2004        211,475   3/31/2005        210,703        344,176          133,473             189,719           3,676
  182     12/31/2003                                   208,165        427,141          218,976             178,501          29,664
  183     12/31/2004        184,344   6/29/2005        187,836        340,775          152,939             172,236          15,600
  184                                                  223,485        285,854           62,369             211,005           1,839
-----------------------------------------------------------------------------------------------------------------------------------
  185     12/31/2003        199,616  12/31/2004        193,545        272,464           78,919             186,786           6,759
  186                                                  163,687        236,253           72,566             158,887           4,800
  187     12/31/2004        156,986   5/31/2005        164,076        224,934           60,858             146,218           3,788
  188                                                  169,092        222,843           53,751             158,169           1,485
  189     12/31/2004        268,104   2/28/2005        254,470        523,573          269,103             249,071           5,399
-----------------------------------------------------------------------------------------------------------------------------------
  190     12/31/2003        419,368  12/31/2004        356,976        544,884          187,908             311,845          10,497
  191     12/31/2003        204,406  12/31/2004        208,065        293,439           85,374             180,611          11,264
  192                                                  109,653        142,950           33,297             108,487           1,166
  193                                                  159,265        205,840           46,575             154,708             598
  194     12/31/2003        166,612  12/31/2004        138,475        205,074           66,599             132,298           6,177
-----------------------------------------------------------------------------------------------------------------------------------
  195                                                  110,320        142,675           32,355             104,781           1,965
  196     12/31/2003        137,113  12/31/2004        175,257        247,839           72,581             168,604           2,508
  197                                                  112,436        140,446           28,010             107,886           1,050
  198                                                  105,301        135,395           30,094              93,284           6,940
  199                                                   55,229         78,328           23,099              52,219           1,092
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          LEASE
   ID    LARGEST TENANT (8)                                                      SF     EXPIRATION
-------------------------------------------------------------------------------------------------------

   1
   2     AMC Theatre                                                         78,000     12/31/2021
   3     Boston Medical Health Plan, Inc.                                    43,750     10/31/2006
   4     Troutman Sanders, LLP                                              142,128     4/30/2021
   5
-------------------------------------------------------------------------------------------------------
   6     Safeway                                                             37,651     2/28/2007
   7
   8     Sports Authority                                                    40,029     1/31/2016
   9     Pacific Theater                                                    129,043     5/31/2017
   10    Shop Rite                                                           60,400     6/30/2019
-------------------------------------------------------------------------------------------------------
   11    Publix                                                              54,340      2/5/2025
   12    K Mart                                                             103,672     5/31/2027
   13    Arthur Gallagher & Co.                                              21,615     12/31/2007
   14
   15    Whyte Hirschboeck Dudek S.C.                                        74,457     11/30/2015
-------------------------------------------------------------------------------------------------------
   16
   17
   18
   19
   20
-------------------------------------------------------------------------------------------------------
   21
   22
  22-a
  22-b
  22-c
-------------------------------------------------------------------------------------------------------
  22-d
  22-e
   23    ShopRite (LML)                                                      70,400     10/31/2022
   24
   25    NYC Department of Mental Health                                     76,254     1/31/2009
-------------------------------------------------------------------------------------------------------
   26    H K Super Market                                                    15,750     12/31/2008
   27    Raley's                                                             66,496     1/27/2023
   28
   29    Federal Bureau of Investigation                                     93,095     5/31/2008
   30    Academy Sports                                                      62,776     5/31/2019
-------------------------------------------------------------------------------------------------------
   31    Party City                                                          11,316     4/30/2009
   32    Sancturary, A Salon                                                  6,700     3/31/2008
   33
   34    Stop and Shop                                                       55,800     6/30/2026
   35
-------------------------------------------------------------------------------------------------------
   36    The TJX Companies, Inc.                                             32,249     10/31/2013
   37    The Center Club                                                     13,289     8/31/2008
   38
   39
   40
-------------------------------------------------------------------------------------------------------
   41    Congregation Beth Shalom                                            19,532     11/30/2014
   42    Integic Corporation                                                130,265     9/30/2012
   43    US Post Office                                                      23,127     9/30/2009
   44    Walgreen's Co.                                                      13,650     6/30/2064
   45
-------------------------------------------------------------------------------------------------------
   46    Amscot Corporation                                                  32,993     7/31/2009
   47    Univeristy of Southern California                                   57,280     12/31/2009
   48    Pathmark Stores                                                     48,760     6/30/2010
   49
   50
-------------------------------------------------------------------------------------------------------
   51    Cox Media                                                           21,816     12/31/2012
   52
   53    Seaman Furniture Company, Inc.                                      36,655     7/31/2015
   54    Walgreen Co.                                                        14,560     9/30/2079
   55
-------------------------------------------------------------------------------------------------------
   56    Conwal                                                              15,600     5/31/2007
   57    Acme                                                                57,560     8/31/2023
   58    Any Mountain Ltd.                                                   19,867     3/31/2011
   59    A&P Supermarket                                                     52,031     1/31/2016
   60
-------------------------------------------------------------------------------------------------------
   61    AAR Corp.                                                          245,650     5/31/2020
   62
   63    Big Lots                                                            34,076     1/31/2015
   64    Publix Super Markets, Inc.                                          56,000     6/22/2008
   65    Kmart                                                               86,479     4/30/2015
-------------------------------------------------------------------------------------------------------
   66    CVS EGL North 16th AZ, L.L.C.                                       13,813     10/26/2023
   67
  67-a   Ball Aerospace & Technologies                                       59,542     2/28/2010
  67-b   AT&T Global Solutions                                               20,616     1/31/2008
   68
-------------------------------------------------------------------------------------------------------
   69
  69-a   Embassy Theater                                                     50,086     2/28/2025
  69-b   Los Cucos                                                            7,800     1/14/2007
  69-c   Opah Greek Cafe                                                      3,016     5/31/2010
   70
-------------------------------------------------------------------------------------------------------
   71    Indiana Heart Physicians, Inc.                                      62,265     6/30/2020
   72    Sav On                                                              16,496     3/31/2030
   73
   74    Route 37 L.T., Inc.                                                 33,012     1/31/2018
   75
-------------------------------------------------------------------------------------------------------
  75-a   7-Eleven Inc.                                                        3,000     9/30/2017
  75-b   7-Eleven Inc.                                                        3,045     2/28/2023
  75-c   7-Eleven Inc.                                                        2,970     11/30/2021
  75-d   7-Eleven Inc.                                                        2,960     11/30/2021
  75-e   7-Eleven Inc.                                                        3,430     11/30/2018
-------------------------------------------------------------------------------------------------------
  75-f   7-Eleven Inc.                                                        3,000     2/28/2026
  75-g   7-Eleven Inc.                                                        2,360     3/31/2020
  75-h   7-Eleven Inc.                                                        3,470     8/31/2019
  75-i   7-Eleven Inc.                                                        2,080     7/31/2018
  75-j   7-Eleven Inc.                                                        3,000     10/31/2019
-------------------------------------------------------------------------------------------------------
  75-k   7-Eleven Inc.                                                        3,000     11/30/2021
   76    ACMI Corporation                                                   100,000     12/31/2009
   77
   78    Richard-Allen Scientific Corporation                               114,700     2/28/2017
   79    Kroger                                                              57,392     5/31/2016
-------------------------------------------------------------------------------------------------------
   80    Dollar Peace                                                         8,400     3/31/2018
   81
   82
   83
  83-a
-------------------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
-------------------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84    Burlington Coat Factory                                             80,880     1/31/2015
-------------------------------------------------------------------------------------------------------
   85    Weis Markets, Inc.                                                  54,298     8/31/2019
   86
   87
  87-a   SportRack, LLC                                                     108,550     11/30/2023
  87-b   SportRack, LLC                                                     108,023     11/30/2023
-------------------------------------------------------------------------------------------------------
  87-c   SportRack, LLC                                                      78,310     11/30/2023
   88
   89    Care New England Medical Group                                      10,829      8/4/2014
   90
   91    Peckar & Abramson, P.C.                                             35,000     12/31/2018
-------------------------------------------------------------------------------------------------------
   92    The Noell Design Group (3)                                          17,600     4/30/2007
   93    Denver Spine Center                                                  9,337      2/3/2015
   94    Somerset Farm Market                                                 8,999     11/30/2023
   95    Venbrook Insurance                                                  13,377     7/31/2007
   96    McBride Electric, Inc.                                              11,899     4/30/2010
-------------------------------------------------------------------------------------------------------
   97    Borders Books                                                       26,038     1/31/2018
   98
   99    Publix Super Market                                                 42,112     11/4/2012
  100    Weis Markets                                                        60,029     10/31/2010
  101    Osteotech                                                           43,750     10/31/2008
-------------------------------------------------------------------------------------------------------
  102    Cingular Wireless                                                    8,600     7/30/2009
  103
  104    GDR Inter-Tech (5030 Building)                                      35,500     7/31/2017
  105
  106    KEDT Channel 16                                                     13,958     2/28/2006
-------------------------------------------------------------------------------------------------------
  107    Conn's                                                              26,650     11/30/2010
  108    Resurgens, P.C.                                                     28,750     3/10/2019
  109    Blockbuster, Inc.                                                    6,035     12/31/2018
  110    Family Dollar Stores, Inc.                                           8,400     12/31/2009
  111    Dave & Busters I, LP                                                40,000     12/31/2019
-------------------------------------------------------------------------------------------------------
  112    Office Depot                                                        25,000     3/31/2010
  113    Durabox Ram                                                         31,200     2/28/2008
  114    New England Audio                                                    9,500     1/31/2019
  115    The Container Store                                                 30,436     1/31/2016
  116    RIS Paper Company, Inc.                                             96,000     7/31/2014
-------------------------------------------------------------------------------------------------------
  117    Catholic Charities                                                   7,640     12/31/2006
  118    Sorores, Inc.                                                       10,393     7/31/2007
  119    Antonelli College                                                   22,450     2/28/2011
  120    Silver Dollar Casino                                                19,436     4/30/2012
  121    Kmart                                                              108,066     7/31/2011
-------------------------------------------------------------------------------------------------------
  122    Washington Mutual                                                    4,550     3/11/2008
  123    GIOVANETTI & ASSOCIATES                                             16,344     9/30/2012
  124    The Tamarkin Company                                                56,160     9/30/2026
  125    Walgreens                                                           16,000     9/30/2022
  126
-------------------------------------------------------------------------------------------------------
  127
  128    RPM Warehousing, Inc.                                              166,758     6/30/2007
  129    Women's Sauna                                                        7,900     9/30/2010
  130    Storehouse, Inc.                                                    12,610     8/31/2006
  131
-------------------------------------------------------------------------------------------------------
  132    Paragon Industries (dba Bedrosian Tile & Marble)                    55,800        MTM
  133    Children's Hospital Medical Center                                  23,190     6/30/2014
  134    Buffalo Wild Wings Bar and Grill                                     6,000     9/14/2008
  135    Medical Colleagues                                                  13,459     4/30/2025
  136    Outlet Marketplace                                                  99,820     7/31/2015
-------------------------------------------------------------------------------------------------------
  137    Chiquita Brands Company, NA                                         98,700     10/14/2013
  138    Focus Products Group, LLC                                          160,000     3/31/2015
  139    Michaels Stores, Inc.                                               24,128     2/28/2010
  140    Magan Medical Clinic                                                 5,660     2/28/2015
  141    MCI Telecommunications Corporation                                  62,452     8/31/2010
-------------------------------------------------------------------------------------------------------
  142    China Garden                                                         4,260     2/28/2008
  143    Kroger                                                              49,347     3/31/2008
  144    TICOR Title Company of California                                   15,502     4/30/2010
  145
  146    Kirkland's                                                           5,000     1/31/2015
-------------------------------------------------------------------------------------------------------
  147    CVS EGL Bradenton FL, L.L.C.                                        10,908     11/2/2024
  148
  149    CVS Pharmacy, Inc.                                                  13,013     1/31/2031
  150    Regency Realty Group, Inc.                                         438,039     3/31/2050
  151
-------------------------------------------------------------------------------------------------------
  152    C-21 Real Estate / Southwest Mortgage Funding / Fidelity National    7,750     4/30/2018
  153    Elkay West Corporation                                             106,512     5/31/2015
  154
  155    Paragon Advisors                                                     6,901     9/30/2012
  156    Best Buy Stores, LP                                                 20,000     1/31/2016
-------------------------------------------------------------------------------------------------------
  157    Thrifty Payless, Inc.                                               21,683     7/31/2025
  158    BJ's Wholesale Club                                                114,234     8/31/2015
  159
  160    Morrissey Insurance                                                  4,688     6/30/2006
  161    Infinity MRI                                                         4,900     12/15/2009
-------------------------------------------------------------------------------------------------------
  162
  163    TW-Fitting, NA, LLC                                                 60,200     12/31/2012
  164
  165    Walgreens Co.                                                       13,956     7/31/2059
  166    Evanston Hospital Regional Corporation                              15,361     3/31/2017
-------------------------------------------------------------------------------------------------------
  167    Thrifty Payless, Inc.                                               16,747     7/31/2025
  168    California Design Center                                            18,210     6/19/2015
  169
 169-a   AutoZone - Houston                                                   7,414     1/29/2020
 169-b   Auto Zone - Porter                                                   6,786     12/29/2019
-------------------------------------------------------------------------------------------------------
  170    Amersham Corp. dba Terry Hinge and Hardware                         49,499     3/31/2010
  171    Thrifty Payless, Inc.                                               30,138     7/31/2025
  172    A to Z Liquidator                                                   12,500     6/30/2008
  173    Wings N Things (Taj Foods)                                           2,418     4/30/2012
  174    Thrifty Payless, Inc.                                               16,670     7/31/2025
-------------------------------------------------------------------------------------------------------
  175
  176
  177    Tots Unlimited                                                       5,910     12/31/2011
  178    Yak Soo Church/Kwant J. Chang                                        3,300     9/30/2006
  179    Fidelity Investor Center                                             7,062     2/28/2012
-------------------------------------------------------------------------------------------------------
  180    Ruby Tuesday (ground lease)                                         77,537     1/31/2026
  181    Fashion Bug                                                          8,280     1/31/2006
  182
  183
  184    China Sun Buffet                                                     4,500     5/31/2014
-------------------------------------------------------------------------------------------------------
  185
  186
  187    Dollar Tree                                                          4,560     3/31/2006
  188    Moe's Southwest Grill                                                2,610     10/31/2008
  189
-------------------------------------------------------------------------------------------------------
  190    CiCi's Pizza                                                         5,500     12/22/2013
  191    Ottley Floor Company, Inc.                                           7,688     2/28/2008
  192    AutoZone                                                             7,773     1/31/2019
  193    Bank United                                                          4,000     4/24/2015
  194
-------------------------------------------------------------------------------------------------------
  195    Hardware Suppliers of A                                             17,870     5/31/2020
  196    Eatons                                                               3,389     5/31/2010
  197    Advanced Stores Company, Inc                                         7,000     4/30/2020
  198    Phase 3 Media                                                       24,786      8/7/2020
  199    Family Dollar                                                        7,281     6/30/2015
-------------------------------------------------------------------------------------------------------

                                                                               LEASE
   ID    2ND LARGEST TENANT (8)                                    SF       EXPIRATION
----------------------------------------------------------------------------------------------

   1
   2     Bassett Furniture                                     60,000        8/31/2010
   3     The Robert Allen Group, Inc.                          39,210        6/30/2011
   4     Harris Williams & Co.                                 27,418        5/31/2012
   5
----------------------------------------------------------------------------------------------
   6     Longs Drug Store                                      24,113        2/28/2007
   7
   8     Circuit City Stores, Inc.                             33,893        2/10/2020
   9     24 Hour Fitness                                       50,000        8/20/2017
   10    Office Max North America, Inc.                        30,606        6/30/2008
----------------------------------------------------------------------------------------------
   11    Total Wine & More                                     15,271        1/31/2016
   12    Super Stop & Shop                                     66,078       10/31/2021
   13    Abitibi Consolidated                                  21,548       12/31/2011
   14
   15    Deloitte & Touche USA, LLP                            70,692        7/31/2014
----------------------------------------------------------------------------------------------
   16
   17
   18
   19
   20
----------------------------------------------------------------------------------------------
   21
   22
  22-a
  22-b
  22-c
----------------------------------------------------------------------------------------------
  22-d
  22-e
   23    Mandee                                                 8,000        1/31/2007
   24
   25    NCMC Broadway, Inc.                                   13,600        6/30/2007
----------------------------------------------------------------------------------------------
   26    Hammi Bank                                             7,000       12/31/2010
   27    ERA Excel Realty                                       7,677        7/14/2007
   28
   29    Theradoc, Inc.                                        20,420        5/30/2008
   30    Guitar Center                                          9,410        5/1/2015
----------------------------------------------------------------------------------------------
   31    Pier One Imports                                       9,541        1/31/2007
   32    Paper Place                                            4,200        9/30/2007
   33
   34    Dollar Tree                                            9,951        8/31/2010
   35
----------------------------------------------------------------------------------------------
   36    Homegoods, Inc.                                       30,000        9/30/2013
   37    Newtowns Farmers Market                               13,132        5/31/2007
   38
   39
   40
----------------------------------------------------------------------------------------------
   41    David's Bridal Wearhouse                              10,000        4/30/2006
   42
   43    Nomura Holding                                        11,168        3/31/2007
   44    Lady of America Spa                                    6,146        2/28/2010
   45
----------------------------------------------------------------------------------------------
   46    US Home                                               16,725        1/31/2010
   47    Marcia J. Glenn, MD                                    5,133        5/31/2010
   48    Hollywood Entertainment                                6,321        6/30/2010
   49
   50
----------------------------------------------------------------------------------------------
   51    NAI Horizon                                           14,069        3/31/2015
   52
   53    Golfsmith NU, LLC                                     11,000        1/31/2015
   54    Latin American Cafe                                    5,387        6/1/2015
   55
----------------------------------------------------------------------------------------------
   56    Native American Services                               7,676       12/31/2006
   57    Spanky's Liquor                                        7,200       12/31/2008
   58    Book Passaage                                         12,644        3/31/2015
   59    Washington Mutual Bank                                 4,800        2/28/2010
   60
----------------------------------------------------------------------------------------------
   61
   62
   63    Ross Stores                                           30,047        1/31/2013
   64    Timescape Resorts, LLC                                 7,251        9/30/2009
   65    Publix                                                42,112        3/28/2010
----------------------------------------------------------------------------------------------
   66    Encore Massage, Inc.                                   3,055        2/14/2010
   67
  67-a
  67-b   Lockheed Martin                                       19,046        6/30/2007
   68
----------------------------------------------------------------------------------------------
   69
  69-a
  69-b   Falls Steakhouse                                       4,640        3/31/2010
  69-c   U Build It                                             1,884        8/31/2010
   70
----------------------------------------------------------------------------------------------
   71
   72    Chan Daretta                                           2,686        6/30/2015
   73
   74
   75
----------------------------------------------------------------------------------------------
  75-a
  75-b
  75-c
  75-d
  75-e
----------------------------------------------------------------------------------------------
  75-f
  75-g
  75-h
  75-i
  75-j
----------------------------------------------------------------------------------------------
  75-k
   76    BKM Enterprises, Inc.                                 47,000       12/31/2005
   77
   78
   79    Damman Hardware                                       15,814       11/30/2009
----------------------------------------------------------------------------------------------
   80    Davita                                                 7,700        3/31/2006
   81
   82
   83
  83-a
----------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
----------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84    Boot Town                                             53,000       12/31/2010
----------------------------------------------------------------------------------------------
   85    Ace Hardware                                          21,140        6/30/2015
   86
   87
  87-a
  87-b
----------------------------------------------------------------------------------------------
  87-c
   88
   89    Sylvan Learning Center                                 3,075        8/31/2008
   90
   91    Real Estate Mortgage Network                          14,463       11/30/2007
----------------------------------------------------------------------------------------------
   92    Race (2)                                              10,340        4/1/2007
   93    Rocky Mountain Neurosurgical                           6,402        1/1/2015
   94    Homecare America                                       7,650        3/31/2008
   95    Button Buddies, Exak Time                              5,600        6/30/2009
   96    Webster University                                     6,757       12/31/2006
----------------------------------------------------------------------------------------------
   97    Cost Plus World Market                                23,212        8/1/2016
   98
   99    Walgreens Drug                                        13,500        7/31/2042
  100    Honesdale Cinema 6                                    18,000        6/30/2007
  101    Programmer's Paradise                                 25,250       10/31/2008
----------------------------------------------------------------------------------------------
  102    ICI Paints of North America                            4,900        3/1/2006
  103
  104    Federal Express (5010 Building)                       34,200       12/31/2009
  105
  106    The Believers Fellowship                               6,328       12/31/2005
----------------------------------------------------------------------------------------------
  107    Hollywood Video #043-334                               9,690        2/28/2009
  108
  109    Sleep America, Inc.                                    4,817        11/5/2015
  110    Bank of America                                        4,200        3/31/2008
  111
----------------------------------------------------------------------------------------------
  112    MacFrugals (Big Lots)                                 16,900       10/31/2005
  113    Victory Packaging                                     30,000        9/14/2007
  114    Mattress Pro of Nevada, LL                             3,000        6/30/2013
  115    SHAMA, Inc (dba Ben & Jerry's)                         1,769        11/6/2007
  116
----------------------------------------------------------------------------------------------
  117    Shore Heart Group                                      3,960        1/31/2015
  118    Dong Young Chang                                       4,062        6/30/2006
  119    PC Warehouse                                           8,262       11/30/2008
  120    Regina Celeste Salon                                   3,734           MTM
  121    Naked Furniture                                       10,710        1/31/2006
----------------------------------------------------------------------------------------------
  122    Cingular Wireless                                      3,200       10/31/2007
  123    Northwestern Human Services                           12,790       12/31/2010
  124
  125    All About Pets                                         5,584        8/31/2010
  126
----------------------------------------------------------------------------------------------
  127
  128    Legend Warehouse & Trucking                           35,000        1/31/2007
  129    Tinga, Tinga  Kar-o-ke                                 5,404       10/30/2007
  130    Jo-Ann Fabrics                                        12,125        6/30/2010
  131
----------------------------------------------------------------------------------------------
  132
  133    Patient First Physicians Group                        16,079        7/31/2015
  134    Interiors by Christine                                 3,392       11/30/2007
  135    Dr. Corovessis                                         2,977        5/22/2015
  136    Giant Eagle                                           47,000        2/28/2008
----------------------------------------------------------------------------------------------
  137
  138
  139    David's Bridal, Inc.                                   9,946        9/30/2011
  140    Dr. John Bonagofsky, Jr.                               3,297        5/31/2007
  141
----------------------------------------------------------------------------------------------
  142    Kwang Soon Kim                                         2,532        7/31/2014
  143    Eagle's Tavern                                         2,500        2/28/2009
  144    First Horizon Home Loan Corpor                        14,975        6/30/2010
  145
  146    Talbots                                                4,200        1/31/2015
----------------------------------------------------------------------------------------------
  147
  148
  149
  150
  151
----------------------------------------------------------------------------------------------
  152    Pizza & Wings                                          2,640        8/30/2008
  153
  154
  155    Mainsail                                               6,901        3/31/2012
  156
----------------------------------------------------------------------------------------------
  157
  158
  159
  160    Trent Law Offices                                      3,891        6/30/2006
  161    Coldwell Banker United Realtors                        4,900        7/15/2009
----------------------------------------------------------------------------------------------
  162
  163    Synchronous Industrial Services, Inc.                 60,200       10/31/2015
  164
  165
  166    Anthony Horan, M.D.                                    1,700        5/31/2007
----------------------------------------------------------------------------------------------
  167
  168
  169
 169-a
 169-b
----------------------------------------------------------------------------------------------
  170
  171
  172    Walnut Hill Paint                                     10,039        2/28/2007
  173    Cingular Wireless                                      2,380        8/31/2010
  174
----------------------------------------------------------------------------------------------
  175
  176
  177    Gamers Zone                                            2,148        1/31/2007
  178    A Plus Dental                                          1,796        3/31/2006
  179
----------------------------------------------------------------------------------------------
  180    Arby's (ground lease)                                 30,928        3/15/2025
  181    Dollar Tree                                            5,175        8/31/2009
  182
  183
  184    America's Mattress                                     3,290        6/30/2009
----------------------------------------------------------------------------------------------
  185
  186
  187    Cato                                                   4,160        1/31/2007
  188    Ultra Tan                                              1,758       11/29/2009
  189
----------------------------------------------------------------------------------------------
  190    A-Town Sports                                          4,225        3/31/2007
  191    Rolling Stones                                         4,733        1/31/2006
  192
  193
  194
----------------------------------------------------------------------------------------------
  195
  196    Starbucks                                              2,640        6/30/2010
  197
  198
  199
----------------------------------------------------------------------------------------------

                                                                                 LEASE            PERCENT           LEASED
   ID    3RD LARGEST TENANT (8)                                          SF    EXPIRATION          LEASED       AS-OF DATE
---------------------------------------------------------------------------------------------------------------------------

   1                                                                                                92.1%         6/1/2005
   2     Jo-Ann Etc.                                                 46,535    1/31/2010            93.0%        3/31/2005
   3     Baker Knapp & Tubbs, Inc.                                   22,636    7/31/2013            94.0%        5/11/2005
   4     Thomas Rutherfoord, Inc                                     27,418    5/31/2015            80.9%        7/29/2005
   5                                                                                                74.6%        7/31/2005
---------------------------------------------------------------------------------------------------------------------------
   6     E&O Trading Co.                                              8,573    12/31/2020           95.0%         7/8/2005
   7                                                                                                50.3%        7/14/2005
   8     Marshall's of MA, Inc.                                      33,192    4/30/2015            98.0%        8/24/2005
   9     Kitchen Academy                                             19,730    6/30/2015            95.7%         8/1/2005
   10    Linen N' Things, Inc.                                       30,096    6/30/2008           100.0%        8/16/2005
---------------------------------------------------------------------------------------------------------------------------
   11    Boater's World                                              14,978    7/26/2015            80.3%         8/1/2005
   12    A.J. Wright                                                 23,696    3/31/2012           100.0%        6/17/2005
   13    Informa Solutions                                           17,203    7/31/2020            91.7%        7/19/2005
   14                                                                                               54.8%        6/30/2005
   15    Executive Director, Inc.                                    30,004    4/30/2014            97.6%         8/1/2005
---------------------------------------------------------------------------------------------------------------------------
   16                                                                                               69.0%        5/31/2005
   17                                                                                               81.2%        5/31/2005
   18                                                                                               73.8%        5/31/2005
   19                                                                                               65.1%        4/30/2005
   20                                                                                               61.9%        4/30/2005
---------------------------------------------------------------------------------------------------------------------------
   21                                                                                               67.4%        5/31/2005
   22                                                                                               68.2%        5/26/2005
  22-a                                                                                              62.4%        5/26/2005
  22-b                                                                                              69.3%        5/26/2005
  22-c                                                                                              73.1%        5/26/2005
---------------------------------------------------------------------------------------------------------------------------
  22-d                                                                                              69.9%        5/26/2005
  22-e                                                                                              71.8%        5/26/2005
   23    Hollywood Video                                              7,000    3/14/2008           100.0%        4/29/2005
   24                                                                                               84.3%        6/30/2005
   25    Correction Officers Ben. Assoc.                             11,668    6/30/2007            97.6%         5/1/2005
---------------------------------------------------------------------------------------------------------------------------
   26    Feedable B.B.Q                                               4,602    4/30/2006            99.7%         7/1/2005
   27    Foothills Tavern                                             4,800    7/31/2010           100.0%         5/1/2005
   28                                                                                               98.7%        6/21/2005
   29    SWCA Inc.                                                   17,945    1/31/2011            82.2%        7/13/2005
   30    Family Christian                                             6,020    5/31/2007           100.0%         3/7/2005
---------------------------------------------------------------------------------------------------------------------------
   31    Be-Bop Record                                                6,375    2/28/2006            95.0%        7/20/2005
   32    Cokesbury                                                    3,600    10/31/2008          100.0%        3/16/2005
   33                                                                                               93.2%        5/16/2005
   34    Dover China Buffet, Inc.                                     8,635    2/28/2011            95.6%         6/3/2005
   35                                                                                               99.1%        6/17/2005
---------------------------------------------------------------------------------------------------------------------------
   36    Office Depot, Inc.                                          25,000    7/31/2015            95.5%         7/6/2005
   37    Village at Newtown Medical Center                           10,171    7/31/2009            96.5%        7/18/2005
   38                                                                                               96.2%        8/21/2005
   39                                                                                               70.3%        6/30/2005
   40                                                                                               95.2%        5/17/2005
---------------------------------------------------------------------------------------------------------------------------
   41    NovaCare                                                    10,000    12/31/2009           97.6%         7/8/2005
   42                                                                                              100.0%        7/12/2005
   43    Network Specialists                                         10,665    8/31/2011            95.0%        5/12/2005
   44    Viva The Chef                                                3,865    3/31/2010            90.0%        6/26/2005
   45                                                                                               97.5%        7/13/2005
---------------------------------------------------------------------------------------------------------------------------
   46    Lennar Homes                                                16,725    10/31/2009           86.2%        4/19/2005
   47    Animal Dermatology                                           2,845    3/31/2008           100.0%        5/11/2005
   48    Old Colony Lot Stores                                        4,950    1/31/2012            92.5%        5/12/2005
   49                                                                                               98.9%         6/7/2005
   50                                                                                               71.2%        7/11/2005
---------------------------------------------------------------------------------------------------------------------------
   51    Rosenfield & Hansen, LLP                                    13,583    3/31/2015            94.6%        4/30/2005
   52                                                                                               73.4%        6/30/2005
   53    QZAR                                                         8,400    2/28/2013            93.1%         7/7/2005
   54    Bonefish Grill                                               5,276    8/31/2014           100.0%        7/27/2005
   55                                                                                               86.7%        6/21/2005
---------------------------------------------------------------------------------------------------------------------------
   56    NRT Mid-Atlantic, Inc. (Coldwell Banker)                     7,666    2/28/2007            98.1%        7/18/2005
   57    STS Auto                                                     5,600    3/31/2019           100.0%        6/28/2005
   58    Izzy's/Duvall                                                6,312    10/31/2016           97.9%        4/30/2005
   59    Wines & Liquors                                              4,700    5/30/2006            94.8%         5/4/2005
   60                                                                                               97.9%        7/13/2005
---------------------------------------------------------------------------------------------------------------------------
   61                                                                                              100.0%        7/15/2005
   62                                                                                               71.4%        6/27/2005
   63    99 Cent Only                                                28,529    4/30/2008            98.8%         7/7/2005
   64    Blockbuster Inc.                                             5,000    3/31/2009            98.0%        6/29/2005
   65    Walgreens (dark)                                            14,000    3/31/2010           100.0%        6/27/2005
---------------------------------------------------------------------------------------------------------------------------
   66    Chipotle Mexican Grill, Inc.                                 2,400    2/22/2014            83.6%         7/1/2005
   67                                                                                               93.0%        4/11/2005
  67-a                                                                                             100.0%        4/11/2005
  67-b   MTC Technologies                                             5,876    1/31/2010            85.9%        4/11/2005
   68                                                                                               95.3%        7/13/2005
---------------------------------------------------------------------------------------------------------------------------
   69                                                                                               98.7%          Various
  69-a                                                                                             100.0%        3/14/2005
  69-b   The Falls                                                    4,000    3/31/2009           100.0%         7/6/2005
  69-c   Shipley's Donuts                                             1,800    3/31/2012            90.4%         7/6/2005
   70                                                                                               93.1%        6/29/2005
---------------------------------------------------------------------------------------------------------------------------
   71                                                                                              100.0%         7/7/2005
   72    California Pasta Productions                                 1,934    8/31/2010            96.8%         7/7/2005
   73                                                                                               79.3%        5/31/2005
   74                                                                                              100.0%         9/1/2005
   75                                                                                              100.0%        5/19/2005
---------------------------------------------------------------------------------------------------------------------------
  75-a                                                                                             100.0%        5/19/2005
  75-b                                                                                             100.0%        5/19/2005
  75-c                                                                                             100.0%        5/19/2005
  75-d                                                                                             100.0%        5/19/2005
  75-e                                                                                             100.0%        5/19/2005
---------------------------------------------------------------------------------------------------------------------------
  75-f                                                                                             100.0%        5/19/2005
  75-g                                                                                             100.0%        5/19/2005
  75-h                                                                                             100.0%        5/19/2005
  75-i                                                                                             100.0%        5/19/2005
  75-j                                                                                             100.0%        5/19/2005
---------------------------------------------------------------------------------------------------------------------------
  75-k                                                                                             100.0%        5/19/2005
   76                                                                                              100.0%         9/1/2005
   77                                                                                               93.2%        7/25/2005
   78                                                                                              100.0%         7/7/2005
   79    Bonnie's Hallmark                                            4,900    1/31/2010           100.0%         5/3/2005
---------------------------------------------------------------------------------------------------------------------------
   80    Capital Party Supply                                         7,200    5/31/2011           100.0%         6/7/2005
   81                                                                                              100.0%        5/24/2005
   82                                                                                               74.3%        5/31/2005
   83                                                                                               95.6%        6/29/2005
  83-a                                                                                             100.0%        6/29/2005
---------------------------------------------------------------------------------------------------------------------------
  83-b                                                                                              88.2%        6/29/2005
  83-c                                                                                              92.3%        6/29/2005
  83-d                                                                                             100.0%        6/29/2005
  83-e                                                                                             100.0%        6/29/2005
  83-f                                                                                             100.0%        6/29/2005
---------------------------------------------------------------------------------------------------------------------------
  83-g                                                                                              85.7%        6/29/2005
  83-h                                                                                             100.0%        6/29/2005
  83-i                                                                                             100.0%        6/29/2005
  83-j                                                                                             100.0%        6/29/2005
   84                                                                                              100.0%        6/28/2005
---------------------------------------------------------------------------------------------------------------------------
   85    Rite Aid                                                    12,028    3/30/2007            89.4%         7/1/2005
   86                                                                                               98.1%        7/13/2005
   87                                                                                              100.0%         9/6/2004
  87-a                                                                                             100.0%         9/6/2004
  87-b                                                                                             100.0%         9/6/2004
---------------------------------------------------------------------------------------------------------------------------
  87-c                                                                                             100.0%         9/6/2004
   88                                                                                               95.1%        6/30/2005
   89    Liming Xie                                                   2,530    5/31/2010            91.3%        6/30/2005
   90                                                                                              100.0%        2/11/2005
   91    S.O.S.                                                       6,093    12/31/2006          100.0%         5/1/2005
---------------------------------------------------------------------------------------------------------------------------
   92    BC Cabinetry                                                 6,550     2/1/2006           100.0%         5/1/2005
   93    Kevin Theroux, DDS                                           4,205     1/1/2015            86.2%        1/18/2005
   94    IHOP                                                         5,360    5/31/2021           100.0%        6/30/2005
   95    Business News Publishing                                     4,213    5/31/2010            93.4%         7/1/2005
   96    Cato Research, Ltd                                           5,217     1/3/2007            93.0%        6/30/2005
---------------------------------------------------------------------------------------------------------------------------
   97                                                                                              100.0%        6/28/2005
   98                                                                                               95.0%        7/12/2005
   99    Blockbuster Video                                            7,000    2/29/2008           100.0%         6/1/2005
  100    Dollar General                                               7,100    6/30/2008            95.4%        4/28/2005
  101    EBSCO Industries                                             8,912    7/31/2006           100.0%        4/12/2005
---------------------------------------------------------------------------------------------------------------------------
  102    Dunkin' Donuts                                               3,720    1/30/2021           100.0%         7/1/2005
  103                                                                                               95.5%        7/13/2005
  104    Kidde Residential & Commercial                              24,000    12/31/2008          100.0%        6/10/2005
  105                                                                                               64.1%         7/1/2005
  106    Time Warner                                                  5,368    3/31/2008            96.5%        6/30/2005
---------------------------------------------------------------------------------------------------------------------------
  107    Famous Footwear # 597                                        5,000    6/30/2007           100.0%         5/1/2005
  108                                                                                              100.0%        7/29/2005
  109    Payless Shoesource, Inc.                                     3,942    9/30/2014            94.1%         7/7/2005
  110    Super Wash & Dry                                             3,615    4/30/2012            95.2%         7/1/2005
  111                                                                                              100.0%         5/1/2005
---------------------------------------------------------------------------------------------------------------------------
  112    Dollar General                                               8,750    2/28/2008            85.5%         4/1/2005
  113    FEDEX                                                       20,000    6/30/2010            91.0%        7/15/2005
  114    T-Mobile                                                     1,720    10/31/2012          100.0%         6/9/2005
  115                                                                                              100.0%        6/10/2005
  116                                                                                              100.0%        7/18/2005
---------------------------------------------------------------------------------------------------------------------------
  117    Atlantic Rehabilitation                                      3,579    8/31/2007            90.9%        4/12/2005
  118    Jae Y Kim                                                    2,833    11/15/2006           90.1%        6/27/2005
  119    Primos Restaurants, Inc.                                     7,255    12/31/2008          100.0%        8/10/2005
  120    Panda Place                                                  3,400    9/30/2015           100.0%        7/27/2005
  121    Dollar Tree                                                  4,800    1/31/2008            97.6%         7/1/2005
---------------------------------------------------------------------------------------------------------------------------
  122    ReMax Premier Cascade                                        3,200    1/31/2006           100.0%        6/23/2005
  123    CENTER PROFESSIONAL EDUCATION                               12,490    4/30/2006            90.2%         5/6/2005
  124                                                                                              100.0%        6/29/2005
  125    Apple American Limited Partnership of Minnesota              5,300    8/31/2014           100.0%         4/1/2005
  126                                                                                               73.9%        3/31/2005
---------------------------------------------------------------------------------------------------------------------------
  127                                                                                               97.6%         8/2/2005
  128                                                                                               94.3%        6/14/2005
  129    Vivant Joie                                                  1,833    5/31/2007            97.6%        7/15/2005
  130    Primitives Furniture                                        11,550    8/31/2009           100.0%        7/26/2005
  131                                                                                               94.2%        4/25/2005
---------------------------------------------------------------------------------------------------------------------------
  132                                                                                              100.0%        6/30/2005
  133                                                                                               95.2%        7/29/2005
  134    Sterling Diamonds                                            3,000    11/30/2012           67.1%         2/1/2005
  135    Katy Urgent                                                  2,875    5/31/2015           100.0%        6/15/2005
  136                                                                                              100.0%        5/11/2005
---------------------------------------------------------------------------------------------------------------------------
  137                                                                                              100.0%        8/31/2005
  138                                                                                              100.0%        7/28/2005
  139                                                                                              100.0%        4/15/2005
  140    Waters & Robinson, LLP                                       2,902    1/31/2006            94.4%         5/1/2005
  141                                                                                              100.0%        7/21/2005
---------------------------------------------------------------------------------------------------------------------------
  142    Property Works (El Pollo Loco)                               2,500    12/1/2025            95.7%         2/1/2005
  143    Hong Kong Restaurant                                         2,275    1/31/2008            95.1%        6/29/2005
  144    Turbo Data Systems                                           7,097    11/30/2010          100.0%        6/30/2005
  145                                                                                               98.8%         6/1/2005
  146    Joseph A. Banks                                              3,905    6/30/2014           100.0%        6/24/2005
---------------------------------------------------------------------------------------------------------------------------
  147                                                                                              100.0%         5/1/2005
  148                                                                                              100.0%        3/17/2005
  149                                                                                              100.0%         9/1/2005
  150                                                                                              100.0%         7/1/2005
  151                                                                                               91.7%        6/20/2005
---------------------------------------------------------------------------------------------------------------------------
  152    Dollar & More                                                2,640    12/31/2009          100.0%         7/7/2005
  153                                                                                              100.0%         2/1/2005
  154                                                                                              100.0%        7/13/2005
  155    Club Fit                                                     6,000    3/31/2010            93.3%         6/1/2005
  156                                                                                              100.0%        6/30/2005
---------------------------------------------------------------------------------------------------------------------------
  157                                                                                              100.0%         9/1/2005
  158                                                                                              100.0%         9/1/2005
  159                                                                                               89.6%        5/24/2005
  160    Flamingo Realty                                              2,662    6/30/2006            89.5%        7/14/2005
  161    Double Dave's                                                3,500    10/31/2010          100.0%         1/1/2005
---------------------------------------------------------------------------------------------------------------------------
  162                                                                                               99.3%        3/31/2005
  163                                                                                              100.0%       11/19/2004
  164                                                                                               92.8%        7/19/2005
  165                                                                                              100.0%        5/26/2005
  166    Michael J. O'Connor, M.D.                                    1,475    3/31/2012            82.3%         4/1/2005
---------------------------------------------------------------------------------------------------------------------------
  167                                                                                              100.0%         9/1/2005
  168                                                                                              100.0%        6/21/2005
  169                                                                                              100.0%         4/4/2005
 169-a                                                                                             100.0%         4/4/2005
 169-b                                                                                             100.0%         4/4/2005
---------------------------------------------------------------------------------------------------------------------------
  170                                                                                              100.0%         6/3/2005
  171                                                                                              100.0%         9/1/2005
  172    Bright Flowers Import                                        8,190    2/28/2008            89.0%         8/2/2005
  173    Electronics Boutique EB Games                                1,400    9/30/2009           100.0%        6/22/2005
  174                                                                                              100.0%         9/1/2005
---------------------------------------------------------------------------------------------------------------------------
  175                                                                                               93.6%        3/31/2005
  176                                                                                               93.8%        7/18/2005
  177    ACE America Cash Express                                     1,300    5/31/2006           100.0%         4/1/2005
  178    Skincare/Jeong Rae Choi                                      1,500    10/30/2006           90.8%         4/1/2005
  179                                                                                              100.0%         6/2/2005
---------------------------------------------------------------------------------------------------------------------------
  180                                                                                              100.0%        5/31/2005
  181    Shoe Show of Rocky Mount, Inc.                               4,558    11/30/2005          100.0%        4/12/2005
  182                                                                                               98.1%         6/3/2005
  183                                                                                               92.3%        7/14/2005
  184    Q.C. Financial Services                                      1,740    6/30/2009           100.0%        12/3/2004
---------------------------------------------------------------------------------------------------------------------------
  185                                                                                               94.5%        5/31/2005
  186                                                                                               95.8%         8/4/2005
  187    Little Caesars- Frisbee                                      1,600    3/14/2009           100.0%        5/26/2005
  188    Roly Poly                                                    1,691    6/30/2008            86.4%        7/22/2005
  189                                                                                               77.8%        4/11/2005
---------------------------------------------------------------------------------------------------------------------------
  190    Greg Douglas Coronado                                        4,120    6/30/2006            92.3%        8/18/2005
  191    Fenton's Office Repair                                       2,400    1/31/2007            87.1%        7/26/2005
  192                                                                                              100.0%         6/2/2005
  193                                                                                              100.0%        6/23/2005
  194                                                                                               99.6%        5/26/2005
---------------------------------------------------------------------------------------------------------------------------
  195                                                                                              100.0%         8/1/2005
  196    7- Eleven                                                    2,310    4/30/2009           100.0%        4/21/2005
  197                                                                                              100.0%        8/12/2005
  198                                                                                              100.0%         8/5/2005
  199                                                                                              100.0%        7/26/2005
---------------------------------------------------------------------------------------------------------------------------

                    UPFRONT                        MONTHLY
                REPLACEMENT                    REPLACEMENT        UPFRONT       MONTHLY      MONTHLY TAX     MONTHLY INSURANCE
   ID           RESERVES ($)                   RESERVES ($)      TI/LC ($)     TI/LC ($)       ESCROW ($)            ESCROW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                 22,625                         22,625                                       213,039                29,358
   2
   3
   4
   5                                                                                              51,006
------------------------------------------------------------------------------------------------------------------------------------
   6                                                                                              30,054                21,013
   7                                                 4,775                                        62,801                 9,108
   8                                                            1,248,655
   9                  2,703                          2,703         16,667        16,667           38,665                19,429
   10                                                                                             73,485
------------------------------------------------------------------------------------------------------------------------------------
   11                 1,764                          1,764      1,357,357                         58,333                16,128
   12                 2,156                          2,156                        4,167           46,522                 9,370
   13                 3,587                          3,587        300,000                         51,615                 5,133
   14                60,197                         60,197                                        65,426
   15                                                                                             55,028
------------------------------------------------------------------------------------------------------------------------------------
   16                                               10,829                                         6,204
   17                                                5,694                                         1,667
   18                                                4,219                                         1,195
   19                                                4,177                                         6,772
   20                                                3,371                                         5,136
------------------------------------------------------------------------------------------------------------------------------------
   21                                                2,527                                           497
   22                                                3,888                                        27,200                 3,167
  22-a
  22-b
  22-c
------------------------------------------------------------------------------------------------------------------------------------
  22-d
  22-e
   23                                                                                             58,800
   24                46,023                         46,023                                        24,004
   25                 2,263                          2,263                                        61,546                 5,702
------------------------------------------------------------------------------------------------------------------------------------
   26                 1,091                          1,091          8,333         8,333           22,894                 2,052
   27                                                1,447                        4,500           12,193                 3,231
   28
   29                                                                                             27,904                 3,971
   30                                                1,020                        2,863           13,600                 1,180
------------------------------------------------------------------------------------------------------------------------------------
   31                                                1,135                        4,053           12,665                 1,555
   32                84,600                            522                        2,490            7,270                   664
   33                                                6,133                                        16,211                 5,654
   34                 1,349                          1,349                        2,917           27,490                 1,292
   35                                                3,567                                        28,762
------------------------------------------------------------------------------------------------------------------------------------
   36                                                                                             18,638
   37                 1,151                          1,151          3,833         3,833           15,831
   38                                                4,600
   39                28,290                         28,290                                         7,768
   40                                                3,822                                        12,153                 2,987
------------------------------------------------------------------------------------------------------------------------------------
   41                 1,573                          1,573        270,000                         11,700                 3,441
   42                                                                                              2,670
   43                                                1,548                       12,500
   44                   730                            730          1,833         1,833           15,425                 5,754
   45                 5,198                          5,198                                        21,856
------------------------------------------------------------------------------------------------------------------------------------
   46                                                                             7,000           37,971
   47                                                           1,369,767                         11,085
   48                                                1,669                                        35,800                 2,194
   49                48,000                                                                       16,701                 1,382
   50                                                                                             17,744                 4,566
------------------------------------------------------------------------------------------------------------------------------------
   51                                                  695                                        16,075
   52                         4% of Monthly Gross Revenues
   53                                                                                            105,278
   54                                                              58,737                         12,284
   55
------------------------------------------------------------------------------------------------------------------------------------
   56                                                                                             13,117                   875
   57
   58                                                             197,824                         32,167
   59                 1,372                          1,372          2,500         2,500           30,267
   60                 4,158                          4,158                                        15,244
------------------------------------------------------------------------------------------------------------------------------------
   61                                                                                             20,653
   62                                                1,590                                         2,093                 1,566
   63
   64                                                8,750                                        11,128
   65                 2,123                          2,123          4,167         4,167           19,771                 2,719
------------------------------------------------------------------------------------------------------------------------------------
   66                                                                                              9,992
   67                                                2,400                                        16,466                 1,065
  67-a
  67-b
   68                 4,417                          4,417                                         5,044
------------------------------------------------------------------------------------------------------------------------------------
   69                                                  983                                        17,519                 3,500
  69-a
  69-b
  69-c
   70                                                             281,200                          6,398
------------------------------------------------------------------------------------------------------------------------------------
   71                                                                             5,189            3,929
   72
   73                                               13,027                                         6,722                 1,485
   74
   75
------------------------------------------------------------------------------------------------------------------------------------
  75-a
  75-b
  75-c
  75-d
  75-e
------------------------------------------------------------------------------------------------------------------------------------
  75-f
  75-g
  75-h
  75-i
  75-j
------------------------------------------------------------------------------------------------------------------------------------
  75-k
   76                 2,450                          2,450         18,750        18,750           17,250
   77                                                4,440                                         9,036                 2,294
   78
   79
------------------------------------------------------------------------------------------------------------------------------------
   80                 2,533                          2,533          2,585         2,585           20,700                 3,563
   81
   82                 7,120  4% of Monthly Gross Revenues                                          6,820                 2,985
   83                                                2,225                                         8,288                 4,128
  83-a
------------------------------------------------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
------------------------------------------------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84                20,000                                       100,000
------------------------------------------------------------------------------------------------------------------------------------
   85                 1,503                          1,503        500,000         6,500            6,654                 2,909
   86                 2,435                          2,435                                         8,658
   87
  87-a
  87-b
------------------------------------------------------------------------------------------------------------------------------------
  87-c
   88                                                1,271                                         3,380                 3,025
   89                   540                            540          2,500         2,500           12,397                 1,903
   90                                                                                              1,093                 1,800
   91                                                1,750                        2,500           14,458                 1,566
------------------------------------------------------------------------------------------------------------------------------------
   92                                                1,834                                         6,882                 2,347
   93                                                  701        232,230         7,300            1,774                   585
   94                                                                                             12,317                 3,414
   95                   979                            979          3,667         3,667            5,692                   635
   96                                                1,751                                         7,520                   976
------------------------------------------------------------------------------------------------------------------------------------
   97                10,000
   98                                                2,160                                         5,438                 1,768
   99                                                                                              7,199                 2,333
  100                                                1,492                                        17,235                 2,186
  101                                                1,299                        4,000           13,052                 1,639
------------------------------------------------------------------------------------------------------------------------------------
  102                   303                            303         50,000                          4,870
  103                 1,936                          1,936                                         6,664
  104                                                2,343                        9,000            5,575                   800
  105                                                  975                                         6,710                   927
  106                                                2,614        100,000                          8,314                 2,103
------------------------------------------------------------------------------------------------------------------------------------
  107                 1,184                          1,184          2,277         2,277           10,631                 1,180
  108                                                                                              1,491
  109                                                              31,235                          1,161
  110                                                  434                        2,500            8,513                   688
  111                   500                            500                                        12,380                   786
------------------------------------------------------------------------------------------------------------------------------------
  112                                                1,688                                         8,532                   971
  113                                                1,530                                         3,318                 1,191
  114                                                                             1,578            3,012                   637
  115
  116
------------------------------------------------------------------------------------------------------------------------------------
  117                                                1,297                        6,000           10,756                 1,355
  118                 1,626                          1,626         80,000         6,667            5,608                   912
  119            72,150 LOC                                                       2,000            5,425                   981
  120                                                  594                        5,000            2,339                   832
  121                 1,853                          1,853          2,240         2,240           15,278                 2,338
------------------------------------------------------------------------------------------------------------------------------------
  122                                                  513                                         4,649                 1,661
  123                                                1,104         50,000         2,778            7,228                 1,472
  124
  125                                                                                             25,143                   623
  126                         4% of Monthly Gross Revenues                                         3,546                   885
------------------------------------------------------------------------------------------------------------------------------------
  127                                                                                             15,898
  128                 3,565                          3,565                                        18,921                 2,671
  129                                                             100,000                          4,838
  130
  131                                                3,000                                         9,666                 3,480
------------------------------------------------------------------------------------------------------------------------------------
  132
  133                                                              79,880                          1,373
  134                                                  541                                         2,398                   804
  135                                                                               833            8,160                 1,683
  136
------------------------------------------------------------------------------------------------------------------------------------
  137               200,000                            740                        2,600            4,442                   485
  138
  139                                                  426                        1,420            3,429
  140                   813                            813          4,167         4,167            4,635                   667
  141
------------------------------------------------------------------------------------------------------------------------------------
  142
  143                                                1,718                        2,000            3,855                   378
  144                                                  650                        4,000            4,391                   793
  145                                                1,627                                         8,132                 2,872
  146
------------------------------------------------------------------------------------------------------------------------------------
  147
  148                                                3,381                                         5,218                 2,508
  149
  150
  151                                                1,250                                         3,510                 1,000
------------------------------------------------------------------------------------------------------------------------------------
  152                                                  277                        1,848            3,856                   646
  153                                                  888                                         3,757                   645
  154                                                              30,000                          1,999
  155                                                  590                        1,643            5,388                   412
  156
------------------------------------------------------------------------------------------------------------------------------------
  157
  158                35,000
  159                                                                                              1,219
  160                                                  260                        1,177            1,640                   867
  161                                                  300                        2,000            2,634                 1,032
------------------------------------------------------------------------------------------------------------------------------------
  162                                                4,020                                         8,209                 5,016
  163                                                                                              1,751
  164                                                2,605                                         6,888
  165
  166                                                                                                992                   348
------------------------------------------------------------------------------------------------------------------------------------
  167
  168
  169                                                  178                                         3,097                   834
 169-a
 169-b
------------------------------------------------------------------------------------------------------------------------------------
  170
  171
  172                                                                                              3,764
  173                                                  125                        1,067            3,620                   216
  174
------------------------------------------------------------------------------------------------------------------------------------
  175                60,000                            573                                         1,379
  176                                                                                                562
  177                   179                            179            815           815            2,622                   277
  178                   468                            468                                         2,483                   625
  179                                                                                              3,640
------------------------------------------------------------------------------------------------------------------------------------
  180
  181                                                  306                        3,000
  182                                                                                              1,544
  183                                                1,083                                         1,454                   707
  184                                                                               874              594                   368
------------------------------------------------------------------------------------------------------------------------------------
  185                                                  563                                         2,750                   235
  186                                                                                              2,640
  187                                                  316                        1,087            2,658                   560
  188                                                                                              2,537
  189                                                  600                                         3,571                   958
------------------------------------------------------------------------------------------------------------------------------------
  190
  191                                                                                              2,299                   640
  192                                                   95                                         2,301                   662
  193                                                                                              1,537
  194                                                  515                                           948                   289
------------------------------------------------------------------------------------------------------------------------------------
  195                                                                             1,000            1,804
  196
  197
  198                                                                                              1,022
  199
------------------------------------------------------------------------------------------------------------------------------------

                              UPFRONT     OTHER ESCROW
   ID            OTHER ESCROW ($) (9)     DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------------

   1
   2                                      Vacant Space Impound ($100,000 monthly)
   3                        1,000,000     Boston Medical Space
   4                        4,465,055     Holdback Reserve ($4,161,876 Lease Holdback, $303,178.50 Punchlist Items)
   5                          480,000     Required Repair Fund
------------------------------------------------------------------------------------------------------------------------------------
   6
   7
   8                        1,951,659     Rent Commencement ($990,578.96) and Construction Completion ($961,080.00)
   9                        1,587,166     Tenant Escrow
   10                                     Springing Environmental LOC
------------------------------------------------------------------------------------------------------------------------------------
   11                       6,854,898     Leasing Reserve(754,831) Occupancy Reserve(3,100,067) Construction Res (2,000,000) Debt
                                             Service Res. (1,000,000)
   12
   13                         203,886     Rent Reserve
   14                       1,000,000     Capital Improvements
   15                       1,000,000     Whyte Hirschboeck Tenant Reserve
------------------------------------------------------------------------------------------------------------------------------------
   16
   17
   18
   19
   20
------------------------------------------------------------------------------------------------------------------------------------
   21
   22                       5,067,930     Roof Reserve ($67,930) and LOC ($5,000,000)
  22-a
  22-b
  22-c
------------------------------------------------------------------------------------------------------------------------------------
  22-d
  22-e
   23
   24
   25
------------------------------------------------------------------------------------------------------------------------------------
   26
   27                          80,000     Holdback Reserve
   28
   29                       1,435,064     (900,000) LOC for Replacement and TI LC Reserves, (217,578) SWCA Reserve, (317,486)
                                             Stone Hill & Associates Reserve
   30                          43,000     Holdback Impound
------------------------------------------------------------------------------------------------------------------------------------
   31                         183,000     Holdback Impound (58,000), Pier 1 Impound (125,000)
   32
   33
   34
   35
------------------------------------------------------------------------------------------------------------------------------------
   36                       3,700,000     Construction Completion & Tenant Occupancy
   37                         500,000     Center Club Space Reserve
   38
   39                       2,525,000     Capital Improvements (1,950,000) Seasonality Reserve (575,000)
   40
------------------------------------------------------------------------------------------------------------------------------------
   41
   42                         552,168     Debt Service Security ($139,479.16), Security Allowance ($175,321.89) and Easement
                                             Funds ($237,367.09)
   43
   44                       2,100,000     Occupancy Holdback
   45
------------------------------------------------------------------------------------------------------------------------------------
   46                         140,928     Free Rent
   47
   48                         593,750     Holdback Reserve (500,000), Environmental Reserve (93,750)
   49
   50
------------------------------------------------------------------------------------------------------------------------------------
   51                         268,201     Free Rent Reserve
   52
   53
   54                       2,400,000     Construction Completion
   55
------------------------------------------------------------------------------------------------------------------------------------
   56
   57
   58                         450,000     Designated TI LOC
   59
   60
------------------------------------------------------------------------------------------------------------------------------------
   61
   62
   63
   64
   65                         365,000     Roof Escrow
------------------------------------------------------------------------------------------------------------------------------------
   66
   67                         250,000     Releasing Reserve
  67-a
  67-b
   68
------------------------------------------------------------------------------------------------------------------------------------
   69                       1,110,667     Occupancy Reserve (1,100,000), Opah's Reserve (10,667)
  69-a
  69-b
  69-c
   70                          68,425     Additional Security
------------------------------------------------------------------------------------------------------------------------------------
   71
   72                         527,285     Construction Completion
   73
   74
   75
------------------------------------------------------------------------------------------------------------------------------------
  75-a
  75-b
  75-c
  75-d
  75-e
------------------------------------------------------------------------------------------------------------------------------------
  75-f
  75-g
  75-h
  75-i
  75-j
------------------------------------------------------------------------------------------------------------------------------------
  75-k
   76                         891,530     Environmental (212,500), Liquidity Reserve (329,029.94),  AMCI Lease Rent Concession
                                             (100,000), Additional Leasing Holdback (250,000)
   77
   78
   79
------------------------------------------------------------------------------------------------------------------------------------
   80                           9,000     Additional Insurance Holdback
   81
   82
   83                          20,000     Unit 2025 Walnut Street (Ground) Holdback Reserve (5,000), Unit 2027 Walnut Street
                                             (Ground) Holdback Reserve (15,000)
  83-a
------------------------------------------------------------------------------------------------------------------------------------
  83-b
  83-c
  83-d
  83-e
  83-f
------------------------------------------------------------------------------------------------------------------------------------
  83-g
  83-h
  83-i
  83-j
   84
------------------------------------------------------------------------------------------------------------------------------------
   85                           4,908     Environmental Holdback
   86
   87                          50,000     Environmental Reserve
  87-a
  87-b
------------------------------------------------------------------------------------------------------------------------------------
  87-c
   88                         300,000     Holdback Impound
   89                         147,282     Occupancy Reserve
   90
   91
------------------------------------------------------------------------------------------------------------------------------------
   92
   93                          58,500     Completion Impound
   94                         250,000     Environmental Holdback
   95
   96
------------------------------------------------------------------------------------------------------------------------------------
   97                         767,800     Escrow Holdback
   98
   99
  100
  101
------------------------------------------------------------------------------------------------------------------------------------
  102
  103
  104
  105
  106
------------------------------------------------------------------------------------------------------------------------------------
  107
  108
  109                         253,277     Rent ($81,663) and Construction Completion ($171,614)
  110                          28,752     Always $1 Reserve
  111                                     Excess Cash Reserve (Springing)
------------------------------------------------------------------------------------------------------------------------------------
  112
  113
  114
  115
  116
------------------------------------------------------------------------------------------------------------------------------------
  117
  118
  119
  120
  121                         426,583     KMart Reserve, Naked Furniture Reserve, Condemnation Insurance Holdback
------------------------------------------------------------------------------------------------------------------------------------
  122
  123
  124
  125                         155,625     Roof Reserve
  126
------------------------------------------------------------------------------------------------------------------------------------
  127
  128
  129
  130
  131
------------------------------------------------------------------------------------------------------------------------------------
  132
  133
  134
  135                         550,021     Retainage Reserve - owed to Mission Constructors
  136
------------------------------------------------------------------------------------------------------------------------------------
  137
  138
  139                          50,000     Additional Security
  140
  141
------------------------------------------------------------------------------------------------------------------------------------
  142
  143
  144                         190,400     Holdback Reserve (39,400), Roof Reserve (120,000), Ground Rent Reserve (31,000)
  145
  146
------------------------------------------------------------------------------------------------------------------------------------
  147
  148
  149
  150
  151
------------------------------------------------------------------------------------------------------------------------------------
  152
  153
  154
  155
  156
------------------------------------------------------------------------------------------------------------------------------------
  157
  158
  159
  160                          46,000     Holdback Reserve
  161
------------------------------------------------------------------------------------------------------------------------------------
  162
  163                    500,000 (LOC)    Additional Security
  164
  165
  166
------------------------------------------------------------------------------------------------------------------------------------
  167
  168
  169                             500     Restricted Account Deposit
 169-a
 169-b
------------------------------------------------------------------------------------------------------------------------------------
  170
  171
  172                          50,000     Additional Security
  173                          56,778     Cingular Occupancy Reserve
  174
------------------------------------------------------------------------------------------------------------------------------------
  175
  176                         250,000     Occupancy Funds
  177                           9,200     Holdback Escrow
  178
  179
------------------------------------------------------------------------------------------------------------------------------------
  180
  181
  182
  183
  184
------------------------------------------------------------------------------------------------------------------------------------
  185
  186
  187
  188
  189
------------------------------------------------------------------------------------------------------------------------------------
  190
  191
  192
  193                          36,000     Additional Security
  194
------------------------------------------------------------------------------------------------------------------------------------
  195                     41,000 (LOC)    Additional Security
  196                          25,000     Environmental
  197
  198
  199
------------------------------------------------------------------------------------------------------------------------------------

            ENVIRONMENTAL   ENGINEERING
   ID        REPORT DATE    REPORT DATE   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

   1           6/3/2005      5/17/2005    Jason Schlesinger and Adam Schlesinger
   2          5/23/2005      5/25/2005    DDRA Community Centers Five, L.P.
   3           5/4/2005       5/5/2005    Jonathan Davis, Paul Marcus
   4          6/13/2005      6/17/2005    Prudential Investment Management, Inc.
   5           6/2/2005      5/20/2005    Sunstone Hotel Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   6          6/22/2005      6/14/2005    Gus C. Gianulias, James C. Gianulias, Kenneth E. Laird, Andrew C. Gianulias
   7          7/25/2005       8/2/2005    Forest City Enterprises, Inc.
   8          7/25/2005      7/26/2005    Williams, Joseph; Thomas Williams; NAP Investments LLC
   9          5/13/2005      5/16/2005    California Drive-in Theatres, Inc. and Michael Forman
   10         5/10/2005      5/26/2005    Berwind Property Group, Ltd; Berwind Property Group, Inc
------------------------------------------------------------------------------------------------------------------------------------
   11         5/16/2005      5/17/2005    John T. Loos and Jesse P. Gaddis
   12         3/24/2005      3/25/2005    Joseph R. Paolino, Jr. and Neil Ellis
   13         6/24/2005      6/23/2005    George Economou and Godfrey Holdings, LLC
   14         3/31/2005      3/31/2005    Sunstone Hotel Investors, Inc.
   15         6/10/2005       6/9/2005    Joel S. Lee
------------------------------------------------------------------------------------------------------------------------------------
   16         5/23/2005      5/25/2005    Rajendra K. Patel, Mina R. Patel
   17         5/24/2005      5/23/2005    Rajendra K. Patel, Mina R. Patel
   18         5/24/2005      5/23/2005    Rajendra K. Patel, Mina R. Patel
   19         5/25/2005      5/25/2005    Rajendra K. Patel, Mina R. Patel
   20         5/23/2005      5/23/2005    Rajendra K. Patel, Mina R. Patel
------------------------------------------------------------------------------------------------------------------------------------
   21         5/24/2005      5/24/2005    Rajendra K. Patel, Mina R. Patel
   22         2/16/2005       Various     Horace A. Long
  22-a        2/16/2005       2/8/2005
  22-b        2/16/2005       2/7/2005
  22-c        2/16/2005       2/8/2005
------------------------------------------------------------------------------------------------------------------------------------
  22-d        2/16/2005      5/17/2005
  22-e        2/16/2005       2/9/2005
   23         3/30/2005       4/1/2005    James R. D'Agostino
   24          4/7/2005      3/31/2005    Sunstone Hotel Investors, Inc.
   25         4/21/2005      4/21/2005    World-Wide Holding Corporation, James Stanton and David Lownfeld
------------------------------------------------------------------------------------------------------------------------------------
   26         7/27/2005      7/25/2005    Joseph Liu and Susan Liu
   27         7/19/2005      7/18/2005    Dr. Masao Ishihama, Asako Ishihama, The Masao Ishihama and Asado Ishihama Revocabale Trust
   28          7/8/2005      7/11/2005    MHC Operating Limited Partnership
   29         6/20/2005      6/20/2005    Stuart C. Bond, Leonard B. Hyde, Jonathan B. Rubini
   30          5/3/2005      3/18/2005    Jonathan D. Gould
------------------------------------------------------------------------------------------------------------------------------------
   31          5/3/2005      3/10/2005    Jonathan D. Gould
   32          5/3/2005      3/18/2005    Jonathan D. Gould
   33         5/30/2005      5/31/2005    Peter N. G. Schwartz
   34         4/29/2005       5/5/2005    Neil Ellis and David Levy
   35          6/8/2005       6/7/2005    Elliot Monter
------------------------------------------------------------------------------------------------------------------------------------
   36          6/2/2005      7/13/2005    Konover, Simon; Konover Commercial Partners LLC
   37         5/23/2005      5/27/2005    Robert Shasha
   38          5/5/2005       5/6/2005    Peter H. Edwards
   39          4/7/2005       4/1/2005    Sunstone Hotel Investors, Inc.
   40         5/27/2005      5/31/2005    Gerald J. Marcil
------------------------------------------------------------------------------------------------------------------------------------
   41         5/11/2005       5/9/2005    Hanina Shasha, Alfred Shasha and Robert Shasha
   42          5/6/2005      6/30/2005    New Hampshire Retirement System
   43         4/21/2005      4/22/2005    Robert C. Baker
   44         3/16/2005      5/26/2005    Thomas K. Ireland
   45         7/20/2005       8/2/2005    Seryl Kushner and George Gellert
------------------------------------------------------------------------------------------------------------------------------------
   46          4/7/2005      4/14/2005    Touzet, Rudy; Allen de Olazarra; DLF Immobilien
   47         4/28/2005      4/28/2005    Kenneth Ruby, Eugene Friedlander, William Goodglick
   48         4/23/2005      4/22/2005    Robert C. Baker, Frank J. Guarini
   49         4/23/2005      4/29/2005    Douglas F. Hignell, Kaylinn J. Hignell, Douglas and Kaylinn Hignell Family Trust
   50          1/7/2005      12/29/2004   Peter H. Jantz, Prudence A. Jantz, Joseph P. Granito, Simon T. Halff, Malihe Halff,
                                             Vida A. Klepczarek, Howard J. Wilson, Christine M. Wilson, et al
------------------------------------------------------------------------------------------------------------------------------------
   51         6/22/2005      6/22/2005    Austi, Inc.
   52         3/28/2005      3/28/2005    Sunburst Hospitality Corp.
   53          4/6/2005       4/7/2005    Kurt Pliskin
   54         3/31/2005       8/3/2005    Konover, Simon; Robert Shapiro; Konover Commercial Partners LLC
   55         7/13/2005      7/12/2005    MHC Operating Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
   56          7/1/2005       7/1/2005    D.F. Antonelli Jr., George Barr
   57         6/27/2005      6/20/2005    Inland Western Retail Real Estate Trust, Inc.
   58         4/19/2005      4/28/2005    Jack Jakosky, Tom Rielly, Irving Chase, Alan Fainbarg
   59         7/22/2005      7/22/2005    Jeffrey Hipple  and Onyx Equities, LLC
   60         7/20/2005      7/21/2005    Seryl Kushner and George Gellert
------------------------------------------------------------------------------------------------------------------------------------
   61         6/29/2005      6/16/2005    AAR Corporation
   62         6/14/2005      6/16/2005    Continental Communities, L.L.C.
   63         5/19/2005       5/6/2005    Inland Western Retail Real Estate Trust, Inc.
   64         7/14/2005       7/5/2005    Konover, Simon; Robert Shapiro; Konover Commercial Partners LLC
   65         6/28/2005      6/30/2005    Stoltz Real Estate Fund I, LLC and Keith D. Stoltz
------------------------------------------------------------------------------------------------------------------------------------
   66         7/15/2005       7/5/2005    Driesbach, Gordon; Linda Driesbach; Walter Lively; Sylmar Terrace, Inc.
   67         7/25/2005      7/27/2005    Mark R. Munsell, MV Partners Holding LLC
  67-a        7/25/2005      7/27/2005
  67-b        7/25/2005      7/27/2005
   68         7/20/2005      7/20/2005    Seryl Kushner and George Gellert
------------------------------------------------------------------------------------------------------------------------------------
   69          Various        Various     John L. Santikos
  69-a        3/28/2005      3/29/2005
  69-b        3/28/2005      3/29/2005
  69-c         4/1/2005      5/31/2005
   70         3/21/2005      4/18/2005    Smith, Jr., Ben J.; Robert E. Story
------------------------------------------------------------------------------------------------------------------------------------
   71         7/14/2005      7/20/2005    Whitacre, Robert N.
   72         5/19/2005      7/15/2005    Hopkins, Stephen C.
   73         6/23/2005      6/23/2005    Daniel A Klingerman
   74         7/15/2005      7/12/2005    Keith D. Stoltz and Jack P. Stoltz
   75                                     Ronald Jona, Gregg Buss and Richard Jonna
------------------------------------------------------------------------------------------------------------------------------------
  75-a         5/9/2005
  75-b         5/9/2005
  75-c         5/9/2005
  75-d         5/9/2005
  75-e         5/9/2005
------------------------------------------------------------------------------------------------------------------------------------
  75-f         5/9/2005
  75-g         5/9/2005
  75-h         5/9/2005
  75-i         5/9/2005
  75-j         5/9/2005
------------------------------------------------------------------------------------------------------------------------------------
  75-k         5/9/2005
   76         3/31/2005      2/16/2005    Greg Manocherian and Clayton H. Fowler
   77          8/4/2005       8/4/2005    John A. Mitchener
   78         6/29/2005      6/16/2005    Inland Western Retail Real Estate Trust, Inc.
   79         5/26/2005      5/26/2005    Robert Steinberg, Gary Eisenberg, David Lichtenstein
------------------------------------------------------------------------------------------------------------------------------------
   80         8/15/2005      2/17/2005    Shimon Eckstein and Sid Borenstein
   81         4/11/2005      4/12/2005    Ken Teske, Donald Johnson
   82          6/7/2005       6/8/2005    Jay Sonecha
   83         6/23/2005       6/6/2005    Nickolas W. Jekogian III
  83-a        6/23/2005       6/6/2005
------------------------------------------------------------------------------------------------------------------------------------
  83-b        6/23/2005       6/6/2005
  83-c        6/23/2005       6/6/2005
  83-d        6/23/2005       6/6/2005
  83-e        6/23/2005       6/6/2005
  83-f        6/23/2005       6/6/2005
------------------------------------------------------------------------------------------------------------------------------------
  83-g        6/23/2005       6/6/2005
  83-h        6/23/2005       6/6/2005
  83-i        6/23/2005       6/6/2005
  83-j        6/23/2005       6/6/2005
   84         6/13/2005      6/13/2005    David Grieve, Doug Federighi and Carol Federighi
------------------------------------------------------------------------------------------------------------------------------------
   85         5/17/2005      6/21/2005    Nick Aynilian
   86         7/20/2005      7/20/2005    Seryl Kushner and George Gellert
   87         10/4/2004      10/11/2004   Corporate Property Associates 15 Incorporated
  87-a        10/4/2004      10/11/2004
  87-b        10/4/2004      10/11/2004
------------------------------------------------------------------------------------------------------------------------------------
  87-c        10/4/2004      10/11/2004
   88         10/1/2004      9/24/2004    Peter Economou, Plato Marinakos
   89         12/7/2004      12/8/2004    Thomas DiPrete and Alexander Petrucci
   90         1/14/2005      1/18/2005    Shield, Ed
   91         5/16/2005      5/16/2005    Robert S. Peckar, Richard L. Abramson
------------------------------------------------------------------------------------------------------------------------------------
   92          4/4/2005       4/4/2005    Timothy R Lewis, Jeanette M Lewis
   93         10/4/2004      10/5/2004    Carol Miller, James A. Miller
   94          6/2/2005       6/3/2005    John Pakenham, Jr.
   95         7/11/2005      7/19/2005    Dr. David Y. Lee
   96          3/9/2005      6/30/2005    Paul F. Queyrel
------------------------------------------------------------------------------------------------------------------------------------
   97         7/19/2005      6/21/2005    David Grieve and Jose Bautista
   98         6/24/2005       6/8/2005    Alton L. Smith, III
   99         5/16/2005      5/16/2005    Ronald Fieldstone and Dr. Reza Golkar
  100          5/2/2005       5/2/2005    Marvin L. Slomowitz
  101         4/20/2005      4/21/2005    Robert C. Baker
------------------------------------------------------------------------------------------------------------------------------------
  102          7/7/2005       7/7/2005    Jonathan P. Fine and Christopher Wyett
  103         7/20/2005      7/21/2005    Seryl Kushner and George Gellert
  104         6/24/2005      6/22/2005    Gary D. Reifschneider
  105          8/4/2005       6/9/2005    Charles C. Wilkes
  106         5/26/2005      5/27/2005    Peter Kavoian, Ray Winn
------------------------------------------------------------------------------------------------------------------------------------
  107         4/15/2005      4/29/2005    Herbert Weitzman and Tom Terkel
  108         7/18/2005      7/15/2005    Stokes Sr., Thomas; Mona LaValle
  109         7/13/2005      7/26/2005    Rosenberg, Eric
  110          6/7/2005       6/6/2005    Donald L. Silverman
  111         4/14/2005      4/29/2005    Herbert Weitzman and Tom Terkel
------------------------------------------------------------------------------------------------------------------------------------
  112         6/10/2005      6/10/2005    James P. Levin, Maurice D. Gruber
  113         5/13/2005      5/13/2005    Samuel T. Poxon, Jan-Erik Palm
  114          7/5/2005       7/7/2005    John Kirkorian, Kimberly Brodnick, Michael Kirkorian, Marleen Kirkorian
  115          6/2/2005      6/29/2005    David G. Mugar, Stephen R. Weiner
  116         7/22/2005       8/9/2005    Carney, David
------------------------------------------------------------------------------------------------------------------------------------
  117         4/20/2005      4/25/2005    Robert C. Baker
  118         7/14/2005      7/19/2005    Dr. David Lee
  119          7/6/2005       7/7/2005    Duckworth, Ted
  120         8/10/2005      8/10/2005    Robert Wallace
  121          8/9/2005      7/15/2005    Robert F. Nielson
------------------------------------------------------------------------------------------------------------------------------------
  122         6/28/2005      6/27/2005    John R. Perlman
  123         3/31/2005      3/31/2005    Michael Corenzwit, William Agate, Asher Hyman and Robert Jacoby
  124         6/30/2005      6/17/2005    ECHO Real Estate Services Co.
  125          6/7/2005       6/7/2005    David T. Bishop
  126         4/25/2005      4/22/2005    Lanney McAnally, Garry McAnally, Richard Branca, Mark Laport
------------------------------------------------------------------------------------------------------------------------------------
  127         7/27/2005       8/2/2005    Wilf, Mark; Leonard Wilf; Zygmunt Wilf
  128          7/6/2005      6/30/2005    Hartz Mountain Industries, Inc. and Leonard Stern
  129         7/13/2005      5/27/2005    Sung, Kwang S.; Myung H. Sung
  130         6/16/2005      6/29/2005    CH Realty Investors III, GP, LLC (Fund III)
  131         4/12/2005       4/5/2005    Gary Z. Baxter
------------------------------------------------------------------------------------------------------------------------------------
  132         5/24/2005      5/23/2005    Larry E. Bedrosian, Joan Q. Bedrosian, Trustees, Gary P. Bedrosian, Joyce A. Bedrosian,
                                             Trustees, Janice A. Bedrosian
  133         7/26/2005      8/19/2005    Hemmer Jr., Paul
  134         3/23/2005      2/28/2005    Mark A. Rasmus, Robert R. Ransom
  135         7/21/2005      7/20/2005    John Adams, Kelly McCullagh, Paul Bing, Mark L. Bing, Brenda Wainscott and Catherine
                                             Corovessis
  136         5/17/2005      5/11/2005    Richard A. Zappala, Frank J. Zappala, Ronald A. Rosenfield
------------------------------------------------------------------------------------------------------------------------------------
  137          7/1/2005       7/1/2005    John E. Shaffer, Robert E. Smietana
  138         6/30/2005       8/3/2005    Jarol, Sherwin
  139          3/9/2005      3/15/2005    Eliason, David; Brian Eliason
  140          6/8/2005       6/8/2005    David Y. Lee and Miki M. Nam
  141         7/30/2005       8/3/2005    Belle Haven Realty Co.; Joseph Greenbach Jr.
------------------------------------------------------------------------------------------------------------------------------------
  142          5/3/2005      1/11/2005    Soon Jye Lee, Yun Soon Lee
  143                        5/27/2005    C. Clay Hooker, Jr., C.H. Associates, LLC
  144         10/21/2004     5/10/2005    Rodger Grove
  145         5/24/2005      5/24/2005    Louis M. Manko
  146         6/20/2005      11/9/2004    Inland Western Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  147         4/15/2005      4/25/2005    Rickie Paley, Jana Paley and Paula H. Schmidt
  148                         4/7/2005    Daniel Berg, Robert J Berg
  149          5/3/2005      4/29/2005    David Kaplan
  150          6/3/2005                   Nicholas J. Tompkins
  151         7/14/2005      7/14/2005    Jonathan Berns
------------------------------------------------------------------------------------------------------------------------------------
  152                        3/11/2005    Abdollah J. Nouri, Richard Samadi
  153         3/11/2005      3/10/2005    The Boyer Company LC, Gardner Property Holdings LC
  154         1/14/2005       2/3/2005    Minkoff, Jeffrey; Classic Hearthstone Realty LLC; Louis P. Minkhoff Trust
  155                        3/14/2005    John A. Peca, Mario Caprini
  156         11/30/2004     6/24/2005    Klump, Michael A.; Highland Equity Group LLC
------------------------------------------------------------------------------------------------------------------------------------
  157         5/10/2005      6/27/2005    David Grieve and Marley Partners
  158          8/9/2005       8/9/2005    James Hanson
  159         3/29/2005      3/24/2005    Brown, Timothy Doyle
  160         5/24/2005      5/24/2005    Shelli L. Lowe, George Wara, Barbara M. Barron, Darcy K. Neighbors, Sonny Neighbors
  161                        4/13/2005    William L. Eubanks Jr., William L. Eubanks, Jr. - GST Trust
------------------------------------------------------------------------------------------------------------------------------------
  162                        3/17/2005    J. Steve Nail
  163         9/16/2004       1/6/2005    McNeil, David M.; David L. Hollingsworth; Jason McNeil
  164          6/2/2005      6/24/2005    Reed, Martin; Fred Stolly
  165         3/18/2005      5/25/2005    Inland Western Retail Real Estate Trust, Inc.
  166         4/15/2005      4/20/2005    The Boyer Company LC
------------------------------------------------------------------------------------------------------------------------------------
  167         5/12/2005      6/27/2005    David Grieve and Marley Partners
  168         6/22/2005       6/6/2005    Goldman, Henry; Shirley Goldman
  169                                     Gerald Peter Jacob, Nat Davis, Scott W. Weaver
 169-a                       5/11/2005
 169-b                       4/22/2005
------------------------------------------------------------------------------------------------------------------------------------
  170          5/5/2005       5/4/2005    Adom Ratner-Stauber
  171          5/6/2005      6/27/2005    David Grieve and Marley Partners
  172         7/14/2005      7/11/2005    Hay, G.R.
  173         5/20/2005      5/24/2005    Barclay Anthony
  174          5/6/2005      6/27/2005    David Grieve and Marley Partners
------------------------------------------------------------------------------------------------------------------------------------
  175                        4/18/2005    John R. McGrath, Jr.
  176         4/30/2004      9/10/2004    Stadler, Harry; Rosenzweig, Marvin
  177         6/11/2005      6/13/2005    Arnaldo Matos, Amaranto Vitorino and Joe Bettencourt
  178          6/8/2004       6/9/2005    Dr. David Lee and Ann Park
  179         5/25/2005      5/23/2005    Dzienkowski, Wanda; John S. Dzienkowski; Christine H. Grenet
------------------------------------------------------------------------------------------------------------------------------------
  180         4/27/2005      4/22/2005    Robert C. Baker
  181         4/25/2005      4/21/2005    Robert C. Baker
  182         6/30/2005      6/10/2005    Beals, Bert
  183         7/22/2005      7/29/2005    John A. Mitchener
  184                        10/19/2004   Donald R. Green, Kellie C. Green
------------------------------------------------------------------------------------------------------------------------------------
  185                        4/11/2005    Ernst S. Hoessly, Jr.
  186          8/2/2005      7/13/2005    Brown, Timothy; Claude Brown
  187                        6/14/2005    KATALIN BERNATH, ISTVAN BERNATH
  188         7/14/2005       7/8/2005    Rosenberg, Steven
  189         4/14/2005       4/1/2005    Bernard X. Ohnemus, Patricia Ohnemus
------------------------------------------------------------------------------------------------------------------------------------
  190         7/18/2005       8/2/2005    Garvon, Inc, Caribbean Marine, Inc.
  191                         3/1/2005    Ronald C. Nahas, Rafanelli and Nahas
  192                         5/4/2005    Scott W. Weaver, Nat H. Davis, Gerald Peter Jacob
  193          7/5/2005      7/11/2005    Dzienkowski, Wanda; John S. Dzienkowski; Christine H. Grenet
  194                        3/31/2005    Anita Anderson, David Jasmine, Christian Anderson
------------------------------------------------------------------------------------------------------------------------------------
  195         5/11/2005      8/29/2005    Taft, Thomas; Francis Casey
  196         5/13/2005      5/12/2005    Centercorp Retail Properties
  197         7/13/2005       7/5/2005    DiNapoli, J. Philip
  198         7/20/2005       7/2/2005    Holschlaw, Douglas K.; Madhu Nair
  199         7/12/2005      7/28/2005    Novogroder, George
------------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR9
APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
             COMMUNITY LOANS

                                                                                                  % OF
            CMSA        CMSA         MORTGAGE                                                  INITIAL POOL    LOAN GROUP
   ID     LOAN NO.  PROPERTY NO.  LOAN SELLER (2) PROPERTY NAME (1)                              BALANCE      (ONE OR TWO)
------------------------------------------------------------------------------------------------------------------------------

   1         1          1-001          BSCMI      Trilogy Apartments                              6.4%              1
   7         7          7-001          PMCF       Sterling Glen of Rye Brook                      2.2%              1
   28        28        28-001           WFB       Monte del Lago MHC                              1.0%              1
   33        33        33-001          PMCF       Rittenhouse Apartments                          1.0%              2
   35        35        35-001           WFB       Colony Club Apartments                          0.9%              2
------------------------------------------------------------------------------------------------------------------------------
   38        38        38-001          NLIC       Peninsular Place Apartments                     0.8%              2
   40        40        40-001          PMCF       Arrowhead Apartments                            0.8%              2
   45        45        45-001          BSCMI      Lumberton Apartments                            0.7%              2
   49        49        49-001          NLIC       Sterling Oaks Apartments                        0.7%              1
   50        50        50-001          PMCF       Bayview Club Apartments                         0.7%              2
------------------------------------------------------------------------------------------------------------------------------
   55        55        55-001           WFB       The Villas of Spanish Oaks MHC                  0.6%              1
   60        60        60-001          BSCMI      Colonial Apartments                             0.5%              2
   62        62        62-001           WFB       Heritage Heights MHC                            0.5%              1
   68        68        68-001          BSCMI      Mapleton Square                                 0.5%              2
   70        70        70-001           PCF       La Vie Apartments                               0.5%              2
------------------------------------------------------------------------------------------------------------------------------
   77        77        77-001          PMCF       Lakeside Townhomes                              0.4%              2
   81        81        81-001           WFB       Fullerton Townhouse Apartments                  0.4%              2
   83        83                        PMCF       Center City III Portfolio                       0.4%              2
  83-a                 83-001          PMCF       2310 - 2312 Delancey Street (Parcel C)          0.1%              2
  83-b                 83-002          PMCF       2025 - 2027 Walnut Street (Parcel J)            0.1%              2
------------------------------------------------------------------------------------------------------------------------------
  83-c                 83-003          PMCF       2051 Walnut Street (Parcel E)                   0.1%              2
  83-d                 83-004          PMCF       1010 - 1012 Clinton Street (Parcel H)           0.0%              2
  83-e                 83-005          PMCF       2209 Walnut Street (Parcel D)                   0.0%              2
  83-f                 83-006          PMCF       703 Walnut Street (Parcel A)                    0.0%              2
  83-g                 83-007          PMCF       1734 Spruce Street (Parcel I)                   0.0%              2
------------------------------------------------------------------------------------------------------------------------------
  83-h                 83-008          PMCF       420 South 15th Street (Parcel G)                0.0%              2
  83-i                 83-009          PMCF       1535 Pine Street (Parcel B)                     0.0%              2
  83-j                 83-010          PMCF       330 South 17th Street (Parcel F)                0.0%              2
   86        86        86-001          BSCMI      Post & Coach                                    0.3%              2
   88        88        88-001           WFB       Liberties Lofts Apartments                      0.3%              2
------------------------------------------------------------------------------------------------------------------------------
   90        90        90-001           PCF       Pohlig Box Factory                              0.3%              2
   98        98        98-001          PMCF       Northstone Apartments                           0.3%              2
  103       103        103-001         BSCMI      Village Green                                   0.3%              2
  127       127        127-001          PCF       Maybrook Plaza Apartments                       0.2%              2
  131       131        131-001          WFB       Briarlane Apartments                            0.2%              2
------------------------------------------------------------------------------------------------------------------------------
  145       145        145-001         PMCF       Bell Tower II Apartments                        0.2%              2
  148       148        148-001          WFB       Parkwest Apartments                             0.2%              2
  151       151        151-001         PMCF       Hunter's Pointe Apartments                      0.2%              2
  154       154        154-001          PCF       Morgan Oaks Apartments                          0.1%              2
  159       159        159-001          PCF       Steeplechase Apartments (Phase III)             0.1%              2
------------------------------------------------------------------------------------------------------------------------------
  162       162        162-001          WFB       Red Apple Apartments                            0.1%              2
  164       164        164-001          PCF       Willowood Apartments                            0.1%              2
  176       176        176-001          PCF       Westminster Arms                                0.1%              2
  182       182        182-001          PCF       Moore Manor Apartments                          0.1%              2
  183       183        183-001         PMCF       Bradford Ridge II Apartments                    0.1%              2
------------------------------------------------------------------------------------------------------------------------------
  186       186        186-001          PCF       Steeplechase Apartments (Phase IV)              0.1%              2
==============================================================================================================================

           % OF APPLICABLE
             LOAN GROUP            # OF
   ID          BALANCE          PROPERTIES    STREET ADDRESS                           CITY                  COUNTY
------------------------------------------------------------------------------------------------------------------------------------

   1            7.2%                1         8440 Limekiln Pike                       Wyncote               Montgomery
   7            2.4%                1         1200 King Street                         Rye Brook             Westchester
   28           1.1%                1         13100 Monte del Lago                     Castroville           Monterey
   33           8.9%                1         6101 16th Street, NW                     Washington            District of Columbia
   35           8.8%                1         7200 South Military Trail                Lake Worth            Palm Beach
------------------------------------------------------------------------------------------------------------------------------------
   38           7.6%                1         1000 North Huron River Drive             Ypsilanti             Washtenaw
   40           7.0%                1         12241-12381 Arrowhead Street             Stanton               Orange
   45           6.7%                1         1401 Windmill Way                        Lumberton             Burlington
   49           0.7%                1         100 Sterling Oaks Drive                  Chico                 Butte
   50           6.1%                1         7545 Bayview Club Drive                  Indianapolis          Marion
------------------------------------------------------------------------------------------------------------------------------------
   55           0.7%                1         3150 N.E. 36th Avenue                    Ocala                 Marion
   60           4.8%                1         836 Cooper Landing Road                  Cherry Hill           Camden
   62           0.6%                1         8100 U.S. Highway 31                     Columbus              Bartholomew
   68           4.3%                1         177 Willis Road                          Dover                 Kent
   70           4.2%                1         229 Queen Anne Avenue North              Seattle               King
------------------------------------------------------------------------------------------------------------------------------------
   77           3.7%                1         5575 Riverdale Road                      Atlanta               Clayton
   81           3.4%                1         1200 South Highland Avenue               Fullerton             Orange
   83           3.3%                10        Various                                  Philadelphia          Philadelphia
  83-a          0.6%                1         2310 - 2312 Delancey Street              Philadelphia          Philadelphia
  83-b          0.6%                1         2025 - 2027 Walnut Street                Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
  83-c          0.5%                1         2051 Walnut Street                       Philadelphia          Philadelphia
  83-d          0.3%                1         1010 - 1012 Clinton Street               Philadelphia          Philadelphia
  83-e          0.3%                1         2209 Walnut Street                       Philadelphia          Philadelphia
  83-f          0.3%                1         703 Walnut Street                        Philadelphia          Philadelphia
  83-g          0.3%                1         1734 Spruce Street                       Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
  83-h          0.2%                1         420 South 15th Street                    Philadelphia          Philadelphia
  83-i          0.2%                1         1535 Pine Street                         Philadelphia          Philadelphia
  83-j          0.1%                1         330 South 17th Street                    Philadelphia          Philadelphia
   86           3.1%                1         177 South Street                         Freehold              Monmouth
   88           3.1%                1         710 - 720 N. 5th Street                  Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
   90           3.0%                1         2411 East Franklin Street                Richmond              City of Richmond County
   98           2.6%                1         4021 Northstone Drive                    Raleigh               Wake
  103           2.5%                1         156 Willet Avenue                        South River           Middlesex
  127           1.9%                1         48 Maywood Drive                         Maywood               Bergen
  131           1.9%                1         450 Briar Lane NE                        Grand Rapids          Kent
------------------------------------------------------------------------------------------------------------------------------------
  145           1.6%                1         55 Haley Lane                            Cheektowaga           Erie
  148           1.6%                1         1701 Dana Drive                          Redding               Shasta
  151           1.4%                1         860-1105 Sturbridge Drive                Medina                Medina
  154           1.4%                1         1100 E. Adoue Street                     Alvin                 Brazoria
  159           1.3%                1         1025-1125 N. Holland-Sylvania Road       Toledo                Lucas
------------------------------------------------------------------------------------------------------------------------------------
  162           1.2%                1         2315 McFadden Road                       Jackson               Hinds
  164           1.1%                1         3003-C Shiloh Springs Road               Trotwood              Montgomery
  176           1.0%                1         434-446 Westminster Avenue               Elizabeth             Union
  182           0.8%                1         876 NW 12th Street                       Moore                 Cleveland
  183           0.8%                1         410 Sylvia Drive                         Forest Park           Clayton
------------------------------------------------------------------------------------------------------------------------------------
  186           0.6%                1         1135-1215 North Holland-Sylvania Road    Toledo                Lucas
====================================================================================================================================

                                                           CUT-OFF DATE                       ORIGINAL         STATED REMAINING
                                   CUT-OFF DATE             BALANCE PER                   TERM TO MATURITY     TERM TO MATURITY
   ID      STATE      ZIP CODE       BALANCE ($) (3)    UNIT OR ROOM ($)   NOTE DATE       OR ARD (MOS.)        OR ARD (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

   1         PA        19095        137,500,000                 126,611    6/14/2005             60                   58
   7         NY        10573         47,000,000                 281,437    8/31/2005            119                  119
   28        CA        95012         21,400,000                  69,032    8/8/2005             120                  120
   33        DC        20011         20,500,000                  99,515    7/25/2005            120                  119
   35        FL        33463         20,400,000                  95,327    8/30/2005             60                   60
----------------------------------------------------------------------------------------------------------------------------------
   38        MI        48197         17,500,000                  36,534    5/12/2005            120                  117
   40        CA        90680         16,283,043                  96,923    7/8/2005             120                  119
   45        NJ        08048         15,596,995                  64,987    5/31/2005            180                  177
   49        CA        95928         14,174,630                  75,397    6/23/2005            120                  118
   50        IN        46250         14,000,000                  59,322    7/15/2005            120                  119
----------------------------------------------------------------------------------------------------------------------------------
   55        FL        34479         12,600,000                  27,451    8/8/2005             120                  120
   60        NJ        08002         11,120,000                  58,836    5/31/2005            180                  177
   62        IN        47201         10,850,000                  19,908    6/27/2005            120                  118
   68        DE        19901         10,000,000                  47,170    6/30/2005            180                  178
   70        WA        98109          9,740,772                 167,944    6/30/2005            120                  119
----------------------------------------------------------------------------------------------------------------------------------
   77        GA        30349          8,500,000                  48,023    9/1/2005             120                  120
   81        CA        92832          7,862,990                 109,208    5/25/2005            120                  117
   83        PA        19103          7,583,775                  83,338    6/29/2005            120                  118
  83-a       PA        19103          1,451,076                 111,621
  83-b       PA        19103          1,321,241                  77,720
----------------------------------------------------------------------------------------------------------------------------------
  83-c       PA        19103          1,214,320                  93,409
  83-d       PA        19103            702,626                 117,104
  83-e       PA        19103            649,165                  81,146
  83-f       PA        19103            610,979                  87,283
  83-g       PA        19103            588,067                  84,010
----------------------------------------------------------------------------------------------------------------------------------
  83-h       PA        19103            389,499                  64,916
  83-i       PA        19103            358,950                  44,869
  83-j       PA        19103            297,852                  49,642
   86        NJ        07728          7,272,000                  69,923    5/31/2005            180                  177
   88        PA        19123          7,233,450                 118,581   12/16/2004             60                   52
----------------------------------------------------------------------------------------------------------------------------------
   90        VA        23223          7,000,000                 107,692    2/11/2005            120                  114
   98        NC        27604          6,043,751                  50,365    7/26/2005            120                  119
  103        NJ        08882          5,840,000                  66,364    5/31/2005            180                  177
  127        NJ        07607          4,500,000                  36,290    8/2/2005             120                  120
  131        MI        49503          4,470,000                  37,250    5/16/2005             84                   82
----------------------------------------------------------------------------------------------------------------------------------
  145        NY        14227          3,790,000                  47,375    8/15/2005            120                  120
  148        CA        96003          3,689,514                  43,923    5/18/2005            120                  117
  151        OH        44256          3,300,000                  55,000    6/30/2005            120                  118
  154        TX        77511          3,171,326                  54,678    2/2/2005             120                  114
  159        OH        43615          2,981,906                  62,123    4/5/2005             120                  116
----------------------------------------------------------------------------------------------------------------------------------
  162        MS        39204          2,696,107                  18,723    7/8/2005             120                  119
  164        OH        45426          2,650,000                  21,200    6/21/2005            120                  118
  176        NJ        07208          2,211,214                  69,100    9/2/2004             120                  108
  182        OK        73160          1,946,391                  18,897    6/3/2005             120                  118
  183        GA        30297          1,898,179                  36,503    7/19/2005            120                  119
----------------------------------------------------------------------------------------------------------------------------------
  186        OH        43615          1,500,000                  62,500    8/5/2005             120                  120
==================================================================================================================================

               ORIGINAL         REMAINING        REMAINING                        DSCR         CUT-OFF                 LTV
             AMORTIZATION      AMORTIZATION    INTEREST ONLY                  AFTER INITIAL   DATE LTV               RATIO AT
   ID       TERM (MOS.) (4)  TERM (MOS.) (4)   PERIOD (MOS.)      DSCR (5)      IO PERIOD     RATIO (6)        MATURITY OR ARD (6)
------------------------------------------------------------------------------------------------------------------------------------

   1              360              360               34             1.54          1.25          75.3%                 73.4%
   7              360              360               24             1.92          1.54          72.5%                 63.4%
   28             360              360               60             1.62          1.27          71.3%                 65.8%
   33              0                0               119             1.56           NAP          75.9%                 75.9%
   35             360              360                              1.20           NAP          53.7%                 49.8%
------------------------------------------------------------------------------------------------------------------------------------
   38             360              360               3              1.64          1.36          79.5%                 67.7%
   40             360              359                              1.19           NAP          66.5%                 55.0%
   45             360              360               57             1.68          1.39          80.0%                 67.1%
   49             360              358                              1.45           NAP          68.6%                 57.9%
   50             360              360               22             1.52          1.24          65.9%                 57.6%
------------------------------------------------------------------------------------------------------------------------------------
   55             360              360               60             1.59          1.24          79.7%                 73.6%
   60             360              360               57             1.40          1.15          80.0%                 67.1%
   62             360              360               58             1.55          1.22          79.8%                 73.7%
   68             360              360               58             1.58          1.30          80.0%                 67.1%
   70             360              359                              1.38           NAP          65.8%                 55.1%
------------------------------------------------------------------------------------------------------------------------------------
   77             360              360               24             1.50          1.22          76.6%                 67.1%
   81             300              297                              1.31           NAP          65.3%                 49.4%
   83             360              358                              1.21           NAP          76.4%                 63.1%
  83-a
  83-b
------------------------------------------------------------------------------------------------------------------------------------
  83-c
  83-d
  83-e
  83-f
  83-g
------------------------------------------------------------------------------------------------------------------------------------
  83-h
  83-i
  83-j
   86             360              360               57             1.43          1.18          79.9%                 67.1%
   88             360              352                              1.31           NAP          73.8%                 68.9%
------------------------------------------------------------------------------------------------------------------------------------
   90             360              360               18             1.75          1.40          72.2%                 62.9%
   98             360              359                              1.21           NAP          75.5%                 62.5%
  103             360              360               57             1.34          1.11          80.0%                 67.1%
  127             276              276                              2.07           NAP          42.5%                 29.9%
  131             360              360               22             1.84          1.46          79.5%                 73.5%
------------------------------------------------------------------------------------------------------------------------------------
  145             360              360                              1.19           NAP          77.3%                 65.1%
  148             360              357                              1.20           NAP          65.5%                 55.4%
  151             360              360               34             1.53          1.22          80.0%                 71.2%
  154             300              294                              1.25           NAP          73.8%                 56.7%
  159             300              296                              1.43           NAP          79.7%                 60.8%
------------------------------------------------------------------------------------------------------------------------------------
  162             300              299                              1.31           NAP          79.3%                 60.3%
  164             360              360               10             1.91          1.55          71.6%                 61.3%
  176             300              288                              1.62           NAP          55.3%                 43.5%
  182             360              358                              1.33           NAP          76.3%                 64.2%
  183             360              359                              1.34           NAP          79.1%                 66.1%
------------------------------------------------------------------------------------------------------------------------------------
  186             300              300                              1.45           NAP          76.5%                 58.2%
====================================================================================================================================

                           THIRD MOST RECENT   THIRD MOST RECENT   THIRD MOST RECENT     SECOND MOST RECENT      SECOND MOST RECENT
            UNDERWRITTEN      FINANCIALS           FINANCIALS         FINANCIALS             FINANCIALS              FINANCIALS
   ID         NOI ($)           NOI ($)             END DATE            PERIOD                 NOI ($)                END DATE
------------------------------------------------------------------------------------------------------------------------------------

   1         11,925,150        5,741,129           12/31/2003             12                  6,236,005              12/31/2004
   7         4,860,142
   28        1,759,882         1,639,229           12/31/2003           Actual                1,759,112              12/31/2004
   33        1,706,720         1,526,675           12/31/2003             12                  1,516,552              12/31/2004
   35        1,673,061                                                                        1,060,854              6/30/2005
------------------------------------------------------------------------------------------------------------------------------------
   38        1,700,178
   40        1,310,500                                                                        1,118,068              12/31/2004
   45        1,544,407                                                                        1,480,793              12/31/2003
   49        1,485,385
   50        1,211,232
------------------------------------------------------------------------------------------------------------------------------------
   55        1,028,927         1,131,190           12/31/2003           Actual                1,061,985              12/31/2004
   60         925,849           815,130            12/31/2003             12                   708,911               12/31/2004
   62         880,411           919,617            12/31/2003           Actual                 902,033               12/31/2004
   68         945,591           799,780            12/31/2003             12                   750,622               12/31/2004
   70         924,273
------------------------------------------------------------------------------------------------------------------------------------
   77         753,160           620,735            12/31/2003             12                   746,128               12/31/2004
   81         760,664           714,584            12/31/2002           Actual                 751,428               12/31/2003
   83         616,172           580,079            12/31/2003             12                   600,491               12/31/2004
  83-a
  83-b
------------------------------------------------------------------------------------------------------------------------------------
  83-c
  83-d
  83-e
  83-f
  83-g
------------------------------------------------------------------------------------------------------------------------------------
  83-h
  83-i
  83-j
   86         614,002           488,917            12/31/2003             12                   547,304               12/31/2004
   88         640,112           548,977            6/30/2005          Ann. 9 mos.              611,399               6/30/2005
------------------------------------------------------------------------------------------------------------------------------------
   90         660,657
   98         504,372           443,757            12/31/2003             12                   476,308               12/31/2004
  103         465,804                               1/0/1900                                   507,430               12/31/2003
  127         699,559           624,218            12/31/2002             12                   722,953               12/31/2003
  131         455,065           417,040            12/31/2004         Annualized               440,764               2/28/2005
------------------------------------------------------------------------------------------------------------------------------------
  145         333,464           352,605            12/31/2003             12                   383,314               12/31/2004
  148         350,955           312,909            12/31/2001           Actual                 312,309               12/31/2002
  151         280,187           210,167            12/31/2003             12                   274,119               12/31/2004
  154         303,260
  159         319,526
------------------------------------------------------------------------------------------------------------------------------------
  162         306,093           293,335            12/31/2002           Actual                 315,027               12/31/2003
  164         321,306           366,420            12/31/2002             12                   341,005               12/31/2003
  176         284,877
  182         208,165           124,199            12/31/2002             12                   201,621               12/31/2003
  183         187,836            8,494             12/31/2003             12                   109,622               12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  186         163,687
====================================================================================================================================

           SECOND MOST RECENT         MOST RECENT      MOST RECENT       MOST RECENT
               FINANCIALS             FINANCIALS       FINANCIALS        FINANCIALS     UTILITIES
   ID            PERIOD                 NOI ($)         END DATE           PERIOD       PAID BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1              12                  11,577,779        7/31/2005        Ann. 7 mos.    Electric
   7                                                                                    Electric
   28           Actual                1,865,347         5/31/2005           T-12        Gas, Sewer, Trash, Electric, Cable
   33             12                  1,650,785         5/31/2005            12         Electric
   35            T-12                 1,879,884         6/30/2005            T-3        Electric, Gas, Trash
------------------------------------------------------------------------------------------------------------------------------------
   38                                                                                   Electric
   40             12                  1,266,101         5/31/2005            12         Electric
   45             12                  1,538,747        12/31/2004            12         Electric, Gas
   49                                                                                   Electric, Gas, Water, Sewer
   50                                                                                   Electric, Gas, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
   55           Actual                1,069,524         5/31/2005           T-12        Electric, Cable
   60             12                   829,879          6/30/2005        Ann. 6 mos.    None
   62           Actual                1,184,346         5/31/2005           T-12        Electric, Gas, Water, Sewer, Trash, Cable
   68             12                   954,767          6/30/2005        Ann. 6 mos.    Electric, Gas
   70                                                                                   Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
   77             12                   779,212          6/30/2005            12         Electric
   81           Actual                 775,670         12/31/2004          Actual       Gas, Heat, Electricity, Air Conditioning
   83             12                   629,510          4/30/2005            12         Various
  83-a                                                                                  Electric
  83-b                                                                                  Electric
------------------------------------------------------------------------------------------------------------------------------------
  83-c                                                                                  Electric, Gas
  83-d                                                                                  Electric, Gas
  83-e                                                                                  Electric
  83-f                                                                                  Electric
  83-g                                                                                  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
  83-h                                                                                  Electric, Gas
  83-i                                                                                  Electric
  83-j                                                                                  Electric, Gas
   86             12                   613,589          6/30/2005        Ann. 6 mos.    Electric, Gas
   88         Ann. 6 mos.              659,429          6/30/2005        Ann. 3 mos.    Electric, Gas, Cable
------------------------------------------------------------------------------------------------------------------------------------
   90                                                                                   Electric, Water
   98             12                   516,290          5/31/2005            12         Electric, Water, Sewer
  103             12                   431,085         12/31/2004            12         Electric
  127             12                   654,460         12/31/2004            12         Electric
  131            T-12                  495,450          2/28/2005            T-6        Gas, Sewer, Cable, Internet
------------------------------------------------------------------------------------------------------------------------------------
  145             12                   363,314          5/31/2005            12         Electric, Gas
  148           Actual                 347,559          4/30/2005           T-12        Electricity, Gas, Cable, Phone
  151             12                   282,398          5/31/2005             5         Electric, Gas, Water, Sewer
  154                                                                                   Electric, Water
  159                                                                                   Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
  162           Actual                 282,712         12/31/2004          Actual       Electric, Cable
  164             12                   289,535         12/31/2004            12         Electric, Gas, Water
  176                                                                                   Electric, Water
  182             12                                                                    Electric
  183             12                   184,344          6/29/2005            12         Electric, Gas, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
  186                                                                                   Electric, Gas
====================================================================================================================================

               STUDIOS                       1 BEDROOM                     2 BEDROOM                      3 BEDROOM
               NO. OF          AVG RENT        NO. OF        AVG RENT        NO. OF         AVG RENT        NO. OF        AVG RENT
   ID        UNITS/ROOMS     PER MO. ($)     UNITS/ROOMS   PER MO. ($)     UNITS/ROOMS    PER MO. ($)     UNITS/ROOMS    PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------

   1             14              910            526           1,240           504            1,773            42            2,113
   7              3             4,067           127           4,884            37            6,791
   28
   33             5              866             85           1,034           105            1,259            9             1,254
   35                                            34            900            118            1,229            62            1,480
------------------------------------------------------------------------------------------------------------------------------------
   38                                            38            685             19            1,170           105            1,416
   40                                           109            950             51            1,326            8             1,600
   45                                           168            745             72             992
   49                                            52            845            120            1,029            16            1,275
   50                                            75            762            117             932             44            1,175
------------------------------------------------------------------------------------------------------------------------------------
   55
   60            14              710             58            855             96            1,005            20            1,450
   62
   68                                           120            608             92             718
   70            25              933             23           1,426            10            2,068
------------------------------------------------------------------------------------------------------------------------------------
   77                                            40            645            137             753
   81                                                                          72            1,450
   83            28              658             46            960             12            1,271            1             1,750
  83-a            2              650             4            1,000            6             1,350            1             1,750
  83-b            6              675             9            1,000            1             1,250
------------------------------------------------------------------------------------------------------------------------------------
  83-c            3              600             5             950             3             1,150
  83-d                                           6            1,225
  83-e            5              750             2             950             1             1,300
  83-f                                           6             875
  83-g            1              650             6             975
------------------------------------------------------------------------------------------------------------------------------------
  83-h            1              510             4             725             1             1,150
  83-i            7              650             1             975
  83-j            3              600             3             725
   86                                            84            925             20            1,075
   88            13              853             44           1,136            4             1,888
------------------------------------------------------------------------------------------------------------------------------------
   90                                            44            791             20            1,162
   98                                            60            632             60             748
  103                                            88            872
  127                                            56            890             68            1,067
  131                                            12            629            108             760
------------------------------------------------------------------------------------------------------------------------------------
  145                                                                          80             650
  148                                                                          57             600             27             675
  151                                                                          60             682
  154                                            12            663             36             755             10             925
  159                                                                          24             802             24             912
------------------------------------------------------------------------------------------------------------------------------------
  162                                            80            425             64             518
  164            23              340             85            425             17             583
  176                                            4             995             28            1,428
  182                                            70            356             33             461
  183                                            8             550             36             620             8              775
------------------------------------------------------------------------------------------------------------------------------------
  186                                                                          12             802             12             912
====================================================================================================================================

             4 BEDROOM                          5 BEDROOM                           6 BEDROOM
               NO. OF          AVG RENT          NO. OF            AVG RENT          NO. OF           AVG RENT
   ID        UNITS/ROOMS     PER MO. ($)       UNITS/ROOMS       PER MO. ($)       UNITS/ROOMS      PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------

   1
   7
   28
   33
   35
-----------------------------------------------------------------------------------------------------------------------
   38            22             1,727
   40
   45
   49
   50
-----------------------------------------------------------------------------------------------------------------------
   55
   60
   62
   68
   70
-----------------------------------------------------------------------------------------------------------------------
   77
   81
   83
  83-a
  83-b
-----------------------------------------------------------------------------------------------------------------------
  83-c
  83-d
  83-e
  83-f
  83-g
-----------------------------------------------------------------------------------------------------------------------
  83-h
  83-i
  83-j
   86
   88
-----------------------------------------------------------------------------------------------------------------------
   90            1              3,500
   98
  103
  127
  131
-----------------------------------------------------------------------------------------------------------------------
  145
  148
  151
  154
  159
-----------------------------------------------------------------------------------------------------------------------
  162
  164
  176
  182
  183
-----------------------------------------------------------------------------------------------------------------------
  186
=======================================================================================================================

             7 BEDROOM                          OTHER UNITS
               NO. OF          AVG RENT           NO. OF             AVG RENT            NO. OF
   ID        UNITS/ROOMS      PER MO. ($)       UNITS/ROOMS        PER MO. ($)         ELEVATORS
------------------------------------------------------------------------------------------------------

   1                                                                                       13
   7                                                                                       5
   28                                               310                875
   33                                                2                2,125                4
   35
------------------------------------------------------------------------------------------------------
   38
   40
   45
   49
   50
------------------------------------------------------------------------------------------------------
   55                                               459                353
   60                                                                                      4
   62                                               545                250
   68
   70                                                                                      2
------------------------------------------------------------------------------------------------------
   77
   81
   83                                                4                1,675
  83-a
  83-b                                               1                1,850
------------------------------------------------------------------------------------------------------
  83-c                                               2                1,600
  83-d
  83-e
  83-f                                               1                1,650
  83-g
------------------------------------------------------------------------------------------------------
  83-h
  83-i
  83-j
   86
   88                                                                                      2
------------------------------------------------------------------------------------------------------
   90                                                                                      2
   98
  103
  127
  131
------------------------------------------------------------------------------------------------------
  145
  148
  151
  154
  159
------------------------------------------------------------------------------------------------------
  162
  164
  176
  182
  183
------------------------------------------------------------------------------------------------------
  186
======================================================================================================

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR9

FOOTNOTES TO APPENDIX B AND APPENDIX C

1    Standard & Poor's and Moody's Investors Service have confirmed that Loan
     ID#42 (Lakeside II) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "Baa3". Standard & Poor's and Moody's Investors Service have confirmed that
     Loan ID#53 (200 Glen Cove Road) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "AAA" / "Baa1". Standard & Poor's has confirmed that Loan ID#76 (300
     Stillwater Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA".
     Standard & Poor's has confirmed that Loan ID#87 (Advanced Accessory
     Systems) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA". Standard
     & Poor's has confirmed that Loan ID#94 (Somerset Village) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA". Standard & Poor's has confirmed that Loan ID#115 (Container Store) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA". Standard & Poor's has confirmed that Loan ID#127 (Maybrook
     Plaza Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA".

2    BSCMI - Bear Stearns Commercial Mortgage, Inc.; PMCF - Prudential Mortgage
     Capital Funding, LLC; WFB - Wells Fargo Bank, National Association; PCF -
     Principal Commercial Funding, LLC; NLIC - Nationwide Life Insurance Company

3    For Loan ID#8 (Marketplace at Seminole), the $44,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $48,000,000 first mortgage split into an A-Note and a B-Note. The $4,000,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the $44,000,000
     A-Note financing.

     For Loan ID#10 (East Gate Square (Phase I)), the $40,750,000 mortgage loan represents an A-Note portion ("A-Note") of a $42,000,000 first mortgage split into an A-Note and a B-Note. The $1,250,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the $40,750,000
     A-Note financing.

     For Loan ID#36 (Stuart Centre), the $19,000,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $19,500,000 first mortgage split into an
     A-Note and a B-Note. The $500,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the $19,000,000 A-Note financing.

     For Loan ID#54 (South Kendall Square), the $12,900,000 mortgage loan represents an A-Note portion ("A-Note") of a $13,400,000 first mortgage split into an A-Note and a B-Note. The $500,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the $12,900,000
     A-Note financing.

     For Loan ID#64 (Poinciana Place), the $10,700,000 mortgage loan represents an A-Note portion ("A-Note") of a $11,200,000 first mortgage split into an
     A-Note and a B-Note. The $500,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the $10,700,000 A-Note financing.

     For Loan ID#123 (370 Reed Road), the $4,650,000 mortgage loan represents an
     A-Note portion ("A-Note") of a $4,940,000 first mortgage split into an
     A-Note and a B-Note. The $290,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the $4,650,000 A-Note financing.

     For Loan ID#126 (Courtyard by Marriott), the $4,550,000 mortgage loan represents an A-Note portion ("A-Note") of a $4,850,000 first mortgage split into an A-Note and a B-Note. The $300,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the $4,550,000
     A-Note financing.

     For Loan ID#127 (Maybrook Plaza Apartments), the $4,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $5,000,000 first mortgage split into an A-Note and a B-Note. The $500,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the $4,500,000
     A-Note financing.

     For Loan IDs#16-21 (Holiday Inn - Norman, Holiday Inn - McAlester, Holiday
     Inn Express - Durant, Hampton Inn - Sherman, Comfort Suites and Best
     Western - Atoka). All LTV, DSCR and Cut-off Date Balance per Net Rentable
     Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

     Loan IDs#30-32 (Purple Creek Plaza - Jackson Retail Portfolio, North
     Regency Square - Jackson Retail Portfolio and Centre Park - Jackson Retail
     Portfolio), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

4    For Loan ID#57 (Gloucester Town Center), is a 5-year Interest Only loan structure with a 4.75% rate and a payment of $47,401.04 in the first two years. Beginning August 1, 2007, the interest rate increases to 5.42% with a payment of $54,087.08.

     For Loan ID#63 (New Forest Crossing Shopping Center), is a 5-year Interest
     Only loan structure with a 4.75% rate and a payment of $42,738.13 in the first two years. Beginning September 1, 2007, the interest rate increases to 5.42% with a payment of $48,766.45.

     For Loan ID#156 (220 Golf View Drive), loan requires principal and interest payments based on 30-year amortization from August 1, 2005 through July 1,
     2014. Beginning August 1, 2014 until the loan is paid in full at the maturity date of July 1, 2015, the loan payments will be interest only.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#38 (Peninsular Place Apartments), the Appraised Value and LTV
     are based on the "Stabilized" value of $22,000,000 as of September 1, 2005.
     The "Stabilized" value assumes the completion of construction and occupancy of the 184 Unit (479-bed) space. The occupancy as of August 21, 2005 was
     96%. The "As-Is" value is $12,950,000 as of April 13, 2005.

     For Loan ID#42 (Lakeside II), the Appraised value and LTV are based on the
     "Stabilized" value of $34,200,000 as of October 1, 2005. The "Stabilized"
     value assumes the occupancy has stabilized and rental abatements have expired. The occupancy as of July 12, 2005 was 100.0%. The "As-Is" Value is
     $32,700,000 as of May 12, 2005.

     For Loan ID#49 (Sterling Oaks Apartments), the Appraised Value and LTV are
     based on the "Stabilized" value of $20,660,000 as of June 15, 2005. The
     "Stabilized" value assumes the completion of construction and occupancy of the 188 Unit space. The 188 Unit space has been completed and the occupancy as of July 7, 2005 was 99%. The "As-Is" value is $19,520,000 as of November
     2, 2004.

     For Loan ID#69 (Embassy Theater/Retail/Silverado), the Appraised Value and
     LTV for the Embassy Oaks Retail Center property are based on the
     "Stabilized" value of $3,300,000 as of June 15, 2005. The "Stabilized"
     value assumes the completion of construction and occupancy of the Embassy
     Oaks Retail Center space. The Embassy Oaks Retail Center space has been completed and they are open for business. The "As-Is" value is $3,000,000 as of April 5, 2005.

     For Loan ID#69 (Embassy Theater/Retail/Silverado), the Appraised Value and
     LTV for the Silverado Station Phase III property are based on the
     "Stabilized" value of $2,480,000 as of May 1, 2005. The "Stabilized" value assumes the completion of construction and occupancy of the Silverado
     Station Phase III space. The Silverado Station Phase III space has been completed and they are open for business. The "As-Is" value is $2,100,000 as of April 5, 2005.

     For Loan ID#72 (Village at Seco Canyon), the Appraised value and LTV are based on the "Stabilized" value of $15,500,000 as of August 1, 2005. The
     "Stabilized" value assumes completion of construction and stabilized occupancy. The "As-Is" Value is $15,150,000 as of May 25, 2005.

     For Loan ID#89 (Village at South County Commons), the Appraised Value and
     LTV are based on the "Stabilized" value of $9,425,000 as of November 29,
     2004. The "Stabilized" value assumes the lease up of the property and commencement of Liming Xie tenant lease. Based on the borrower provided rent roll from the June 30, 2005, the occupancy was 91.3% and the Liming
     Xie lease had commenced. The "As-Is" value is $9,255,000 as of November 29,
     2004.

     For Loan ID#93 (Parkridge Medical Building), the Appraised Value and LTV
     are based on the "Stabilized" value of $9,900,000 as of February 1, 2005.
     The "Stabilized" value assumes completion of construction and occupancy has stabilized. The occupancy as of January 18, 2005 was 86.2%. The "As-Is"
     value was $7,700,000 as of September 25, 2004.

     For Loan ID#132 (Bedrosian Tucson), the Appraised Value and LTV are based on the "As Completed As Proposed" value of $5,800,000 as of March 16, 2005.
     The "As Completed As Proposed" value assumes the completion of construction and occupancy of the Bedrosian Tucson space. The Bedrosian Tucson space has been completed and they are open for business. The "As-Is" value is
     $4,000,000 as of March 16, 2005.

     For Loan ID#153 (551 South Depot Drive), the Appraised Value and LTV are
     based on the "Stabilized" value of $4,020,000 as of September 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of February 1, 2005 was 100%. The "As-Is" value was $3,430,000 as of
     January 31, 2005.

     For Loan ID#184 (Tumwater Center), the Appraised Value and LTV are based on the "Stabilized" value of $3,220,000 as of October 21, 2004. The
     "Stabilized" value assumes 100% occupancy. The occupancy as of December 3,
     2004 was 100%. The "As-Is" value was $3,050,000 as of October 21, 2004.

     With respect to Loan ID#22 (Storage Bin Portfolio), the Storage Bin
     Portfolio Cut-off Date LTV Ratio was calculated by applying the $5,000,000 letter of credit to the loan amount. For calculation purposes, the cut-off loan amount used was $22,696,432.

     With respect to Loan ID#22 (Storage Bin Portfolio), the Storage Bin
     Portfolio LTV Ratio at ARD was calculated by applying the $5,000,000 letter of credit to the balloon amount. For calculation purposes, the maturity balance used was $18,168,094.

7    Loan ID#4 (Riverside on the James) is evidenced by two cross-collateralized and cross-defaulted notes, referred to respectively as the "Riverside on the James Office Note" (with an original principal balance of $53,000,000)
     and the "Riverside on the James Retail Note" (with an original principal balance of $2,250,000). The Riverside on the James Office Note has a
     defeasance period beginning on the earlier of August 30, 2009 or 25 months after the date of securitization, and ending on July 4, 2010. The Riverside on the James Retail Note has a yield maintenance period whereby the borrower may prepay the note with a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. The yield maintenance period begins on September 6, 2006 and ends on July 4, 2010.

     For Loan ID#129 (3109-3133 Olympic Boulevard), the borrower shall not have the right to prepay the loan prior to 3 months prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the entire principal balance to a level in which the
     DSCR is 1.6x or greater.

     For Loan ID#182 (Moore Manor Apartments), the borrower shall not have the right to prepay the loan prior to 3 months prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use.

     For Loan ID#198 (3560 Atlanta Industrial Drive), the borrower shall not have the right to prepay the loan prior to 3 months prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild to its current size as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the loan to a level in which the DSCR is 1.23x or greater.

8    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

9    For Loan ID#36 (Stuart Centre), the pooled mortgage loan is structured with a performance holdback of $1,550,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by July 1, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#130 (Teakwood Center), the pooled mortgage loan is structured with a performance holdback of $30,275, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by July 1, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#163 (Legacy Industrial Campus Building), the pooled mortgage loan is structured with a performance holdback of $500,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with yield maintenance premium 30 days prior to the expiration of the letter of credit if the letter of credit is not renewed and the releasing requirements have not been met in accordance with the respective reserve agreement.

     For Loan ID#199 (3120 West 63rd Street), the pooled mortgage loan is structured with a performance holdback of $52,233, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by
     September 23, 2005, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX D

                    MORTGAGE LOAN NO. 1 -- TRILOGY APARTMENTS

                               [5 PHOTOS OMITTED]

                                      D-1

                                 [MAP OMITTED]

                                      D-2

-----------------------------------------------------------------
            MORTGAGE LOAN NO. 1 -- TRILOGY APARTMENTS
-----------------------------------------------------------------
                        LOAN INFORMATION
-----------------------------------------------------------------

MORTGAGE LOAN SELLER:           BSCMI

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $137,500,000

CUT-OFF DATE BALANCE:           $137,500,000

FIRST PAYMENT DATE:             08/01/2005

INTEREST RATE:                  5.44100%

AMORTIZATION TERM:              Months 1-36: Interest Only

                                Months 37-60: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  07/01/2010

EXPECTED MATURITY BALANCE:      $134,037,073

SPONSORS:                       Jason Schlesinger and Adam
                                Schlesinger

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                24-payment lockout from date of
                                securitization, with U.S.
                                Treasury defeasance for the
                                following 32 payments, and open
                                to prepayment without premium
                                thereafter through maturity.

CUT-OFF DATE BALANCE PER UNIT:  $126,611

UP-FRONT RESERVES:              RE Taxes:         $1,908,502

                                Insurance:        $136,374

                                Replacement:      $22,625

                                Deferred          $61,250
                                Maintenance:

ONGOING RESERVES:               RE Taxes:         $213,039 / month

                                Insurance:        $29,358 / month

                                Replacement:      $22,625 / month

LOCKBOX:                        Hard
-----------------------------------------------------------------

-----------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                    PROPERTY INFORMATION
 -------------------------------------------------------------------

 SHADOW RATING:               NAP

 SINGLE ASSET/PORTFOLIO:      Single Asset

 PROPERTY TYPE:               Multifamily

 PROPERTY SUB-TYPE:           High Rise

 LOCATION:                    Wyncote, PA

 YEAR BUILT/RENOVATED:        1961 / 2001-2004

 PERCENT LEASED (AS OF):      92.1% (06/01/2005)

 UNITS:                       1,086

 THE COLLATERAL:              A Class A multifamily property
                              located in Wyncote, Pennsylvania.

 OWNERSHIP INTEREST:          Fee

 PROPERTY MANAGEMENT:         Ceebraid Signal Management Group, Ltd.

 U/W NET CASH FLOW:           $11,677,867

 APPRAISED VALUE (AS OF):     $182,600,000 (05/05/2005)

 CUT-OFF DATE LTV             75.3%

 LTV RATIO AT MATURITY:       73.4%

 U/W DSCR:                    1.54x

 U/W DSCR POST IO:            1.25x
 -------------------------------------------------------------------

 -------------------------------------------------------------------

THE TRILOGY APARTMENTS LOAN.

     THE LOAN. The largest loan (the "Trilogy Apartments Loan") is a
$137,500,000 first mortgage loan secured by the borrower's fee interest in a
Class A multifamily property (the "Trilogy Apartments Property") located in
Wyncote, Pennsylvania.

     THE BORROWER. The borrower, Cedarbrook Holdings Limited Partnership (the
"Trilogy Apartments Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The general partner of the Trilogy Apartments Borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The borrower is sponsored by Jason Schlesinger and Adam Schlesinger. Jason
Schlesinger is the Chairman and CEO of Ceebraid-Signal Corporation and Adam
Schlesinger is the Executive President. Both have reported a net worth in excess of $30 million. Ceebraid-Signal Corporation has over 40 years of operating history and currently owns and/or manages more than 40 properties containing over 14,000 residential units as well as industrial, office and retail properties throughout the eastern United States.

     THE PROPERTY. The Trilogy Apartments Property is a 1,086-unit, Class A, three-building, apartment complex with 1,674 parking spaces. The Trilogy
Apartments Property was constructed in 1961 and was renovated from 2001 through
2004. The Trilogy Apartments Borrower reported spending approximately $36 million in 2001-2004 in property upgrades which included $13.5 million of renovation costs to upgrade all kitchen and bathrooms for approximately 900 apartments (83% of total units). The only apartments not renovated at that time are occupied by long term residents. The Trilogy Apartments Property's amenities include: an 8,000 square foot sports center with indoor racquetball and basketball courts, tennis courts, a heated outdoor swimming pool, a movie screening room, saunas and locker rooms, a clubhouse for use as meeting or leisure space, a 24-hour manned gatehouse,

                                      D-3

courtesy shuttle bus to area shopping centers and train stations, outdoor and indoor parking, a business center, resident male and female card rooms, study libraries, and on-site restaurants, spa, and pilates facilities. Many of these amenities are available at no charge to residents. Additionally, all units have been equipped with washer and dryer systems, ceramic tile flooring in the bathroom and kitchens, new Frigidaire appliances, granite countertops and white cabinet systems. All units in buildings 1 and 2, and many units in building 3, have large covered balconies. All hallways, lobbies and common areas have been renovated within the last 2 years. There is also a new spa and restaurant scheduled to open in building 1 to serve the Trilogy community as well as residents in the neighboring areas.

               --------------------------------------------------------------------------------------------------
                                                                                                         AVG.
                                                                                                       MONTHLY
                                                                                                        MARKET
                                          UNIT TYPE              SUB-TOTAL      TOTAL      AVG. SF      RENTS
               ---------------- ------------------------------- ------------- ----------- ---------- ------------

               Studio           Studio                               14           14         583        $910
               --------------------------------------------------------------------------------------------------
               1 Bdrm           1 BR / 1 BA / Den                    44                               $1,482
                                ---------------------------------------------
                                1 BR / 1 BA (small)                  76                                 $931
                                ---------------------------------------------
                                1 BR / 1 BA                         357                               $1,245
                                ---------------------------------------------
                                1 BR / 2 BA / Den                    49          526         941      $1,461
               --------------------------------------------------------------------------------------------------
               2 Bdrm           2 BR / 2 BA / Den                   145                               $1,812
                                ---------------------------------------------
                                2 BR / 2 BA / Den / Dining           85                               $2,137
                                ---------------------------------------------
                                2 BR / 2 BA / Dining                 65                               $1,811
                                ---------------------------------------------
                                2 BR / 1 BA                          17                               $1,326
                                ---------------------------------------------
                                2 BR / 2 BA                         192          504        1,501     $1,610
               --------------------------------------------------------------------------------------------------
               3 Bdrm           3 BR / 2 BA / Den                    26                               $2,050
                                ---------------------------------------------
                                3 BR / 2 BA                          3                                $1,518
                                ---------------------------------------------
                                3 BR / 2 BA / Den / Dining           13           42        1,849     $2,376
               --------------------------------------------------------------------------------------------------
                                TOTAL                              1,086        1,086       1,231
               --------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Trilogy Apartments Property is managed by Ceebraid
Signal Management Group, Ltd., an affiliate of the Trilogy Apartments Borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. The Trilogy Apartments Borrower may obtain a release of a specified parcel of unimproved land adjacent to the mortgaged property, without any required prepayment of the Trilogy Apartments Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      D-4

          MORTGAGE LOAN NO. 2 -- DRA - AHWATUKEE FOOTHILL TOWNE CENTER

                               [3 PHOTOS OMITTED]

                                      D-5

                                 [MAP OMITTED]

                                      D-6

--------------------------------------------------------------------
    MORTGAGE LOAN NO. 2 -- DRA - AHWATUKEE FOOTHILL TOWNE CENTER
--------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE: (1)            $108,920,000

CUT-OFF DATE BALANCE: (1)        $108,920,000

FIRST PAYMENT DATE:              09/01/2005

INTEREST RATE:                   5.29500%

AMORTIZATION TERM:               Interest Only

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2010

EXPECTED MATURITY BALANCE:       $108,920,000

SPONSOR:                         DDRA Community Centers Five, L.P.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 24-payment lockout from date
                                 of securitization, with the
                                 greater of 1% or Yield
                                 Maintenance for the following
                                 31 payments, and open to
                                 prepayment without premium
                                 thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:     $162.25

UP-FRONT RESERVES:               None

ONGOING RESERVES:                Vacant Space     $100,000
                                 Impound:

                                 RE Taxes:(1)     Springing

                                 Insurance:(1)    Springing

                                 Replacement:(1)  Springing

                                 TI/LC:(1)        Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
                   PROPERTY INFORMATION
-------------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Phoenix, AZ

YEAR BUILT/RENOVATED:       1996, 1997, 1999, 2000 / NAP

PERCENT LEASED (AS OF):     93.0% (03/31/2005)

NET RENTABLE AREA:          671,300

THE COLLATERAL:             17 single-story buildings serving as
                            an anchored retail center with 50
                            tenants located in Phoenix, Arizona.

OWNERSHIP INTEREST:         Fee

                                                  LEASE
MAJOR TENANTS                % NRA   RENT PSF   EXPIRATION
-------------                -----   --------   ----------
AMC Theater                  11.6%    $15.85    12/31/2021

Bassett Furniture            8.9%     $14.50    08/31/2010

Jo-Ann Etc.                  6.9%     $10.00    01/31/2010

PROPERTY MANAGEMENT:        Developers Diversified Realty
                            Corporation

U/W NET CASH FLOW:          $8,769,748

APPRAISED VALUE (AS OF):    $146,400,000 (05/17/2005)

CUT-OFF DATE LTV RATIO:     74.4%

LTV RATIO AT MATURITY:      74.4%

U/W DSCR:                   1.50x

U/W DSCR POST IO:           NAP
-------------------------------------------------------------------

-------------------------------------------------------------------

(1)  Borrower is not required to make monthly real estate tax, insurance, replacement, or TI/LC deposits unless and until the earlier of the following events occurs: (i) the occurrence of a default; (ii) the debt service coverage ratio is less then 1.15x; or (iii) any assignment of borrower's obligations under the loan documents to, and assumption of such obligations by, a successor borrower.

THE DRA - AHWATUKEE FOOTHILL TOWNE CENTER LOAN.

     THE LOAN. The second largest loan (the "DRA - Ahwatukee Foothill Towne
Center Loan") is a $108,920,000 first mortgage loan secured by the borrower's fee simple interest in the DRA - Ahwatukee Foothill Towne Center (the "DRA -
Ahwatukee Foothill Towne Center Property") located in Phoenix, Arizona.

     THE BORROWER. The borrower, DDRA Ahwatukee Foothills LLC (the "DRA -
Ahwatukee Foothill Towne Center Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The DRA - Ahwatukee
Foothill Towne Center Borrower is a direct subsidiary of DDRA Community Centers
Five, L.P., the sponsor of the DRA - Ahwatukee Foothill Towne Center Loan. DDRA
Community Centers Five, L.P., is beneficially owned by CC Co-Investment LLC and
Developers Diversified Realty Corporation.

     CC Co-Investment LLC is a newly formed fund managed by Manageco CC LLC, an affiliate of DRA Advisors LLC. DRA Advisors LLC is a privately held real estate investment advisor which invests its clients' funds primarily through a series of commingled funds, mainly the DRA Growth and Income Funds IV LLC with approximately $1.2 billion of client funds and controlling approximately $4.5 billion of real estate. Since inception in 1995, the various funds have acquired approximately 157 properties nationwide in various asset classes including 27 million square feet of shopping centers, 16 million square feet of office space and 13,000 apartment units.

                                      D-7

     Developers Diversified Realty Corporation (rated `BBB' by S&P) is a publicly-traded real estate investment trust ("REIT") which currently owns and manages over 470 operating and development properties totaling approximately 109 million square feet of real estate in 44 states and Puerto Rico. Developers
Diversified Realty Corporation is a self-administered and self-managed REIT operating as a fully integrated real estate company, which acquires, develops, leases and manages shopping centers.

     THE PROPERTY. The DRA - Ahwatukee Foothill Towne Center Property is a
671,300 square foot, 17 building anchored retail center located in Phoenix,
Arizona. The subject property is 93.0% leased to 50 tenants. The anchor tenants make up 66.8% of the net rentable area and 60.9% of the total contract rent of the property. Of the 50 tenants at the property, 20 are national businesses, of which two are investment grade tenants (Best Buy and Ross Dress for Less). In addition, the DRA - Ahwatukee Foothill Towne Center Property is part of a larger power center and indirectly benefits from the tenants located in Phase I, which is not part of collateral, including Target and several other nationally recognized tenants. The subject property is located on the south side of Ray
Road between 46th Place and Interstate 10. Ray Road is a major east/west thoroughfare with 3 lanes of traffic in each direction. 48th Street is a major north/south thoroughfare with 2 lanes of traffic in each direction. The DRA -
Ahwatukee Foothill Towne Center Property also has good exposure from Interstate
Highway 10, and is located at the foot of South Mountain Park, which is surrounded by residential developments.

     SIGNIFICANT TENANTS: As of March 31, 2005, the DRA - Ahwatukee Foothill
Towne Center Property was approximately 93.0% leased to 50 tenants.

     AMC Theater leases 78,000 square feet (11.6% of the NRA) for $15.85 psf expiring in December 2021. AMC Theater is one of the world's leading theatrical exhibition companies based on revenues. As of March 31, 2005, the Company operated 229 theaters with 3,546 screens (3,308 in North America and 238 in
China, Japan, France, Portugal, Spain and the U.K.).

     Bassett Furniture leases 60,000 square feet (8.9% of the NRA) for $14.50 psf expiring in August 2010. Bassett Industries is one of the largest manufacturers and marketers of home furnishings, with approximately six manufacturing facilities throughout the United States. Bassett's products are sold through Bassett Furniture Direct stores, @t Home with Bassett galleries, and other furniture and department stores. As of November 27, 2004, the retail segment operates a store network of 116 Bassett Furniture Direct stores, 12 of which are Bassett owned retail stores, and have a presence in over 1,000 furniture and department stores located throughout the United States.

     Jo-Ann Etc. leases 46,535 square feet (6.9% of the NRA) for $10.00 psf expiring in January 2010. Jo-Ann Etc. engages in the retail of fabrics and crafts in the United States. The company operates retail stores, which features merchandise used in sewing, crafting, and home decorating projects, as well as softline, hardline, and seasonal products. As of May 5, 2005, the parent company, Jo-Ann Stores, Inc., operated retail stores under Jo-Ann Fabrics and
Crafts, and other Jo-Ann names, and consisted of 849 locations in 47 states.
Jo-Ann Stores, Inc. was founded in 1943 and is headquartered in Hudson, Ohio.

-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM           1               5,025            0.7%             5,025            0.7%
                2006          12              61,595            9.2%            66,620            9.9%
                2007          15             129,331           19.3%           195,951           29.2%
                2008           5              26,085            3.9%           222,036           33.1%
                2009           3              19,045            2.8%           241,081           35.9%
                2010           3             109,394           16.3%           350,475           52.2%
                2011           2              75,343           11.2%           425,818           63.4%
                2012           3              54,583            8.1%           480,401           71.6%
                2013           1               5,200            0.8%           485,601           72.3%
                2014           1              45,000            6.7%           530,601           79.0%
          THEREAFTER           4              93,955           14.0%           624,556           93.0%
              VACANT         NAP              46,744            7.0%           671,300          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          50             671,300          100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The DRA - Ahwatukee Foothill Towne Center Property is
managed by Developers Diversified Realty Corporation, which is an affiliate of the borrower. The management agreement is subordinate to the DRA - Ahwatukee
Foothill Towne Center Loan.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-8

                   MORTGAGE LOAN NO. 3 -- BOSTON DESIGN CENTER

                               [2 PHOTOS OMITTED]

                                      D-9

                                 [MAP OMITTED]

                                      D-10

--------------------------------------------------------------------
           MORTGAGE LOAN NO. 3 -- BOSTON DESIGN CENTER
--------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $72,000,000

CUT-OFF DATE BALANCE:           $72,000,000

FIRST PAYMENT DATE:             10/05/2005

INTEREST RATE:                  5.02000%

AMORTIZATION TERM:              Months 1- 24: Interest Only

                                Months 25-120:  360 months

ARD:                            Yes

ANTICIPATED REPAYMENT DATE:     09/05/2015

MATURITY DATE:                  01/05/2025

EXPECTED ARD BALANCE:           $62,448,015

SPONSORS:                       Jonathan Davis and Paul Marcus

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                25-payment lockout from date of
                                securitization, with U.S.
                                Treasury defeasance for the
                                following 91 payments, and open
                                to prepayment without premium
                                thereafter until the maturity
                                date.

CUT-OFF DATE BALANCE PER SF:    $130.35

UP-FRONT RESERVES:              Other: (1)       $1,000,000

ONGOING RESERVES:               Ground Rent:(2)  Springing

                                RE Tax:(2)       Springing

                                Insurance:(2)    Springing

                                Replacement:(3)  Springing

                                Other:(2)        Springing

LOCKBOX:                        Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
                    PROPERTY INFORMATION
------------------------------------------------------------------

SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Other

PROPERTY SUB-TYPE:               Design Center

LOCATION:                        Boston, MA

YEAR BUILT/RENOVATED:            1918 / 2000

PERCENT LEASED (AS OF):          94.0% (05/11/2005)

NET RENTABLE AREA:               552,344

THE COLLATERAL:                  An 8-story retail design
                                 center facility with an
                                 office component located in
                                 Boston, Massachusetts.

OWNERSHIP INTEREST:              Leasehold

                                          RENT      LEASE
MAJOR TENANTS                    % NRA     PSF    EXPIRATION
-------------                    ------   ----    ----------
Boston Medical Health Plan,
Inc. (4)                          7.9%    $9.35   10/31/2006

The Robert Allen Group, Inc.      7.1%   $12.69   06/30/2011

Baker Knapp & Tubbs, Inc.         4.1%   $18.40   07/31/2013

PROPERTY MANAGEMENT:             Design Center Management Inc.

U/W NET CASH FLOW:               $7,081,745

APPRAISED VALUE (AS OF):         $93,000,000 (05/01/2005)

CUT-OFF DATE LTV RATIO:          77.4%

LTV RATIO AT ARD:                67.1%

U/W DSCR:                        1.93x

U/W DSCR POST IO:                1.52x
------------------------------------------------------------------

------------------------------------------------------------------

(1)  The borrower deposited $1,000,000 into a reserve account to be used to pay for tenant improvements and leasing commissions in connection with re-leasing the office space which is currently leased but not occupied by
     Boston Medical Health Plan, Inc. Any remaining funds in this reserve will be released to the borrower when 95% of the Boston Medical Health Plan,
     Inc. space has been re-leased to tenants who are in occupancy and paying rent.

(2)  Upon the occurrence of a "Sweep Event", ongoing monthly escrows for 1/12 of annual ground rent, real estate taxes, insurance premiums and other will be required. A "Sweep Event" means the occurrence of any of the following events: (i) an event of default occurs; (ii) the Anticipated Repayment Date occurs or (iii) the property fails to maintain a 1.10x DSCR.

(3)  Upon the occurrence of a Sweep Event, the borrower is required to deposit
     $9,036 monthly into a Replacement Reserve.

(4)  Tenant has vacated the space but is currently paying rent.

THE BOSTON DESIGN CENTER LOAN.

     THE LOAN. The third largest loan (the "Boston Design Center Loan") is a
$72,000,000 first mortgage loan secured by the borrower's leasehold interest in the Boston Design Center (the "Boston Design Center Property") located in
Boston, Massachusetts.

     THE BORROWER. The borrower, DIV Design, LLC (the "Boston Design Center
Borrower"), is a single purpose bankruptcy remote entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsors are
Jonathan Davis and Paul Marcus. Jonathan Davis is the founder and principal of
The Davis Companies, a real estate investment development and management firm, and Paul Marcus is a principal of The Davis Companies and President of Davis
Investment Ventures, Inc.

     THE PROPERTY. The Boston Design Center Property is a 552,344 square foot,
8-story retail design center facility with an office component located in the
Seaport District of Boston, Massachusetts. Originally constructed in 1918, the
Boston Design Center Property was renovated in 2000. The Boston Design Center
Property has been serving professional interior designers and their clients since 1985. It has over 75 showrooms representing more than 1,200 product lines in furniture, fabrics, wall-coverings, floor coverings, lighting, art, accessories, antiques, home entertainment systems, kitchens and baths. The
Boston Design Center

                                      D-11

Property is located approximately one mile from the juncture of I-90 and I-93, which interstates provide access to all areas of New England. Logan
International Airport is just three miles from the property via I-90.

     SIGNIFICANT TENANTS: As of May 11, 2005, the Boston Design Center Property
was approximately 94.0% leased to over 90 tenants.

     Boston Medical Health Plan, Inc. leases 43,750 square feet of office space
(7.9% of total NRA) under a lease for $9.35 psf expiring October 31, 2006, with one five-year renewal option. Boston Medical Health Plan, Inc. is a private, not-for-profit, academic medical center. The subject space was used primarily for administrative purposes. The tenant has vacated the space but continues to pay rent. Management is in the process of subleasing this space. At origination, the Boston Design Center Borrower was required to deposit $1,000,000 into a reserve account to be used to pay tenant improvements and leasing commissions in connection with the re-leasing of this space.

     The Robert Allen Group, Inc. leases 39,210 square feet of space (7.1% of total NRA) under a lease for $12.69 psf expiring June 30, 2011. The Robert Allen
Group, Inc. is a designer and marketer of fabrics and home furnishings under numerous brand names including Ametex, Robert Allen, Robert Allen @ Home, Beacon
Hill, and Contract.

     Baker Knapp & Tubbs, Inc. leases 22,636 square feet of space (4.1% of total NRA) under a lease for $18.40 psf expiring July 31, 2013. Baker Knapp &
Tubbs, Inc. specializes in the production of furniture and interior decorative accessories. Baker Knapps & Tubbs, Inc. is part of the Kohler Interiors Group and a wholly-owned subsidiary of Kohler Co.

-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------

        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                 MTM           7             11,609             2.1%            11,609            2.1%
                2005           6             20,255             3.7%            31,864            5.8%
                2006          10             90,855            16.5%           122,719           22.2%
                2007           7             15,360             2.8%           138,079           25.0%
                2008           3              6,748             1.2%           144,827           26.2%
                2009          10             31,888             5.8%           176,715           32.0%
                2010           3             16,734             3.0%           193,449           35.0%
                2011          22            123,164            22.3%           316,613           57.3%
                2012          10             53,028             9.6%           369,641           66.9%
                2013           9             61,217            11.1%           430,858           78.0%
                2014           6             18,458             3.3%           449,316           81.3%
                2015           7             13,298             2.4%           462,614           83.8%
          THEREAFTER           8             56,755            10.3%           519,369           94.0%
              VACANT         NAP             32,975             6.0%           552,344          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL         108            552,344           100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2015 as of the May 11, 2005 rent roll.

     PROPERTY MANAGEMENT. The Boston Design Center Property is managed by Design
Center Management Inc., an affiliate of the Boston Design Center Borrower.

     ADDITIONAL INDEBTEDNESS. Affiliate debt is permitted up to an aggregate of
3% of the then outstanding principal balance of the Boston Design Center Loan, subject to an acceptable subordination agreement.

     GROUND LEASE. The Boston Design Center Property is subject to a ground lease expiring March 20, 2035, with five 5-year extension options. The ground lessor is the Economic Development and Industrial Corporation, which is administered by the Economic Development Division of the Boston Redevelopment
Authority. Fixed rent under the ground lease is currently $161,498 per year, increasing to $173,610 per year in 2006, with rent steps of 7.5% at the end of every fifth lease year. In addition to the fixed rent, the Boston Design Center
Borrower also pays percentage rent equal to 9.375% of gross receipts in years
4-40 of the lease term (increasing to 12.5% of gross receipts through initial maturity), net of parking revenues, subtenant reimbursements for direct operating expenses, legal and professional fees and other direct expenses of operating the property.

RELEASE OF PARCELS.  Not Allowed.

                                      D-12

                  MORTGAGE LOAN NO. 4 -- RIVERSIDE ON THE JAMES

                               [2 PHOTOS OMITTED]

                                      D-13

                                 [MAP OMITTED]

                                      D-14

--------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 -- RIVERSIDE ON THE JAMES
--------------------------------------------------------------------
                                  LOAN INFORMATION
--------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE: (1)            $55,250,000

CUT-OFF DATE BALANCE: (1)        $55,250,000

FIRST PAYMENT DATE:              10/05/2005

INTEREST RATE:                   5.25000%

AMORTIZATION TERM:               Interest Only

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      09/05/2010

MATURITY DATE:                   09/05/2030

EXPECTED ARD BALANCE: (1)        $55,250,000

SPONSOR:                         Prudential Investment
                                 Management, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Office Note ($53,000,000):
                                 25-payment lockout from date
                                 of securitization, with U.S.
                                 Treasury defeasance for the
                                 following 32 payments, and
                                 open to prepayment without
                                 premium thereafter until the
                                 maturity date.

                                 Retail Note ($2,250,000): A
                                 payment lockout up to and
                                 including the September 2006
                                 payment date, with the
                                 greater of 1% or Yield
                                 Maintenance thereafter until
                                 two months prior to the ARD
                                 when it is open to prepayment
                                 without premium.

CUT-OFF DATE BALANCE PER SF:(1)  $210.02

UP-FRONT RESERVES:               Other:(2)       $4,465,055

ONGOING RESERVES:                Other:(3)       Springing

                                 RE Tax:(3)      Springing

                                 Insurance:(3)   Springing

                                 Replacement:(3) Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                       PROPERTY INFORMATION
 -------------------------------------------------------------------

 SHADOW RATING:             NAP

 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Office

 PROPERTY SUB-TYPE:         Urban

 LOCATION:                  Richmond, VA

 YEAR BUILT/RENOVATED:      2005 / NAP

 PERCENT LEASED (AS OF):    80.9% (07/29/2005)

 NET RENTABLE AREA: (1)     263,066

 THE COLLATERAL:            A 15-story office property located
                            in Richmond, Virginia.

 OWNERSHIP INTEREST:        Fee, subject to a leasehold

                                                      LEASE
 MAJOR TENANTS                % NRA     RENT PSF    EXPIRATION
--------------                -----     --------    ----------
 Troutman Sanders, LLP(4)     54.0%      $30.37     04/30/2021

 Harris Williams & Co.(5)     10.4%      $26.98     05/31/2012

 Thomas Rutherfoord, Inc (6)  10.4%      $27.05     05/31/2015

 PROPERTY MANAGEMENT:         Daniel Realty Services, LLC

 U/W NET CASH FLOW:           $5,131,037

 APPRAISED VALUE (AS OF):(7)  $80,500,000 (07/01/2005)

 CUT-OFF DATE LTV RATIO:(7)   68.6%

 LTV RATIO AT ARD:  (7)       68.6%

 U/W DSCR:                    1.74x

 U/W DSCR POST IO:            NAP
 -------------------------------------------------------------------

 -------------------------------------------------------------------

(1)  The "Riverside on the James Loan" is evidenced by two cross-collateralized and cross-defaulted notes, referred to respectively as the "Riverside on the James Office Note" (with an original principal balance of $53,000,000)
     and the "Riverside on the James Retail Note" (with an original principal balance of $2,250,000). Unless otherwise specified, all information set forth in these tables is presented on an aggregate basis.

(2)  This reserve consists of an amount held back from the property acquisition price and is comprised of a Punchlist Holdback ($303,178.50) and a Lease
     Holdback ($4,161,876). The reserve is being held by the First American
     Title Insurance Company pursuant to an escrow arrangement between the seller and the borrower. The lender has a pledge of the borrower's rights under this escrow arrangement and an agreement from the borrower to cause all amounts the borrower is entitled to receive under the escrow arrangement to be deposited into the loan's cash management system.

(3)  An ongoing escrow springs if either an Event of Default occurs or the DSCR drops below 1.25x.

(4)  Troutman Sanders, LLP has executed three separate leases at the property, all of which expire on April 30, 2021. The first lease is for 136,800 square feet at $30.93 psf. The second lease is for 4,194 square feet at
     $18.25 psf and the third lease is for 1,134 square feet at $7.25 psf. The tenant is in a free rent period, with rental payments commencing on October
     8, 2005, and is currently paying a weighted average of $2.34 psf. The Rent
     PSF presented above is a weighted average based on the rental payments commencing on October 8, 2005 under all three leases.

(5)  Harris Williams & Co. has executed a lease for 27,418 square feet. The tenant currently occupies 21,000 square feet and is in a free rent period, with rental payments commencing on September 6, 2005 for $26.00 psf. The tenant will expand into a portion of the leased but unoccupied space and begin paying rent on 24,000 square feet on July 1, 2006 and 27,418 square feet on July 1, 2007. The % NRA and Rent PSF referenced above are as of
     July 1, 2007. See the Significant Tenants section below for further discussion.

(6)  Thomas Rutherfoord, Inc. has executed a lease for 27,418 square feet. The tenant currently occupies 20,702 square feet and is in a free rent period, with rental payments commencing on December 13, 2005 at $26.00 psf. The tenant will expand into a portion of the leased but unoccupied space and begin paying rent on 24,060 square feet on August 1, 2006 and 27,418 square feet on August 1, 2007. The % NRA and Rent PSF referenced above are as of
     August 1, 2007. See the Significant Tenants section below for further discussion.

(7)  The appraiser also concluded that the "As-Stabilized" value of the property would be $86,000,000 as of January 1, 2006. The Cut-off Date LTV Ratio and
     the LTV Ratio at ARD are based on the "As-Is" value of $80,500,000.

                                      D-15

THE RIVERSIDE ON THE JAMES LOAN.

     THE LOAN. The fourth largest loan (the "Riverside on the James Loan") is a
$55,250,000 first mortgage loan secured by the borrower's fee interest in a condominium unit (subject to a leasehold interest) in the Riverside on the James property (the "Riverside on the James Property") located in Richmond, Virginia.

     THE BORROWER. The borrower, Riverside Owner, LLC (the "Riverside on the
James Borrower"), a Delaware limited liability company, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination. The
Riverside on the James Borrower acquired the property as part of a "reverse"
exchange permitted under Section 1031 of the United States Internal Revenue Code
("IRC"). At origination of the Riverside on the James Loan, the 100% equity owner and sole member of the Riverside on the James Borrower was Fiddlehead
Acquisitions Inc., a subsidiary of JPMorgan Chase ("JPMC Sub"), which is an entity that acts as a "qualified intermediary" under IRC regulations. Pursuant to IRC regulations, JPMC Sub, as nominee of the Riverside on the James Borrower, will hold indirect ownership of the property until the date that is the earlier to occur of (i) the expiration of the 180-day period from the date of origination of the Riverside on the James Loan or (ii) the sale of another property owned by an affiliate of the Riverside on the James Borrower to complete the 1031 exchange (such time, the "Exchange Date"). On the Exchange
Date, Riverside Owner Corp. will become the sole member of the Riverside on the
James Borrower pursuant to executed entity organization documents and assignment and assumption documents that have been pre-approved by the lender and delivered into escrow, and such documents are to become effective upon their release from escrow on the Exchange Date. On the Exchange Date, the Riverside on the James
Borrower will be indirectly owned by Amacar GP, Inc. (10%); PF Global Real
Estate, LLC (45%); and DLJMB Fund, Inc. (45%). The Riverside on the James
Borrower is sponsored by Prudential Investment Management, Inc. Prudential
Investment Management, Inc. is wholly-owned by Prudential Financial, Inc. (rated
A-/A3/A by S/M/F).

     In addition, on the Exchange Date, the Riverside on the James Borrower will enter into a master lease of its entire interest in the property with Riverside
Tenant LLC, a Delaware limited liability company, as master lessee, in order to accommodate restrictions under Islamic law with respect to certain investors in the master lessee that prohibit such investors from paying interest and otherwise engaging in conventional mortgage borrowing. The master lessee is a single purpose bankruptcy remote entity which has no material assets other than its interest in the master lease. The master lease provides for ongoing monthly lease payments in an amount equal to the debt service payments under the
Riverside on the James Loan and other expenses of the Riverside on the James
Borrower.

     THE PROPERTY. The Riverside on the James Property is part of a mixed-use development, consisting of an office building, a residential development and a retail development (not yet built). The Riverside on the James Property is a
15-story office building with ground floor retail that includes a 6-story parking garage containing approximately 790 parking spaces (but excludes a below-ground parking garage). The building was completed in 2005. The building is located on Brown's Island in Richmond, Virginia. The collateral also includes the ground-floor retail portion (which is also part of the condominium unit) of an adjacent 122-unit, high-rise residential condominium building (the
"Residential Retail Component"). The collateral currently consists of a single condominium unit, containing both office space and retail space. Within 120 days of the origination date, the Riverside of James Borrower is obligated to cause the single condominium unit to be subdivided into two condominium units (an office component and the Residential Retail Component).

     The land underlying the Riverside on the James Property is subject to a ground lease that has been contributed to the condominium regime and constitutes a limited common element, over which a unit owner would exercise rights through the condominium association.

     SIGNIFICANT TENANTS: As of July 29, 2005, the Riverside on the James
Property was approximately 80.9% leased to seven tenants.

     Troutman Sanders, LLP leases 142,128 square feet of space (54.0% of NRA)
under three separate leases for a weighted average rent of $30.37 psf, expiring
April 30, 2021, with annual 2% rent increases and two 5-year extension options.
The tenant is in a free rent period, with rental payments commencing on October
8, 2005, and is currently paying a weighted average rent of $2.34 psf. Troutman
Sanders, LLP was founded in 1897 and is an international law firm with offices in nine cities, including Hong Kong and London.

     Harris Williams & Co. leases 27,418 square feet (10.4% of NRA) under a lease expiring May 31, 2012. Harris Williams & Co. currently occupies 21,000 square feet and is in a free rent period. Beginning on September 6, 2005, Harris
Williams & Co. will pay $26.00 psf on the 21,000 square feet that it currently occupies. On July 1, 2006, Harris Williams & Co. will occupy an additional 3,000 square feet and pay $26.48 psf for the entire 24,000 square feet it will occupy.
On July 1, 2007, Harris Williams & Co. will occupy an additional 3,418 square feet and will pay $26.98 psf for the entire 27,418 square feet. The holdback reserve in place at origination includes, among other things, an amount equal to the rental payments on this lease from the date of origination through the respective expansion dates. Harris Williams & Co. is the largest independently-owned merger and acquisition advisory firm in the United States, exclusively serving the middle market. The Riverside on the James Property serves as Harris Williams headquarters.

                                      D-16

     Thomas Rutherfoord, Inc leases 27,418 square feet (10.4% of NRA) under a lease expiring May 31, 2015. Thomas Rutherfoord, Inc currently occupies 20,702 square feet and is in a free rent period. Beginning on December 13, 2005, Thomas
Rutherfoord, Inc will pay $26.00 psf on the 20,702 square feet that it currently occupies. On August 1, 2006, Thomas Rutherfoord, Inc will occupy an additional
3,358 square feet and pay $26.52 psf for the entire 24,060 square feet it will occupy. On August 1, 2007, Thomas Rutherfoord, Inc will occupy an additional
3,358 square feet and will pay $27.05 psf for the entire 27,418 square feet. The holdback reserve in place at origination includes, among other things, an amount equal to the rental payments on this lease from the date of origination through the respective expansion dates. Thomas Rutherfoord, Inc is an independently owned insurance brokerage firm, with a location in Richmond, Virginia dating back to approximately 1794.

-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2007           1              1,700             0.6%             1,700            0.6%
                2010           2             10,388             3.9%            12,088            4.6%
                2012           1             27,418            10.4%            39,506           15.0%
                2015           2             31,106            11.8%            70,612           26.8%
          THEREAFTER           3            142,128            54.0%           212,740           80.9%
              VACANT         NAP             50,326            19.1%           263,066          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL           9            263,066           100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2015 as of the July 29, 2005 rent roll.

     PROPERTY MANAGEMENT. The Riverside on the James Property is managed by
Daniel Realty Services, LLC, which is not affiliated with the Riverside on the
James Borrower.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE. The Riverside on the James Property is encumbered by a ground lease that expires April 30, 2102. Fixed rent payments of $53,600 per annum commence on May 1, 2006. Annual ground rent will increase to $72,800 on May 1,
2009, $92,000 on May 1, 2012, and $111,200 on May 1, 2015. The Riverside on the
James Borrower or the condominium association on its behalf has an option to purchase the ground lessor's fee interest at a fixed purchase price of
$1,824,000, exercisable at any time, in which event the fee interest would become a limited common element. In the event the option is exercised and the
Riverside on the James Borrower or the condominium association on its behalf acquires the fee interest, the loan documents require the fee interest to be subordinated to the lien of the mortgage.

     In addition, pursuant to a contract of sale between Riverside Owner Corp.
and the ground lessor, Riverside Owner Corp. is purchasing the ownership interest in the ground lessor and upon such purchase, it has agreed to subordinate the ground lessor's fee interest to the lien of the Mortgage. The acquisition of this interest by Riverside Owner Corp. is still subject to the purchase option of the Riverside on the James Borrower or the condominium association on its behalf described in the prior paragraph.

     RELEASE OF PARCELS.  Please see below.

     RELEASE OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT. So long as Prudential
Investment Management, Inc. owns both the retail and office condominium units, the notes are required to be cross-collateralized and cross-defaulted. If the
Riverside on the James Retail Note is assumed by a third party, the cross-collateralization and cross-default requirements will be terminated and the Riverside on the James Retail Note will be secured solely by the Residential
Retail Component. In addition, the cross-collateralization and cross-default provisions will be terminated in the event of a voluntary prepayment by the
Riverside on the James Borrower of the Riverside on the James Retail Note after the expiration of the applicable lock-out period.

                                      D-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      D-18

                  MORTGAGE LOAN NO. 5 -- MARRIOTT TYSONS CORNER

                               [3 PHOTOS OMITTED]

                                      D-19

                                 [MAP OMITTED]

                                      D-20

----------------------------------------------------------------------
           MORTGAGE LOAN NO. 5 -- MARRIOTT TYSONS CORNER
----------------------------------------------------------------------
                            LOAN INFORMATION
----------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $49,330,000

CUT-OFF DATE BALANCE:            $49,330,000

FIRST PAYMENT DATE:              06/01/2005

INTEREST RATE:                   5.33850%

AMORTIZATION TERM:               Months 1-24: Interest Only

                                 Months 25-120: 300 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   05/01/2015

EXPECTED MATURITY BALANCE:       $40,403,842

SPONSOR:                         Sunstone Hotel Investors, Inc.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 24-payment lockout from date
                                 of securitization, with U.S. Treasury
                                 defeasance for the following 91
                                 payments, and open to prepayment
                                 without premium on the maturity date.

CUT-OFF DATE BALANCE PER ROOM:   $126,487

UP-FRONT RESERVES:               RE Taxes:      $270,816

                                 Deferred       $11,250
                                 Maintenance:

                                 Other:(1)      $480,000

ONGOING RESERVES:                RE Taxes:      $51,006 / month

                                 Insurance:(2)  Springing

LOCKBOX:                         Springing Hard
----------------------------------------------------------------------

----------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Hospitality

PROPERTY SUB-TYPE:        Full Service

LOCATION:                 Vienna, VA

YEAR BUILT/RENOVATED:     1981 / 2004

OCCUPANCY (AS OF):        74.6% (T-12 - 07/31/2005)

ADR (AS OF):              $153.15 (T-12 - 07/31/2005)

REVPAR (AS OF):           $114.19 (T-12 - 07/31/2005)

ROOMS:                    390

THE COLLATERAL:           A 15-story, 390-room, full-service
                          hotel located in Vienna, Virginia.

OWNERSHIP INTEREST:       Fee

PROPERTY MANAGEMENT:      Marriott Hotel Services, Inc.

U/W NET CASH FLOW:        $5,589,771

APPRAISED VALUE (AS OF):  $71,600,000 (03/18/2005)

CUT-OFF DATE LTV RATIO:   68.9%

LTV RATIO AT MATURITY:    56.4%

U/W DSCR:                 2.09x

U/W DSCR POST IO:         1.56x
------------------------------------------------------------------

------------------------------------------------------------------

(1)  This reserve of $480,000 was held back to fund part of a renovation program and other repairs.

(2)  An ongoing monthly escrow springs for 1/12 of annual insurance premiums if the borrower fails to provide lender evidence of payment of the insurance premiums.

THE MARRIOTT TYSONS CORNER LOAN.

     THE LOAN. The fifth largest loan (the "Marriott Tysons Corner Loan") is a
$49,330,000 first mortgage loan secured by the borrower's fee interest in the
Marriott Tysons Corner (the "Marriott Tysons Corner Property") located in
Vienna, Virginia.

     THE BORROWER. The borrower, Sunstone Leesburg, LLC (the "Marriott Tysons
Corner Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsor, Sunstone Hotel Investors,
Inc. ("Sunstone"; NYSE: SHO), is a California-based real estate investment trust
("REIT") that owns hotels throughout the United States. As of December 31, 2004,
Sunstone owned 54 hotels, with 13,183 rooms, located in 17 states in the United
States. Sunstone's hotels are operated under a number of flags, including
Marriott, Hilton, Hyatt, InterContinental and Wyndham.

     THE PROPERTY. The Marriott Tysons Corner Property is a Marriott flagged,
15-story, 390-room full-service hotel located in Vienna, Virginia. The Marriott
Tysons Corner Property was built in 1981 and features a fully equipped health club with heated indoor swimming pool, whirlpool, dry saunas, a variety of exercise equipment, and private locker rooms. There is approximately 9,700 square feet of meeting space with fifteen meeting and banquet rooms. The property is situated between the Leesburg Pike interchange with the Capital
Beltway (Interstate 495) and the intersection of Leesburg Pike (Route 7) and
Route 123 (Chain Bridge Road), the main commercial corridors through the Tysons
Corner area. The Tysons Corner Mall and Galleria at Tysons are just northeast of the property. In addition to the regional malls, Tysons Corner is home to approximately 25.6 million square feet of office space and various other commercial uses. The hotel has good visibility and access from the Capital
Beltway 495 and Route 7. During 2003-2004, approximately $6.6 million, or
$17,000 per key, was spent in capital improvements on the Marriott Tysons Corner
Property. Approximately $4.0 million, or $10,250 per key, is budgeted to be spent in 2005-2006.

                                      D-21

---------------------------------------------------------------------------------------------------------------------------------
             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
---------------------------------------------------------------------------------------------------------------------------------
                         COMPETITIVE SET                  MARRIOTT TYSONS CORNER                   PENETRATION FACTOR
--------------- ----------------------------------- ----------------------------------- -----------------------------------------
     YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------

     2002          67.6%      $114.08     $77.16       72.1%      $122.29     $88.14      106.7%       107.2%        114.2%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
     2003          67.7%      $116.69     $78.94       68.2%      $131.43     $89.58      100.7%       112.6%        113.5%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
     2004          73.5%      $128.56     $94.51       72.7%      $147.39    $107.16       98.9%       114.6%        113.4%
--------------- ------------ ---------- ----------- ------------ ---------- ----------- ------------ ----------- ----------------
 T-12 6/2005       73.5%      $138.07    $101.53       76.3%      $152.50    $116.41      103.8%       110.5%        114.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The Marriott Tysons Corner Property is managed by
Marriott Hotel Services, Inc., an affiliate of Marriott International, Inc.
("Marriott"). Marriott (NYSE:MAR; rated BBB+/Baa2/BBB by S&P/Moody's/Fitch) is a hospitality company with nearly 2,800 operating units in the United States and
69 other countries and territories. The company has approximately 133,000 employees as of year-end 2004 and is headquartered in Washington, D.C.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-22

                   MORTGAGE LOAN NO. 6 -- LAHAINA CANNERY MALL

                               [2 PHOTOS OMITTED]

                                      D-23

                                 [MAP OMITTED]

                                      D-24

----------------------------------------------------------------
         MORTGAGE LOAN NO. 6 -- LAHAINA CANNERY MALL
----------------------------------------------------------------
                         LOAN INFORMATION
----------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $48,000,000

CUT-OFF DATE BALANCE:            $47,951,942

FIRST PAYMENT DATE:              09/01/2005

INTEREST RATE:                   5.25000%

AMORTIZATION TERM:               360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   08/01/2015

EXPECTED MATURITY BALANCE:       $39,865,128

SPONSORS:                        Gus C. Gianulias, James C.
                                 Gianulias, Kenneth E. Laird
                                 and Andrew C. Gianulias

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 34-payment lockout from date
                                 of securitization, with U.S.
                                 Treasury defeasance for the
                                 following 82 payments, and
                                 open to prepayment without
                                 premium thereafter through
                                 maturity.

CUT-OFF DATE BALANCE PER SF:     $340.04

UP-FRONT RESERVES:               RE Taxes:       $30,054

                                 Insurance:      $147,091

ONGOING RESERVES:                RE Taxes:       $30,054 / month

                                 Insurance:      $21,013 / month

LOCKBOX:                         None
----------------------------------------------------------------

----------------------------------------------------------------

---------------------------------------------------------------

----------------------------------------------------------------
                     PROPERTY INFORMATION
----------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Lahaina, HI

YEAR BUILT/RENOVATED:     1940-1960, 1987 / NAP

PERCENT LEASED (AS OF):   95.0% (07/08/2005)

NET RENTABLE AREA:        141,020

THE COLLATERAL:

                          Five single-story buildings serving as
                          an anchored retail center with over 60
                          tenants located in Lahaina, Hawaii.

OWNERSHIP INTEREST:       Fee

                                                     LEASE
MAJOR TENANTS                % NRA      RENT PSF   EXPIRATION
-------------                -----      --------   ----------
Safeway                      26.7%       $13.92    02/28/2007

Longs Drug Stores            17.1%       $9.54     02/28/2007

E&O Trading Co.              6.1%        $27.00    12/31/2020

PROPERTY MANAGEMENT:      CB Richard Ellis Hawaii, Inc.

U/W NET CASH FLOW:        $4,477,049

APPRAISED VALUE (AS OF):  $70,000,000 (06/15/2005)

CUT-OFF DATE LTV RATIO:   68.5%

LTV RATIO AT MATURITY:    57.0%

U/W DSCR:                 1.41x

U/W DSCR POST IO:         NAP
----------------------------------------------------------------

----------------------------------------------------------------

THE LAHAINA CANNERY MALL LOAN.

     THE LOAN. The sixth largest loan (the "Lahaina Cannery Mall Loan") is a
$48,000,000 first mortgage loan secured by the borrower's fee interest in the
Lahaina Cannery Mall (the "Lahaina Cannery Mall Property") located in Lahaina,
Hawaii.

     THE BORROWER. The borrower, Lahaina Cannery Mall, LLC (the "Lahaina Cannery
Mall Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Gus C. Gianulias,
James C. Gianulias, Kenneth E. Laird and Andrew C. Gianulias. Together, they have reported a net worth in excess of $478 million. Their real estate portfolio consists of shopping centers, apartment buildings, office buildings and vineyards. The portfolio includes over 38 commercial retail and office buildings consisting of approximately 1.5 million square feet, as well as more then 300 apartment units.

     THE PROPERTY. The Lahaina Cannery Mall Property is comprised of a 141,020 square feet of net rentable area on 17.5 acres and consists of the Lahaina
Cannery Mall (14.5 acres); Cannery Commercial Center (1.2 acres); and Old
Lahaina Luau, an award winning luau that operates on 1.8 acres of ground-leased land. Lahaina Cannery Mall is the only fully enclosed, air-conditioned mall on the island of Maui and has been anchored by Safeway (26.7% NRA / 13.6% GPR) and
Longs Drug Stores (17.1% NRA / 6.0% GPR) since the Lahaina Cannery Mall Property opened in 1987. Safeway and Longs Drug Stores have reported 2004 sales of $986 psf and $824 psf, respectively. Lahaina Cannery Mall is 59% occupied by national tenants. Cannery Commercial Center was built between 1940 and 1960 with further construction completed in 1987, and consists of four single-story buildings operated as retail shops or restaurants. Combined, the Lahaina Cannery Mall
Property is located in between Old Town Lahaina and the Kaanapali beach resorts, which are estimated to have in excess of 2 million visitors per year. The
Lahaina Cannery Mall Property offers immediate frontage to the 4-lane
Honoapiilani Highway.

                                      D-25

     SIGNIFICANT TENANTS:  As of July 8, 2005, the Lahaina Cannery Mall Property
was approximately 95.0% leased to 60 tenants.

     Safeway (NYSE: SWY) leases 37,651 square feet (26.7% of the NRA) for $13.92 psf expiring in February 2007. Safeway, Inc. operates as a food and drug retailer in North America. Its stores offer food and general merchandise, and various specialty departments, such as bakery, delicatessen, floral, and pharmacy. As of January 1, 2005, the company operated 1,802 stores in the western, southwestern, Rocky Mountain, and mid-Atlantic regions of the United
States and in western Canada. The Safeway at the property reported 2004 sales of
$37.1 million ($986psf) with an occupancy cost of 2.6% as of year-end 2004.

     Longs Drug Stores (NYSE: LDG) leases 24,113 square feet (17.1% of the NRA)
for $9.54 psf expiring in February 2007. Longs Drug Stores Corporation, through its subsidiary, Longs Drug Stores California, Inc., operates retail drug stores in California, Hawaii, Colorado, Nevada, Washington, and Oregon. Through its
stores, the company provides pharmacy services and convenient product offerings, including over-the-counter medications. The company was founded in 1938, and as of May 5, 2005, operates 472 stores and 1 mail order pharmacy. The Longs Drug
Stores at the property reported 2004 sales of $19.9 million ($824 psf) with an occupancy cost of 2.6% as of year-end 2004.

     E&O Trading Co. leases 8,573 square feet (6.1% of the NRA) for $27.00 psf expiring in December 2020. E&O Trading Co. is a Southeast Asian Grill style restaurant and opened in San Francisco's Union Square district in August 1997.
Currently E&O Trading Co. has grown to five locations. Including the subject property, two locations are in Hawaii (Lahaina and Honolulu), while the remaining three locations are in the San Francisco Bay area.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
YEAR                   # OF LEASES          TOTAL SF       % OF TOTAL       CUMULATIVE      CUMULATIVE %
                         EXPIRING           EXPIRING       SF EXPIRING        TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

MTM                            8               3,205             2.3%            3,205            2.3%
2005                           4               2,995             2.1%            6,200            4.4%
2006                          13              12,323             8.7%           18,523           13.1%
2007                           6              66,498            47.2%           85,021           60.3%
2008                           5              13,864             9.8%           98,885           70.1%
2009                          15              15,559            11.0%          114,444           81.2%
2010                           6               6,228             4.4%          120,672           85.6%
2012                           1               1,134             0.8%          121,806           86.4%
2014                           1               3,551             2.5%          125,357           88.9%
Thereafter                     1               8,573             6.1%          133,930           95.0%
Vacant                       NAP               7,090             5.0%          141,020          100.0%
-----------------------------------------------------------------------------------------------------------
Total                         60             141,020           100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The Lahaina Cannery Mall Property is managed by CB
Richard Ellis Hawaii, Inc., a third party leasing and management firm. Locally,
CB Richard Ellis has a staff of over 60 employees and is considered the largest commercial real estate firm in Hawaii with over 1.5 million square feet of commercial space under management and offices on all the major Hawaiian Islands.
The management agreement is subordinate to the Lahaina Cannery Mall Loan.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The Lahaina Cannery Mall Borrower may obtain a release of the specified 48,700 square foot vacant parcel of land and/or the approximately 80,000 square foot parcel of vacant land adjacent to the mortgaged property, without any required prepayment of the Lahaina Cannery Mall Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      D-26

                MORTGAGE LOAN NO. 7 -- STERLING GLEN OF RYE BROOK

                               [2 PHOTOS OMITTED]

                                      D-27

                                 [MAP OMITTED]

                                      D-28

----------------------------------------------------------------------
                MORTGAGE LOAN NO. 7 -- STERLING GLEN OF RYE BROOK
----------------------------------------------------------------------
                                  LOAN INFORMATION
----------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $47,000,000

CUT-OFF DATE BALANCE:           $47,000,000

FIRST PAYMENT DATE:             10/05/2005

INTEREST RATE:                  5.24800%
AMORTIZATION TERM:              Months 1-24: Interest Only

                                Months 25-119: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  08/05/2015

EXPECTED MATURITY BALANCE:      $41,068,299

SPONSOR:                        Forest City Enterprises, Inc.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                25-payment lockout from date
                                of securitization, with U.S.
                                Treasury defeasance for the
                                following 90 payments, and
                                open to prepayment without
                                premium thereafter until the
                                maturity date.

CUT-OFF DATE BALANCE PER UNIT:  $281,437.13

UP-FRONT RESERVES:              RE Taxes:        $62,801

                                Insurance:       $65,000

                                Debt Service:(1) $4,000,000

ONGOING RESERVES:               RE Taxes:        $62,801 / month

                                Insurance:       $9,108 / month

                                Replacement:     $4,775 / month

LOCKBOX:                        Hard
----------------------------------------------------------------------

----------------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
                     PROPERTY INFORMATION
-------------------------------------------------------------
SHADOW RATING:                NAP

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Multifamily

PROPERTY SUB-TYPE:            Garden

LOCATION:                     Rye Brook, NY

YEAR BUILT/RENOVATED:         2003 / NAP

PERCENT LEASED (AS OF):(2)    50.3% (07/14/2005)

UNITS:                        167

THE COLLATERAL:               A 167-unit independent senior
                              living facility located in Rye
                              Brook, New York.

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Forest City Daly Housing Management, LLC

U/W NET CASH FLOW: (3)        $4,801,692

APPRAISED VALUE (AS OF):(3)   $64,800,000 (08/01/2005)

CUT-OFF DATE LTV RATIO:(3)    72.5%

LTV RATIO AT MATURITY:(3)     63.4%

U/W DSCR:                     1.92x

U/W DSCR POST IO:             1.54x
-------------------------------------------------------------

-------------------------------------------------------------

(1)  This reserve will be used to pay the debt service of the loan until projected stabilization. Any outstanding balance in this reserve must be released to the borrower at such time as the economic occupancy of the property has been at least 90% for a period of six consecutive months.

(2)  At origination, The National Electrical Benefit Fund ("NEBF"), who is a 50%
     owner of one of the borrowers, Stonegate at Bellefair, LLC ("Stonegate"), entered into a master lease with Stonegate. Under the master lease, NEBF agrees to pay Stonegate rent equal to $6,233,050.08 per annum. NEBF's obligation under the master lease will be offset by the actual base rent collected for the vacant units pursuant to third-party leases. NEBF will be fully released from the master lease at such time that 70 of the vacant units have been leased to third-party tenants at annual base rents totaling at least $5,609,745 and the property has an overall occupancy of at least
     85% for six consecutive months. The Percentage Leased (As of) includes six units that are included under the master lease.

(3)  The appraiser also concluded that the "As-Stabilized" value of the property would be $73,400,000 as of January 1, 2007. The Cut-off Date LTV Ratio and
     the LTV Ratio at Maturity are based on the appraiser's "As-Is" value of
     $64,800,000.

THE STERLING GLEN OF RYE BROOK LOAN.

     THE LOAN. The seventh largest loan (the "Sterling Glen of Rye Brook Loan")
is a $47,000,000 first mortgage loan secured by the borrower's fee interest in a
167-unit independent senior living facility (the "Sterling Glen of Rye Brook
Property") located in Rye Brook, New York.

     THE BORROWER. The borrowers, Stonegate at Bellefair, LLC ("Stonegate") and
FCD Ryebrook Operator, LLC ("FCD") (together, the "Sterling Glen of Rye Brook
Borrowers"), are each a single purpose entity that currently own no material assets other than its respective interests in the subject property and related interests. Stonegate is the ground lessee (by assignment) under a ground lease with the Westchester County Industrial Development Agency ("IDA"), which has subordinated its fee interest to the lien of the mortgage securing the Sterling
Glen of Rye Brook Loan. FCD is the tenant under a Facilities Master Lease with
Stonegate, pursuant to which FCD will serve as the operator of the property, collecting all revenue and paying a majority of property operating expenses.
Stonegate is owned 50% by the National Electrical Benefit Fund ("NEBF"), a union pension fund and 50% by FC Bellefair, LLC, an entity beneficially owned by
Forest City Enterprises, Inc. (NYSE: FCY) (80%) and Michael Daley (20%), the
founder and CEO of Sterling Glen Senior Living, Inc. As of January 31, 2005,
Forest City Enterprises, Inc. controlled a $7.3 billion real estate portfolio including interests in retail centers, apartment communities, office buildings and hotels in 23 states and the District of Columbia.

                                      D-29

     THE PROPERTY. The Sterling Glen of Rye Brook Property is a 167-unit independent senior living facility. The Sterling Glen of Rye Brook Property was constructed in 2003, opened in April 2004 and is currently in lease-up with stabilization expected by January 1, 2007. The Sterling Glen of Rye Brook
Property is located in Rye Brook, Westchester County, New York. The property is located in an affluent area with over 40,000 households in the Westchester
County/Greenwich, Connecticut area that fall within the property's target market.

               --------------------------------------------------------------------------------------------------
                                                                                                   AVG. MONTHLY
                                         UNIT TYPE              SUB-TOTAL      TOTAL     AVG. SF    MARKET RENTS
               --------------------------------------------------------------------------------------------------

               Studio           Studio                                3           3         545       $4,067
               --------------------------------------------------------------------------------------------------
               1 Bdrm           1 BR                                 58                               $4,509
                                ---------------------------------------------
                                1 BR                                 30                               $5,063
                                ---------------------------------------------
                                1 BR                                 31                               $5,100
                                ---------------------------------------------
                                1 BR + Den                            4                               $5,875
                                ---------------------------------------------
                                1 BR + Den                            4          127        669       $6,325
               --------------------------------------------------------------------------------------------------
               2 Bdrm           2 BR                                  8                               $6,625
                                ---------------------------------------------
                                2 BR                                  3                               $6,638
                                ---------------------------------------------
                                2 BR                                  1                               $6,950
                                ---------------------------------------------
                                2 BR - End                           24                               $6,850
                                ---------------------------------------------
                                2 BR - Combo                          1           37       1,059     $10,120
               --------------------------------------------------------------------------------------------------
                                               TOTAL                167          167         753
               --------------------------------------------------------------------------------------------------

     PROPERTY  MANAGEMENT.  The  Sterling  Glen of Rye Brook  Property is
managed by Forest City Daly Housing Management, LLC, an affiliate of the
Sterling Glen of Rye Brook Borrowers.

     The Sterling Glen of Rye Brook Property is subject to a Facilities Master
Lease between Stonegate and FCD. Under this agreement, when the term commences
(upon stabilization), FCD will serve as the operating entity that collects all the revenue and pays a majority of the operating expenses at the property. FCD will pay Stonegate an annual base rent as well as a percentage rent.

     THE MASTER LEASE. NEBF has master leased 89 vacant units (the "Master
Lease"), and is obligated to pay annual base rents pursuant to the Master Lease of $6,233,050. NEBF's obligation under the Master Lease will be offset by the actual base rent collected from the tenants that subsequently lease such vacant units pursuant to third-party leases. NEBF will be fully released from its obligations under the Master Lease at such time that 70 of the master-leased units have been leased to third-party tenants at an annual base rent totaling at least $5,609,745 and the property has an overall occupancy of at least 85% for six consecutive months.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-30

                 MORTGAGE LOAN NO. 8 -- MARKETPLACE AT SEMINOLE

                               {3 PHOTOS OMITTED]

                                      D-31

                                 [MAP OMITTED]

                                      D-32

-----------------------------------------------------------------
         MORTGAGE LOAN NO. 8 -- MARKETPLACE AT SEMINOLE
-----------------------------------------------------------------
                         LOAN INFORMATION
-----------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF

LOAN PURPOSE:                  Construction Takeout

ORIGINAL BALANCE:              $44,000,000

CUT-OFF DATE BALANCE:          $44,000,000

FIRST PAYMENT DATE:            10/01/2005

INTEREST RATE:                 5.91000%

AMORTIZATION TERM:             360 Months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 09/01/2015

EXPECTED MATURITY BALANCE:     $37,280,810

SPONSORS:                      Joseph Williams, Thomas
                               Williams and NAP Investments LLC

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from the
                               date of securitization, with
                               U.S. Treasury defeasance for
                               the following 92 payments, and
                               open to prepayment without
                               premium thereafter through the
                               maturity date.

CUT-OFF DATE BALANCE PER SF:   $142.50

UP-FRONT RESERVES:             TI/LC:            $1,248,655

                               Other:(1)         $1,951,659

ONGOING RESERVES:              Other:(2)         Springing

LOCKBOX:                       None
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------
                        PROPERTY INFORMATION
-----------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Sanford, FL

YEAR BUILT/RENOVATED:     2005 / NAP

PERCENT LEASED (AS OF):   98.0% (08/24/2005)

NET RENTABLE AREA:        308,778

THE COLLATERAL:           Anchored retail center located in
                          Sanford, Florida.

OWNERSHIP INTEREST:       Fee

                                                    LEASE
MAJOR TENANTS               % NRA    RENT PSF     EXPIRATION
-------------               -----    --------     ----------
Sports Authority            13.0%     $11.85      01/31/2016

Circuit City Stores,        11.0%     $16.50      02/10/2020
Inc.
Marshall's of MA, Inc.      10.7%      $8.95      04/30/2015

PROPERTY MANAGEMENT:      North American Properties -
                          Atlanta, LTD.

U/W NET CASH FLOW:        $4,364,647

APPRAISED VALUE (AS       $73,700,000 (09/01/2005)
of):
CUT-OFF DATE LTV RATIO:   59.7%

LTV RATIO AT MATURITY:    50.6%

U/W DSCR:                 1.39x

U/W DSCR POST IO:         NAP
-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  The other reserve of $1,951,659 was held back to cover the cost of any and all unpaid construction contracts and twelve months of gross rents on all spaces leased but not occupied at the time of closing

(2)  In the event that required re-tenanting of any two tenants occupying more than 15,000 square feet at any point after October 1, 2014, borrower is required to deposit with lender $1 million in the form of a letter of credit to cover any tenant improvement and leasing commission costs. If NAP
     Seminole Marketplace LLC is no longer the borrower or NAP Investments LLC does not remain as guarantor, the lender may require this escrow to be collected monthly so as to accumulate to $1 million by January 1, 2015.

THE MARKETPLACE AT SEMINOLE LOAN.

     THE LOAN. The eighth largest loan (the "Marketplace at Seminole Loan") is a
$44,000,000 Note A that is part of a $48,000,000 first mortgage loan secured by the borrower's fee interest in a retail building (the "Marketplace at Seminole
Property") on a 40.02 acre site in Sanford, Florida.

     THE BORROWER. The borrower, NAP Seminole Marketplace LLC (the "Marketplace at Seminole Borrower"), is a single purpose entity that owns no material assets other than the subject property and related interests. The Marketplace at
Seminole Borrower is a Delaware single member limited liability company. The
Marketplace at Seminole Borrower is ultimately owned by Joseph Williams (25%),
Thomas Williams (25%) and NAP Investments LLC.

     THE PROPERTY. The Marketplace at Seminole Property is an anchored retail center containing approximately 308,778 NRA. The property is constructed of concrete block and was completed in mid-2005. The Marketplace at Seminole
Property is anchored by Circuit City, Sports Authority, Marshall's, DSW, Linens
N' Things, Cost Plus, Old Navy, and Petco with approximately 75,000 square feet of in-line space and 2 outparcels. The Marketplace at Seminole Property is located at the intersection of Rinehart Road and Hwy 417, near the Seminole
Mall, which contains 1.1 million square foot of retail space.

                                      D-33

     SIGNIFICANT TENANTS: Based on the rent roll provided by the borrower dated as of August 24, 2005, the property was approximately 98.0% leased.

     The Sports Authority, Inc. ("Sports Authority") leases a total of 40,029 square feet (13.0% of the NRA) for $11.85 psf expiring on January 31, 2016.
Sports Authority is a sporting goods retailer. Sports Authority operates approximately 390 stores in 45 states. Sports Authority is headquartered in
Englewood, Colorado and trades on the NYSE under the symbol TSA.

     Circuit City Stores, Inc. ("Circuit City") leases a total of 33,893 square feet (11.0% of the NRA) for $16.50 psf expiring on February 10, 2020. Circuit
City is an electronics and appliance retailer. Circuit City operates more than
600 stores in 45 states. Circuit City is headquartered in Richmond, VA and trades on the NYSE under the symbol CC.

     Marshall's of MA, Inc. ("Marshall's") leases 33,192 square feet (10.7% of the NRA) for $8.95 psf expiring on April 30, 2015. Marshall's is owned by TJX
Companies, Inc. ("TJX"). TJX is an off-price retailer of apparel and home fashions. During the fiscal year 2005, TJX operated over 2,200 stores.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                         # OF LEASES         TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
        YEAR               EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2010          23             71,895            23.3%            71,895           23.3%
                2015           5             57,711            18.7%           129,606           42.0%
                2016           7            138,958            45.0%           268,564           87.0%
          THEREAFTER           1             33,893            11.0%           302,457           98.0%
              VACANT         NAP              6,321             2.0%           308,778          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL          36            308,778           100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2020. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The Marketplace at Seminole Property is managed by
North American Properties - Atlanta, LTD., an affiliate of the Marketplace at
Seminole Borrower.

     ADDITIONAL INDEBTEDNESS. The Marketplace at Seminole Loan also secures a
$4,000,000 Note B, which is subordinated to the Note A (the related pooled mortgage loan) pursuant to a co-lender agreement between the holders of the Note
A and the Note B. For more information with respect to these rights, see
"Description of the Mortgage Pool-Certain Characteristics of the Mortgage Pool,
Subordinate and Other Financing-Split Loan Structures" and "Servicing of the
Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing Agreement-PCF
Non-Pooled Subordinate Noteholders" in the Prospectus Supplement.

     GROUND LEASE.  None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                      D-34

                         MORTGAGE LOAN NO. 9 -- THE DOME

                               [3 PHOTOS OMITTED]

                                      D-35

                                 [MAP OMITTED]

                                      D-36

----------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 -- THE DOME
----------------------------------------------------------------------
                         LOAN INFORMATION
----------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $41,500,000

CUT-OFF DATE BALANCE:            $41,415,968

FIRST PAYMENT DATE:              08/01/2005

INTEREST RATE:                   5.21300%

AMORTIZATION TERM:               360 months

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      07/01/2015

MATURITY DATE:                   07/01/2035

EXPECTED ARD BALANCE:            $34,434,380

SPONSORS:                        California Drive-in Theaters,
                                 Inc. and Michael Forman

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 24-payment lockout from date
                                 of securitization, with (a)
                                 the greater of 1% or Yield
                                 Maintenance or (b) U.S.
                                 Treasury defeasance for the following
                                 93 payments, and open to prepayment
                                 without premium on the maturity date.

CUT-OFF DATE BALANCE PER SF:     $191.53

UP-FRONT RESERVES:               RE Taxes:        $154,660

                                 Insurance:       $19,429

                                 Replacement:     $2,703

                                 TI/LC:           $16,667

                                 Other: (1)       $1,587,166

ONGOING RESERVES:                RE Taxes:        $38,665 / month

                                 Insurance:       $19,429 / month

                                 Replacement:     $2,703 /

                                 TI/LC:           $16,667 / month

LOCKBOX:                         Hard
----------------------------------------------------------------------

----------------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
                     PROPERTY INFORMATION
---------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Los Angeles, CA

YEAR BUILT/RENOVATED:     1963-1964 / 2002

OCCUPANCY (AS OF):        95.7% (08/01/2005)

NET RENTABLE AREA:        216,238

THE COLLATERAL:           A 216,238 square foot anchored
                          retail property located in Los
                          Angeles, California.

OWNERSHIP INTEREST:       Fee

                                                     LEASE
MAJOR TENANTS                % NRA      RENT PSF   EXPIRATION
-------------                -----      --------   ----------
Pacific Theatres             59.7%       $21.14    05/31/2017

24 Hour Fitness              23.1%       $19.10    08/20/2017

Kitchen Academy              9.1%        $25.00    06/30/2015

PROPERTY MANAGEMENT:      Self-Managed

U/W NET CASH FLOW:        $4,139,028

APPRAISED VALUE (AS       $60,000,000 (04/27/2005)
of):
CUT-OFF DATE LTV RATIO:   69.0%

LTV RATIO AT ARD:         57.4%

U/W DSCR:                 1.51x

U/W DSCR POST IO:         NAP
---------------------------------------------------------------

---------------------------------------------------------------

(1)  This $1,587,166 reserve was held back for two tenants that have signed leases but have not yet taken occupancy.

THE DOME LOAN.

     THE LOAN. The ninth largest loan ("The Dome Loan") is a $41,500,000 first mortgage loan secured by the borrower's fee interest in The Dome ("The Dome
Property") located in Los Angeles, California.

     THE BORROWER. The borrower, Dome Center, LLC ("The Dome Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors are California Drive-In Theaters, Inc. and Michael Forman. California Drive-in
Theaters, Inc. is a main operating entity for the Pacific Theater chain for which Michael Forman is the chairman of the board. California Drive-In Theaters,
Inc. had $488.7 million in assets as of December 30, 2004.

     THE PROPERTY. The Dome Property is an anchored retail center located in Los
Angeles, California, consisting of a three-story multi-tenant shopping center on a 3.4-acre parcel of land. The property's tenant mix is dominated by Pacific
Theatres and 24 Hour Fitness. The Cinerama Dome (part of Pacific Theatres) is a well-known landmark on West Sunset Boulevard and hosts many large events, including movie premiers throughout the year. The Cinerama Dome was originally built in 1963-1964 as a single screen theater while the second component of the property was constructed in 2002 and is comprised of a new, state-of-the-art 14 screen

                                      D-37

theater and multi-story retail building. The Dome Property is located in the Hollywood District of Los Angeles that is currently benefiting from high overall retail occupancy levels and increasing market rents.

     SIGNIFICANT TENANTS: As of August 1, 2005, The Dome Property was
approximately 95.7% leased.

     Pacific Theatres leases 129,043 square feet (59.7% of the NRA) for $21.14 psf expiring in May 2017. The Pacific Theatres at the property consists of
Cinerama Dome, which has been showing movies and hosting movie premieres for nearly four decades, plus 14 stadium-seating screens. The Pacific Theatres at the property was built under the ArcLight design. The ArcLight design, amenities, service level and programming are focused on creating a more refined and complete movie-going experience. The theater is all reserved seating and there is a cafe in the lobby which serves dinner and cocktails.

     24 Hour Fitness leases 50,000 square feet (23.1% of the NRA) for $19.10 psf expiring in August 2017. 24 Hour Fitness began in 1983 and is the world's largest privately owned and operated fitness center chain based on membership.
Headquartered in San Ramon, California, 24 Hour Fitness serves more than 3 million members in over 330 clubs across 16 different states and four countries in Asia.

      Kitchen Academy leases 19,730 square feet (9.1% of the NRA) for $25.00 psf expiring in June 2015. Kitchen Academy is an affiliate of Career Education
Corporation and provides hands on culinary training. Career Education
Corporation (NASDAQ: CECO) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education. Career Education Corporation's Colleges, Schools and
Universities Group operates over 80 campuses in the United States, Canada,
France, the United Kingdom and United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of visual communications and design technologies, information technology, business studies, culinary arts and health education.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
                         # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
        YEAR              EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2009           1               1,287            0.6%             1,287            0.6%
                2010           1               2,387            1.1%             3,674            1.7%
                2015           2              24,164           11.2%            27,838           12.9%
          THEREAFTER           2             179,043           82.8%           206,881           95.7%
              VACANT         NAP               9,357            4.3%           216,238          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL           6             216,238          100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT.  The Dome Property is self managed by The Dome
     Borrower.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      D-38

               MORTGAGE LOAN NO. 10 -- EAST GATE SQUARE (PHASE I)

                               [2 PHOTOS OMITTED]

                                      D-39

                                 [MAP OMITTED]

                                      D-40

-------------------------------------------------------------------
        MORTGAGE LOAN NO. 10 -- EAST GATE SQUARE (PHASE I)
-------------------------------------------------------------------
                              LOAN INFORMATION
-------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $40,750,000

CUT-OFF DATE BALANCE:          $40,750,000

FIRST PAYMENT DATE:            10/01/2005

INTEREST RATE:                 5.43000%

AMORTIZATION TERM:             Months 1-24: Interest Only

                               Months 25-120: 360 Months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 09/01/2015

EXPECTED MATURITY BALANCE:     $35,699,189

SPONSORS:                      Berwind Property Group, Ltd and
                               Berwind Property Group, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from the
                               date of securitization, with
                               the greater of 1% or Yield
                               Maintenance for the following
                               95 payments, and open to
                               prepayment without premium
                               thereafter through the maturity
                               date.

CUT-OFF DATE BALANCE PER SF:   $176.62

UP-FRONT RESERVES:             RE Taxes:         $149,616

ONGOING RESERVES:              RE Taxes:         $73,485 / month

                               Other:(1)         Springing
LOCKBOX:                       None

-------------------------------------------------------------------

-------------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                    PROPERTY INFORMATION
----------------------------------------------------------------
SHADOW RATING:                  NAP

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Mt. Laurel, NJ

YEAR BUILT/RENOVATED:           1992 / NAP

PERCENT LEASED (AS OF):         100.0% (08/16/2005)

NET RENTABLE AREA:              230,723

THE COLLATERAL:                 Anchored retail center located
                                in Mt. Laurel, New Jersey.

OWNERSHIP INTEREST:             Fee

                                                        LEASE
MAJOR TENANTS                   % NRA     RENT PSF    EXPIRATION
-------------                   -----     --------    ----------
Shop Rite                        26.2%     $12.50     06/30/2019

Office Max North America, Inc.   13.3%     $14.00     06/30/2008

Linen N' Things, Inc.            13.0%     $15.60     06/30/2008

PROPERTY MANAGEMENT:            BPG Management Company, L.P.

U/W NET CASH FLOW:              $3,433,521

APPRAISED VALUE (AS OF):        $53,000,000 (04/11/2005)

CUT-OFF DATE LTV RATIO:         76.9%

LTV RATIO AT MATURITY:          67.4%

U/W DSCR:                       1.53x

U/W DSCR POST IO:               1.25x
----------------------------------------------------------------

----------------------------------------------------------------

(1)  Upon the occurrence of an Event of Default, the borrower shall provide to the lender a $1,000,000 letter of credit until such time as a phase II environmental report evidencing no environmental contamination has been received. Until either the report has been received or the letter of credit has been posted, the loan will be full recourse to the borrower.

THE EAST GATE SQUARE (PHASE I) LOAN.

     THE LOAN. The tenth largest loan (the "East Gate Square (Phase 1) Loan") is a $40,750,000 Note A that is part of a $42,000,000 first mortgage loan secured by the borrower's fee interest in a Shop Rite anchored retail center (the "East
Gate Square (Phase I) Property") on a 26.23 acre site in Mt. Laurel, New Jersey.

     THE BORROWER. The borrower, East Gate Center Limited Partnership (the "East
Gate Square (Phase I) Borrower"), is a single purpose entity that owns no material assets other than the subject property and related interests. The borrower's single purpose entity member has an independent manager. A non-consolidation opinion was delivered at closing. EGS, Inc. holds a 1% general partnership interest in the borrower and East Gate Investment Limited
Partnership holds a 99% limited partnership interest in the borrower. The borrower is ultimately controlled by Berwind Property Group, Ltd and Berwind
Property Group, Inc. (collectively, "Berwind"). The borrower has advised us that in April of 2005, it, its general partner, and several other plaintiffs filed a complaint in the Superior Court of New Jersey, Chancery Division: Burlington
County, against Vesterra-Phase I, Inc. ("Vesterra"), and several other defendants, requesting declaratory judgment, injunctive relief and damages, in connection with, among other things, Vesterra's rights, if any, as a limited partner of the borrower. In its complaint, the borrower alleged that in February
2005, its general partner exercised an option under the borrower's limited partnership agreement to buy out all of Vesterra's interests in the borrower.
The complaint further alleged that the option was self executing, that
Vesterra's interests automatically transferred to the borrower's general partner upon exercise of such option, and that the purchase price for such transfer was to be determined and paid to Vesterra after such transfer became effective, pursuant to certain provisions of the borrower's limited partnership agreement.
The complaint further details subsequent negotiations and disputes between the borrower's general partner and

                                      D-41

Vesterra concerning the amount of the purchase price to be paid for Vesterra's interests in the borrower. In its pleadings, Vesterra has claimed, among other things, that it currently retains a 39% limited partnership interest in the borrower and has requested, as part of a counterclaim, that the borrower be dissolved and its assets sold to determine the appropriate purchase price to be paid to Vesterra for its interests in the borrower. Pursuant to the loan documents executed by the borrower and its guarantors (Berwind Property Group,
Ltd and Berwind Property Group, Inc.), those entities have agreed to be personally liable on a joint and several basis for any loss or damage to lender in connection with or arising out of the litigation described above, including special servicing fees, outside counsel fees and lender expenses.

     THE PROPERTY. The East Gate Square (Phase I) Property contains approximately 230,723 NRA in a Shop Rite anchored retail center that also includes 3 outparcels. It is located at the southwest corner of Nixon Drive and
I-295 in Mt. Laurel, New Jersey. The East Gate Square (Phase I) Property is
Phase I of a six-phase retail development consisting of approximately 890,000 square feet. The East Gate Square (Phase I) Property was constructed in 1992.

     SIGNIFICANT TENANTS: Based on the rent roll provided by the borrower dated as of August 16, 2005, the property was 100.0% leased.

     WFC-1 REALTY CORP., a Delaware corporation (d/b/a SHOP RITE). ("Shop Rite")
leases a total of 60,400 square feet (26.2% of the NRA) for $12.50 psf expiring on June 30, 2019. Shop Rite is a retailer-owned cooperative. Shop Rite owners are members of Wakefern Food Corporation ("Wakefern") which buys, warehouses and transports products as well as provides other customer services to Shop Rite owners. Wakefern was founded in 1946 and is headquartered in Elizabeth, New
Jersey. Wakefern has provided a lease guaranty until 2009.

     Office Max North America, Inc. ("Office Max") leases a total of 30,606 square feet (13.3% of the NRA) for $14.00 psf expiring on June 30, 2008. Office
Max is a discount office products retailer. Office Max is affiliated with Office
Max, Inc., which operates nearly 1,000 stores in 49 states. Office Max, Inc. is listed on the NYSE and is traded under the symbol OMX.

     Linens N' Things, Inc. ("Linens") leases 30,096 square feet (13.0% of the
NRA) for $15.60 psf expiring on June 30, 2008. Linens is a national large format retailer of home textiles, housewares and decorative home accessories. Linens operates approximately 500 stores in 45 states and 5 Canadian provinces. Linens is listed on the New York Stock Exchange and trades under the symbol LIN.

-----------------------------------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2006            1             1,700             0.7%             1,700            0.7%
                2008            5           110,587            47.9%           112,287           48.7%
                2009            5            42,048            18.2%           154,335           66.9%
                2010            1            10,208             4.4%           164,543           71.3%
                2011            1             4,080             1.8%           168,623           73.1%
                2014            1             1,700             0.7%           170,323           73.8%
          THEREAFTER            1            60,400            26.2%           230,723          100.0%
              VACANT          NAP                 0             0.0%           230,723          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL           15           230,723           100.0%
-----------------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the subject property through year-end 2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The East Gate Square (Phase I) Property is managed by
BPG Management Company, L.P., is an affiliate of the East Gate Square (Phase I)
Borrower.

     ADDITIONAL INDEBTEDNESS. The East Gate Square (Phase I) Property also secures a $1,250,000 Note B, which is subordinated to the Note A (the related pooled mortgage loan) pursuant to a co-lender agreement between the holders of the Note A and the Note B. For more information with respect to these rights, see "Description of the Mortgage Pool-Certain Characteristics of the Mortgage
Pool, Subordinate and Other Financing-Split Loan Structures" and "Servicing of
the Mortgage Loans Under the Series 2005-PWR9 Pooling and Servicing
Agreement-PCF Non-Pooled Subordinate Noteholders" in the Prospectus Supplement.

     The East Gate Square (Phase I) Borrower also has the right to request additional funds from the Note B lender or if such funds are not available, has the right to obtain mezzanine financing, provided that the maximum combined LTV does not exceed 80% and there exists a minimum DSCR of 1.21x. This right to obtain either additional funds under Note B or mezzanine financing expires after
October 1, 2012.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS.  Not Allowed.

                                      D-42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

--------------------------------------------------------------------------------
BEAR STEARNS                   September 14, 2005                 Morgan Stanley
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                              ---------------------

                                 $1,990,959,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

                              ---------------------

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                              ---------------------

----------------------------------------------------------------------------------------------------------------------------
                               APPROXIMATE                                         WEIGHTED
                 INITIAL         INITIAL                                            AVERAGE     PRINCIPAL    ASSUMED FINAL
               CERTIFICATE     PASS-THROUGH        RATINGS       SUBORDINATION       LIFE       WINDOW        DISTRIBUTION
   CLASS       BALANCE (1)         RATE        (MOODY'S / S&P)     LEVELS(2)       (YRS.)(3)    (MOS.) (3)      DATE(3)
----------------------------------------------------------------------------------------------------------------------------

    A-1         $108,250,000      4.498%          Aaa / AAA          20.000%          2.99         1-57         6/11/10
----------------------------------------------------------------------------------------------------------------------------
    A-2         $358,810,000      4.735%          Aaa / AAA          20.000%          4.85        57-60         9/11/10
----------------------------------------------------------------------------------------------------------------------------
    A-3          $45,825,000      4.868%          Aaa / AAA          20.000%          7.91        78-114        3/11/15
----------------------------------------------------------------------------------------------------------------------------
   A-AB         $100,000,000      4.804%          Aaa / AAA          20.000%          7.06        60-115        4/11/15
----------------------------------------------------------------------------------------------------------------------------
   A-4A         $768,026,000      4.871%          Aaa / AAA          30.000%          9.75       115-119        8/11/15
----------------------------------------------------------------------------------------------------------------------------
   A-4B         $109,718,000      4.943%          Aaa / AAA          20.000%          9.87       119-119        8/11/15
----------------------------------------------------------------------------------------------------------------------------
   A-1A         $231,281,000      4.840%          Aaa / AAA          20.000%          8.69        1-120         9/11/15
----------------------------------------------------------------------------------------------------------------------------
    A-J         $166,811,000      4.985%          Aaa / AAA          12.250%          9.95       120-120        9/11/15
----------------------------------------------------------------------------------------------------------------------------
     B           $13,452,000      5.035%          Aa1 / AA+          11.625%          9.95       120-120        9/11/15
----------------------------------------------------------------------------------------------------------------------------
     C           $34,976,000      5.055%           Aa2 / AA          10.000%          9.95       120-120        9/11/15
----------------------------------------------------------------------------------------------------------------------------
     D           $24,215,000      5.074%          Aa3 / AA-           8.875%          9.95       120-120        9/11/15
----------------------------------------------------------------------------------------------------------------------------
     E           $29,595,000      5.143%            A2 / A            7.500%          9.95       120-120        9/11/15
----------------------------------------------------------------------------------------------------------------------------

(1) Subject to a permitted variance of plus or minus 5%.

(2) The percentages indicated under the column "Subordination Levels" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A,
    Class A-4B and Class A-1A Certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3, Class A-AB,
    Class A-4A, Class A-4B and Class A-1A Certificates in the aggregate.
    Additionally, the subordination level percentage set forth for the Class
    A4-A Certificates reflects the subordination provided by the Class A-4B
    Certificates.

(3) Based on the structuring assumptions, assuming 0% CPR, described in the
    Prospectus Supplement.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-1

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

TRANSACTION FEATURES
--------------------

>   Sellers:

--------------------------------------------------------------------------------
                                            NO. OF    CUT-OFF DATE
                   SELLERS                   LOANS    BALANCE ($)      % OF POOL
--------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.         50       749,242,485       34.8
Prudential Mortgage Capital Funding, LLC       48       517,583,259       24.0
Wells Fargo Bank, National Association         43       430,696,382       20.0
Principal Commercial Funding, LLC              46       336,903,793       15.7
Nationwide Life Insurance Company              12       117,962,804        5.5
--------------------------------------------------------------------------------
TOTAL:                                        199     2,152,388,723      100.0
--------------------------------------------------------------------------------

>   Loan Pool:

    o   Average Cut-off Date Balance: $10,816,024
    o   Largest Mortgage Loan by Cut-off Date Balance: $137,500,000
    o   Five largest and ten largest loans: 19.7% and 29.9% of pool, respectively

>   Credit Statistics:

    o   Weighted average underwritten debt service coverage ratio of 1.61x;
        weighted average debt service coverage ratio after IO period of 1.46x
    o   Weighted average cut-off date loan-to-value ratio of 70.7%; weighted average balloon loan-to-value ratio of 61.1%

>   Property Types:

                               [PIE CHART OMITTED]

Retail ................................................................... 42.8%
Multifamily .............................................................. 20.0%
Office ................................................................... 15.8%
Hospitality ..............................................................  8.6%
Industrial ...............................................................  4.2%
Other ....................................................................  4.0%
Manufactured Housing Community ...........................................  2.1%
Self Storage .............................................................  1.8%
Mixed Use ................................................................  0.7%

>   Call Protection:

    o   69.6% of the pool (142 loans) has a lockout period ranging from 23 to 49 payments from origination, then defeasance provisions.
    o   18.5% of the pool (34 loans) has a lockout period ranging from 11 to 47 payments from origination, then the greater of a prepayment premium or yield maintenance.
    o   6.4% of the pool (11 loans) has a lockout period of 25 to 35 payments from origination, then either yield maintenance or defeasance.
    o   2.6% of the pool (1 loan) has a lockout period of 25 payments, followed by defeasance, however, the borrower may prepay $2,250,000 of the outstanding principal balance with the greater of yield maintenance and a prepayment premium of 1% after the applicable lockout period.
    o   1.9% of the pool (5 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.
    o   1.1% of the pool (6 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance during the first 24 to 25 payments, then either yield maintenance or defeasance.

>   Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-2

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

OFFERED CERTIFICATES
--------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   APPROXIMATE
               INITIAL                                                 WEIGHTED      PRINCIPAL    ASSUMED FINAL      INITIAL
             CERTIFICATE     SUBORDINATION          RATINGS            AVERAGE        WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     BALANCE(1)(2)      LEVELS(3)        (MOODY'S / S&P)     LIFE (YRS.)(4)   (MOS.)(4)       DATE(4)         RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

A-1          $108,250,000       20.000%            Aaa / AAA              2.99          1-57         6/11/10          4.498%
---------------------------------------------------------------------------------------------------------------------------------
A-2          $358,810,000       20.000%            Aaa / AAA              4.85         57-60         9/11/10          4.735%
---------------------------------------------------------------------------------------------------------------------------------
A-3           $45,825,000       20.000%            Aaa / AAA              7.91         78-114        3/11/15          4.868%
---------------------------------------------------------------------------------------------------------------------------------
A-AB         $100,000,000       20.000%            Aaa / AAA              7.06         60-115        4/11/15          4.804%
---------------------------------------------------------------------------------------------------------------------------------
A-4A         $768,026,000       30.000%            Aaa / AAA              9.75        115-119        8/11/15          4.871%
---------------------------------------------------------------------------------------------------------------------------------
A-4B         $109,718,000       20.000%            Aaa / AAA              9.87        119-119        8/11/15          4.943%
---------------------------------------------------------------------------------------------------------------------------------
A-1A         $231,281,000       20.000%            Aaa / AAA              8.69         1-120         9/11/15          4.840%
---------------------------------------------------------------------------------------------------------------------------------
A-J          $166,811,000       12.250%            Aaa / AAA              9.95        120-120        9/11/15          4.985%
---------------------------------------------------------------------------------------------------------------------------------
B             $13,452,000       11.625%            Aa1 / AA+              9.95        120-120        9/11/15          5.035%
---------------------------------------------------------------------------------------------------------------------------------
C             $34,976,000       10.000%            Aa2 / AA               9.95        120-120        9/11/15          5.055%
---------------------------------------------------------------------------------------------------------------------------------
D             $24,215,000        8.875%            Aa3 / AA-              9.95        120-120        9/11/15          5.074%
---------------------------------------------------------------------------------------------------------------------------------
E             $29,595,000        7.500%             A2 / A                9.95        120-120        9/11/15          5.143%
---------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (6)
------------------------

---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                                                                           APPROXIMATE
             BALANCE OR                                                WEIGHTED      PRINCIPAL    ASSUMED FINAL      INITIAL
              NOTIONAL       SUBORDINATION          RATINGS            AVERAGE        WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS    AMOUNT(1)(7)(8)      LEVELS          (MOODY'S / S&P)     LIFE (YRS.)(4)   (MOS.)(4)       DATE(4)         RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

X-1        $2,152,388,722        ---               Aaa / AAA               ---           ---         8/11/25          0.046%
---------------------------------------------------------------------------------------------------------------------------------
X-2        $2,096,020,000        ---               Aaa / AAA               ---           ---         9/11/13          0.406%
---------------------------------------------------------------------------------------------------------------------------------
F             $21,524,000        6.500%             A3 / A-               9.95        120-120        9/11/15          5.232%
---------------------------------------------------------------------------------------------------------------------------------
G             $26,905,000        5.250%           Baa1 / BBB+             9.95        120-120        9/11/15          5.298%
---------------------------------------------------------------------------------------------------------------------------------
H             $21,524,000        4.250%           Baa2 / BBB             10.80        120-158       11/11/18          5.298%
---------------------------------------------------------------------------------------------------------------------------------
J             $24,214,000        3.125%           Baa3 / BBB-            14.51        158-177        6/11/20          5.298%
---------------------------------------------------------------------------------------------------------------------------------
K              $5,381,000        2.875%            Ba1 / BB+             14.70        177-177        6/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
L              $8,072,000        2.500%            Ba2 / BB              14.70        177-177        6/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
M             $10,761,000        2.000%            Ba3 / BB-             14.70        177-177        6/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
N              $8,072,000        1.625%               B1                 14.79        177-178        7/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
P              $8,071,000        1.250%               B2                 14.79        178-178        7/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
Q              $5,381,000        1.000%               B3                 14.79        178-178        7/11/20          4.658%
---------------------------------------------------------------------------------------------------------------------------------
S             $21,524,722        0.000%             NR / NR              15.70        178-239        8/11/25          4.658%
---------------------------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-3

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

NOTES:  (1) Subject to a permitted variance of plus or minus 5%.
        (2) For purposes of making distributions to the Class A-1, Class A-2,
            Class A-3, Class A-AB, Class A-4A, Class A-4B (Class A-4A and Class
            A-4B collectively referred to as Class A-4) and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan
            Group 1 will consist of 169 mortgage loans, representing
            approximately 89.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 30 mortgage loans, representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 53.8% of the aggregate principal balance of all the mortgage loans secured by multifamily properties. Generally, the Class A-1, Class A-2, Class
            A-3, Class A-AB, Class A-4A and Class A-4B certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
            A-4A and Class A-4B certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-J through Class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the
            Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
            A-1A certificates, pro rata. Any principal distributed to the Class
            A-4 certificates shall first be applied to the Class A-4A
            certificates and then to the Class A-4B certificates.
        (3) The percentages indicated under the column "Subordination Levels"
            with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
            Class A-4 and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3, Class
            A-AB, Class A-4 and Class A-1A certificates in the aggregate.
            Additionally, the subordination level percentage set forth for the
            Class A-4A certificates reflects the subordination provided by the
            Class A-4B certificates.
        (4) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
        (5) The Class A-1, A-2, A-3, A-AB, A-4A, A-4B and A-1A Certificates will each accrue interest at a fixed rate; the Class A-J, B, C, D, E, F,
            K, L, M, N, P, Q and S Certificates will each accrue at interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the class G, H, and J Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate.
            The Class X-1 and X-2 Certificates will accrue interest at a variable rate.
        (6) To be offered privately pursuant to Rule 144A.
        (7) The Class X-1 Notional Amount is equal to the sum of all Certificate
            Balances outstanding from time to time.
        (8) The Class X-2 Notional Amount is as described herein.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-4

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

I. ISSUE CHARACTERISTICS
   ---------------------

Issue Type:                     Public: Classes A-1, A-2, A-3, A-AB, A-4A, A-4B,
                                A-1A, A-J, B, C, D and E (the "Offered
                                Certificates"). Private (Rule 144A): Classes
                                X-1, X-2, F, G, H, J, K, L, M, N, P, Q and S.

Securities Offered:             $1,990,959,000 monthly pay, multi-class,
                                commercial mortgage REMIC Pass-Through
                                Certificates, including twelve principal and
                                interest classes (Classes A-1, A-2, A-3, A-AB,
                                A-4A, A-4B, A-1A, A-J, B, C, D and E).

Mortgage Loan Sellers:          Bear Stearns Commercial Mortgage, Inc.
                                ("BSCMI"); Prudential Mortgage Capital Funding,
                                LLC ("PMCF"); Wells Fargo Bank, National
                                Association ("WFB"); Principal Commercial
                                Funding, LLC ("PCF"); and Nationwide Life
                                Insurance Company ("NLIC")

Co-lead Bookrunning Managers:   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                Co. Incorporated

Master Servicers:               Prudential Asset Resources, Inc. (with respect
                                to the mortgage loans sold by PMCF) and Wells
                                Fargo Bank, National Association (with respect
                                to the mortgage loans sold by BSCMI, PCF, WFB
                                and NLIC)

Primary Servicers:              Principal Global Investors, LLC (with respect to
                                the mortgage loans sold by PCF) and Nationwide
                                Life Insurance Company (with respect to the
                                mortgage loans sold by NLIC)

Special Servicer:               GMAC Commercial Mortgage Corporation

Certificate Administrator:      Wells Fargo Bank, National Association

Trustee:                        LaSalle Bank National Association

Fiscal Agent:                   ABN AMRO Bank N.V.

Cut-Off Date:                   September 1, 2005 (1)

Expected Closing Date:          On or about September 28, 2005.

Distribution Dates:             The 11th of each month, commencing in October
                                2005 (or if the 11th is not a business day,
                                the next succeeding business day).

Minimum Denominations:          $25,000 for the Class A-1, A-2, A-3, A-AB, A-4A,
                                A-4B, A-1A and A-J; and $100,000 for the Class
                                B, C, D and E, with investments in excess of the
                                minimum denominations made in multiples of $1.

Delivery:                       DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:             Classes A-1, A-2, A-3, A-AB, A-4A, A-4B, A-1A,
                                A-J, B, C, D and E are expected to be ERISA
                                eligible. No Class of Certificates is SMMEA
                                eligible.

Rating Agencies:                The Offered Certificates will be rated by
                                Moody's Investors Service, Inc. and Standard &
                                Poor's Ratings Services

Risk Factors:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                "RISK FACTORS" SECTION OF THE PROSPECTUS
                                SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                THE PROSPECTUS.

(1) The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in September 2005 (or, in the case of any mortgage loan that has its first due date after September
    2005, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in September 2005 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-5

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, A-3, A-AB, A-4A, A-4B and A-1A Certificates will each accrue interest at a fixed rate; the Class A-J, B, C, D, E, F, K, L, M, N, P, Q and S
Certificates will each accrue at interest at a fixed rate subject to a cap equal to the weighted average net mortgage rate; the class G, H, and J Certificates will each accrue interest at a rate equal to the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

IO STRUCTURE:
-------------

                                [GRAPHIC OMITTED]

Class A-1 (1)                Aaa/AAA                4.498%             $108.3MM
Class A-2 (1)                Aaa/AAA                4.735%             $358.8MM
Class A-3 (1)                Aaa/AAA                4.868%              $45.8MM
Class A-AB (1)               Aaa/AAA                4.804%             $100.0MM
Class A-4A (1)               Aaa/AAA                4.871%             $768.0MM
Class A-4B (1)               Aaa/AAA                4.943%             $109.7MM
Class A-1A (1)               Aaa/AAA                4.840%             $231.3MM
Class A-J                    Aaa/AAA                4.985%             $166.8MM
Class B                      Aa1/AA+                5.035%              $13.5MM
Class C                      Aa2/AA                 5.055%              $35.0MM
Class D                      Aa3/AA-                5.074%              $24.2MM
Class E                      A2/A                   5.143%              $29.6MM
Class F (2)                  A3/A-                  5.232%              $21.5MM
Class G (2)                  Baa1/BBB+              5.298%              $26.9MM
Class H (2)                  Baa2/BBB               5.298%              $21.5MM
Class J (2)                  Baa3/BBB-              5.298%              $24.2MM
Class K (2)                  Ba1/BB+                4.658%               $5.4MM
Class L (2)                  Ba2/BB                 4.658%               $8.1MM
Class M (2)                  Ba3/BB-                4.658%              $10.8MM
Class N-S (2)                B1 to NR               4.658%              $43.0MM

[ ] X-1 + X-2 IO Strip          [ ] X-1 Notional            [ ] X-2 Notional

(1) For purposes of making distributions to the Class A-1, Class A-2, Class A-3,
    Class A-AB, Class A-4A, Class A-4B (Class A-4A and Class A-4B collectively referred to as Class A-4) and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 169 mortgage loans, representing approximately 89.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of
    30 mortgage loans, representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan
    Group 2 will include approximately 53.8% of the aggregate principal balance of all the mortgage loans secured by multifamily properties. Generally, the
    Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A and Class A-4B
    certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4A and Class A-4B
    certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-J through Class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
    certificates, pro rata. Any principal distributed to the Class A-4 certificates shall first be applied to the Class A-4A certificates and then to the Class A-4B certificates.
(2) To be offered privately pursuant to Rule 144A.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-6

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o   during the period from the Closing Date through and including the distribution date in September 2006, the sum of (a) the lesser of
    $96,510,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $229,701,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-AB, A-4A,
    A-4B, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

o   during the period following the distribution date in September 2006 through and including the distribution date in September 2007, the sum of (a) the lesser of $14,324,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $219,644,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3,
    A-AB, A-4A, A-4B, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

o   during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $285,166,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $209,124,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB,
    A-4A, A-4B, A-J, B, C, D, E, F, G and H certificates outstanding from time to time and (c) the lesser of $7,750,000 and the total principal balance of the Class J certificates outstanding from time to time;

o   during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $199,665,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $199,151,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB,
    A-4A, A-4B, A-J, B, C, D, E, and F certificates outstanding from time to time and (c) the lesser of $16,781,000 and the total principal balance of the Class G certificates outstanding from time to time;

o   during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $745,001,000 and the total principal balance of the class A-4A certificates outstanding from time to time, (b) the lesser of $169,597,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4B, A-J,
    B, C, D and E certificates outstanding from time to time and (c) the lesser of $2,047,000 and the total principal balance of the Class F certificates outstanding from time to time;

o   during the period following the distribution date in September 2010 through and including the distribution date in September 2011, the sum of (a) the lesser of $680,707,000 and the total principal balance of the class A-4A certificates outstanding from time to time, (b) the lesser of $161,362,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4B, A-J,
    B, C and D certificates outstanding from time to time and (c) the lesser of
    $4,098,000 and the total principal balance of the Class E certificates outstanding from time to time;

o   during the period following the distribution date in September 2011 through and including the distribution date in September 2012, the sum of (a) the lesser of $614,370,000 and the total principal balance of the class A-4A certificates outstanding from time to time, (b) the lesser of $150,795,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4B, A-J, B and C certificates outstanding from time to time and (c) the lesser of
    $3,004,000 and the total principal balance of the Class D certificates outstanding from time to time;

o   during the period following the distribution date in September 2012 through and including the distribution date in September 2013, the sum of (a) the lesser of $557,511,000 and the total principal balance of the class A-4A certificates outstanding from time to time, (b) the lesser of $143,672,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4B, A-J and B certificates outstanding from time to time and (c) the lesser of
    $14,774,000 and the total principal balance of the Class C certificates outstanding from time to time;

o   following the Distribution Date occurring in September 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-7

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

III. COLLATERAL CHARACTERISTICS - ENTIRE POOL
     ----------------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
523,855 - 2,000,000              20        27,224,324      1.3
2,000,001 - 3,000,000            25        62,101,125      2.9
3,000,001 - 5,000,000            46       191.745.463      8.9
5,000,001 - 7,000,000            25       149,595,844      7.0
7,000,001 - 9,000,000            19       151,364,508      7.0
9,000,001 - 11,000,000           13       132,779,515      6.2
11,000,001 - 13,000,000           8        96,679,908      4.5
13,000,001 - 15,000,000           7       100,795,821      4.7
15,000,001 - 17,000,000           7       112,932,694      5.2
17,000,001 - 19,000,000           3        55,000,000      2.6
19,000,001 - 21,000,000           3        61,359,921      2.9
21,000,001 - 31,000,000          11      290,913,2131      3.5
31,000,001 - 41,000,000           3       116,528,478      5.4
41,000,001 - 61,000,000           6       284,947,910     13.2
61,000,001 - 137,500,000          3       318,420,000     14.8
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 523,855       Max: 137,500,000      Average: 10,816,024
----------------------------------------------------------------

STATE
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
California                       28       252,160,727     11.7
     Southern California         21       192,183,724      8.9
     Northern California          7        59,977,003      2.8
New Jersey                       22       238,010,847     11.1
Pennsylvania                     22       224,755,398     10.4
Florida                          15       220,778,323     10.3
Virginia                          8       170,408,583      7.9
Arizona                           6       133,962,911      6.2
New York                          7       130,940,189      6.1
Massachusetts                     6        94,318,799      4.4
Texas                            25        90,162,640      4.2
Michigan                         18        54,628,500      2.5
Other                            71       542,261,807     25.2
----------------------------------------------------------------
 TOTAL:                         228     2,152,388,723    100.0
----------------------------------------------------------------

PROPERTY TYPE
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
Retail                           92       920,365,806     42.8
Multifamily                      42       429,956,042     20.0
Office                           31       340,203,056     15.8
Hospitality                      14       186,037,764      8.6
Industrial                       21        90,014,325      4.2
Other                            14        86,359,053      4.0
Manufactured Housing Community    3        44,850,000      2.1
Self Storage                     10        39,602,677      1.8
Mixed Use                         1        15,000,000      0.7
----------------------------------------------------------------
TOTAL:                          228     2,152,388,723    100.0
----------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
 4.7200% - 5.0000%               15       134,840,660      6.3
 5.0001% - 5.2500%               53       740,455,747     34.4
 5.2501% - 5.5000%               65       810,595,306     37.7
 5.5001% - 5.7500%               44       319,483,686     14.8
 5.7501% - 6.0000%               16       127,733,489      5.9
 6.0001% - 6.2500%                4        12,504,865      0.6
 6.2501% - 7.0000%                2         6,774,970      0.3
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 4.7200             Max: 7.0000         Wtd Avg: 5.3365
----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
60                               14       400,185,111     18.6
61 - 84                           3        13,861,418      0.6
85 - 120                        167     1,612,899,176     74.9
121 - 240                        15       125,443,018      5.8
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 60                    Max: 240           Wtd Avg: 113
----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
52 - 60                          14       400,185,111     18.6
61 - 84                           3        13,861,418      0.6
85 - 120                        167     1,612,899,176     74.9
121 - 239                        15       125,443,018      5.8
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 52                    Max: 239          Wtd Avg: 111
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
1.10 - 1.20                      10        88,283,018      4.1
1.21 - 1.30                      24       202,674,247      9.4
1.31 - 1.40                      37       299,842,170     13.9
1.41 - 1.50                      25       297,295,064     13.8
1.51 - 1.60                      27       418,121,204     19.4
1.61 - 1.70                      19       195,721,573      9.1
1.71 - 1.80                      13       173,295,124      8.1
1.81 - 1.90                      10        61,285,483      2.8
1.91 - 2.00                       8       154,113,152      7.2
2.01 - 2.10                       6        75,063,894      3.5
2.11 - 2.20                       4        66,139,396      3.1
2.21 - 2.30                       4        28,156,960      1.3
2.31 - 2.50                       5        56,877,262      2.6
2.51 - 3.71                       7        35,520,175      1.7
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 1.10                 Max: 3.71         Wtd Avg: 1.61
----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
29.4 - 40.0                       4        10,540,175      0.5
40.1 - 45.0                       5        11,387,113      0.5
45.1 - 50.0                       3        24,750,000      1.1
50.1 - 55.0                       8        53,063,374      2.5
55.1 - 60.0                      18       152,899,731      7.1
60.1 - 65.0                      16       140,961,760      6.5
65.1 - 70.0                      41       468,338,458     21.8
70.1 - 75.0                      46       542,706,182     25.2
75.1 - 80.0                      58       747,741,932     34.7
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 29.4                 Max: 80.0          Wtd Avg: 70.7
----------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
 1.1 - 25.0                       8        29,137,394      1.4
25.1 - 30.0                       4        11,985,105      0.6
30.1 - 35.0                       1         2,051,381      0.1
35.1 - 40.0                       3        17,202,618      0.8
40.1 - 45.0                      16        70,443,723      3.3
45.1 - 50.0                      16       110,031,494      5.1
50.1 - 55.0                      13       155,254,701      7.2
55.1 - 60.0                      48       493,602,419     22.9
60.1 - 65.0                      42       388,087,607     18.0
65.1 - 70.0                      38       532,052,281     24.7
70.1 - 76.9                      10       342,540,000     15.9
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723    100.0
----------------------------------------------------------------
Min: 1.1                  Max: 76.9          Wtd Avg: 61.1
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE
                             MORTGAGE    CUT-OFF DATE     % OF
                               LOANS       BALANCE ($)    POOL
----------------------------------------------------------------
 1.10 - 1.20                     13       112,515,018      5.2
 1.21 - 1.30                     40       564,494,247     26.2
 1.31 - 1.40                     51       447,419,165     20.8
 1.41 - 1.50                     32       343,042,564     15.9
 1.51 - 1.60                     22       335,141,204     15.6
 1.61 - 1.70                      8        50,284,578      2.3
 1.71 - 1.80                      5       108,935,624      5.1
 1.81 - 1.90                      5        41,110,483      1.9
 1.91 - 2.00                      3        24,668,152      1.1
 2.01 - 2.10                      3        11,733,894      0.5
 2.11 - 2.20                      4        39,729,396      1.8
 2.21 - 2.30                      4        28,156,960      1.3
 2.31 - 2.50                      4        30,117,262      1.4
 2.51 - 3.71                      5        15,040,175      0.7
----------------------------------------------------------------
TOTAL:                          199     2,152,388,723     100.0
----------------------------------------------------------------
Min: 1.10                 Max: 3.71          Wtd Avg: 1.46
----------------------------------------------------------------

ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL
WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING
OF THE MORTGAGE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE
CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN
THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. ORIGINAL AND
REMAINING TERM TO STATED MATURITY TABLES ARE BASED ON THE ANTICIPATED REPAYMENT
DATES FOR MORTGAGE LOANS WITH ANTICIPATED REPAYMENT DATES. THE SUM OF NUMBERS
AND PERCENTAGES IN COLUMNS MAY NOT MATCH THE "TOTAL" DUE TO ROUNDING. THE
LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS WITH RESPECT TO EACH
MORTGAGE LOAN THAT HAS ONE OR MORE RELATED NON-POOLED SUBORDINATE LOANS ARE
CALCULATED IN A MANNER THAT REFLECTS ONLY THE INDEBTEDNESS EVIDENCED BY THAT
MORTGAGE LOAN, WITHOUT REGARD TO THE INDEBTEDNESS EVIDENCED BY THOSE NON-POOLED
SUBORDINATE LOANS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       E-8

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 1
     -----------------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
523,855 - 2,000,000              17        21,879,754     1.1
2,000,001 - 3,000,000            21        51,561,898     2.7
3,000,001 - 5,000,000            40       168,824,623     8.8
5,000,001 - 7,000,000            22       130,712,093     6.8
7,000,001 - 9,000,000            14       112,912,293     5.9
9,000,001 - 11,000,000           11       113,038,743     5.9
11,000,001 - 13,000,000           7        85,559,908     4.5
13,000,001 - 15,000,000           6        86,795,821     4.5
15,000,001 - 17,000,000           5        81,052,656     4.2
17,000,001 - 19,000,000           2        37,500,000     2.0
19,000,001 - 21,000,000           1        20,459,921     1.1
21,000,001 - 31,000,000          11       290,913,213    15.1
31,000,001 - 41,000,000           3       116,528,478     6.1
41,000,001 - 61,000,000           6       284,947,910    14.8
61,000,001 - 137,500,000          3       318,420,000    16.6
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 523,855 Max: 137,500,000         Average: 11,367,499
----------------------------------------------------------------

STATE
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
California                       25       224,325,180    11.7
     Southern California         19       168,037,691     8.7
     Northern California          6        56,287,489     2.9
Pennsylvania                     11       209,938,173    10.9
Florida                          14       200,378,323    10.4
New Jersey                       16       191,470,638    10.0
Virginia                          7       163,408,583     8.5
Arizona                           6       133,962,911     7.0
New York                          6       127,150,189     6.6
Massachusetts                     6        94,318,799     4.9
Texas                            24        86,991,314     4.5
Hawaii                            1        47,951,942     2.5
Other                            73       441,211,259    23.0
----------------------------------------------------------------
TOTAL:                          189     1,921,107,310   100.0
----------------------------------------------------------------

PROPERTY TYPE
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
Retail                           92       920,365,806    47.9
Office                           31       340,203,056    17.7
Multifamily                       3       198,674,630    10.3
Hospitality                      14       186,037,764     9.7
Industrial                       21        90,014,325     4.7
Other                            14        86,359,053     4.5
Manufactured Housing Community    3        44,850,000     2.3
Self Storage                     10        39,602,677     2.1
Mixed Use                         1        15,000,000     0.8
----------------------------------------------------------------
TOTAL:                          189     1,921,107,310   100.0
----------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
4.7200% - 5.0000%                13       122,756,885     6.4
5.0001% - 5.2500%                45       667,762,513    34.8
5.2501% - 5.5000%                55       743,057,016    38.7
5.5001% - 5.7500%                35       242,728,785    12.6
5.7501% - 6.0000%                15       125,522,275     6.5
6.0001% - 6.2500%                 4        12,504,865     0.7
6.2501% - 7.0000%                 2         6,774,970     0.4
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 4.7200             Max: 7.0000          Wtd Avg: 5.3351
----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
60                               12       372,551,661    19.4
61 - 84                           2         9,391,418     0.5
85 - 120                        145     1,463,550,209    76.2
121 - 240                        10        75,614,023     3.9
----------------------------------------------------------------
TOTAL:                          169     1,912,107,310   100.0
----------------------------------------------------------------
Min: 60                    Max: 240          Wtd Avg: 111
----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
57 - 60                          12       372,551,661    19.4
61 - 84                           2         9,391,418     0.5
85 - 120                        145     1,463,550,209    76.2
121 - 239                        10        75,614,023     3.9
----------------------------------------------------------------
 TOTAL:                         169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 57                    Max: 239           Wtd Avg: 109
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
1.10 - 1.20                       6        44,120,461     2.3
1.21 - 1.30                      21       185,875,396     9.7
1.31 - 1.40                      29       251,504,281    13.1
1.41 - 1.50                      21       277,041,159    14.4
1.51 - 1.60                      23       370,321,204    19.3
1.61 - 1.70                      16       160,413,364     8.4
1.71 - 1.80                      12       166,295,124     8.7
1.81 - 1.90                       9        56,815,483     3.0
1.91 - 2.00                       7       151,463,152     7.9
2.01 - 2.10                       5        70,563,894     3.7
2.11 - 2.20                       4        66,139,396     3.4
2.21 - 2.30                       4        28,156,960     1.5
2.31 - 2.50                       5        56,877,262     3.0
2.51 - 3.71                       7        35,520,175     1.8
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 1.10                 Max: 3.71         Wtd Avg: 1.63
----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
29.4 - 40.0                       4        10,540,175     0.5
40.1 - 45.0                       4         6,887,113     0.4
45.1 - 50.0                       3        24,750,000     1.3
50.1 - 55.0                       7        32,663,374     1.7
55.1 - 60.0                      17       150,688,517     7.8
60.1 - 65.0                      16       140,961,760     7.3
65.1 - 70.0                      36       416,762,139    21.7
70.1 - 75.0                      42       522,651,406    27.2
75.1 - 80.0                      40       615,202,828    32.0
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 29.4                 Max: 80.0           Wtd Avg: 70.5
----------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
1.1 - 25.0                        8        29,137,394     1.5
25.1 - 30.0                       3         7,485,105     0.4
30.1 - 35.0                       1         2,051,381     0.1
35.1 - 40.0                       3        17,202,618     0.9
40.1 - 45.0                      15        68,232,509     3.6
45.1 - 50.0                      14        81,768,504     4.3
50.1 - 55.0                      12       138,971,658     7.2
55.1 - 60.0                      43       461,500,807    24.0
60.1 - 65.0                      35       357,185,678    18.6
65.1 - 70.0                      28       443,301,656    23.1
70.1 - 76.9                       7       314,270,000    16.4
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310  100.0
----------------------------------------------------------------
Min: 1.1                  Max: 76.9          Wtd Avg: 61.0
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 1
----------------------------------------------------------------
1.10 - 1.20                       6        44,120,461     2.3
1.21 - 1.30                      33       511,895,396    26.6
1.31 - 1.40                      42       375,944,281    19.6
1.41 - 1.50                      29       334,090,659    17.4
1.51 - 1.60                      20       311,991,204    16.2
1.61 - 1.70                       7        48,073,364     2.5
1.71 - 1.80                       5       108,935,624     5.7
1.81 - 1.90                       5        41,110,483     2.1
1.91 - 2.00                       3        24,668,152     1.3
2.01 - 2.10                       2         7,233,894     0.4
2.11 - 2.20                       4        39,729,396     2.1
2.21 - 2.30                       4        28,156,960     1.5
2.31 - 2.50                       4        30,117,262     1.6
2.51 - 3.71                       5        15,040,175     0.8
----------------------------------------------------------------
TOTAL:                          169     1,921,107,310   100.0
----------------------------------------------------------------
Min: 1.10                 Max: 3.71          Wtd Avg: 1.48
----------------------------------------------------------------

ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL
WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING
OF THE MORTGAGE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE
CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN
THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. ORIGINAL AND
REMAINING TERM TO STATED MATURITY TABLES ARE BASED ON THE ANTICIPATED REPAYMENT
DATES FOR MORTGAGE LOANS WITH ANTICIPATED REPAYMENT DATES. THE SUM OF NUMBERS
AND PERCENTAGES IN COLUMNS MAY NOT MATCH THE "TOTAL" DUE TO ROUNDING. THE
LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS WITH RESPECT TO EACH
MORTGAGE LOAN THAT HAS ONE OR MORE RELATED NON-POOLED SUBORDINATE LOANS ARE
CALCULATED IN A MANNER THAT REFLECTS ONLY THE INDEBTEDNESS EVIDENCED BY THAT
MORTGAGE LOAN, WITHOUT REGARD TO THE INDEBTEDNESS EVIDENCED BY THOSE NON-POOLED
SUBORDINATE LOANS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      E-9

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2
     -----------------------------------------

CUT-OFF DATE BALANCE ($)
-----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
-----------------------------------------------------------------
1,500,000 - 2,000,000             3         5,344,570     2.3
2,000,001 - 3,000,000             4        10,539,226     4.6
3,000,001 - 5,000,000             6        22,920,840     9.9
5,000,001 - 7,000,000             3        18,883,751     8.2
7,000,001 - 9,000,000             5        38,452,215    16.6
9,000,001 - 11,000,000            2        19,740,772     8.5
11,000,001 - 13,000,000           1        11,120,000     4.8
13,000,001 - 15,000,000           1        14,000,000     6.1
15,000,001 - 17,000,000           2        31,880,038    13.8
17,000,001 - 19,000,000           1        17,500,000     7.6
19,000,001 - 20,500,000           2        40,900,000    17.7
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 1,500,000      Max: 20,500,000       Average: 7,709,380
----------------------------------------------------------------

STATE
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
New Jersey                        6        46,540,209    20.1
California                        3        27,835,547    12.0
     Southern California          2        24,146,033    10.4
     Northern California          1         3,689,514     1.6
Michigan                          2        21,970,000     9.5
District of Columbia              1        20,500,000     8.9
Florida                           1        20,400,000     8.8
Pennsylvania                     11        14,817,225     6.4
Indiana                           1        14,000,000     6.1
Ohio                              4        10,431,906     4.5
Georgia                           2        10,398,179     4.5
Delaware                          1        10,000,000     4.3
Other                             7        34,388,346    14.9
----------------------------------------------------------------
 TOTAL:                          39       231,281,412   100.0
----------------------------------------------------------------

PROPERTY TYPE
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
Multifamily                      39       231,281,412   100.0
----------------------------------------------------------------
TOTAL:                           39       231,281,412   100.0
----------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
4.7600% - 5.0000%                 2        12,083,775     5.2
5.0001% - 5.2500%                 8        72,693,234    31.4
5.2501% - 5.5000%                10        67,538,290    29.2
5.5001% - 5.7500%                 9        76,754,900    33.2
5.7501% - 5.9000%                 1         2,211,214     1.0
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 4.7600             Max: 5.9000    Wtd Avg: 5.3481
----------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
60                                2        27,633,450    11.9
61 - 84                           1         4,470,000     1.9
85 - 120                         22       149,348,967    64.6
121 - 240                         5        49,828,995    21.5
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 60                    Max: 180           Wtd Avg: 125
----------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
52 - 60                           2        27,633,450    11.9
61 - 84                           1         4,470,000     1.9
85 - 120                         22       149,348,967    64.6
121 - 178                         5        49,828,995    21.5
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 52                    Max: 178           Wtd Avg: 123
----------------------------------------------------------------

DEBT SERVICE COVERAGE (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
1.19 - 1.20                       4        44,162,557    19.1
1.21 - 1.30                       3        16,798,851     7.3
1.31 - 1.40                       8        48,337,889    20.9
1.41 - 1.50                       4        20,253,906     8.8
1.51 - 1.60                       4        47,800,000    20.7
1.61 - 1.70                       3        35,308,209    15.3
1.71 - 1.80                       1         7,000,000     3.0
1.81 - 1.90                       1         4,470,000     1.9
1.91 - 2.00                       1         2,650,000     1.1
2.01 - 2.07                       1         4,500,000     1.9
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 1.19                 Max: 2.07           Wtd Avg: 1.45
----------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
42.5 - 45.0                       1         4,500,000     1.9
50.1 - 55.0                       1        20,400,000     8.8
55.1 - 60.0                       1         2,211,214     1.0
65.1 - 70.0                       5        51,576,319    22.3
70.1 - 75.0                       4        20,054,776     8.7
75.1 - 80.0                      18       132,539,103    57.3
---------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
---------------------------------------------------------------
Min: 42.5                 Max: 80.0          Wtd Avg: 72.1
---------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
29.9 - 30.0                       1         4,500,000     1.9
40.1 - 45.0                       1         2,211,214     1.0
45.1 - 50.0                       2        28,262,990    12.2
50.1 - 55.0                       1        16,283,043     7.0
55.1 - 60.0                       5        32,101,612    13.9
60.1 - 65.0                       7        30,901,929    13.4
65.1 - 70.0                      10        88,750,625    38.4
70.1 - 75.9                       3        28,270,000    12.2
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 29.9                 Max: 75.9          Wtd Avg: 62.1
----------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)
----------------------------------------------------------------
                              NO. OF       AGGREGATE      % OF
                             MORTGAGE    CUT-OFF DATE     LOAN
                               LOANS       BALANCE ($)   GROUP 2
----------------------------------------------------------------
1.11 - 1.20                       7        68,394,557    29.6
1.21 - 1.30                       7        52,598,851    22.7
1.31 - 1.40                       9        71,474,884    30.9
1.41 - 1.50                       3         8,951,906     3.9
1.51 - 1.60                       2        23,150,000    10.0
1.61 - 1.70                       1         2,211,214     1.0
2.01 - 2.07                       1         4,500,000     1.9
----------------------------------------------------------------
TOTAL:                           30       231,281,412   100.0
----------------------------------------------------------------
Min: 1.11                 Max: 2.07          Wtd Avg: 1.32
----------------------------------------------------------------

ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS APPROXIMATE. ALL
WEIGHTED AVERAGE INFORMATION REGARDING THE MORTGAGE LOANS REFLECTS THE WEIGHTING
OF THE MORTGAGE LOANS BASED ON THEIR OUTSTANDING PRINCIPAL BALANCES AS OF THE
CUT-OFF DATE. STATE AND PROPERTY TYPE TABLES REFLECT ALLOCATED LOAN AMOUNTS IN
THE CASE OF MORTGAGE LOANS SECURED BY MULTIPLE PROPERTIES. ORIGINAL AND
REMAINING TERM TO STATED MATURITY TABLES ARE BASED ON THE ANTICIPATED REPAYMENT
DATES FOR MORTGAGE LOANS WITH ANTICIPATED REPAYMENT DATES. THE SUM OF NUMBERS
AND PERCENTAGES IN COLUMNS MAY NOT MATCH THE "TOTAL" DUE TO ROUNDING. THE
LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS WITH RESPECT TO EACH
MORTGAGE LOAN THAT HAS ONE OR MORE RELATED NON-POOLED SUBORDINATE LOANS ARE
CALCULATED IN A MANNER THAT REFLECTS ONLY THE INDEBTEDNESS EVIDENCED BY THAT
MORTGAGE LOAN, WITHOUT REGARD TO THE INDEBTEDNESS EVIDENCED BY THOSE NON-POOLED
SUBORDINATE LOANS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      E-10

                          $1,990,959,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR9

IV. LARGE LOAN DESCRIPTION
    ----------------------

                                TEN LARGEST LOANS
                                -----------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 MORTGAGE
                                                   LOAN                                 PROPERTY       CUT-OFF DATE      % OF
NO.                PROPERTY NAME                  SELLER        CITY          STATE       TYPE           BALANCE         POOL
---------------------------------------------------------------------------------------------------------------------------------

 1.    Trilogy Apartments (1)                     BSCMI       Wyncote          PA      Multifamily     $137,500,000       6.4%
---------------------------------------------------------------------------------------------------------------------------------
 2.    DRA - Ahwatukee Foothill Towne Center       WFB        Phoenix          AZ        Retail        $108,920,000       5.1%
---------------------------------------------------------------------------------------------------------------------------------
 3.    Boston Design Center (2)                    PMCF       Boston           MA         Other         $72,000,000       3.3%
---------------------------------------------------------------------------------------------------------------------------------
 4.    Riverside on the James                      PMCF       Richmond         VA        Office         $55,250,000       2.6%
---------------------------------------------------------------------------------------------------------------------------------
 5.    Marriott Tysons Corner (3)                 BSCMI       Vienna           VA      Hospitality      $49,330,000       2.3%
---------------------------------------------------------------------------------------------------------------------------------
 6.    Lahaina Cannery Mall                        WFB        Lahaina          HI        Retail         $47,951,942       2.2%
---------------------------------------------------------------------------------------------------------------------------------
 7.    Sterling Glen of Rye Brook (4)              PMCF       Rye Brook        NY      Multifamily      $47,000,000       2.2%
---------------------------------------------------------------------------------------------------------------------------------
 8.    Marketplace at Seminole                     PCF        Sanford          FL        Retail         $44,000,000       2.0%
---------------------------------------------------------------------------------------------------------------------------------
 9.    The Dome                                   BSCMI       Los Angeles      CA        Retail         $41,415,968       1.9%
---------------------------------------------------------------------------------------------------------------------------------
 10.   East Gate Square (Phase I) (5)              PCF        Mt. Laurel       NJ        Retail         $40,750,000       1.9%
---------------------------------------------------------------------------------------------------------------------------------
              TOTAL/WEIGHTED AVERAGE                                                                   $644,117,910      29.9%
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                              LOAN PER                  U/W         CUT-OFF     BALLOON/
                                                  ROOMS/      ROOM/SF/      U/W         DSCR         DATE         ARD
NO.                PROPERTY NAME                 SF/UNITS       UNIT        DSCR      AFTER IO        LTV         LTV
------------------------------------------------------------------------------------------------------------------------

 1.    Trilogy Apartments (1)                      1,086      $126,611      1.54x       1.25x        75.3%       73.4%
------------------------------------------------------------------------------------------------------------------------
 2.    DRA - Ahwatukee Foothill Towne Center     671,300       $162.25      1.50x       1.50x        74.4%       74.4%
------------------------------------------------------------------------------------------------------------------------
 3.    Boston Design Center (2)                  552,344       $130.35      1.93x       1.52x        77.4%       67.1%
------------------------------------------------------------------------------------------------------------------------
 4.    Riverside on the James                    263,066       $210.02      1.74x       1.74x        68.6%       68.6%
------------------------------------------------------------------------------------------------------------------------
 5.    Marriott Tysons Corner (3)                    390      $126,487      2.09x       1.56x        68.9%       56.4%
------------------------------------------------------------------------------------------------------------------------
 6.    Lahaina Cannery Mall                      141,020       $340.04      1.41x       1.41x        68.5%       57.0%
------------------------------------------------------------------------------------------------------------------------
 7.    Sterling Glen of Rye Brook (4)                167      $281,437      1.92x       1.54x        72.5%       63.4%
------------------------------------------------------------------------------------------------------------------------
 8.    Marketplace at Seminole                   308,778       $142.50      1.39x       1.39x        59.7%       50.6%
------------------------------------------------------------------------------------------------------------------------
 9.    The Dome                                  216,238       $191.53      1.51x       1.51x        69.0%       57.4%
------------------------------------------------------------------------------------------------------------------------
 10.   East Gate Square (Phase I) (5)            230,723       $176.62      1.53x       1.25x        76.9%       67.4%
------------------------------------------------------------------------------------------------------------------------
              TOTAL/WEIGHTED AVERAGE                                        1.64x       1.45x        72.2%       66.2%
------------------------------------------------------------------------------------------------------------------------

(1) The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(2) The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(3) The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term.

(4) The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(5) The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      E-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2005-PWR9
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4A,
A-4B, A-1A, A-J, B, C, D and E will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day

                                       F-2

period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing the book-entry certificates in the United States from a
               DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

           1.     from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

           2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

           3.     from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i)   stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed,

                                       F-3

                    (ii)  certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement
                          as required under section 1.1441-1(e)(5)(v) of the
                          U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the
                          qualified intermediary is not acting for its own
                          account but is acting as a qualified intermediary,
                          and

                    (iv)  providing any other information, certifications, or
                          statements that may be required by the IRS
                          Form W-8IMY or accompanying instructions in
                          addition to, or in lieu of, the information and
                          certifications described in section 1.1441-1(e)(3)(ii)
                          or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                          or

                (b)   if the intermediary is not a qualified intermediary (a
                      "nonqualified intermediary"), a duly completed and
                      executed IRS Form W-8IMY (or any successor or substitute
                      form)--

                      (i)    stating the name and permanent residence address of
                             the nonqualified intermediary and the country under
                             the laws of which the nonqualified intermediary is
                             created, incorporated or governed,

                      (ii)   certifying that the nonqualified intermediary is
                             not acting for its own account,

                      (iii)  certifying that the nonqualified intermediary has
                             provided, or will provide, a withholding statement
                             that is associated with the appropriate IRS Forms
                             W-8 and W-9 required to substantiate exemptions
                             from withholding on behalf of such nonqualified
                             intermediary's beneficial owners, and

                      (iv)   providing any other information, certifications or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information, certifications, and
                             statements described in section 1.1441-1(e)(3)(iii)
                             or (iv) of the U.S. Treasury Regulations; or

           5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               non-U.S. holder;

          o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

                                       F-4

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is September 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                      iii

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

   TITLE OF CERTIFICATES..........   Commercial/Multifamily Mortgage
                                     Pass-Through Certificates, issuable in
                                     series.

   DEPOSITOR......................   Bear Stearns Commercial Mortgage Securities
                                     Inc., a Delaware corporation. Our telephone
                                     number is (212) 272-2000.

   DESCRIPTION OF CERTIFICATES;
      RATINGS.....................   The certificates of each series will be
                                     issued pursuant to a pooling and servicing
                                     agreement and may be issued in one or more
                                     classes. The certificates of each series
                                     will represent in the aggregate the entire
                                     beneficial ownership interest in the
                                     property of the related trust fund. Each
                                     trust fund will consist primarily of a
                                     segregated pool of commercial or
                                     multifamily mortgage loans, or
                                     mortgage-backed securities that evidence
                                     interests in, or that are secured by
                                     commercial or multifamily mortgage loans.
                                     Each class or certificate will be rated not
                                     lower than investment grade by one or more
                                     nationally recognized statistical rating
                                     agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                     (1)  the name of the servicer and special
                                          servicer, the circumstances when a
                                          special servicer will be appointed and
                                          their respective obligations (if any)
                                          to make advances to cover delinquent
                                          payments on the assets of the trust
                                          fund, taxes, assessments or insurance
                                          premiums;

                                     (2)  the assets in the trust fund,
                                          including a description of the pool of
                                          mortgage loans or mortgage-backed
                                          securities;

                                     (3)  the identity and attributes of each
                                          class within a series of certificates,
                                          including whether (and to what extent)
                                          any credit enhancement benefits any
                                          class of a series of certificates;

                                     (4)  the tax status of certificates; and

                                     (5)  whether the certificates will be
                                          eligible to be purchased by investors
                                          subject to ERISA or will be mortgage
                                          related securities for purposes of
                                          SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                       2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                       3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                       4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                       5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                       6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                       7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                       8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                       9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

                                       16

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

                                       17

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

                                       18

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

                                       19

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may

                                       20

impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

                                       21

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of

                                       22

an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                                       23

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect

                                       24

to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

                                       60

mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

                                       68

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

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MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

                                       92

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

                                      102

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no

                                      103

representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)   Microsoft Excel is a registered trademark of Microsoft Corporation